UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 7 to
Form 10
GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g)
OF THE SECURITIES EXCHANGE ACT OF 1934
NNN 2003 Value Fund, LLC
(Exact name of registrant as specified in its charter)

Delaware	20-0122092
(State of Organization)	(I.R.S. Employer Identification Number)

1551 N. Tustin Avenue, Suite 200 Santa Ana, California (Address of principal executive offices)	92705 (Zip Code)
Registrant’s telephone number, including area code:
(877) 888-7348
Securities to be registered pursuant to Section 12(b) of the Act:
None
Securities to be registered pursuant to Section 12(g) of the Act:
Class A LLC Membership Interests
Class B LLC Membership Interests
Class C LLC Membership Interests

NNN 2003 VALUE FUND, LLC

i

Item 1.	Business
General
      NNN 2003 Value Fund, LLC is filing this General Form for Registration of Securities on Form 10, or the Registration Statement, to register our Class A, B and C membership interests, or Units, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We sold 10,000 Units to 785 investors in a private placement offering, or the Private Placement, beginning on July 11, 2003 and ending on October 14, 2004. We are registering three classes of Units sold in the Private Placement. The first $20,000,000 Units sold in the Private Placement are Class A Units; the second $16,000,000 Units sold in the Private Placement are Class B Units; and the last $14,000,000 Units sold in the Private Placement are Class C Units. Each of the Class A, Class B and Class C Units has different rights with respect to distributions: the Class A Units have a 10% priority return; the Class B Units have a 9% priority return; and the Class C Units have an 8% priority return. NNN Capital Corp., which was solely owned during the offering period by Anthony W. Thompson, the chairman and chief executive officer of Triple Net Properties, LLC, our Manager, served as the managing broker dealer of the Private Placement.
      We are subject to the registration requirements of Section 12(g) because at December 31, 2004 the aggregate value of our assets exceeded applicable thresholds and the Units of record were held by 500 or more persons. As a result of our obligation to register our securities with the Securities and Exchange Commission, or the SEC, under the Exchange Act, we will be subject to the requirements of the Exchange Act Rules. In particular, we will be required to file Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K, and Current Reports on Form 8-K and otherwise comply with the disclosure obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g). To date, we have purchased our interests in properties as either (i) 100% interests in wholly-owned properties or (ii) less than 100% interests in properties through a membership interest in a limited liability company that owns a tenant-in-common, or TIC, interest in a property. In addition to these types of investments, we may, in the future, purchase less than 100% interests in properties as a TIC interest.
      We are a Delaware limited liability company which was formed on June 19, 2003 to purchase, own, operate and subsequently sell all or a portion of a number of unspecified “value-added” properties. At the time of formation, our principal objectives were to: (1) have the potential within approximately three to five years, subject to market conditions, to realize income on the sale of our properties; (2) realize income through the acquisition, operation and sale of our interests in our properties; and (3) make monthly distributions to our Unit holders from cash generated from operations.
      We are not a registered investment company under the Federal securities laws and the use of the word “Fund” in our name does not imply, and should not be interpreted to mean, that we are a registered investment company. In addition, our Unit holders are not entitled to any protections offered to investors under the Investment Company Act of 1940, as amended, nor are we making any claim or representation that we comply with or are subject to that Act.
      Our Manager, Triple Net Properties, LLC, a Virginia limited liability company, manages us pursuant to the terms of an operating agreement, or the Operating Agreement, between us and our Manager. While we have no employees, certain employees of our Manager provide services to us in connection with the Operating Agreement. In addition, Triple Net Properties Realty, Inc., a California corporation, or Realty, which is 88% owned by Anthony W. Thompson, our Manager’s chairman and chief executive officer, serves as our property manager pursuant to the terms of the Operating Agreement and a property management agreement, or the Management Agreement, between us and Realty. The Operating Agreement terminates upon our dissolution. The Unit holders may not vote to terminate our Manager prior to the termination of the Operating Agreement or our dissolution except for cause. The Management Agreement terminates with respect to each of our properties upon the earlier of the sale of each respective property or December 31, 2013. Realty may be terminated with respect to any of our properties without cause prior to the termination of the Management Agreement or our dissolution, subject to certain conditions, including the payment by us to Realty of a termination fee as provided in the Management Agreement.
      Our Manager’s principal executive offices are located at 1551 N. Tustin Avenue, Suite 200, Santa Ana, California 92705. Our Manager’s website is www.1031nnn.com. We do not maintain our own website or have an address separate from our Manager. This registration statement and the exhibits forming a part of this registration statement filed by us with the SEC can be inspected and copies obtained from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website that contains reports, proxies and information statements and other information regarding us and other registrants that have been filed electronically with the SEC. The address of such site is www.sec.gov.
SEC Investigation
      On September 16, 2004, our Manager advised us that it learned that the SEC is conducting an investigation referred to as “In the matter of Triple Net Properties, LLC.” The SEC requested information from our Manager relating to disclosure in securities offerings (including offerings by G REIT, Inc., T REIT, Inc. and A REIT, Inc.) and the exemption from the registration requirements of the Securities Act for the private offerings in which our Manager and its affiliated entities were involved and exemptions from the registration requirements of the Exchange Act for several entities. The SEC has requested financial and other information regarding these entities as well as the limited liability companies advised by our Manager, including us. Our Manager has advised us that it intends to cooperate fully with the SEC’s investigation. This investigation could involve us and fines, penalties or administrative remedies could be asserted against us.
Prior Performance Tables
      In connection with our offering of the sale of our Units from July 11, 2003 through October 14, 2004, we disclosed the prior performance of all public and non-public investment programs sponsored by our Manager. Our Manager has now determined that there were certain errors in those prior performance tables. In particular, the financial information in the tables was stated to be presented in accordance with accounting principles generally accepted in the United States of America, or GAAP. Generally, the tables for the public programs were not presented on a GAAP basis and the tables for the non-public programs were prepared and presented on a tax or cash accounting basis. Moreover, a number of the prior performance data figures were themselves erroneous, even as presented on a tax or cash basis. In particular, certain programs sponsored by our Manager have invested either along side or in other programs sponsored by our Manager. The nature and results of these investments were not fully and accurately disclosed in the tables. In addition, certain calculations of depreciation and amortization were not on an income tax basis for a limited liability company investment; certain operating expenses were not reflected in the operating results; and monthly mortgage and principal payments were not reported. In general, the resulting effect on our Manager’s program and aggregate portfolio operating results is: (i) an aggregate overstatement of $1,730,000 attributable to its private real estate programs; and (ii) an aggregate understatement of $1,405,000 attributable to its private notes programs, resulting in a total net overstatement of approximately $325,000 for cash generated after payment of cash distributions. Please see page A-1 of the Revised Prior Performance Tables (as defined below) for a detailed explanatory note regarding the nature of the errors and the following pages for a more detailed discussion and analysis of the differences in operating results: (1) public programs: page A-36 for all years presented; and (2) private programs: page A-40 for the year ended December 31, 1998; page A-42 for the year ended December 31, 1999; page A-44 for the year ended December 31, 2000; page A-47 for the year ended December 31, 2001; and page A-52 for the year ended 2002.
      Our Manager’s board of managers, or the Board of Managers, has reviewed issues relating to addressing these errors in the prior performance tables. In connection with this review, our Manager, working with independent outside financial consultants, prepared the revised prior performance tables included hereto as Appendix A, or the Revised Prior Performance Tables. The Revised Prior Performance Tables correct certain information which was included in our private placement memorandum dated July 11, 2003.
Acquisition Standards
      We believe, based on our Manager’s prior real estate experience, that our Manager has the ability to identify properties capable of meeting our current investment objectives. In evaluating potential acquisitions, the primary factor we consider is the “value-added” investment potential of a property. We define “value-added” investing as investing in properties with a higher than average potential for capital appreciation by:

•	targeting real estate in markets in an early stage of economic recovery;

•	targeting unstabilized assets with significant lease-up opportunity;

•	targeting assets in mature markets with existing rents below-market and significant near-term lease rollover; and

•	targeting assets with solvable property-specific issues or development opportunities.
      In addition, we consider a number of other factors relating to a property, including, without limitation, the following:

•	current and projected cash flow;

•	geographic location and type;

•	construction quality and condition;

•	ability of tenants to pay scheduled rent;

•	lease terms and rent roll, including the potential for rent increases;

•	potential for economic growth in the tax and regulatory environment of the community in which the property is located;

•	potential for expanding the physical layout of the property;

•	new development and redevelopment of existing improved properties and/or land;

•	occupancy and demand by tenants for properties of a similar type in the same geographic vicinity;

•	prospects for liquidity through sale, financing or refinancing of the property;

•	competition from existing properties and the potential for the construction of new properties in the area; and

•	treatment under applicable federal, state and local tax and other laws and regulations.
Our Manager has total discretion with respect to the selection of properties for acquisition, the percent of ownership we acquire and the type of ownership interest we purchase in a given property.
      We will not close the purchase of any property unless and until we obtain at least a Phase I environmental assessment for that property and we are generally satisfied with the environmental status of the property.
      In purchasing properties, we will be subject to risks generally incident to the ownership of real estate, including:

•	changes in general economic or local conditions;

•	changes in supply of, or demand for, similar competing properties in an area;

•	changes in interest rates and availability of permanent mortgage funds which may render the sale of a property difficult or unattractive;

•	changes in tax, real estate, environmental and zoning laws;

•	periods of high interest rates and tight money supply which may make the sale of properties more difficult;

•	tenant turnover; and

•	general overbuilding or excess supply in the market area.
Financing Strategies
      Generally, we anticipate that our properties will have an initial debt ratio of up to 70%. However, our Manager, in its sole discretion, may consummate loans for any of our properties with an initial debt ratio in excess of 70%. In addition, properties may be refinanced in the future at ratios in excess of 70%.
Disposition Strategies
      We consider various factors when evaluating potential property dispositions. These factors include, without limitation, the following:

•	the ability to sell the property at a price we believe would provide an attractive return to our Unit holders;

•	our ability to recycle capital into other properties consistent with our business strategy;

•	our desire to exit non-performing markets;

•	whether the property is strategically located;

•	tenant composition and lease rollover for the property;

•	general economic conditions and outlook, including job growth in the local market; and

•	the general quality of the asset.
Our Manager has total discretion with respect to the disposition of our properties.
Operating Strategies
      Our primary operating strategy is to acquire suitable properties that meet our acquisition standards and to enhance the performance and value of those properties through management strategies designed to address the needs of current and prospective tenants. Our management strategies include:

•	aggressively leasing available space through targeted marketing, augmented where possible by the personnel in our Manager’s local asset and property management offices;

•	re-positioning our properties to include, for example, shifting from single to multi-tenant use in order to maximize desirability and utility for prospective tenants;

•	controlling operating expenses by centralization of asset and property management, leasing, marketing, financing, accounting, renovation and data processing activities;

•	emphasizing regular maintenance and periodic renovation to meet the needs of tenants and to maximize long-term returns; and

•	financing acquisitions and refinancing properties when favorable terms are available to increase cash flow.

Plan of Operation for Remainder of Fiscal Year 2005
      We intend to adhere to the above business plans and strategies for the remainder of fiscal year 2005, including, without limitation, to continue aggressive leasing plans at properties with high vacancy, to sell properties that have achieved their value-added component and to deploy net sale proceeds in the acquisition of new real estate opportunities with value-added features.
Government Regulations
      Many laws and government regulations are applicable to our properties and changes to these laws and regulations, or their interpretation by agencies and the courts, occur frequently.
      Costs of Compliance with the Americans with Disabilities Act. Under the Americans with Disabilities Act of 1990, or ADA, all public accommodations must meet federal requirements for access and use by disabled persons. Although we believe that we are in substantial compliance with present requirements of the ADA, none of our properties have been audited, nor have investigations of our properties been conducted to determine compliance. We may incur additional costs in connection with the ADA. Additional federal, state and local laws also may require modifications to our properties or restrict our ability to renovate our properties. We cannot predict the cost of compliance with the ADA or other legislation. If we incur substantial costs to comply with the ADA or any other legislation, our financial condition, results of operations, cash flow and ability to satisfy our debt service obligations and pay distributions could be adversely affected.
      Costs of Government Environmental Regulation and Private Litigation. Environmental laws and regulations hold us liable for the costs of removal or remediation of certain hazardous or toxic substances on our properties. These laws could impose liability without regard to whether we are responsible for the presence or release of the hazardous materials. Government investigations and remediation actions may have substantial costs and the presence of hazardous substances on a property could result in personal injury or similar claims by private plaintiffs. Various laws also impose liability on persons who arrange for the disposal or treatment of hazardous or toxic substances for the cost of removal or remediation of hazardous substances at the disposal or treatment facility. These laws often impose liability whether or not the person arranging for the disposal ever owned or operated the disposal facility. As the owner and operator of our properties, we may be deemed to have arranged for the disposal or treatment of hazardous or toxic substances.
      Use of Hazardous Substances by Some of Our Tenants. Some of our tenants routinely handle hazardous substances and wastes on our properties as part of their routine operations. Environmental laws and regulations subject these tenants, and potentially us, to liability resulting from such activities. We require the tenants, in their leases, to comply with these environmental laws and regulations and to indemnify us for any related liabilities. We are unaware of any material noncompliance, liability or claim relating to hazardous or toxic substances or petroleum products in connection with any of our properties.
      Other Federal, State and Local Regulations. Our properties are subject to various federal, state and local regulatory requirements, such as state and local fire and life safety requirements. If we fail to comply with these various requirements, we may incur governmental fines or private damage awards. While we believe that our properties are currently in material compliance with all of these regulatory requirements, we do not know whether existing requirements will change or whether future requirements will require us to make significant unanticipated expenditures that will adversely affect our ability to make distributions to our Unit holders. We believe, based in part on engineering reports which are generally obtained at the time our properties are acquired, that all of our properties comply in all material respects with current regulations. However, if we were required to make significant expenditures under applicable regulations, our financial condition, results of operations, cash flow and ability to satisfy our debt service obligations and to pay distributions to our Unit holders could be adversely affected.

Properties
      The following is a summary of the properties in which we owned an interest as of June 30, 2005. For additional information, see Item 3. Properties.

	Property	Date	%		Annual	% Leased		Annual Rent
Property Name	Location	Acquired	Owned	GLA Sq Ft	Rent(1)	Space		Per Sq Ft(2)

Consolidated Properties:
Executive Center I	Dallas, TX	12/30/2003	100.0%	205,000	$763,000	21.4%		$17.51
Oakey Building	Las Vegas, NV	04/02/2004	75.4	98,000	134,000	—		23.28
Southwood Tower	Houston, TX	10/27/2004	100.0	79,000	1,055,000	79.1		16.85
Interwood	Houston, TX	1/26/2005	100.0	80,000	1,012,000	65.0		19.47

Total				462,000	$2,964,000	34.5	%(3)	$18.32	(4)

Unconsolidated Properties:
801 K Street	Sacramento, CA	03/31/2004	18.3%	336,000	$7,170,000	77.5%		$27.54
Emerald Plaza	San Diego, CA	06/14/2004	4.6	355,000	8,394,000	81.7		28.98
Enterprise Technology Center	Scotts Valley, CA	05/07/2004	8.5	370,000	8,305,000	81.5		27.53
Executive Center II & III	Dallas, TX	08/01/2003	38.1	381,000	3,394,000	76.8		11.58

(1)	Annualized rental income based on contractual base rent from leases in effect at June 30, 2005.

(2)	Average effective annual rent per square foot at June 30, 2005.

(3)	Weighted-average leased space at June 30, 2005.

(4)	Weighted-average annual rent per square foot at June 30, 2005.
      Our investments in unconsolidated real estate consist of certain investments where we have purchased a membership interest in a limited liability company that has invested in a property. The following table presents our investment in each unconsolidated property at June 30, 2005:

			June 30,
Property:	Location:	Owned	2005

801 K Street	Sacramento, CA	18.3%	$5,008,000
Emerald Plaza	San Diego, CA	4.6	1,393,000
Enterprise Technology Center	Scotts Valley, CA	8.5	2,669,000
Executive Center II & III	Dallas, TX	38.1	2,225,000

Total			$11,295,000

      The following information generally applies to our properties:

•	we believe all of our properties are adequately covered by insurance and are suitable for their intended purposes;

•	we have no plans for any material renovations, improvements or development of our properties, except in accordance with planned budgets;

•	our properties are located in markets where we are subject to competition in attracting new tenants and retaining current tenants; and

•	depreciation is provided on a straight-line basis over the estimated useful lives of the buildings, ranging primarily from 15 to 39 years and over the shorter of the lease term or useful lives of the tenant improvements.

      The following is a summary of certain of our relationships and those of our affiliates at June 30, 2005:
NNN 2003 Value Fund, LLC
Oakey Building
      The following is a summary of our relationships with the entities with ownership interests in the Oakey Building property.

801 K Street Ownership
      The following is a summary of our relationships with the entities with ownership interests in the 801 K Street property.
Emerald Plaza
      The following is a summary of our relationship with entities with ownership interests in the Emerald Plaza property.

Enterprise Technology Center
      The following is a summary of our relationship with entities with ownership interests in the Enterprise Technology Center property.
Executive Center II & III
      The following is a summary of our relationship with entities with ownership interests in the Executive Center II & III property.
Affiliated Companies
      The following is a summary of the relationships that Anthony W. Thompson has with Triple Net Properties, LLC, NNN Capital Corp. and Realty at June 30, 2005.

Competition
      We compete with a considerable number of other real estate companies to lease office space, many of which have greater marketing and financial resources than we do. Principal factors of competition in our business are the quality of properties (including the design and condition of improvements), leasing terms (including rent and other charges and allowances for tenant improvements), attractiveness and convenience of location, the quality and breadth of tenant services provided, and reputation as an owner and operator of quality office properties in the relevant market. Our ability to compete also depends upon, among other factors, trends in the national and local economies, financial condition and operating results of current and prospective tenants, availability and cost of capital, including capital raised by incurring debt, construction and renovation costs, taxes, governmental regulations, legislation and population trends.
      At the time our Manager elects to dispose of one or more of our properties, we will be in competition with sellers of similar properties to locate suitable purchasers, which may result in us receiving lower proceeds from the sale or result in us not being able to dispose of the property due to the lack of an acceptable return.
      At June 30, 2005, we held interests in properties located in: Dallas, TX; Las Vegas, NV; Houston, TX; Sacramento CA; San Diego, CA; and Scotts Valley, CA. Other entities managed by our Manager also own interests in the Las Vegas, NV, Dallas, TX and the San Diego, CA properties in which we own an interest. Entities managed by our Manager or its affiliates own properties located in Texas, Georgia, Nevada, and California. Our properties may face competition in these geographic regions from such other properties owned, operated or managed by our Manager or its affiliates. Our Manager or its affiliates have interests that may vary from our interests in such geographic markets.

Item 2.	Financial Information
Selected Financial Data
      The following table presents selected historical financial data pertaining to us. Our summary historical balance sheets data as of June 30, 2005, December 31, 2004 and 2003, and the summary statements of operations data for the six months ended June 30, 2005 and 2004, the year ended December 31, 2004 and the period from June 19, 2003 (date of inception) to December 31, 2003 have been derived from our consolidated financial statements. For the year ended December 31, 2004 and the period from June 19, 2003 (date of inception) to December 31, 2003, the statements are derived from our audited financial statements. We did not commence operations until July 2003. The selected financial data should be read in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operation and the audited financial statements and related notes appearing elsewhere in this registration statement.

SELECTED FINANCIAL DATA
NNN 2003 Value Fund, LLC

		December 31,
	June 30,
	2005	2004	2003

		(as restated
	(unaudited)	see Note 18)
Selected Financial Data
BALANCE SHEET DATA:
Total assets	$53,248,000	$67,334,000	$14,114,000
Mortgages payable, including property held for sale	9,500,000	23,625,000	4,500,000
Members’ equity	38,218,000	37,102,000	7,628,000
Book value per unit	$3,821.80	$3,710.20	$4,042.40

				For the Period from
	Six Months Ended			June 19, 2003
	June 30,		Year Ended	(Date of Inception)
			December 31,	through December 31,
	2005	2004	2004	2003

			(as restated
	(unaudited)		see Note 18)
OPERATING DATA:
Rental revenues	$756,000	$285,000	$653,000	$—
Rental expenses	737,000	528,000	1,084,000	11,000
Interest expense	444,000	277,000	638,000	—
Loss from continuing operations	(865,000)	(1,136,000)	(2,157,000)	(116,000)
Income (loss) from discontinued operations	3,739,000	(10,000)	(145,000)	—

Net income (loss)	$2,874,000	$(1,146,000)	$(2,302,000)	$(116,000)

Net income (loss) per member unit:
Continuing operations — basic and diluted	$(86.50)	$(335.20)	$(350.28)	$(178.74)
Discontinued operations — basic and diluted	373.90	(2.95)	(23.54)	—

Total net income (loss) per member unit — basic and diluted	$287.40	$(338.15)	$(373.82)	$(178.74)

OTHER DATA:
Cash flows provided by operating activities	$64,000	$1,159,000	$2,476,000	$174,000
Cash flows provided by (used in) investing activities	15,419,000	(18,707,000)	(45,158,000)	(9,932,000)
Cash flows provided by (used in) financing activities	(16,318,000)	20,922,000	49,953,000	12,383,000
Distributions declared	1,748,000	499,000	1,908,000	35,000
Distributions declared per member unit	$174.80	$175.00	$309.84	$53.93
Weighted-average number of member units outstanding — basic and diluted	10,000	3,389	6,158	649

Management’s Discussion and Analysis of Financial Condition and Results of Operations
      Management’s Discussion and Analysis of Financial Condition and Results of Operations has been updated to reflect the restatements made to the consolidated balance sheet as of December 31, 2004 and to the consolidated statements of cash flows for the six months ended June 2005 and the year ended December 31, 2004. For a more detailed description of the restatements, see Note 18 to the accompanying consolidated financial statements included in this Form 10.
      The following discussion should be read in conjunction with our financial statements and notes appearing elsewhere in this Form 10. Such financial statements and information have been prepared to reflect our financial position as of June 30, 2005 and December 31, 2004, together with our results of operations and cash flows for the six months ended June 30, 2005 and 2004, respectively.

Forward-Looking Statements
      Historical results and trends should not be taken as indicative of future operations. Our statements contained in this report that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Actual results may differ materially from those included in the forward-looking statements. We intend those forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of complying with those safe-harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of us, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “prospects,” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions generally and the real estate market specifically; sales prices, lease renewals and new leases; legislative/ regulatory changes; availability of capital; interest rates; competition; supply and demand for operating properties in our current and proposed market areas; accounting principles generally accepted in the United States of America, or GAAP and policies and guidelines applicable to us. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning us and our business, including additional factors that could materially affect our financial results, is included herein and in our other filings with the SEC.

Overview
      We are a Delaware limited liability company which was formed on June 19, 2003 to purchase, own, operate and subsequently sell all or a portion of a number of unspecified “value added” properties. At the time of formation, our principal objectives were to: (1) have the potential within approximately three to five years, subject to market conditions, to realize income on the sale of our properties; (2) realize income through the acquisition, operation and sale of our interests in our properties; and (3) make monthly distributions to the members from cash generated from operations.
      Triple Net Properties, LLC, or our Manager, manages us pursuant to the terms of the Operating Agreement. Realty, which is 88% owned by Anthony W. Thompson, our Manager’s chairman and chief executive officer, serves as our property manager pursuant to the terms of the Operating Agreement and a property management agreement, or the Management Agreement.

Critical Accounting Policies
      The preparation of financial statements in accordance with GAAP requires our Manager to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We believe that our critical accounting policies are those that require significant judgments and estimates. These estimates are made and evaluated on an ongoing basis using information that is currently available as well as various other assumptions believed to be reasonable under the circumstances. Actual results could vary from those estimates, perhaps in material adverse ways, and those estimates could be different under different assumptions or conditions.

Property Held for Sale
      In accordance with Statement of Financial Accounting Standards, or SFAS, No. 144, Accounting for Impairment or Disposal of Long-Lived Assets, at such time as a property is held for sale, such property is carried at the lower of (1) its carrying amount, or (2) fair value less costs to sell. In addition, a property being held for sale ceases to be depreciated. We classify operating properties as property held for sale in the period in which all of the following criteria are met:

•	our Manager commits to a plan to sell the asset;

•	the asset is available for immediate sale in its present condition, subject only to terms that are usual and customary for sales of such assets;

•	an active program to locate a buyer and other actions required to complete the plan to sell the asset have been initiated;

•	the sale of the asset is probable and the transfer of the asset is expected to qualify for recognition as a completed sale within one year;

•	the asset is being actively marketed for sale at a price that is reasonable in relation to its current fair value; and

•	given the actions required to complete the plan, it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn.

Revenue Recognition and Allowance for Doubtful Accounts
      Base rental income is recognized on a straight-line basis over the terms of the respective lease agreements at our properties. Differences between rental income recognized and amounts contractually due under the lease agreements are credited or charged, as applicable, to rent receivable. We maintain an allowance for doubtful accounts for estimated losses resulting from the inability of tenants to make required payments under lease agreements. We also maintain an allowance for deferred rent receivables arising from the straight-lining of rents. We will determine the adequacy of this allowance by continually evaluating individual tenant receivables considering the tenant’s financial condition, security deposits, letters of credit, lease guarantees and current economic conditions.

Purchase Price Allocation
      In accordance with SFAS No. 141, Business Combinations, we, with the assistance of independent valuation specialists, allocate the purchase price of acquired properties to tangible and identified intangible assets based on their respective fair values. The allocation to tangible assets (building and land) is based upon our Manager’s determination of the value of the property as if it were vacant using discounted cash flow models similar to those used by independent appraisers. Factors considered by management include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases. Additionally, the purchase price of the applicable property is allocated to the above or below market value of in-place leases and the value of in-place leases and related tenant relationships.
      The value allocable to the above or below market component of the acquired in-place leases is determined based upon the present value (using a discount rate which reflects the risks associated with the acquired leases) of the difference between (1) the contractual amounts to be paid pursuant to the lease over its remaining term, and (2) our Manager’s estimate of the amounts that would be paid using fair market rates over the remaining term of the lease. The amounts allocated to above market leases are included in the intangible in-place lease asset and below market lease values are included in intangible lease liability in the accompanying condensed consolidated financial statements and are amortized to rental income over the weighted average remaining term of the acquired leases with each property.
      The total amount of other intangible assets acquired is further allocated to in-place lease costs and the value of tenant relationships based on our Manager’s evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant. Characteristics considered by us allocating these values include the nature and extent of the credit quality and expectations of lease renewals, among other factors.
      These allocations are subject to change based on information received within one year of the purchase related to one or more events identified at the time of purchase which confirm the value of an asset or liability received in an acquisition of property.

Impairment
      Our properties are stated at depreciated cost. We assess the impairment of a real estate asset when events or changes in circumstances indicate that the net book value may not be recoverable. Indicators we consider important which could trigger an impairment review include the following:

•	significant negative industry or economic trend;

•	a significant underperformance relative to historical or projected future operating results; and

•	a significant change in the manner in which the asset is used.
      In the event that the carrying amount of a property exceeds the sum of the undiscounted cash flows (excluding interest) that are expected to result from the use and eventual disposition of the property, we would recognize an impairment loss to the extent the carrying amount exceeded the estimated fair value of the property. The estimation of expected future net cash flows is inherently uncertain and relies on subjective assumptions dependent upon future and current market conditions and events that affect the ultimate value of the property. It requires us to make assumptions related to future rental rates, tenant allowances, operating expenditures, property taxes, capital improvements, occupancy levels, and the estimated proceeds generated from the future sale of the property.
      We have not recorded any impairment losses at June 30, 2005 or December 31, 2004 or 2003, respectively.
Factors Which May Influence Results of Operations

Rental Income
      The amount of rental income generated by our properties depends principally on our ability to maintain the occupancy rates of currently leased space and our ability to lease currently available space and space available from unscheduled lease terminations at levels not less than the existing rental rates. Negative trends in one or more of these factors could adversely affect our rental income in future periods.

Scheduled Lease Expirations
      As of June 30, 2005 and December 31, 2004, our consolidated properties were 34.5% and 63.1% leased to 28 and 50 tenants, respectively; 0.7% of such leased square footage expires during the remainder of 2005. Our leasing strategy for 2005 focuses on negotiating renewals for leases scheduled to expire during the year and identifying new tenants or existing tenants seeking additional space to occupy the square footage for which we are unable to negotiate such renewals. Of the leases expiring in 2005, we anticipate, based on our on-going negotiations with our tenants, but cannot assure, that approximately 100% of the expiring square footage will be renewed for another term. At the time the leases expire and the tenants do not renew the lease, we will write-off all tenant relationship intangible assets associated with such tenants.
      Effective April 15, 2005 and retroactive to January 1, 2005, our Manager reduced the rent for Trailblazer Health Enterprise, LLC, a tenant in our unconsolidated property, Executive Center II & III, of which we own a 38.1% interest, from $18.50 per square foot to $10.00 per square foot in exchange for an early renewal and an extended lease term. The lease term was extended from December 2006 to December 2015 and provides for periodic rent increases over the term of the lease, with rents increasing to $19.50 at the end of the lease. In addition, Trailblazer exercised its expansion option and will begin leasing an additional floor of 22,866 square feet of GLA beginning October 1, 2005. This expansion will increase the overall combined occupancy in Executive Center II & III from 76.8% to 82.8%. As of June 30, 2005, Trailblazer Health Enterprises occupied 49.5% of the GLA of Executive Center II & III. As a result of the lease restructuring, we expect our equity in earnings, including straight-line rent adjustments, to be reduced by $286,000 during 2005. On May 1, 2005, due to the reasons described above, our Manager suspended distributions to Executive Center II & III investors.
      Our Manager was advised that the IRS, which occupies 84,000 square feet, or 85.7%, of the Oakey Building, would exercise its 30-day early opt out provision and terminate its lease on April 30, 2005. The existing lease was at $35.80 per square foot and was above the current market rate. Our Manager was able to lease the entire 98,000 square feet of the Oakey Building to one tenant beginning August 1, 2005 at $23.28 per square foot. However, the lease was for a six-year term with staggered occupancy and rent commencement dates as follows: beginning August 2005, a total of 406 square feet was occupied and leased; beginning October 2005, a total of 13,745 square feet will be occupied and leased; beginning August 2006, a total of 62,820 square feet will be occupied and leased and the entire 98,000 square feet will be occupied and leased beginning January 2007. Due to the new lease at the current market value and the staggered occupancy and commencement of rent of the new lease, we expect our 2005 rental income will be reduced by approximately $1,500,000. Our 2006 revenues will remain consistent with 2005 revenues. In 2007 we expect revenues to increase by $1,500,000 over 2006. In connection with the new lease, we will incur $2,400,000 for tenant improvements. On June 3, 2005, due to the reasons described above, the distribution to the Oakey investors was suspended effective July 1, 2005 through the earlier of the end of 2005 or until the sale of the property.

Sarbanes-Oxley Act
      The Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, and related laws, regulations and standards relating to corporate governance and disclosure requirements applicable to public companies have increased the costs of compliance with corporate governance, reporting and disclosure practices which are now required of us. These costs were unanticipated at the time of our formation and may have a material impact on our results of operations due to our relatively small size. Furthermore, we expect that these costs will increase in the future due to our continuing implementation of compliance programs mandated by these requirements. Any increased costs may affect our ability to distribute funds to our Unit holders.
      In addition, these laws, rules and regulations create new legal bases for administrative enforcement, civil and criminal proceedings against us in case of non-compliance, thereby increasing our risks of liability and potential for sanctions. We expect that our efforts to comply with these laws and regulations will continue to involve significant, and potentially increasing costs, and any failure to comply could result in fees, fines, penalties or administrative remedies against us.

Expenses
      Our expenses could increase due to the costs incurred in order to comply with the requirements of being a public company, among other things.
Private Placement Memorandum; Use of Proceeds
      Pursuant to the private placement memorandum dated July 11, 2003, as amended, or the Memorandum, we offered for sale a minimum of 1,000 and a maximum of 10,000 units, or Units, at a price of $5,000 per Unit. The offering closed on October 14, 2004. We relied on the exemption from registration provided by Rule 506 under Regulation D and Section 4(2) of the Securities Act of 1933, as amended, in connection with the closing of the offering. As discussed in the Memorandum, we used the net offering proceeds from the sale of Units primarily to acquire ownership interests in Executive Center II & III and a number of unspecified real estate properties to be determined. We financed these property acquisitions with a combination of net offering proceeds and debt secured by the acquired properties.
      As of June 30, 2005, December 31, 2004 and 2003, we sold 10,000, 10,000 and 1,887 Units, respectively, resulting in aggregate gross proceeds of $50,000,000, $50,000,000 and $9,436,000, respectively.
      In connection with the sale of Units, we incurred $8,537,000, $8,537,000 and $1,657,000 of aggregate costs related to the issuance and distribution of Units through June 30, 2005, December 31, 2004 and 2003, respectively. Such amounts include a total of $5,149,000, $5,149,000 and $1,050,000 as of June 30, 2005, December 31, 2004 and 2003, respectively, incurred to NNN Capital Corp., the dealer manager of our offering, which was wholly-owned during the offering period by Anthony W. Thompson, our Manager’s chairman and chief executive officer. These costs are principally comprised of selling commissions of 8.0% and 2.5% of marketing and due diligence costs. The dealer manager reallowed all of the commissions and up to 1.5% of the marketing and due diligence costs to participating broker dealers. In addition, $0, $2,781,000 and $607,000 was incurred by our Manager for offering expenses during the period ended June 30, 2005, December 31, 2004 and 2003, respectively.
2005 Held for Sale
      On June 1, 2005, our Manager approved the listing for sale of Southwood Tower, our wholly-owned property in Houston, Texas.
      On June 8, 2005, our Manager approved the listing for sale of the Oakey Building in Las Vegas, Nevada, of which we own 75.4%.
2005 Acquisitions
      We acquired the following consolidated property during 2005 (for further discussion on this property, see Item 3. Properties):
      Interwood — Houston, Texas — January 26, 2005 — we own 100%
      On January 26, 2005, we acquired Interwood adding a total of 80,000 square feet of gross leaseable area, or GLA to our property portfolio. The aggregate purchase price was $8,000,000, of which $5,500,000 was financed with mortgage debt. The seller paid Realty a sales commission of $250,000, or 3.1% of the total purchase price, of which 75% was passed through to our Manager pursuant to an agreement between Realty and our Manager, or the Realty-Triple Net Agreement. In accordance with SFAS, No. 141, we allocated the purchase price to the fair value of the assets acquired and the liabilities assumed, including the allocation of the intangibles associated with the in-place leases considering the following factors: lease origination costs; tenant relationships; and above or below market leases. During 2005, we allocated and recorded $1,698,000 of intangible assets associated with in-place lease origination costs and tenant relationships, as well as above market leases. Such intangible assets are being amortized over the term of each of the underlying tenant leases ranging from 69 to 120 months.
2005 Dispositions
      We sold the following consolidated properties during 2005:

Financial Plaza — Omaha, Nebraska
      On April 13, 2005, we sold our wholly-owned owned property, Financial Plaza, located in Omaha, Nebraska, to an unaffiliated third party for a sales price of $9,500,000. This property was classified as property held for sale and discontinued operations on our 2005 and 2004 financial statements. In connection with the sale, the buyer assumed the first mortgage note of $4,125,000 due to American Express Certificate Company. We also received a note receivable for $2,300,000 that bears interest at a fixed rate of 8.0% per annum and matures on April 1, 2008. The note requires monthly interest and principal payments. Our net proceeds after closing costs and the note receivable were $2,327,000. The sale resulted in a net gain of $2,910,000. We paid Realty a disposition fee of $475,000, or 5.0% of the purchase price, of which 75% was passed through to our Manager pursuant to the Realty – Triple Net Agreement.

Satellite Place — Atlanta, Georgia
      On February 24, 2005, we sold our wholly-owned property, Satellite Place, located in Atlanta, Georgia, to NNN Satellite 1100 & 2000, LLC for a sales price of $19,410,000. Because the property was purchased by TIC, entities also managed by our Manager, the Board of Managers engaged an independent third party to provide an opinion as to the fairness of the transaction to us. This opinion was received by us prior to the consummation of the transaction. This property was classified as property held for sale and discontinued operations on our 2004 financial statements. In connection with the sale, the first mortgage note of $11,000,000, plus accrued interest, was repaid to LaSalle Bank National Association, or LaSalle. Our net proceeds from this sale were $7,727,000 after closing costs. The sale resulted in a net gain of approximately $389,000. Realty did not receive a disposition fee upon the sale of the property.
2004 Acquisitions
      We acquired the following properties during 2004 (for further discussion on these properties, see Item 3. Properties):

Consolidated Properties:
      Oakey Building — Las Vegas, Nevada — April 2, 2004 — we own 75.4%;
      Southwood Tower — Houston, Texas — October 27, 2004 — we own 100%;
      Financial Plaza — Omaha, Nebraska — October 29, 2004 — we own 100%; and
      Satellite Place — Atlanta, Georgia — November 29, 2004 — we own 100%.

Unconsolidated Properties:
      801 K Street — Sacramento, California — March 31, 2004 — we own 18.3%;
      Enterprise Technology Center — Scotts Valley, California — May 7, 2004 — we own 8.5%; and
      Emerald Plaza — San Diego, California — June 14, 2004 — we own 4.6%.
      During the year ended December 31, 2004, we completed the acquisition of four consolidated properties, thereby adding a total of 441,000 square feet of GLA to our property portfolio. The aggregate purchase price was $37,558,000, of which $19,125,000 was financed with mortgage debt. The sellers paid $912,000 in commissions to Realty in connection with these acquisitions, of which 75% was passed through to our Manager pursuant to the Realty-Triple Net Agreement. In accordance with SFAS No. 141, we allocated the purchase price to the fair value of the assets acquired and the liabilities assumed, including the allocation of the intangibles associated with the in-place leases considering the following factors: lease origination costs; tenant relationships; and above or below market leases. During 2004, we allocated and recorded $4,591,000 of intangible assets associated with in-place lease origination costs and tenant relationships, as well as above market leases. Such intangible assets are being amortized over the term of each of the underlying tenant leases ranging from one to 95 months. Total amortization of the lease intangible assets for 2004 was $1,679,000.

2003 Acquisitions
      We acquired the following consolidated properties during 2003 (for further discussion on these properties, see Item 3. Properties):

Consolidated Properties:

Executive Center I — Dallas, TX — December 30, 2003 — we own 100%.

Unconsolidated Properties:

Executive Center II & III — Dallas, TX — August 1, 2003 — we own 38.1%.
      During the year ended December 31, 2003, we completed the acquisition of one consolidated property, thereby adding a total of 205,000 square feet of GLA to our property portfolio. The purchase price was $8,178,000, of which $4,500,000 was financed with mortgage debt. The seller paid $223,000 in commissions to Realty in connection with this acquisition of which 75% was passed through to our Manager pursuant to the Realty-Triple Net Agreement. In accordance with SFAS No. 141, we allocated the purchase price to the fair value of the assets acquired and the liabilities assumed, including the allocation of the intangibles associated with the in-place leases considering the following factors: lease origination costs; tenant relationships; and above or below market leases. During 2003, we have allocated and recorded $1,699,000 of intangible assets associated with in-place lease origination costs, as well as above market leases. Such intangible assets are being amortized over the term of each of the underlying tenant leases.
Results of Operations
      Operating results are primarily comprised of income derived from our portfolio of properties, as described below. Because of the significant property acquisitions and dispositions during the six months ended June 30, 2005 and the year ended December 31, 2004, the comparability of financial data from period to period is limited.
Six Months Ended June 30, 2005 Compared to the Six Months Ended June 30, 2004

	Six Months Ended	Six Months Ended		Percent
	June 30, 2005	June 30, 2004	Change	Change

Revenues:
Rental income	$756,000	$285,000	$471,000	165.26%

Expenses:
Rental expenses	737,000	528,000	209,000	39.58
General and administrative	267,000	197,000	70,000	35.53
Depreciation and amortization	289,000	165,000	124,000	75.15

	1,293,000	890,000	403,000	45.28

Loss before other income (expense) and discontinued operations	(537,000)	(605,000)	68,000	(11.24)
Other income (expense):
Interest (including amortization of deferred financing costs)	(444,000)	(277,000)	(167,000)	60.29
Interest and dividend income	118,000	—	118,000	—
Gain on sale of marketable securities	84,000	—	84,000	—
Equity in loss of unconsolidated real estate	(114,000)	(331,000)	217,000	65.56
Minority interests	28,000	77,000	(49,000)	(63.64)

Loss from continuing operations	(865,000)	(1,136,000)	271,000	23.86

	Six Months Ended	Six Months Ended		Percent
	June 30, 2005	June 30, 2004	Change	Change

Discontinued operations:
Gain on sale of real estate	3,411,000	—	3,411,000	—
Income (loss) from discontinued operations	328,000	(10,000)	338,000	3,380.00

	3,739,000	(10,000)	3,749,000	37,490.00

Net income (loss)	$2,874,000	$(1,146,000)	$4,020,000	350.79%

      Rental income increased $471,000, or 165.26%, to $756,000 during the six months ended June 30, 2005 compared to the same period of the prior year. The increase was primarily attributable to the acquisition of Interwood on January 26, 2005.
      Rental expenses increased $209,000, or 39.58%, to $737,000 during the six months ended June 30, 2005 compared to the same period of the prior year. The increase was primarily attributable to the acquisition of Interwood on January 26, 2005. Rental expenses include, but are not limited to, property tax, utilities, property management and other costs associated with the building operations of the properties.
      General and administrative expenses consist primarily of third-party professional legal and accounting fees related to our SEC filings and compliance requirements. General and administrative expenses increased $70,000, or 35.53%, to $267,000 during the six months ended June 30, 2005 compared to the same period of the prior year. $9,000, or 12.86%, of the increase was primarily attributable to the acquisition of Interwood on January 26, 2005. $59,000, or 84.29%, of the increases was attributable to increases in accounting and legal fees in 2005 due to increased costs of public company filings.
      Depreciation and amortization expense increased $124,000, or 75.15%, to $289,000 during the six months ended June 30, 2005 compared to the same period of the prior year. The increase was primarily attributable to the acquisition of Interwood on January 26, 2005.
      Interest expense increased $167,000, or 60.29%, to $444,000 during the six months ended June 30, 2005 compared to the same period of the prior year. $166,000, or 99.40%, of the increase for the six months ended June 30, 2005 was primarily attributable to the acquisition of Interwood on January 26, 2005. The increase was offset by a decrease in interest expense of $16,000, or 9.58%, for the six months ended June 30, 2005 as a result of the pay-off of the Executive Center I mortgage loan in the second quarter of 2005.
      Interest and dividend income was $118,000 for the six months ended June 30, 2005. $76,000, or 64.40%, of the increase during the six months ended June 30, 2005 was primarily attributable to the interest income earned in interest bearing cash accounts in the current year as a result of higher cash balances in the current year. $42,000, or 35.59%, of the increase during the six months ended June 30, 2005 was primarily attributable to the interest and dividend income earned on our investment in marketable equity securities.
      Equity in loss of unconsolidated real estate decreased by $217,000, or 65.56%, to loss of $114,000 during the six months ended June 30, 2005 compared to the same period of the prior year. The decrease was due primarily to the decrease in depreciation and amortization expense as 801 K Street and Enterprise Technology Center were listed for sale on February 8, 2005 and March 31, 2005, respectively, and in accordance with SFAS 144, did not record depreciation after they were listed for sale.
      Income from discontinued operations was $328,000 for the six months ended June 30, 2005 and is comprised of the net operating results of the Oakey Building, Southwood Tower, Financial Plaza and Satellite Place properties. Satellite Place and Financial Plaza were sold on February 24, 2005 and April 13, 2005, respectively. The Southwood Tower and Oakey Building properties were listed for sale on June 1, 2005 and June 8, 2005, respectively.

      Gain on sale of real estate was $3,411,000 for the six months ended June 30, 2005 and is comprised of the gain on sale of Satellite Place and Financial Plaza which were sold on February 24, 2005 and April 13, 2005, respectively.
      As a result of the above items, net income for the six months ended June 30, 2005 was $2,874,000, or $287.40 per basic and diluted unit, compared with net loss of $(1,146,000), or $(338.15) per basic and diluted unit for the six months ended June 30, 2004.
Year Ended December 31, 2004 Compared to the Period From June 19, 2003 (Date of Inception) Through December 31, 2003

		June 19, 2003
	Year Ended	(Date of Inception)
	December 31,	to December 31,		Percent
	2004	2003	Change	Change

Revenues:
Rental income	$653,000	$—	$653,000	—

Expenses:
Rental expenses	1,084,000	11,000	1,073,000	9,754.5%
General and administrative	339,000	7,000	332,000	4,742.9%
Depreciation and amortization	286,000	—	286,000	—

	1,709,000	18,000	1,691,000	9,394.4%

Loss before other income (expense) and discontinued operations and minority interests	(1,056,000)	(18,000)	(1,038,000)	5,766.7%
Other (expense) income:
Interest expense (including amortization of deferred financing costs)	(638,000)	—	(638,000)	—
Interest income	86,000	3,000	83,000	2,766.7%
Equity in earnings (loss) of unconsolidated real estate	(682,000)	(132,000)	(550,000)	416.7%
Minority interests	133,000	31,000	102,000	329.0%

Loss from continuing operations before discontinued operations	(2,157,000)	(116,000)	(2,041,000)	1,759.5%
Loss from discontinued operations	(145,000)	—	(145,000)	—

Net loss	$(2,302,000)	$(116,000)	$(2,186,000)	1,884.5%

      Rental income increased from $0 to $653,000 during the year ended December 31, 2004 compared with the period from June 19, 2003 (date of inception) to December 31, 2003. The increase was due to the one property purchased on December 30, 2003. Rental revenue is net of $72,000 of above and below market lease amortization.
      Rental expenses increased by $1,073,000, or 9,754.5%, to $1,084,000 during the year ended December 31, 2004 compared with the period from June 19, 2003 (date of inception) to December 31, 2003. The increase in rental expenses is attributable to the one property purchased on December 30, 2003.
      General and administrative expenses increased by $332,000, or 4,742.9%, to $339,000 during the year ended December 31, 2004 compared with the period from June 19, 2003 (date of inception) to December 31, 2003. Our operations were limited to investments in unconsolidated real estate until December 30, 2003 and, as a result, we experienced nominal general and administrative expenses during the period from June 19, 2003 (date of inception) to December 31, 2003. General and administrative expenses in 2004 included $282,000, or 83.2%, for consulting fees.

      Depreciation and amortization expense increased from $0 to $286,000 during the year ended December 31, 2004 compared with the period from June 19, 2003 (date of inception) to December 31, 2003. The increase was due to the one property purchased on December 30, 2003.
      Interest expense increased from $0 to $638,000 during the year ended December 31, 2004 compared with the period from June 19, 2003 (date of inception) to December 31, 2003. The increase was due to the one property purchased on December 30, 2003.
      Interest income increased $83,000, or 2,766.7%, to $86,000 during the year ended December 31, 2004 compared with the period from June 19, 2003 (date of inception) to December 31, 2003. The increase was due to interest earned in money market accounts due to the funds from the equity raise until such funds were used to acquire properties.
      Equity in earnings of unconsolidated real estate decreased by $550,000, or 416.7%, to a loss of $682,000 during the year ended December 31, 2004, compared with the period from June 19, 2003 (date of inception) to December 31, 2003. $153,000, or 27.8%, of the decrease was attributable to the three investments that were acquired during 2004. $503,000, or 91.5%, of the decrease was attributable to a full year of ownership of our investment acquired during 2003.
      Minority interests increased by $102,000, or 329.0%, to $133,000, during the year ended December 31, 2004 compared with the period from June 19, 2003 (date of inception) to December 31, 2003. At December 31, 2003, we owned one investment with a minority interest, NNN Executive Center, LLC. During the year ended December 31, 2004 we acquired the following entities with minority members: NNN 801 K Street, LLC and Enterprise Way, LLC.
      Loss from continuing operations was ($2,157,000), or ($350.28) per basic and diluted unit, for the year ended December 31, 2004 compared to ($116,000), or ($178.74) per basic and diluted unit, for the period from June 19, 2003 (date of inception) to December 31, 2003.
      Loss from discontinued operations was ($145,000), or ($23.54) per basic and diluted unit, for the year ended December 31, 2004 compared to $0 for the period from June 19, 2003 (date of inception) to December 31, 2003. Four properties, Satellite Place, Southwood Tower, Oakey Building and Financial Plaza, were classified in discontinued operations for the year ended December 31, 2004.
      Net loss was ($2,302,000), or ($373.82), per basic and diluted unit and ($116,000), or ($178.74) per basic and diluted unit, for the years ended December 31, 2004 and the period from June 19, 2003 (date of inception) to December 31, 2003, respectively.
Liquidity and Capital Resources

Cash Flows

Six Months Ended June 30, 2005 and 2004
      Cash flows provided by operating activities decreased by $1,095,000 for the six months ended June 30, 2005 compared to the six months ended June 30, 2004. The decrease was primarily due to the gain on sale of real estate of $3,411,000 and decreases in accounts payable and accrued liabilities offset by increased net income and increases in depreciation and amortization relating to the assets acquired since June 30, 2004.
      Cash flows provided by investing activities were $15,419,000 for the six months ended June 30, 2005. The source of cash was primarily from the sales of Satellite Place and Financial Plaza on February 24, 2005 and April 13, 2005, respectively, offset by the purchase of Interwood on January 26, 2005 and the purchase of marketable securities. Cash flows used in investing activities were $18,707,000 for the six months ended June 30, 2004 and were primarily used in the acquisition of 801K Street, Oakey Building, Enterprise Technology Center and Emerald Plaza.
      Cash flows used in financing activities were $16,318,000 for the six months ended June 30, 2005. The decrease of $37,240,000 during 2005 compared to 2004 was primarily due to the pay-off of the mortgage loan associated with the sale of Satellite Place and Financial Plaza along with the pay-off of the mortgage loan for Executive Center I in the second quarter of 2005 and the issuance of units during 2004 offset by the borrowings associated with the acquisition of Interwood. In addition, cash distributions paid to unit holders in 2005 were $1,748,000 compared to $499,000 in 2004.
      As a result of the above, cash and cash equivalents decreased $835,000 for the six months ended June 30, 2005 to $9,061,000.
Year Ended December 31, 2004 Compared to the Period From June 19, 2003 (Date of Inception) Through December 31, 2003
      Net cash provided by operating activities increased $2,302,000 to $2,476,000 for the year ended December 31, 2004 compared to the period from June 19, 2003 (date of inception) to December 31, 2003. Our net loss for the year ended December 31, 2004 increased $2,186,000. Our operating cash flow was further decreased by an increase in accounts receivable of $557,000. These decreases were offset by increases in depreciation and amortization expense of $2,307,000, the distributions received in excess of earnings from unconsolidated operations of $1,490,000 and an increase in accounts payable and security deposits of $1,177,000 and $578,000, respectively.
      Net cash used in investing activities increased $35,226,000 to $45,158,000 for the year ended December 31, 2004 compared to the period from June 19, 2003 (date of inception) to December 31, 2003. This increase was primarily due to the purchase of consolidated and unconsolidated properties.
      Net cash provided by financing activities increased $37,570,000 to $49,953,000 for the year ended December 31, 2004 compared to the period from June 19, 2003 (date of inception) to December 31, 2003. This increase was primarily due to borrowings on mortgages payable and the issuance of members’ Units, net of offering costs.
      As a result of the above, cash and cash equivalents increased by $7,271,000 for the year ended December 31, 2004 to $9,896,000.
Capital Resources

General
      Our primary sources of capital are our real estate operations, ability to leverage the increased market value in the real estate assets we own and our ability to obtain debt financing from third parties. We derive substantially all of our revenues from tenants under leases at our properties. Our operating cash flow therefore depends materially on the rents that we are able to charge our tenants and the ability of these tenants to make their rental payments to us. We may also obtain debt financing from third parties, including, without limitation, Cunningham Lending Group, LLC, or Cunningham, which is solely owned by Anthony W. Thompson, the chairman and chief executive officer of our Manager. We may use the proceeds for any purpose including, without limitation, operating requirements, capital and tenant improvements, rate lock deposits, acquisition deposits and distributions. The terms of any debt financing received from Cunningham are not negotiated on an arms length basis and under the terms of the Operating Agreement we may pay interest on our borrowings from Cunningham at a rate of up to 12% per annum, which rate may be higher than rates from an unaffiliated third party.

      The following unconsolidated properties have outstanding unsecured notes due to Cunningham at June 30, 2005. The notes bear different interest rates as noted below and are due one year from origination. The portion of debt attributable to us is based on our ownership percentage at each property.

		NNN 2003
		Value Fund,
	Amount of	LLC’s Portion	Interest Rate
Property/Issue Date	Loan	of Debt	(per annum)

Emerald Plaza:
02/07/05	$232,000	$11,000	8%
03/04/05	232,000	11,000	8%
04/06/05	279,000	13,000	8%
801 K Street:
04/11/05	317,000	58,000	8%
Executive Center II & III:
06/09/05	1,000,000	381,000	8%

Total	$2,060,000	$474,000

      Our primary uses of cash are to fund distributions to our Unit holders, to fund capital investment in the existing portfolio of operating assets, to fund new acquisitions and for debt service. We may also regularly require capital to invest in the existing portfolio of operating assets in connection with routine capital improvements, deferred maintenance on properties recently acquired and leasing activities, including funding tenant improvements, allowances and leasing commissions. The amounts of the leasing-related expenditures can vary significantly depending on negotiations with tenants and the willingness of tenants to pay higher base rents over the life of the leases.
      We currently anticipate that we will require approximately $1,752,000 to fund distributions through December 31, 2005. We have and currently anticipate that we will continue to be able to make our distributions from cash from operations for 2005. In the event we have not made or cannot make the distributions from operations, we have used or may use one or more of the following: short-term and long-term debt and net proceeds from the sale of one or more of our properties; however, there is no assurance such additional sources of funds will be available for distributions if needed. Currently, we do not have a cash shortfall. We presently anticipate that we will require up to approximately $5,025,000 through December 31, 2005 for capital expenditures, including, without limitation, tenant and/or capital improvements in accordance with our lease agreements. Such tenant and/or capital improvements may include, but are not limited to, floor coverings, ceilings, walls, HVAC, mechanical, electrical, plumbing and fire protection systems. We intend to finance capital expenditures through debt incurred on each respective property where the expenditure is made. We currently anticipate that we will incur approximately $19,584,000 in debt service obligations, which we expect to fund with cash from operating activities, refinancing of existing properties and net proceeds from the sale of one or more of our properties from time to time. On September 6, 2005, the mortgage of $4,000,000 on the Oakey Building was refinanced with LaSalle providing construction and tenant improvement financing in the amount of $5,500,000 and $700,000, respectively, for operating requirements for the property, which gives us an option of LaSalle’s prime rate or three months LIBOR plus 2.0% per annum. The terms call for a monthly payment of $27,000 at an interest rate of 8.0% per annum.
      On February 8, 2005, our Manager approved the listing for sale of 801 K Street, Sacramento, California, of which we own 18.3% and Executive Center II & III, Dallas, Texas, of which we own 38.1%.
      On March 31, 2005, our Manager listed for sale the Enterprise Technology Center property in Scotts Valley, California, of which we own 8.5%.
      On June 1, 2005, our Manager listed for sale the Southwood Tower property in Houston, Texas of which we own 100%.

      On June 8, 2005, our Manager approved the listing for sale of Oakey Building, our consolidated 75% owned property in Las Vegas, Nevada.

Other Liquidity Needs
      Our distribution rate, at 7.0% per annum, has been the same among Class A, Class B and Class C Unit holders since inception. In the event that there is a shortfall in net cash available due to various factors, including, without limitation, the timing of such distributions or the timing of the collections of receivables, we may seek to obtain capital to pay distributions by means of secured or unsecured debt financing through one or more third parties, including Cunningham. There are no limits or restrictions on the use of any proceeds from Cunningham and there are currently no restrictions on the use of proceeds under any short-term debt financing arrangements which would prohibit us from making the proceeds available for distribution. We have additional unleveraged equity from our consolidated properties against which we can borrow. We may also pay distributions from cash from capital transactions, including, without limitation, the sale of one or more of our properties.
      Our distribution of amounts in excess of taxable income has resulted in a return of capital to our Unit holders. The income tax treatment for distributions reportable for the year ended December 31, 2004 and the period from June 19, 2003 (date of inception) through December 31, 2003, was as follows:

			June 19, 2003 (Date
			of Inception)
			Through
	December 31, 2004		December 31, 2003

Ordinary income	$877,000	46.0%	$35,000	100.0%
Return of Capital	1,031,000	54.0	—	—

	$1,908,000	100.0%	$35,000	100.0%

      Our distributions representing a return of capital were 0% and 54% in 2003 and 2004, respectively. The increase in return of capital from 2003 to 2004 resulted from, among other things, depreciation and amortization expenses recognized from interests in properties acquired in 2003 and 2004. We currently anticipate declaring distributions in 2005, a portion of which will also represent a return of capital.
      If we experience lower occupancy levels, reduced rental rates, reduced revenues as a result of asset sales, increased capital expenditures and leasing costs compared to historical levels due to competitive market conditions for new and renewal leases, the effect would be a reduction of net cash provided by operating activities. If such reduction of net cash provided by operating activities is realized and our Manager continues to declare distributions for the Unit holders at current levels, we may have a cash flow deficit in subsequent periods. In connection with such a shortfall in net cash available, we may seek to obtain capital to pay distributions by means of secured or unsecured debt financing through one or more third parties, including Cunningham. To the extent any distributions are made to the Unit holders in excess of accumulated earnings, the excess distributions are considered a return of capital to the Unit holders for federal income tax purposes.
      Effective April 15, 2005 and retroactive to January 1, 2005, our Manager reduced the rent for Trailblazer Health Enterprise, LLC, a tenant in our unconsolidated property, Executive Center II & III, of which we own a 38.1% interest, from $18.50 per square foot to $10.00 per square foot in exchange for an early renewal and an extended lease term. The lease term was extended from December 2006 to December 2015 and provides for periodic rent increases over the term of the lease, with rents increasing to $19.50 at the end of the lease. In addition, Trailblazer exercised its expansion option and will begin leasing an additional floor of 22,866 square feet of GLA beginning October 1, 2005. This expansion will increase the overall combined occupancy in Executive Center II & III from 76.8% to 82.8%. As of June 30, 2005, Trailblazer Health Enterprises occupied 49.5% of the GLA of Executive Center II & III. As a result of the lease restructuring, we expect our equity in earnings, including straight-line rent adjustments, to be reduced by $286,000 during 2005. On May 1, 2005, due to the reasons described above, our Manager suspended distributions to Executive Center II & III investors.
      Our Manager was advised that the IRS, which occupies 84,000 square feet, or 85.7%, of the Oakey Building, would exercise its 30-day early opt out provision and terminate its lease on April 30, 2005. The existing lease was at $35.80 per square foot and was above the current market rate. Our Manager was able to lease the entire 98,000 square feet of the Oakey Building to one tenant beginning August 1, 2005 at $23.28 per square foot. However, the lease was for a six-year term with staggered occupancy and rent commencement dates as follows: beginning August 2005, a total of 406 square feet was occupied and leased; beginning October 2005, a total of 13,745 square feet will be occupied and leased; beginning August 2006, a total of 62,820 square feet will be occupied and leased and the entire 98,000 square feet will be occupied and leased beginning January 2007. Due to the new lease at the current market value and the staggered occupancy and commencement of rent of the new lease, we expect our 2005 rental income will be reduced by approximately $1,500,000. Our 2006 revenues will remain consistent with 2005 revenues. In 2007 we expect revenues to increase by $1,500,000 over 2006. In connection with the new lease, we will incur $2,400,000 for tenant improvements. On June 3, 2005, due to the reasons described above, the distribution to the Oakey investors was suspended effective July 1, 2005 through the earlier of the end of 2005 or until the sale of the property.
      Effective May 1, 2005, our Manager suspended distributions of Emerald Plaza, of which we own 4.6%. Distributions were suspended because our Manager was unable to renew a tenant lease at the property and, in accordance with the provisions of the loan agreement, the property is now subject to a lock box.

Sale of Unregistered Securities
      We sold 10,000 Units to 785 investors in a private placement offering, or Private Placement, which began on July 11, 2003 and ended on October 14, 2004. NNN Capital Corp., which was solely owned during the offering period by Anthony W. Thompson, the chairman and chief executive officer of our Manager, served as the dealer manager of the Private Placement. The aggregate offering price for the Units sold was $50,000,000 and the aggregate fees paid to NNN Capital Corp. in connection with the Private Placement were $5,149,000. Certain of the fees paid to NNN Capital Corp. were reallowed to participating broker dealers. We received net proceeds from the sale of the Units of $41,463,000.

Financing
      Mortgage loans payable, including mortgage loans payable secured by property held for sale, were $9,500,000, $23,625,000 and $4,500,000 at June 30, 2005, December 31, 2004 and 2003, respectively. Mortgages payable as a percentage of total capitalization decreased to 18.5% at June 30, 2005 from 36.5% at December 31, 2004, which had increased from 33.3% at December 31, 2003.
      The decrease of $14,125,000 during the six months ended June 30, 2005 compared to the year ended December 31, 2004, was primarily due to the payoff of the mortgage loan of $15,110,000 associated with the sale of Satellite Place and Financial Plaza on February 24, 2005 and April 13, 2005, respectively, and the pay-off of the mortgage loan payable of $4,500,000 on Executive Center I on June 30, 2005 offset by borrowings of $5,500,000 associated with the acquisition of Interwood on January 26, 2005.
      At June 30, 2005 and December 31, 2004, $5,500,000, or 57.9% and $15,125,000, or 64.0%, respectively, of our total debt required interest payments based on variable rates; the remaining debt is at fixed rates.
      On September 6, 2005, the mortgage of $4,000,000 on the Oakey Building was refinanced with LaSalle providing construction and tenant improvement financing in the amount of $5,500,000 and $700,000, respectively, for operating requirements for the property, which gives us an option of LaSalle’s prime rate or three months LIBOR plus 2.0% per annum. The terms call for a monthly payment of $27,000 at an interest rate of 8.0% per annum.

Unconsolidated Debt
      The total mortgage debt of unconsolidated properties was $160,356,000, $160,771,000 and $14,891,000 as of June 30, 2005, December 31, 2004 and 2003, respectively. Our share of the unconsolidated debt based on our ownership percentage was $19,296,000, $19,366,000 and $5,672,000 as of June 30, 2005, December 31, 2004 and 2003, respectively.

						Mortgage	NNN 2003
			NNN 2003	Mortgage Debt	NNN 2003	Debt Balance	Value Fund,
		Mortgage Debt	Value Fund,	Balance as of	Value Fund,	as of	LLC’s
	Ownership	Balance as of	LLC’s Portion	December 31,	LLC’s Portion	December 31,	Portion of
Property	Percentage	June 30, 2005	of Debt	2004	of Debt	2003	Debt

801 K Street	18.3%	$41,350,000	$7,557,000	$41,350,000	$7,557,000	—	—
Emerald Plaza	4.6%	68,500,000	3,117,000	68,500,000	3,117,000	—	—
Enterprise Technology Center	8.5%	35,880,000	3,051,000	36,177,000	3,076,000	—	—
Executive Center II & III	38.1%	$14,626,000	$5,571,000	$14,744,000	$5,616,000	$14,891,000	$5,672,000

		$160,356,000	$19,296,000	$160,771,000	$19,366,000	$14,891,000	$5,672,000

      As of June 30, 2005, the Emerald Plaza in San Diego, California, of which we own 4.6%, was not in compliance with certain covenants under the loan agreement with Citigroup Global Markets Realty Corp. which, if not cured or waived, could result in the lender exercising its remedies under the loan agreement. At June 30, 2005, the balance on the mortgage was $68,500,000 and was secured by real property, including related intangible assets, with a carrying basis of $94,722,000. In January 2005, our Manager was unable to renew a tenant lease for 35,000 square feet, or 10% of GLA, and, in accordance with the provisions of the loan agreement, the property is now subject to a lockbox whereby all funds received are deposited in the controlled lockbox. Once the debt service payments have been satisfied from the lockbox, the property is entitled to receive budgeted operating expenses. All excess funds are deposited into a reserve account. On May 1, 2005, due to the reasons described above, our Manager suspended distributions to Emerald Plaza investors. As of June 30, 2005, all debt service obligations have been satisfied.
      As of June 30, 2005, the 801 K Street property, of which we own an 18.3% interest, was not in compliance with certain covenants under the loan agreement with HSH Nordbank AG which, if not cured or waived, could result in the lender exercising its remedies under the loan agreement. At June 30, 2005, the outstanding balance on the mortgage was $41,350,000 and was secured by the real property, including related intangible assets, with a carrying basis of $64,476,000. In accordance with the provisions of the loan agreement, the property will be subject to a lockbox whereby all funds received will be deposited in a lockbox controlled by the lender. Once the debt service payments have been satisfied from the payments made to the lockbox, the property will be entitled to receive budgeted operating expenses. All excess funds will be deposited into a reserve account. As of June 30, 2005, all debt service obligations have been satisfied.
      On August 1, 2005, the mortgage with LaSalle at the Executive Center II & III property matured. At June 30, 2005, the outstanding balance on the mortgage was $14,626,000. We are currently in discussion with LaSalle regarding the refinancing of this property.

Insurance Coverage
      The insurance coverage provided through third-party insurance carriers is subject to coverage limitations. For each type of insurance coverage described below, should an uninsured or underinsured loss occur, we could lose all or a portion of our investment in, and anticipated cash flows from, one or more of our properties. In addition, there can be no assurance that third-party insurance carriers will be able to maintain reinsurance sufficient to cover any losses that may be incurred.

Type of Insurance Coverage	Loss Exposure/Deductible

Property damage and business interruption	$200 million annual aggregate exposure, plus $10 thousand per occurrence deductible
Earthquake	$10 million annual aggregate exposure plus 5 percent ($100,000 minimum) per occurrence deductible
Earthquake (California properties)	$90 million in excess of $10 million
Flood — named storm	$10 million annual aggregate exposure plus 5 percent ($100,000 minimum) per occurrence deductible
Flood — all other	$10 million annual aggregate exposure plus 5 percent ($25,000 minimum/$100,000 maximum) per occurrence deductible
Liability	$2 million annual aggregate exposure plus $1 million each occurrence
Umbrella (excess liability)	$100 million aggregate exposure
Acts of terrorism	$100 million annual aggregate exposure, plus $10,000 per occurrence deductible
Debt Service Requirements
      Our principal liquidity needs are payments of interest and principal on outstanding indebtedness. As of June 30, 2005 and December 31, 2004, some of our properties were subject to existing mortgages which had an aggregate principal amount outstanding of $9,500,000 and $23,625,000, respectively, which consisted of $4,000,000, or 42.1%, and $8,500,000, or 36.0%, allocable to fixed rate debt at a weighted-average interest rate of 8.0% per annum and 10.3% per annum as of June 30, 2005 and December 31, 2004, respectively. Of the total debt, $5,500,000, or 57.9%, and $15,125,000, or 64.0%, as of June 30, 2005 and December 31, 2004, respectively, was variable rate debt at a weighted-average interest rate of 6.1% per annum and 4.9% per annum as of June 30, 2005 and December 31, 2004, respectively. As of June 30, 2005 and December 31, 2004, the weighted-averaged interest rate on our outstanding mortgages was 6.9% per annum 6.8% per annum respectively. The scheduled principal payments for the next five years, as of December 31, 2004, are as follows:

Year	Amount

2005	$19,584,000
2006	809,000
2007	993,000
2008	2,239,000
2009	—

Total	$23,625,000

Contractual Obligations
      The following table provides information with respect to the maturities, scheduled principal payments of secured debt (including property held for sale) and line of credit as well as scheduled interest payments of the fixed rate debt at June 30, 2005. The table does not reflect available extension options.

	Less Than			More Than
	1 Year	1-3 Years	4-5 Years	5 Years
	(2005)	(2006-2007)	(2008-2009)	(After 2009)	Total

Principal payments — fixed rate debt	$4,000,000	$—	$—	$—	$4,000,000
Interest payments — fixed rate debt	107,000	—	—	—	107,000
Principal payments — variable rate debt	—	5,500,000	—	—	5,500,000
Interest payments — variable rate debt (rate as of June 30, 2005)	171,000	400,000	—	—	571,000

Total	$4,278,000	$5,900,000	$—	$—	$10,178,000

      The following table provides information with respect to the maturities and scheduled principal repayments of our secured debt and scheduled interest payments at December 31, 2004:

	Payments Due by Period

	Less than			More than
	1 Year	1-3 Years	4-5 Years	5 Years
	(2005)	(2006-2008)	(2009-2010)	(After 2010)	Total

Principal payments — fixed rate debt	$8,500,000	$—	$—	$—	$8,500,000
Interest payments — fixed rate debt	525,000	—	—	—	525,000
Principal payments — variable rate debt	11,084,000	1,802,000	2,239,000	—	15,125,000
Interest payments — variable rate debt (rate in effect at December 31, 2004)	740,000	296,000	9,000	—	1,045,000

Total	$20,849,000	$2,098,000	$2,248,000	$—	$25,195,000

Off-Balance Sheet Arrangements
      There are no off-balance sheet transactions, arrangements or obligations (including contingent obligations) that have, or are reasonably likely to have, a current or future material effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

SEC Investigation
      On September 16, 2004, our Manager advised us that it learned that the SEC is conducting an investigation referred to as “In the matter of Triple Net Properties, LLC.” The SEC requested information from our Manager relating to disclosure in securities offerings (including offerings by G REIT, Inc., T REIT, Inc. and A REIT, Inc.) and the exemption from the registration requirements of the Securities Act for the private offerings in which our Manager and its affiliated entities were involved and exemptions from the registration requirements of the Exchange Act for several entities. The SEC has requested financial and other information regarding these entities as well as the limited liability companies advised by our Manager, including us. Our Manager has advised us that it intends to cooperate fully with the SEC’s investigation. This investigation could involve us and fines, penalties or administrative remedies could be asserted against us.
      We cannot at this time assess the outcome of the investigation by the SEC. Therefore, at this time, we have not accrued any loss contingencies in accordance with SFAS No. 5, Accounting for Contingencies.

Prior Performance Tables
      In connection with our offering of the sale of our Units from July 11, 2003 through October 14, 2004, we disclosed the prior performance of all public and non-public investment programs sponsored by our Manager. Our Manager has now determined that there were certain errors in those prior performance tables. In particular, the financial information in the tables was stated to be presented in accordance with accounting principles generally accepted in the United States of America, or GAAP. Generally, the tables for the public programs were not presented on a GAAP basis and the tables for the non-public programs were prepared and presented on a tax or cash accounting basis. Moreover, a number of the prior performance data figures were themselves erroneous, even as presented on a tax or cash basis. In particular, certain programs sponsored by our Manager have invested either along side or in other programs sponsored by our Manager. The nature and results of these investments were not fully and accurately disclosed in the tables. In addition, certain calculations of depreciation and amortization were not on an income tax basis for a limited liability company investment; certain operating expenses were not reflected in the operating results; and monthly mortgage and principal payments were not reported. In general, the resulting on our Manager’s program and aggregate portfolio operating results is: (i) an aggregate overstatement of $1,730,000 attributable to its private real estate programs; and (ii) an aggregate understatement of $1,405,000 attributable to its private notes programs, resulting in a total net overstatement of approximately $325,000 for cash generated after payment of cash distributions. Please see page A-1 of the Revised Prior Performance Tables (as defined below) for a detailed explanatory note regarding the nature of the errors and the following pages for a more detailed discussion and analysis of the differences in operating results: (1) public programs: page A-36 for all years presented; and (2) private programs: page A-40 for the year ended December 31, 1998; page A-42 for the year ended December 31, 1999; page A-44 for the year ended December 31, 2000; page A-47 for the year ended December 31, 2001; and page A-52 for the year ended 2002.
      Our Manager’s board of managers, or the Board of Managers, has reviewed issues relating to addressing these errors in the prior performance tables. In connection with this review, our Manager, working with independent outside financial consultants, prepared the revised prior performance tables included hereto as Appendix A, or the Revised Prior Performance Tables. The Revised Prior Performance Tables correct certain information which was included in our private placement memorandum dated July 11, 2003.

Inflation
      We will be exposed to inflation risk as income from long-term leases is expected to be the primary source of cash flows from our operations. We expect that there will be provisions in the majority of our tenant leases that would protect us from the impact of inflation. These provisions include increasing rent steps, reimbursement billings for operating expense pass-through charges, real estate tax and insurance reimbursements on a per square foot allowance. However, due to the long-term nature of the leases, the leases may not re-set frequently enough to cover inflation.
Subsequent Events
      On July 13, 2005, our Manager approved the listing for sale of Emerald Plaza, of which we own a 4.6% interest.
      On July 26, 2005, the Board of Managers appointed Kelly J. Caskey as our chief financial officer.
      On August 26, 2005, our Manager sold the 801 K Street property, of which we own 18.3%, to an unaffiliated third party for a total sales price of $79,350,000 and the outstanding mortgage on the property with HSH Nordbank AG was repaid in full. Our cash proceeds were $6,084,000 after closing costs and other transaction expenses. The sale resulted in us recording a gain of $1,900,000. A property disposition fee of $2,550,000, or 3.2% of the total sales price, was paid to Realty, of which 75% was passed through to our Manager pursuant to the Realty-Triple Net Agreement, and sales commissions of $555,000, or 0.7% of the total sales price, was paid to unaffiliated brokers. In conjunction with the sale, all related party notes due to Cunningham were paid in full.

      On September 9, 2005, the Board of Managers appointed Richard T. Hutton, Jr. as our chief executive officer.
      On September 12, 2005, the Executive Center II & III property borrowed $200,000 from Cunningham. The note bears interest at a rate of 8.0% per annum and is due one year from origination.
      On September 14, 2005, our Manager refinanced Executive Center I with a new trust deed held by Ivan and Vilma Halaj Trust of $5,000,000. The new loan calls for monthly interest payments of $41,666.67 at a fixed interest rate of 10.0%. The note is due on October 1, 2007. We received proceeds of $4,879,000.
      On September 30, 2005 we purchased five office buildings at Woodside Corporate Park, or the Woodside property, totaling 193,000 square feet of GLA from an unaffiliated third party. The Woodside property is part of the 13-building Woodside Corporate Park master-planned office and flex campus located in Beaverton, a suburb of Portland, Oregon. The total purchase price for the Woodside property was $22,862,000. The property was financed with a mortgage loan in the amount of $19,700,000. The purchase price included a sales commission payable to Realty of $578,500, or 2.5% of the purchase price, of which 75% will be passed through to our Manager pursuant to the Realty-Triple Net Agreement.
      On October 13, 2005, we purchased a 3.0% TIC interest in the Executive Center II & III property from an existing unaffiliated TIC for $481,000, of which our Manager reimbursed us $40,000. Our Manager also paid the TIC $69,000. As a result of the purchase, we increased our effective ownership in the property from 38.1% to 41.1%.
      On October 14, 2005, we purchased 100% of 1590 South Daniels, a 9.05 acre land parcel located in Heber City, Utah. The property was purchased from an unaffiliated third party for a cash purchase price of $731,000. We intend to explore development of the land into public storage units.
      On October 18, 2005, the Executive Center II & III property borrowed $240,000 from Cunningham. The note bears interest at a rate of 8.0% per annum and is due one year from origination.
      Effective November 1, 2005, cash distributions from Enterprise Technology Center, of which we own 8.5%, were reduced from 8% to 4%, as a result of a decrease in occupancy from 90.7% to 83.3% because of our Manager’s inability to renew expiring leases. Effective November 1, 2005, our Manager has agreed to defer 50% of its property management fee. Our Manager will continue its efforts to lease the property.
      On November 10, 2005, our Manager sold the Emerald Plaza Building located in San Diego, California, of which we own 4.6%, to an unaffiliated third party for a total sales price of $123,634,000. Our cash proceeds were $2,368,000 after closing costs and other transaction expenses. The sale resulted in us recording a gain of $988,000. A property disposition fee of $2,250,000, or 1.8%, of the total sales price, was paid to Realty, of which 75% was passed through to our Manager pursuant to the Realty-Triple Net Agreement, and sales commissions of $700,000, or 0.6% of the total sales price, were paid to unaffiliated brokers. In conjunction with the sale, all related party notes due to Cunningham were paid in full.
      On November 14, 2005, the Executive Center II & III property borrowed $5,000 from Cunningham. The note bears interest at a rate of 8.0% per annum and is due 90 days from origination.
      On December 19, 2005, we sold Southwood Tower, our wholly-owned property located in Houston, Texas, to an unaffiliated third party for a sales price of $9,373,000. Our cash proceeds were $7,500,000 after closing costs and other transaction expenses. The sale resulted in us recording a gain of $2,400,000. A property disposition fee of $94,000, or 1.0% of the sales price, was paid to Realty, of which 75% was passed through to our Manager pursuant to the Realty-Triple Net Agreement, and sales commissions of $375,000, or 4.0% of the sales price, were paid to unaffiliated brokers. We may reinvest the proceeds from the sale in real estate property that qualifies for like-kind exchange treatment under Section 1031 of the Internal Revenue Code.
      On December 27, 2005, we purchased a 99.0% interest in 3500 Maple Avenue, a 377,000 square-foot office building located in Dallas, Texas, from an unaffiliated third party. An affiliated entity, NNN 3500 Maple, LLC, purchased the remaining 1.0% interest. The total purchase price was $66,500,000. The purchase was financed with: (i) a first mortgage loan from Wachovia Bank, National Association, or Wachovia, of $47,000,000 due in ten years with an effective fixed interest rate of 5.77%, requiring interest-only payments for five years and a 30-year amortization thereafter; and (ii) a mezzanine loan from Wachovia of $11,320,000 due in ten years with a floating interest rate of 5.0% over the 30-day LIBOR for 120 days and a floating interest rate of 10.0% over the 30-day LIBOR thereafter.
      On December 29, 2005, our Manager refinanced the Executive Center II & III property with LaSalle as follows: (i) a senior loan of $13,000,000 due January 1, 2008 at the borrower’s option of LaSalle’s prime rate plus 0.5% or LIBOR plus 2.25%, requiring interest-only payments; and (ii) a mezzanine loan of $3,000,000 due January 1, 2008 at the borrower’s option of LaSalle’s prime rate plus 5.00% or LIBOR plus 7.60%, requiring interest-only payments until specified tenant lease payments begin, at which time an additional monthly principal payment of $25,000 will be required and applied to the mezzanine principal loan balance.
      Effective January 17, 2006, Kelly J. Caskey resigned as our chief financial officer and as our Manager’s chief accounting officer — REITs.
      Effective January 17, 2006, Michael F. O’Flynn was appointed to serve as our chief accounting officer.
      On January 24, 2006, our Manager sold the Oakey Building located in Las Vegas, Nevada, of which we owned a 75.4% interest, to an unaffiliated third party for a total sales price of $22,250,000. A rent guaranty of $1,424,000 was held in escrow and will be paid to the purchaser on a monthly basis over time. Our cash proceeds were $7,278,000 after closing costs and other transaction expenses. A property disposition fee of $500,000, or 2.2% of the total sales price, was paid to Realty, of which 75% was passed through to our Manager pursuant to the Realty-Triple Net Agreement. Sales commissions of $668,000, or 3.0% of the total sales price, were paid to unaffiliated brokers.
Controls
      We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in our reports under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC rules and forms and that such information is accumulated and communicated to us, including our principal executive and principal financial officers, along with our Manager’s Board of Managers, as appropriate, to allow timely decisions regarding required disclosure. In designing and evaluating the disclosure controls and procedures, we recognized that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, as ours are designed to do, and we necessarily were required to apply our judgment in evaluating whether the benefits of the controls and procedures that we adopt outweigh their costs.
      During the period covered by this Registration Statement, we commenced an evaluation or the Evaluation, of the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities and Exchange Act of 1934, as amended) under the supervision and with the participation of our chief executive officer and chief financial officer, together with our Manager’s Board of Managers which is acting in the capacity of our audit committee.
      During the quarterly review process for the period ended June 30, 2005, management discovered that at December 31, 2004, approximately $2,137,000 of issued checks were erroneously misclassified as accounts payable and, as a result, have restated the balance sheet to properly reflect cash and cash equivalents, total assets, accounts payable and accrued expenses and total liabilities and members’ equity. In addition, the statement of cash flows was restated to reflect the reduction of cash from operations for the year ended December 31, 2004 and the increase in cash from investing activities as of March 31, 2005.
      We concluded that our previously filed financial statements for the quarter ended March 31, 2005 and the year ended December 31, 2004, filed with the SEC on our registration statement on Form 10, should no longer be relied upon.

      These required restatements caused management to conclude that we had a material weakness in our internal controls. We believe that adequate controls and procedures have been implemented or are currently being implemented to mitigate the risk of similar occurrences in the future, including the development and implementation of internal testing and oversight procedures and policies.
      In connection with the financial statement audit for the year ended December 31, 2004, Deloitte & Touche, LLP, or Deloitte, our independent registered public accounting firm, notified us and the Board of Managers of the existence of “reportable conditions.” “Reportable conditions” is an accounting term used to refer to internal control deficiencies that, in the judgment of our independent registered public accounting firm, are significant and which could adversely affect our ability to record, process, summarize and report financial information. Deloitte concluded at that time that certain of the reportable conditions were believed to constitute “material weaknesses” in our internal controls. A material weakness, as defined under the applicable auditing standards of the Public Company Accounting Oversight Board, is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The material weaknesses identified by Deloitte during the audit of the financial statements related to, among other things, our need to formalize and follow policies and procedures for accounting for real estate properties and improvements to such properties, and performing and reviewing certain account reconciliations in a timely and accurate manner. The other reportable conditions identified by Deloitte during the audit of the financial statements, which, together with the material weaknesses described above, we refer to as the Deloitte Recommendations, related to, among other things:

•	our need to formalize and follow policies and procedures for estimating and recording certain fees and charges;

•	implementation of management information systems;

•	our need to formalize and follow policies and procedures for the accounting for our real estate properties (including the appropriateness of useful lives of intangible assets and the recoverability of certain intangible assets that relate to existing and vacated tenants);

•	the need to develop a fixed asset software system to track additions and dispositions of fixed assets;

•	the need to perform and review reconciliations of all significant accounts in a timely manner;

•	the need for formal policies and procedures for estimating and recording management fees and common area maintenance charges;

•	the need to identify and record all accounts payable and accrued expenses in a timely manner; and

•	the need to develop policies regarding formalized management information systems.
      We agree with Deloitte’s assessment and believe that the reportable conditions and material weaknesses identified above result from, among other things: (1) inadequate staffing and supervision leading to untimely identification and resolution of certain accounting matters; (2) failure of financial reporting controls in preventing or detecting misstatements of accounting information that resulted in certain adjustments to the financial statements; (3) incomplete or inadequate account analysis, account reconciliations and consolidation procedures; and (4) inadequate policies and procedures with respect to retention of certain accounting and other records.
      As a result of the Evaluation (which is on-going) and Deloitte’s Recommendations, we have begun, and continue to undertake to: (1) design improved internal control procedures to address a number of financial reporting issues and disclosure controls including, among other things, the timely closing and reporting of financial information, the appropriate review and sign-off of processes and accounts, the design, implementation and standardization of policies and procedures, the adequate staffing and training of personnel and the consistent recording of transactions, through the development of formal policies and procedures; (2) devise, standardize and promulgate policies and procedures to ensure consistent and improved financial reporting, and to mitigate the possible risks of any material misstatements regarding financial reporting matters, including the development and implementation of internal testing and oversight procedures and policies; and (3) bifurcate accounting functions, including personnel responsible for each public reporting entity. The Evaluation also concluded that a significant portion of the financial reporting issues resulted from difficulty that we experienced in retaining staff and the corresponding need for training and education of new personnel.
      We have implemented and continue to implement improvements in our internal controls, including, among others, devising, standardizing and promulgating new policies and procedures to ensure consistent and improved financial reporting, and to mitigate the possible risks of any material misstatements regarding financial reporting matters. We have also spent a considerable amount of time organizing and developing our internal control procedures and an internal audit process that tests any material weaknesses identified.
      On July 25, 2005, the Board of Managers appointed a chief financial officer for our company with considerable experience in public company financial reporting and GAAP compliance. Effective January 17, 2006, our chief financial officer resigned and the Board of Managers appointed a chief accounting officer with public accounting and audit experience. In addition, on September 7, 2004 our Manager also employed a new chief financial officer and has hired additional manager-level accountants. These persons have undertaken the initiatives, as described above, consistent with improving the quality of our financial reporting.
      On September 9, 2005, the Board of Managers appointed a chief executive officer for our company.
      We are assigning a high priority to our financial reporting and internal control issues. We will continue to evaluate the effectiveness of our internal controls and procedures on an on-going basis and will take further action as appropriate.
      Pursuant to the Evaluation, after taking into account the above information, we have concluded that our disclosure controls and procedures need to be strengthened and are not sufficiently effective to ensure that information required to be disclosed by us in the reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the applicable time periods specified by the SEC and in such forms. However, we have taken various steps, including those described above, to maintain and improve the accuracy of our internal controls and financial disclosures, and based on these measures and other work, our principal executive officer and principal financial officer believe that there are no material inaccuracies or omissions of material fact in our financial statements filed in connection with this Registration Statement. However, the material weaknesses in our internal controls over financial reporting could adversely impact our ability to provide timely and accurate financial information. We believe that sufficient compensating controls are being evaluated and will be implemented to remedy these deficiencies and to minimize the risks associated with these material weaknesses. Our Manager expects to hire additional staff for us and we will evaluate and develop internal controls and corresponding procedures to ensure the controls are in place and implement monthly, quarterly and annual checklists and review-level sign-off procedures.
Risk Factors

The pending SEC investigation of our Manager could result in lawsuits or other actions against us.
      On September 16, 2004, our Manager advised us that it learned that the SEC is conducting an investigation referred to as “In the matter of Triple Net Properties, LLC.” The SEC has requested information from our Manager relating to disclosure in securities offerings (including offerings by G REIT, Inc., T REIT, Inc. and A REIT, Inc.) and the exemption from the registration requirements of the Securities Act for the private offerings in which our Manager and our affiliated entities were involved. The SEC has requested financial and other information regarding these entities as well as the limited liability companies advised by our Manager, including us. Our Manager has advised us that it intends to cooperate fully with the SEC’s investigation. This investigation could involve us and fines, penalties or administrative remedies could be asserted against us.

Erroneous disclosures in the prior performance tables in our private placement offering could result in lawsuits or other actions against us which could have a material adverse effect upon our business and results of operations.
      In connection with our offering of the sale of our Units from July 11, 2003 through October 14, 2004, we disclosed the prior performance of all public and non-public investment programs sponsored by our Manager. We now have determined that there were certain errors in those prior performance tables. In particular, the financial information in the tables was stated to be presented on a GAAP basis. Generally, the tables for the public programs were not presented on a GAAP basis and the tables for the non-public programs were prepared and presented on a tax or cash accounting basis. Moreover, a number of the prior performance data figures were themselves erroneous, even as presented on a tax or cash basis. In particular, certain programs sponsored by our Manager have invested either along side or in other programs sponsored by our Manager. The nature and results of these investments were not fully and accurately disclosed in the tables. In addition, certain calculations of depreciation and amortization were not on an income tax basis for a limited liability company investment; certain operating expenses were not reflected in the operating results; and monthly mortgage and principal payments were not reported. In general, the resulting effect is an overstatement of our Manager’s program and aggregate portfolio operating results. The overstatement of results could result in lawsuits or other actions against us which could create added liability for us and could reduce the expected cash available for distribution to our Unit holders.

We expect to incur significant costs in connection with Exchange Act compliance and we may become subject to liability for any failure to comply.
      As a result of our obligation to register our securities with the SEC under the Exchange Act, we will be subject to Exchange Act Rules and related reporting requirements. This compliance with the reporting requirements of the Exchange Act will require timely filing of Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K, among other actions. Further, recently enacted and proposed laws, regulations and standards relating to corporate governance and disclosure requirements applicable to public companies, including the Sarbanes-Oxley Act, and new SEC regulations have increased the costs of corporate governance, reporting and disclosure practices which are now required of us. Our efforts to comply with applicable laws and regulations, including requirements of the Exchange Act and the Sarbanes-Oxley Act, are expected to involve significant, and potentially increasing, costs. In addition, these laws, rules and regulations create new legal bases for administrative enforcement, civil and criminal proceedings against us in case of non-compliance, thereby increasing our risks of liability and potential sanctions.

Distributions by us have and will in the future continue to include a return of capital.
      In 2003 and 2004, 0% and 54%, respectively, of the distributions paid by us represented a return of capital, and any future distributions payable to Unit holders will include a return of capital as well as a return in excess of capital. Distributions exceeding taxable income will constitute a return of capital for federal income tax purposes to the extent of a Unit Holder’s tax capital account. Distributions in excess of tax capital are non-taxable to the extent of tax basis. Distributions in excess of tax basis will constitute capital gain.

Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment and you may lose some or all of your investment.
      By owning Units, you will be subjected to the significant risks associated with owning real estate. The performance of your investment in us is subject to risks related to the ownership and operation of real estate, including:

•	changes in the general economic climate:

•	changes in local conditions such as an oversupply of space or reduction in demand for real estate;

•	changes in interest rates and the availability of financing; and

•	changes in laws and governmental regulations, including those governing real estate usage, zoning and taxes.
      If our assets decrease in value the value, of your investment will likewise decrease and you could lose some or all of your investment.

Our acquisition of “value-added” properties increases the risk of owning real estate and could adversely affect our results of operations, our ability to make distributions to our Unit holders and our ability to dispose of properties in a timely manner.
      Our acquisition strategy of purchasing “value-added” properties subjects us to even greater risks than those generally associated with investments in real estate. Value-added properties generally have some negative component, such as location in a poor economic market, significant vacancy, lower than average leasing rates or the need for capital improvements. If we are unable to take advantage of the value-added component following our acquisition of a property, we may be unable to generate adequate cash flows from that property. In addition, if we desire to sell that property, we may not be able to generate a profit or even recoup our original purchase price. As a result, our investment in value-added properties could reduce the amount of cash generated from our results of operations, our ability to make distributions to our Unit Holders and our ability to profitably dispose of our properties.

Our properties face significant competition.
      We face significant competition from other owners, operators and developers of office properties. All or substantially all of our properties face competition from similar properties in the same markets. Such competition may affect our ability to attract and retain tenants and may reduce the rents we are able to charge. These competing properties may have vacancy rates higher than our properties, which may cause their owners to rent space at lower rental rates than those charged by us or to provide greater tenant improvement allowances or other leasing concessions than we are willing to provide. This combination of circumstances could adversely affect our results of operations, liquidity and financial condition, which could reduce distributions to our Unit holders.

We depend upon our tenants to pay rent, and their inability to pay rent may substantially reduce our revenues and cash available for distribution to our Unit holders.
      Our investments in office properties are subject to varying degrees of risk that generally arise from the ownership of real estate. The underlying value of our properties and the ability to make distributions to our Unit holders depend upon the ability of the tenants at our properties to generate enough income in excess of their operating expenses to make their lease payments to us. Changes beyond our control may adversely affect our tenants’ ability to make lease payments to us and, consequently, would substantially reduce both our income from operations and our ability to make distributions to our Unit holders. These changes include, among others, the following:

•	downturns in national, regional or local economic conditions where our properties are located, which generally will negatively impact the demand for office space and rental rates;

•	changes in local market conditions such as an oversupply of office properties, including space available by sublease, or a reduction in demand for office properties, making it more difficult for us to lease space at attractive rental rates or at all;

•	competition from other available office properties, which could cause us to lose current or prospective tenants or cause us to reduce rental rates;

•	the ability to pay for adequate maintenance, insurance, utility, security and other operating costs, including real estate taxes and debt service payments, that are not necessarily reduced when circumstances such as market factors and competition cause a reduction in income from a property; and

•	changes in federal, state or local regulations and controls affecting rents, prices of goods, interest rates, fuel and energy consumption.
      Due to these changes, among others, tenants and lease guarantors, if any, may be unable to make their lease payments. A default by a tenant or the failure of a tenant’s guarantor to fulfill its obligations, or other early termination of a lease could, depending upon the size of the leased premises and our Manager’s ability to successfully find a substitute tenant, have a material adverse effect on our revenues and cash available for distribution to our Unit holders.

Lack of diversification and illiquidity of real estate may make it difficult for us to sell underperforming properties or recover our investment in one or more properties.
      Our business is subject to risks associated with investment solely in real estate. Real estate investments are relatively illiquid. Our ability to vary our portfolio in response to changes in economic and other conditions is limited. We cannot provide assurance that we will be able to dispose of a property when we want or need to. Consequently, the sale price for any property may not recoup or exceed the amount of our investment.

Lack of geographic diversity may expose us to regional economic downturns that could adversely impact our operations or our ability to recover our investment in one or more properties.
      Our portfolio lacks geographic diversity due to its limited size and the fact that we own properties in only three geographic regions: California, Texas and Nevada. This geographic concentration of properties exposes us to economic downturns in these markets. A regional recession in any of these regions could adversely affect our ability to generate or increase operating revenues, attract new tenants or dispose of properties.

Our properties may face competition from other properties owned, operated or managed by our Manager or its affiliates.
      Our Manager G REIT, Inc., T REIT, Inc., NNN 2002 Value Fund and Realty currently own, operate or manage properties that may compete with our properties in California, Texas and Nevada. These properties may compete with our properties, which may affect (i) our ability to attract and retain tenants, (ii) the rents we are able to charge, and (iii) the value of our investments in our properties. Our Manager’s or its affiliates interest in, operation of, or management of these other properties may create conflicts between our Manager’s fiduciary obligations to us and its fiduciary obligations to, or pecuniary interest in, these competing properties. Our Manager’s management of these properties may also limit the time and services that our Manager devotes to us because it will be providing similar services to these other properties.

Dependence on significant tenants may have a negative impact on our financial condition and results of operations if these tenants are unable to meet their rental obligations to us or fail to renew their leases at all or renew on terms less favorable to us than their current terms.
      We are dependent on the revenues generated by our significant tenants. As of December 31, 2004, our largest tenant, the IRS, at the Oakey Building, accounted for 37.7% of our aggregate annual rental income. This tenant advised our Manager that it would exercise its 30-day early opt out provision and terminate its lease on April 30, 2005. The existing lease was at $35.80 per square foot and was above the current market rate. While we have leased this space to a new tenant beginning August 1, 2005 at $23.28 per square foot, this lease has staggered occupancy and commencement of rent dates as follows: beginning August 2005, a total of 406 square feet was occupied and leased; beginning October 2005, a total of 13,745 square feet will be occupied and leased, beginning August 2006, a total of 62,820 square feet will be occupied and leased and the entire 98,000 square feet will be occupied and leased beginning January 2007. In addition, effective April 15, 2005 and retroactive to January 1, 2005, we reduced the rent for Trailblazer Health Enterprise, LLC, a major tenant at Executive Center II & III, of which we own a 38.1% interest, from $18.50 to $10.00 per square foot in exchange for an early rent renewal and an extended lease term. The failure of the IRS to renew its lease and the delay in releasing that space, and the reduction in revenues from the Trailblazer lease will have a negative impact on our financial condition and results of operations and may negatively impact our ability to pay distributions to our Unit holders. In addition, any event of bankruptcy, insolvency or a general downturn in the business of a major tenant may result in the failure or delay of such tenants’ rental payments which may also adversely affect the income produced at our properties.

Our use of borrowings to partially fund acquisitions and improvements at our properties could result in foreclosures and unexpected debt service expenses upon refinancing, both of which could have an adverse impact on our operations and cash flow, and restrictive covenants in our loan documents may restrict our operating or acquisition activities.
      We rely on borrowings and other external sources of financing to partially fund the costs of new investments, capital expenditures and other items. As of December 31, 2004, we had $23,625,000 of debt outstanding related to our consolidated properties. Accordingly, we are subject to the risks normally associated with debt financing, including, without limitation, the risk that our cash flow may not be sufficient to cover required debt service payments. There is also a risk that, if necessary, existing indebtedness will not be able to be refinanced or that the terms of such refinancing will not be as favorable as the terms of the existing indebtedness.
      In addition, if we cannot meet our required mortgage payment obligations, the property or properties subject to such mortgage indebtedness could be foreclosed upon by, or otherwise transferred to, one or more of our lenders, with a consequent loss of income and asset value to us. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but we may not receive any cash proceeds.
      The mortgages on our properties contain customary restrictive covenants such as satisfaction of certain total debt-to-asset ratios, secured debt-to-total-asset ratios, and debt service coverage ratios. The mortgages also include provisions that may limit the borrowing subsidiary’s ability, without the prior consent of the lender, to incur additional indebtedness, further mortgage or transfer the applicable property, discontinue insurance coverage, change the conduct of our business or make loans or advances to, enter into any transaction of merger or consolidation with, or acquire the business, assets or equity of, any third party. In addition, any future lines of credit or loans may contain financial covenants, further restrictive covenants and other obligations.
      If we materially breach such covenants or obligations in our debt agreements, the lender may, among other things, seize our income from the property securing the loan or declare a default on the obligation, require us to repay the debt immediately and foreclose on the property securing the loan. If we were to breach such covenants or obligations, we may then have to sell properties either at a loss or at a time that prevents us from achieving a higher price. Any failure to pay our indebtedness when due or failure to cure events of default could result in higher interest rates during the period of the loan default and could ultimately result in the loss of properties through foreclosure. Additionally, if the lender were to seize our income from property securing the loan, we would no longer have any discretion over the use of the income, which may prevent us from making distributions to our Unit holders.

The pending SEC investigation of our Manager could result in defaults or alleged defaults under our loan documents or limit our ability to obtain debt financing in the future.
      We rely on debt financing for our acquisition of new investments and for meeting capital expenditure obligations, among other things. The SEC investigation of our Manager described above, or any related enforcement action by government authorities against our Manager or us, could result in defaults or alleged defaults under our loan agreements or could make it more difficult for us to obtain new debt financing or prevent us from satisfying customary debt covenants or conditions required by existing loan documents.

Losses for which we either could not or did not obtain insurance will adversely affect our earnings.
      We could suffer a loss due to the cost to repair any damage to properties that are not insured or are underinsured. There are types of losses, generally of a catastrophic nature, such as losses due to terrorism, wars, earthquakes, floods or acts of God that are either uninsurable or not economically insurable. If such a catastrophic event were to occur, or cause the destruction of one or more of our properties, we could lose both our invested capital and anticipated profits from such property or properties.

Our co-ownership arrangements with affiliated entities may not reflect solely our Unit holders’ best interests and may subject these investments to increased risks.
      We have acquired our interests in the Oakey Building, Emerald Plaza, 801 K Street, Enterprise Technology Center and Executive Center II & III through co-ownership arrangements with one or more affiliates of our Manager and/or entities that are also managed by our Manager. The terms of these co-ownership arrangements may be more favorable to the other co-owners than to our Unit holders. In addition, key decisions, such as sales, refinancing and new or amended leases, must be approved by the unanimous consent of the co-owners.

Our co-ownership arrangements contain risks not present in wholly-owned properties.
      Investing in properties through co-ownership arrangements, including investments held as TICs or interests in limited liability companies subjects that investment to risks not present in a wholly-owned property, including, without limitation, the following:

•	the risk that the co-owner(s) in the investment might become bankrupt;

•	the risk that the co-owner(s) may at any time have economic or business interests or goals which are inconsistent with our business interests or goals;

•	the risk that the co-owner(s) may be unable to make required payments on loans under which we are jointly and severally liable;

•	the risk that the other co-owner(s) may breach the terms of a loan secured by a co-owned property, thereby triggering an event of default that affords the lender the right to exercise all of its remedies under the loan documents, including possible foreclosure of the entire property; or

•	the risk that the co-owner(s) may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, such as selling a property at a time when it would have adverse consequences for our Unit holders.

      Actions by co-owner(s) might have the result of subjecting the applicable property to liabilities in excess of those otherwise contemplated and may have the effect of reducing our cash available for distribution to our Unit holders. The co-ownership arrangements generally limit our ability to manage properties in our sole judgment and best interests including, without limitation, decisions regarding capital improvements renewing or entering new tenant leases, refinancing a property or selling a property. It also may be difficult for us to sell our interest in any co-ownership arrangement at the time we deem it best for our Unit holders.

The conflicts of interest described below may mean we will not be managed solely in the best interests of our Unit holders.
      Our Manager’s key executives and members of its Board of Managers have conflicts of interest relating to the management of our business and properties. Accordingly, those parties may make decisions or take actions based on factors other than the interests of our Unit holders.
      Under the Operating Agreement, there are no restrictions on our Manager, or any of our members or executive officers, from engaging in or possessing an interest in any other business or venture of any nature, whether or not competitive with us. Moreover, our Manager also advises G REIT, Inc., T REIT, Inc., NNN 2002 Value Fund, LLC and other private TIC and other programs that may compete with us or otherwise have similar business interests and/or investment objectives. Some of our Manager’s officers and managers also serve as officers and directors of G REIT and T REIT. Mr. Thompson and the members of the Board of Managers and key executives of our Manager collectively own approximately 40% of our Manager.
      As officers, directors, managers and partial owners of entities that do business with us or that have interests in competition with our own interests, these individuals will experience conflicts between their fiduciary obligations to us and their fiduciary obligations to, and pecuniary interests in, our Manager and its affiliated entities. These conflicts of interest could:

•	limit the time and services that our Manager devotes to us, because it will be providing similar services to G REIT, T REIT, NNN 2002 Value Fund, LLC and other real estate programs and properties;

•	impair our ability to compete for tenants in geographic areas where other properties are advised by our Manager and its affiliates; and

•	impair our ability to compete for the acquisition of properties with other real estate entities that are also advised by our Manager and its affiliates.
      If our Manager or its affiliates breach their fiduciary obligations to us, we may not meet our investment objectives, which could reduce the expected cash available for distribution to our Unit holders.

Our success is dependent on the performance of our Manager as well as key employees of our Manager.
      We are managed by our Manager. Thus, our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of our Manager and its key employees in the acquisition and disposition of investments, the selection of tenants, the determination of any financing arrangements, the management of our assets and operation of our day-to-day activities. Our Manager’s key employees include Anthony W. Thompson, Louis J. Rogers, Talle A. Voorhies, Jack R. Maurer, Scott D. Peters, Andrea R. Biller, Kelly J. Caskey, Shannon Alter and Richard T. Hutton, Jr. If our Manager suffers or is distracted by adverse financial or operational problems in connection with its operations unrelated to us, our Manager’s ability to allocate time and/or resources to our operations may be adversely affected. If our Manager is unable to allocate sufficient resources to oversee and perform our operations for any reason, our results of operations may not generate as much cash as expected.

The absence of arm’s length bargaining may mean that our agreements are not as favorable to Unit holders as these agreements otherwise would have been.
      Any existing or future agreements between us and our Manager, Realty or their affiliates were not and will not be reached through arm’s length negotiations. Thus, such agreements may not solely reflect your interests as a Unit holder. For example, the Operating Agreement and the Management Agreement were not the result of arm’s length negotiations. As a result, these agreements may be relatively more favorable to the other counterparty than to us.

Since our cash flow is not assured, we may not pay distributions in the future.
      Our ability to pay distributions may be adversely affected by the risks described herein. We cannot assure you that we will be able to pay distributions in the future at the same level or at all.

Our Manager’s past performance is not a predictor of our future results.
      Neither the track record of our Manager in managing us, nor its performance with entities similar to ours, shall imply or predict (directly or indirectly) any level of our future performance or the future performance of our Manager. Our Manager’s performance and our performance is dependent on future events and is, therefore, inherently uncertain. Past performance cannot be relied upon to predict future events for a variety of factors, including, without limitation, varying business strategies, different local and national economic circumstances, different supply and demand characteristics relevant to buyers and sellers of assets, varying degrees of competition and varying circumstances pertaining to the capital markets.

There is currently no public market for our Units. Therefore, it will likely be difficult for you to sell your Units and, if you are able to sell your Units, you will likely do so at a substantial discount from the price you paid.
      There currently is no public market for our Units. Additionally, the Operating Agreement contains restrictions on the ownership and transfer of your Units, and these restrictions may inhibit your ability to sell your Units. It may be difficult for you to sell your Units promptly or at all. If you are able to sell your Units, you may only be able to do so at a substantial discount from the price you paid.

We do not expect to register as an investment company under the Investment Company Act of 1940 and, therefore, we will not be subject to the requirements imposed on an investment company by such Act.
      We believe that we will not operate in a manner that requires us to register as an “investment company” under the Investment Company Act of 1940, or the Act. Investment companies subject to this Act are required to comply with a variety of substantive requirements such as requirements relating to:

•	limitations on the capital structure of the entity;

•	restrictions on certain investments;

•	prohibitions on transactions with affiliated entities; and

•	public reporting disclosures, record keeping, voting procedures, proxy disclosure and similar corporate governance rules and regulations.
      Many of these requirements are intended to provide benefits or protections to security holders of investment companies. Because we do not expect to be subject to these requirements, you will not be entitled to these benefits or protections.
      In order to maintain our exemption from regulation under the Act, we must engage primarily in the business of buying real estate. In addition, in order to operate in a manner to avoid being required to register as an investment company we may be unable to sell assets we would otherwise want to sell, and we may need to sell assets we would otherwise wish to retain. This may reduce the cash available for distribution to Unit holders and possibly lower your returns.

If we are required to register as an investment company under the Act, the additional expenses and operational limitations associated with such registration may reduce your investment return.
      We do not expect that we will operate in a manner that requires us to register as an “investment company” under the Act. However, the analysis relating to whether a company qualifies as an investment company can involve technical and complex rules and regulations. If we own assets that qualify as “investment securities” as such term is defined under this Act and the value of such assets exceeds 40% of the value of our total assets, we may be deemed to be an investment company. It is possible that many, if not all, of our interests in real estate may be held through other entities and some or all of these interests in other entities may be deemed to be investment securities.
      If we held investment securities and the value of these securities exceeded 40% of the value of our total assets we may be required to register as an investment company. Investment companies are subject to a variety of substantial requirements that could significantly impact our operations. The costs and expenses we would incur to register and operate as an investment company, as well as the limitations placed on our operations, could have a material adverse impact on our operations and your investment return.
      If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, criminal and civil actions could be brought against us, our contracts would be unenforceable unless a court were to require enforcement and a court could appoint a receiver to take control of us and liquidate our business.
Quantitative and Qualitative Disclosures About Market Risk
      We are exposed to interest rate changes primarily as a result of our long-term debt used to maintain liquidity and fund capital expenditures and operations. Our Manager’s interest rate risk objectives are to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs. To achieve these objectives we borrow primarily at fixed rates or variable rates with the lowest margins available and, in some cases, with the ability to convert variable rate debt to fixed rate debt. We may enter into derivative financial instruments such as interest rate swaps, caps and treasury locks in order to seek to mitigate our interest rate risk on a related financial instrument. We do not enter into derivative or interest rate transactions for speculative purposes.
      Our interest rate risk is monitored using a variety of techniques. The table below presents, as of June 30, 2005 and December 31, 2004, the principal amounts and weighted-average interest rates by year of expected maturity to evaluate the expected cash flows and sensitivity to interest rate changes.
      Interest rate risk as of June 30, 2005:

	2005	2006	2007	2008	2009	Thereafter	Total

Fixed rate debt — principal payments	$4,000,000	$—	$—	$—	$—	$—	$4,000,000
Average interest rate on maturing debt	8.00%	—	—	—	—	—	8.00%
Variable rate debt — principal payments	$—	$—	$5,500,000	$—	$—	$—	$5,500,000
Average interest rate on maturing debt	—	—	6.11%	—	—	—	6.11%
      The weighted-average interest rate of our mortgage debt as of June 30, 2005 was 6.91% per annum. At June 30, 2005, our mortgage debt consisted of $4,000,000, or 42%, of the total debt at a fixed interest rate of 8.00% per annum and $5,500,000, or 58%, of the total debt at a variable interest rate of 6.11% per annum. An increase in the variable interest rate on certain mortgages payable constitutes a market risk. As of June 30, 2005, for example a 0.50% increase in LIBOR would have increased our overall annual interest expense by $28,000 or less than 8.2%.

      Interest rate risk as of December 31, 2004:

	2005	2006	2007	2008	2009	Thereafter	Total	Fair Value

Fixed rate debt — principal payments	$8,500,000	$—	$—	$—	$—	$—	$8,500,000	$8,810,000
Average interest rate on maturing debt	10.3%	—	—	—	—	—	10.3%	—
Variable rate debt — principal payments	$11,084,000	$809,000	$993,000	$2,239,000	$—	$—	$15,125,000	$15,451,000
Average interest rate on maturing debt	5.0%	4.5%	4.5%	4.5%	—	—	4.9%	—
      The estimated fair value of debt was $24,261,000 at December 31, 2004.
      The weighted-average interest rate of mortgage debt as of December 31, 2004 was 6.9% per annum. At December 31, 2004, our mortgage debt consisted of $8,500,000, or 36.0%, of the total debt at a weighted average fixed interest rate of 10.3% per annum.
      An increase in the variable interest rate on certain mortgages payable constitutes a market risk. As of December 31, 2004, for example, a 0.5% increase in LIBOR would have increased the overall interest expense by $75,600 or less than a 10.24% increase to interest expense.
      The table below presents, as of December 31, 2003, the principal amounts and weighted-average interest rates by year of expected maturity to evaluate the expected cash flows and sensitivity to interest rate changes.

	2004	2005	2006	2007	2008	Thereafter	Total	Fair Value

Fixed rate debt	$4,500,000	—	—	—	—	—	$4,500,000	$5,084,000
Average interest rate on maturing debt	10.5%	—	—	—	—	—	10.5%	—
Variable rate debt	—	—	—	—	—	—	—	—
Average interest rate on maturing debt	—		—	—		—		—
      The estimated fair value of debt was $5,084,000 at December 31, 2003.
      The weighted-average interest rate of mortgage debt as of December 31, 2003 was 10.5% per annum. At December 31, 2003, our mortgage debt consisted of $4,500,000, or 100% of the total debt at a weighted average fixed interest rate of 10.5% per annum.

Item 3.	Properties
      Our portfolio consists of four consolidated properties and interests in four unconsolidated properties as of June 30, 2005. Pursuant to the Operating Agreement, and our Acquisition and Disposition Strategies discussed in the Section entitled “Business” above, our Manager oversees the acquisition and disposition of all of our properties. With respect to properties in which we own less than 100% of the interest, other entities, including affiliated entities, hold all or a portion of the remaining interests. Each entity is responsible for its own syndication costs. When we acquire real estate with an affiliated entity, we are not responsible for that entity’s syndication costs. All other costs associated with the acquisition of real estate with an affiliated entity including, without limitation, the real estate down payment, closing and carrying costs, loan costs and reserves are allocated pro rata based on our percentage ownership in the property.
      The majority of the income from our properties consists of rent received under leases that provide for the payment of fixed minimum rent paid monthly in advance, and for the payment by tenants of a pro rata share of the real estate taxes, special assessments, insurance, utilities, common area maintenance, management fees and certain building repairs of the center. Under the majority of our leases, we are not currently obligated to pay the tenant’s proportionate share of real estate taxes, insurance and property operating expenses up to the amount incurred during the tenant’s first year of occupancy (“Base Year”) or a negotiated amount approximating the tenant’s pro rata share of real estate taxes, insurance and property operating expenses, or expense stop. The tenant pays their pro rata share of an increase in expenses above the base year or expense stop.
      The following is a summary of the properties in which we owned an interest in as of June 30, 2005.

	Property	Date	%	GLA Sq	Annual	% Leased		Annual Rent
Property Name	Location	Acquired	Owned	Ft	Rent(1)	Space		Per Sq Ft(2)

Consolidated Properties:
Executive Center I	Dallas, TX	12/30/2003	100.0%	205,000	$763,000	21.4%		$17.51
Oakey Building	Las Vegas, NV	04/02/2004	75.4	98,000	134,000	—		23.28
Southwood Tower	Houston, TX	10/27/2004	100.0	79,000	1,055,000	79.1		16.85
Interwood	Houston, TX	1/26/2005	100.0	80,000	1,012,000	65.0		19.47

Total				462,000	$2,964,000	34.5	%(3)	$18.32	(4)

Unconsolidated Properties:
801 K Street	Sacramento, CA	03/31/2004	18.3%	336,000	$7,170,000	77.5%		$27.54
Emerald Plaza	San Diego, CA	06/14/2004	4.6	355,000	8,394,000	81.7		28.98
Enterprise Technology Center	Scotts Valley, CA	05/07/2004	8.5	370,000	8,305,000	81.5		27.53
Executive Center II & III	Dallas, TX	08/01/2003	38.1	381,000	3,394,000	76.8		11.58

(1)	Annualized rental income based on contractual base rent from leases in effect at June 30, 2005.

(2)	Average effective annual rent per square foot at June 30, 2005.

(3)	Weighted-average leased space at June 30, 2005.

(4)	Weighted-average annual rent per square foot at June 30, 2005.

Consolidated Properties
2005 Acquisitions

Interwood — Houston, Texas
      On January 26, 2005, through our wholly-owned subsidiary NNN Interwood, LP, a Texas limited partnership, we purchased a 100% interest in The Offices at Interwood, a two-story office building of 80,000 square feet located in Houston, Texas. The property was purchased from an unaffiliated third party for a purchase price of $8,000,000. The seller paid Realty a sales commission of $250,000, or 3.1% of the total purchase price, of which 75% was passed through to our Manager pursuant to the Realty-Triple Net Agreement. At acquisition, we obtained a first mortgage loan from LaSalle, in the amount of $5,500,000 which bears interest at a one-month LIBOR plus 300 basis points. The initial term of the loan is two years.
2005 Held for Sale
      On June 1, 2005, our Manager approved the listing for sale of Southwood Tower, our wholly-owned property in Houston, Texas.
      On June 8, 2005, our Manager approved the listing for sale of the Oakey Building, in Las Vegas, Nevada, of which we own 75.4%.
2005 Dispositions

Financial Plaza — Omaha, Nebraska
      On April 13, 2005, we sold our wholly-owned owned property, Financial Plaza, located in Omaha, Nebraska, to an unaffiliated third party for a sales price of $9,500,000. This property was classified as property held for sale and discontinued operations on our 2005 and 2004 financial statements. In connection with the sale, the buyer assumed the first mortgage note of $4,125,000 due to American Express Certificate Company. We also received a note receivable for $2,300,000 that bears interest at a fixed rate of 8.0% per annum and matures on April 1, 2008. The note requires monthly principal and interest payments. Our net proceeds after closing costs and the note receivable were $2,327,000. The sale resulted in a net gain to us of $2,910,000. We paid Realty a disposition fee of $475,000, or 5.0% of the purchase price, of which 75% was passed through to our Manager pursuant to the Realty-Triple Net Agreement.

Satellite Place — Atlanta, Georgia
      On February 24, 2005, we sold our wholly-owned property, Satellite Place, located in Atlanta, Georgia, to NNN Satellite 1100 & 2000, LLC for a sales price of $19,410,000. Because the property was purchased by TIC entities also managed by our Manager, the Board of Managers engaged an independent third party to provide an opinion as to the fairness of the transaction to us, which opinion was received prior to the consummation of the transaction. This property was classified as property held for sale and discontinued operations on our 2004 financial statements. In connection with the sale, the first mortgage note of $11,000,000, plus accrued interest, was repaid to LaSalle. Our net proceeds from this sale were $7,727,000 after closing costs. The sale resulted in a net gain of $389,000. Realty did not receive a disposition fee for the sale of the property.
2004 Acquisitions

Oakey Building — Las Vegas, Nevada
      On April 2, 2004, we, as a member of NNN Oakey Building 2003, LLC, purchased a 75.4% interest in the Oakey Building, a four-story, Class A office building of 98,000 square feet located in Las Vegas, Nevada. In the purchase transaction, T REIT, Inc., an affiliated party, who is also managed by our Manager, acquired a 9.8% interest in Oakey Building and unaffiliated members acquired the remaining 14.8%. The purchase price for the Oakey Building was $8,137,000. Our initial investment was $6,178,000. The purchase was financed by $4,000,000 in borrowings secured by the property. The loan is payable to the Ivan Halaj and Vilma Halaj Inter Vivos Trust. The loan requires principal and interest payments at a fixed interest rate of 10.0% per annum until the due date of April 1, 2005. On April 1, 2005, the loan was extended until October 1, 2005 and from that date bears interest at a fixed interest rate of 8.0% per annum. The seller paid Realty a sales commission of $237,000, or 2.9% of the purchase price, of which 75% was passed though to our Manager pursuant to the Realty-Triple Net Agreement.

Southwood Tower — Houston, Texas
      On October 27, 2004, through our wholly-owned subsidiary NNN VF Southwood Tower, LP, we purchased a 100% interest in Southwood Tower, a Class A office building of 79,000 square feet located in Houston, Texas. The property was purchased from an unaffiliated third party for a purchase price of $5,461,000. The seller paid Realty a sales commission of $159,000, or 2.9% of the purchase price, of which 75% was passed through to our Manager pursuant to the Realty-Triple Net Agreement. There was no debt incurred on the purchase of this property.

Financial Plaza — Omaha, Nebraska
      On October 29, 2004, through our wholly-owned subsidiary NNN VF Financial Plaza, LLC, we purchased a 100% interest in Financial Plaza, a four-story, Class A office building of 86,000 square feet located in Omaha, Nebraska. The property was purchased from an unaffiliated third party for a purchase price of $5,660,000. At acquisition, we obtained a first mortgage loan from American Express Certificate Company in the amount of $4,125,000, which bears interest at a 6-month LIBOR plus 180 basis points. The initial term of the loan is three years from the date of acquisition. The seller paid Realty a sales commission of $160,000, or 2.8% of the total purchase price, of which 75% was passed through to our Manager pursuant to the Realty-Triple Net Agreement.

Satellite Place — Atlanta, Georgia
      On November 29, 2004, through our wholly-owned subsidiary, NNN VF Satellite Place, LLC, we purchased a 100% interest in Satellite Place, two single-story, Class A office buildings totaling 178,000 square feet located in Atlanta, Georgia. The property was purchased from an unaffiliated third party for a purchase price of $18,300,000. At acquisition, we obtained a first mortgage loan from LaSalle in the amount of $11,000,000, which bears interest at 30-day LIBOR plus 275 basis points. The initial term of the loan is six months from the date of acquisition with one six-month option to extend and an option to convert to fixed-rate debt with LaSalle in favor of the borrower anytime during the term. The seller paid Realty a sales commission of $356,000, or 1.9% of the total purchase price, of which 75% was passed through to our Manager pursuant to the Realty-Triple Net Agreement.

Unconsolidated Properties

801 K Street — Sacramento, California
      On March 31, 2004, we, as a member of NNN 801 K Street, LLC, a Delaware limited liability company, purchased an 18.3% interest in 801 K Street, a 28-story, Class A office building of 336,000 square feet located in Sacramento, California.
      As of June 30, 2005, 801 K Street is owned by the following interest holders as tenants-in-common, or TIC’s:

Tenants-in-Common	Interest Held

NNN 801 K Street, LLC	21.5%
Unaffiliated third parties (combined)	78.5%
      As of June 30, 2005, NNN 801 K Street, LLC, which owns an aggregate 21.5% interest in 801 K Street, is owned by the following members, with the proportionate membership interest and interest in 801 K Street listed respectively:

	Membership Interest in	Interest in 801 K
Members	NNN 801 K Street, LLC	Street Property

NNN 2003 Value Fund, LLC	85.0%	18.3%
Unaffiliated members (combined)	15.0%	3.2%
      The property was purchased from an unaffiliated third party for a purchase price of $65,780,000. Our total investment was $12,064,000. We use the equity method of accounting to account for this investment. At acquisition, the owners obtained a first mortgage loan from HSH Nordbank AG in the amount of $45,000,000 as follows: initial funding of $41,350,000 with a holdback of loan proceeds of $3,650,000, which will be released once the property has reached certain operational requirements. The initial term of the loan is three years, due March 2007. The borrower has an option to extend the maturity date for two 12-month terms. The loan bears interest at a 30-day LIBOR plus 200 basis points until the property reaches 80% leasing at which time interest is reduced to 30-day LIBOR plus 190 basis points. The first 24 months of the loan term are interest only; the last 12 months of the initial loan term are amortized with $56,250 monthly principal payments. The interest rate was 4.18% per annum at December 31, 2004. The seller paid Realty a sales commission of $1,500,000, or 2.3% of the total purchase price, of which 75% was passed through to our Manager pursuant to the Realty-Triple Net Agreement.

Enterprise Technology Center — Scotts Valley, California
      On May 7, 2004, we, as a member of NNN Enterprise Way, LLC, a Delaware limited liability company, purchased an 8.5% interest in Enterprise Technology Center, a Class A office building campus of 370,000 square feet located in Scotts Valley, California.

      As of June 30, 2005, Enterprise Technology Center is owned by the following interest holders as TIC’s:

Tenants-in-Common	Interest Held

NNN Enterprise Way, LLC	11.6%
Unaffiliated third parties (combined)	88.4%
      As of June 30, 2005, NNN Enterprise Way, LLC, which owns an aggregate 11.6% interest in Enterprise Technology Center, is owned by the following members, with the proportionate membership interest and interest is Enterprise Technology Center listed respectively:

		Interest in
	Membership Interest in	Enterprise
	NNN Enterprise Technology	Technology Center
Members	Center, LLC	Property

NNN 2003 Value Fund, LLC	73.3%	8.5%
Unaffiliated members (combined)	26.7%	3.1%
      The property was purchased from an unaffiliated third party for a purchase price of $61,300,000. Our total investment consisted of $5,233,000. We use the equity method of accounting to account for this investment. At acquisition, the owners obtained a first mortgage loan from UBS Investment Bank in the amount of $36,500,000, which bears interest at a variable rate of prime plus 1% per annum with a floor of 5.5%. The note requires monthly interest only payments. The initial term of the loan is 36 months and may be extended by the borrower for an additional 24 months. The rate was 6.44% at December 31, 2004. The seller paid Realty a sales commission of $1,800,000, or 2.9% of the total purchase price, of which 75% was passed through to our Manager pursuant to the Realty-Triple Net Agreement.

Emerald Plaza — San Diego, California
      On June 14, 2004, we, as a member of NNN Emerald Plaza, LLC, purchased a 4.6% interest in the Emerald Plaza Building in San Diego, California. Emerald Plaza is a Class A office tower of 355,000 square feet located in downtown San Diego, California.
      As of June 30, 2005, Emerald Plaza is owned by the following interest holders as TIC’s:

Tenants-in-Common	Interest Held

NNN Emerald Plaza, LLC	20.5%
Unaffiliated third parties (combined)	77.6%
AWT Family, LP, a limited partnership wholly owned by Anthony W. Thompson	1.9%
      As of June 30, 2005, NNN Emerald Plaza, LLC which owns an aggregate 20.5% interest in Emerald Plaza, is owned by the following members, with the proportionate membership interest and interest in Emerald Plaza listed respectively:

		Interest in
	Membership Interest in	Emerald Plaza
Members	NNN Emerald Plaza, LLC	Property

NNN 2003 Value Fund, LLC	22.2%	4.6%
Unaffiliated Members (combined)	64.2%	13.2%
T REIT, LP	13.2%	2.7%
Affiliated Members (combined)	0.4%	0.1%
      The LLC members include T REIT, Inc, an affiliated party that is also managed by our Manager, and affiliated members, including two members of the Board of Managers.
      Emerald Plaza was purchased from an unaffiliated third party for a purchase price of $100,940,000. Our investment consisted of $4,595,000. We use the equity method of accounting to account for this investment. The property was financed with a $68,500,000 secured loan from Citigroup Global Markets

Realty Corp. The loan requires interest only payments through the maturity date of June 17, 2007 at a variable interest rate based on 30-day LIBOR plus 245 basis points. The rate in effect at December 31, 2004 was 4.93% per annum. The seller paid Realty a sales commission of $2,940,000, or 2.9% of the purchase price, of which 75% was passed through to our Manager pursuant to the Realty-Triple Net Agreement.
2003 Acquisitions

Consolidated Properties

Executive Center I — Dallas, Texas
      On December 30, 2003, through our wholly-owned subsidiary NNN Executive Center 2003, LLC, we purchased a 100% interest in Executive Center I, a Class A office building of 205,000 square feet located in Dallas, Texas. The property was purchased from an unaffiliated third party for a purchase price of $8,178,000. At acquisition, we obtained a first mortgage loan from Vestin Mortgage, Inc. in the amount of $4,500,000 which bears interest at a fixed rate of 10.5% per annum. The initial term of the loan was one year from the date of acquisition. On November 5, 2004, for a fee of $34,000, this loan was extended until March 30, 2005. On February 15, 2005, for an additional fee of $34,000, this loan was extended until June 30, 2005. The seller paid Realty a sales commission of $223,000, or 2.7% of the total purchase price, of which 75% was passed through to our Manager pursuant to the Realty-Triple Net Agreement.

Unconsolidated Properties

Executive Center II & III, Dallas, Texas
      On August 1, 2003, we, as a member of NNN Executive Center II & III, LLC, a Texas limited liability company, purchased a 38.1% interest in Executive Center II & III, two Class A office buildings, totaling 381,000 square feet located in Dallas, Texas.
      As of June 30, 2005, Executive Center II & III is owned by the following interest holders as TIC’s:

Tenants-in-Common	Interest Held

NNN Executive Center II & III, LLC	49.6%
Unaffiliated third parties (combined)	48.9%
AWT Family, LP, a limited partnership wholly owned by Anthony W. Thompson	1.5%
      As of June 30, 2005, NNN Executive Center II & III, LLC, which owns an aggregate 49.6% interest in Executive Center II & III, is owned by the following members, with the proportionate membership interest listed respectively:

	Membership Interest
	In NNN Executive	Interest in Executive
Members	Center II & III, LLC	Center II & III Property

NNN 2003 Value Fund, LLC	76.8%	38.1%
Unaffiliated members (combined)	23.2%	11.5%
      The property was purchased from an unaffiliated third party for a purchase price of $24,600,000. Our total investment consisted of our proportionate share of the purchase price of $9,390,000. We use the equity method of accounting to account for this investment. At acquisition, the owners obtained a first mortgage loan from LaSalle in the amount of $14,950,000, which bears interest at 30-day LIBOR plus 300 basis points, with a floor of 5.0% per annum. The interest rate at December 31, 2004 and 2003 were 5.25% per annum and 5.0% per annum, respectively. The initial term of the loan was one year and on August 1, 2004, was extended for two additional six-month terms for a fee of $148,000. The loan requires monthly principal payments of $14,730 plus interest. The seller paid Realty a sales commission of $600,000, or 2.4% of the total purchase price, of which 75% was passed through to our Manager pursuant to the Realty-Triple Net Agreement.

Lease Expiration Table
      The following schedule presents the sensitivity of the annual base rent due to lease expirations, including properties listed for sale, for the next ten years at our properties as of December 31, 2004.

					Percent of Total
		Total Square	% of Total GLA		Annual Base Rent
	Number of	Footage of	Represented by	Annual Base	Represented by
Year Ended December 31,	Leases Expiring	Expiring Leases	Expiring Leases	Rent	Expiring Leases

2005	14	118,000	29.2%	$3,494,000	43.8%
2006	7	58,000	14.3	937,000	11.7
2007	14	53,000	13.1	820,000	10.3
2008	4	19,000	4.7	349,000	4.4
2009	8	121,000	29.9	1,771,000	22.2
2010	2	3,000	0.7	65,000	1.0
2011	—	—	—	—	—
2012	—	—	—	—	—
2013	1	33,000	8.1	539,000	6.6%
2014	—	—	—	—	—
Thereafter	—	—	—	—	—

Total	50	405,000	100.0%	$7,975,000	100.0%

Significant Tenants
      As of June 30, 2005, we have interests in four consolidated properties located in the states of Texas and Nevada.
      As of June 30, 2005, three of our tenants at our consolidated properties accounted for 10% or more of our aggregate annual rental income. Information about these tenants are provided in the table below:

		Percentage of			Lease
	2005 Annual	2005 Annual		Square	Expiration
Tenant	Base Rent(*)	Base Rent	Property	Footage	Date

Administaff Services, LP	$1,012,000	35.8%	Interwood	52,000	09/30/14
Westwood College of Technology	$763,000	27.0%	Executive Center I	44,000	01/31/13
Lipar Group Development	$325,000	11.5%	Southwood Tower	20,000	02/28/08

*	Annualized rental income based on contractual base rent from leases in effect at June 30, 2005.
      As of December 31, 2004, one of our tenants at our consolidated properties accounted for 10% or more of our aggregate annual rental income.

		% of			Lease
	2004 Annual	2004 Annual		Square	Expiration
Tenant	Base Rent(*)	Base Rent	Property	Footage	Date

General Services Administration (IRS)	$3,014,000	37.7%	Oakey Building	84,000	05/31/05

*	Annualized rental income based on contractual base rent from leases in effect at December 31, 2004.
      Our Manager was advised that the IRS, which occupies 84,000 square feet, or 85.7%, of the Oakey Building, would exercise its 30-day early opt out provision and terminate its lease on April 30, 2005. The existing lease was at $35.80 per square foot and was above the current market rate. Our Manager was able to lease the entire 98,000 square feet of the Oakey Building to one tenant beginning August 1, 2005 at $23.28 per square foot. However, the lease was for a six-year term with staggered occupancy and rent commencement dates as follows: beginning August 2005, a total of 406 square feet was occupied and leased; beginning October 2005, a total of 13,745 square feet will be occupied and leased; beginning

August 2006, a total of 62,820 square feet will be occupied and leased and the entire 98,000 square feet was occupied and leased beginning January 2007. Due to the new lease at the current market value and the staggered occupancy and commencement of rent of the new lease, we expect our 2005 rental income will be reduced by approximately $1,500,000. Our 2006 revenues will remain consistent with 2005 revenues. In 2007 we expect revenues to increase by $1,500,000 over 2006. In connection with the new lease, we will incur $2,400,000 for tenant improvements. On June 3, 2005, due to the reasons described above, the distribution to the Oakey investors was suspended effective July 1, 2005 through the earlier of the end of 2005 or until the sale of the property.
      As of June 30, 2004, two of our tenants at our consolidated properties accounted for 10% or more of our aggregate annual rental income, as follows:

		Percentage of			Lease
	2004 Annual	2004 Annual		Square	Expiration
Tenant	Base Rent(*)	Base Rent	Property	Footage	Date

Internal Revenue Service (GSA)	$2,913,000	79.7%	Oakey Building	84,000	05/31/05
Westwood College of Technology	$539,000	14.8%	Executive Center I	33,000	01/31/13

*	Annualized rental income based on contractual base rent from leases in effect at June 30, 2004.

Item 4.	Security Ownership of Certain Beneficial Owners and Management
      The following table shows, as of June 30, 2005, the number and percentage of Units owned by:

•	each person who is known to us to hold more than a 5% interest in us

•	the chief executive officer of our Manager (1)(2);

•	the members of the Board of Managers(1); and

•	the members of the Board of Managers and our Manager’s executive officers (1) as a group.

	Beneficially
	Owned	Percentage of
Name	No. of Units	Outstanding Units

Triple Net Properties, LLC(2)	—	—
Anthony W. Thompson(2)	—	—
Members of the Board of Managers as a group(1)(2)(3)	5	*
Members of the Board of Managers and our Manager’s executive officers as a group(1)(2)(3)	5	*

*	Less than 1%

(1)	We have no directors.

(2)	The address for all persons named is 1551 N. Tustin Avenue, Suite 200, Santa Ana, California 92705.

(3)	Jack R. Maurer, a member of the Board of Managers and executive vice president of our Manager, owned 5 units.
      We are not aware of any arrangements which may at a subsequent date result in a change in control of us.

Item 5.	Directors and Executive Officers of the Registrant
      The following table and biographical descriptions set forth information with respect to our two officers. We have no directors.

Name	Age	Position	Term of Office

Richard T. Hutton, Jr.	53	Chief Executive Officer	Since September 2005
Steven S. Fradin	40	Chief Accounting Officer	Since August 2006
      Richard T. Hutton, Jr. has served as our chief executive officer since September 2005. Mr. Hutton has served as our Manager’s executive vice president and chief investment officer since August 2003, as a member of our Manager’s Board of Managers since June 2005 and as our Manager’s senior vice president — real estate acquisitions from April 1999 through August 2003. Mr. Hutton also served as interim chief financial officer for each of our Manager, G REIT, Inc., and T REIT, Inc. from October 2003 through December 2003 and from April 2004 through September 2004. Mr. Hutton’s previous experience includes serving as controller for the TMP Group from November 1997 to April 1999. Mr. Hutton received a BA degree in psychology from Claremont McKenna College and is a California Certified Public Accountant (inactive).
      Steven S. Fradin has served as our chief accounting officer since August 2006. Mr. Fradin is responsible for all areas of finance, including accounting and financial reporting. Mr. Fradin has served as financial reporting manager for our Manager since June 2006. From May 2005 to April 2006, Mr. Fradin served as Corporate Controller for Collectors Universe, Inc., a publicly traded company specializing in the grading and authentication of collectibles. Prior to this position, Mr. Fradin served as Corporate Controller from October 2001 to April 2005 for RBF Consulting, a civil engineering firm that provides engineering, planning, design and construction management for public and private sector projects throughout the western United States and internationally. Mr. Fradin is a Certified Public Accountant and received his B.A. in Business with a concentration in Accounting from California State University, Fullerton.
Board of Managers and Executive Officers of Our Manager
      We are managed by our Manager and employees of our Manager provide services to us. None of the members of the Manager’s Board of Managers are independent. The members of the Board of Managers serve for unlimited terms and our Manager’s executive officers serve at the discretion of the Board of Managers. The Manager and Anthony W. Thompson would be considered a promoter or control person of us.
      Our Manager shall remain our Manager until (i) we are dissolved, (ii) removed “for cause” by a majority vote of our members, or (iii) our Manager, with the consent of our members and in accordance with the Operating Agreement, assigns its interest in us to a substitute manager. For this purpose, removal of our Manager “for cause” means removal due to the:

•	gross negligence or fraud of our Manager;

•	willful misconduct or willful breach of the Operating Agreement by our Manager;

•	bankruptcy, insolvency or inability of our Manager to meet its obligations as they come due; or

•	conviction of a felony of Mr. Thompson, chairman of the Board of Managers of our Manager.

      The members of the Board of Managers and our Manager’s executive officers are as follows:

Name	Age	Position	Term of Office

Anthony W. Thompson	58	Chief Executive Officer and Chairman of the Board of Managers	Since 1998
Louis J. Rogers	48	President and Member of the Board of Managers	Since 2004
Talle A. Voorhies	57	Chief Operating Officer, Secretary and Member of the Board of Managers	Since 1998
Jack R. Maurer	61	Executive Vice President and Member of the Board of Managers	Since 1998
Daniel R. Baker	53	Member of the Board of Managers	Since 1998
Scott D. Peters	47	Chief Financial Officer, Executive Vice President and Member of the Board of Managers	Since 2004
Andrea R. Biller	54	General Counsel	Since 2003
Shannon Alter	51	Senior Vice President — Director of Operations	Since 2002
Richard T. Hutton, Jr.	53	Senior Vice President,	Since 1999
		Chief Investment Officer	Since 2003
		and Member of the Board of Managers	Since 2005
Jeffrey T. Hanson	35	Member of the Board of Managers	Since 2006
      Anthony W. “Tony” Thompson founded our Manager and has been its chief executive officer and chairman of the Board of Managers since its inception in April 1998. He is also president and 88% owner of Triple Net Properties Realty, Inc., an affiliated real estate brokerage and management company that provides certain real estate brokerage and management services to us. Prior to April of 1998, Mr. Thompson was co-founder, co-owner, director and officer of a number of real estate investment entities trading under the name The TMP Companies, including the TMP Group, Inc., a full-service real estate investment firm. Mr. Thompson is a registered securities principal with the National Association of Securities Dealers and 95% owner of NNN Capital Corp., the dealer manager of our offering. He is a 1969 graduate of Sterling College with a B.S. degree in economics. He is also a member of the Sterling College Board of Trustees, The Bowers Museum Committee and various other community and charitable organizations. Mr. Thompson serves as the chairman of the board of directors for each of G REIT, Inc. and T REIT, Inc.
      Louis J. Rogers has served as president and a member of the Board of Managers of our Manager since August 2004 and September 2004, respectively. Mr. Rogers was a member and shareholder of the law firm of Hirschler Fleischer from 1986 and 1994, respectively, until January 1, 2005, where he specialized in structuring like-kind (Section 1031) exchanges, private placements and syndications, formation and operation of real estate investment trusts and acquisitions and financings for real estate transactions. Effective January 1, 2005, Mr. Rogers serves as senior counsel to Hirschler Fleischer. Mr. Rogers earned a B.S. degree from Northeastern University in 1979 (with highest honors), a B.A. degree (with honors) in 1981 and an M.A. degree in 1985 in Jurisprudence from Oxford University and a J.D. degree in 1984 from the University of Virginia School of Law. Mr. Rogers is a member of the Virginia State Bar.
      Talle A. Voorhies has served as a member of the Board of Managers since 1998. She also served as our Manager’s executive vice president from April 1998 to December 2001, when she became chief operating officer. Ms. Voorhies served as president (April 1998-February 2005) and financial principal (April 1998-November 2004) of NNN Capital Corp., the dealer manager of our offering. From December 1987 to January 1999, Ms. Voorhies worked with the TMP Group, Inc., where she served as chief administrative officer and vice president of broker-dealer relations. Ms. Voorhies is responsible for our Manager’s investor services department and is a registered financial principal with the NASD.

      Jack R. Maurer has served as the executive vice president and a member of the Board of Managers since April 1998. Mr. Maurer also served as chief financial officer of our Manager from April 1998 to December 2001 and as chief operating officer and financial principal of NNN Capital Corp. from December 2001 to the present. From 1986 to April 1988, Mr. Maurer was a General Partner and chief executive officer of Wescon Properties, a Santa Ana based real estate development company. His previous experience also includes employment at the national accounting firm of Kenneth Leventhal and Company. Mr. Maurer received a B.S. degree from California University at Northridge in 1973 and has served as president and chief executive officer of T REIT, Inc. since August 2004.
      Daniel R. “Dan” Baker, has served as a member of the Board of Managers since April 1998. Mr. Baker founded SugarOak Corporation in 1984 and served as its president until 2004. SugarOak Corporation provided asset management, construction management, property management and real estate development services. Since 2004, Mr. Baker has served as chairman of the board of SugarOak Holdings, a successor to SugarOak Corporation. SugarOak Holdings has three subsidiaries whose activities include construction, asset management and syndication. Mr. Baker is also president and chairman of the Board of Union Land and Management Company and director and president of Coastal American Corporation. In addition, Mr. Baker is a founding and former director of the Bank of the Potomac, a former board member of F&M Bank and currently an advisory board member of BB&T Bank. A cum laude graduate of Harvard College with a degree in government, Mr. Baker participates in numerous community organizations. Mr. Baker is a former Citizen of the Year in Herndon, Virginia and a Paul Harris Fellow in Rotary.
      Scott D. Peters has served as chief financial officer, executive vice president and a member of the Board of Managers since September 2004 and is responsible for all areas of finance, including accounting and financial reporting, as well as a liaison for institutional investors, lenders and investment banks. Effective September 2004, Mr. Peters also serves as the executive vice president and chief financial officer of G REIT, Inc. and T REIT, Inc. From September 2004 through January 2005, he also served as executive vice president and chief financial officer of A REIT, Inc. From July 1996, Mr. Peters has served as senior vice president, chief financial officer and a director of Golf Trust of America, Inc., a publicly traded corporation. Mr. Peters received a B.B.A. degree in accounting and finance from Kent State University.
      Andrea R. Biller has served as General Counsel for our Manager since March 2003, overseeing all legal functions for our Manager and coordinating with outside counsel. Ms. Biller practiced as a private attorney specializing in securities and corporate law from 1990 to 1995 and 2000 to 2002. She practiced at the SEC from 1995 to 2000, including two years as Special Counsel for the Division of Corporation Finance. Ms. Biller earned a B.A. degree in psychology from Washington University, an M.A. degree in psychology from Glassboro State University and a J.D. degree from George Mason University School of Law in 1990, where she graduated first in her class “With Distinction.” Ms. Biller is a member of the California, Virginia and the District of Columbia State Bars.
      Shannon Alter has served as senior vice president-director of operations for our Manager since June 2002. Ms. Alter oversees our Manager’s portfolio, manages the property management staff and is responsible for managing third party property managers. Ms. Alter owned and managed Retail Management Services, a commercial real estate consulting firm, from 1996 to June 2002. Ms. Alter’s experience includes prior positions as manager of property management for The Vons Companies, Inc. and director of property management for Diversified Shopping Centers. She was the 2004 President of the Orange County IREM chapter and teaches IREM courses on a national and local basis. Ms. Alter was awarded the Journal of Property Management Article of the Year award for 1998 and 1999. Ms. Alter holds a B.A. degree from the University of Southern California.
      Richard T. Hutton Jr. also serves as one of our executive officers. See disclosure under Directors and Executive Officers above.
      Jeffrey T. Hanson has served as a member of the Board of Managers since August 2006. Mr. Hanson has also served as the Managing Director-Real Estate of our Manager, and the president and chief executive officer of Triple Net Properties Realty, Inc., since August 2006. From December 1997 to August 2006, Mr. Hanson served as Senior Vice President of Grubb & Ellis Company’s Institutional Investment Group. Mr. Hanson is a member of the Sterling College Board of Trustees. Mr. Hanson earned a B.S. Degree in Business Administration with an emphasis in real estate finance from the University of Southern California.
Fiduciary Relationship of our Manager and Us
      Our Manager is a fiduciary of us and has fiduciary duties to us and our Unit holders pursuant to the Operating Agreement and under applicable law. Our Manager’s fiduciary duties include responsibility for our control and management and exercising good faith and integrity in handling our affairs. Our Manager has a fiduciary responsibility for the safekeeping and use of all our funds and assets, whether or not in our immediate possession and control, and may not use or permit another to use such funds or assets in any manner except for our exclusive benefit.
      Our funds will not be commingled with the funds of any other person or entity except for operating revenue from our properties.
      Our Manager may employ persons or firms to carry out all or any portion of our business operations. Some or all such persons or entities employed may be affiliates of our Manager or Mr. Thompson. It is not clear under current law the extent, if any, to which such parties will have a fiduciary duty to us or our members. Investors who have questions concerning the fiduciary duties of our Manager should consult with their own legal counsel.
Compensation of Our Manager
      For a description of the compensation received by our Manager and its affiliates see “Certain Relationships and Related Transactions.”

Item 6.	Executive Compensation
      We are managed by our Manager and we have no directors or executive officers to whom we pay compensation.

Item 7.	Certain Relationships and Related Transactions
The Operating Agreement
      Pursuant to the Operating Agreement, our Manager, which is 36% owned by Anthony W. Thompson, our Manager’s chairman and chief executive officer, is entitled to receive the following payments and fees described below. These payments and fees were not negotiated at arm’s length and may be higher than payments and fees that would have resulted from an arm’s length transaction with an unrelated entity.

	Six Months		From June 19, 2003
	Ended	Year Ended	(Date of Inception)
	June 30,	December 31,	through
	2005	2004	December 31, 2003

Manager’s Compensation from Us for:
Acquisition Fees(1)	$—	$1,623,000	$377,000
Organizational & Marketing Costs(2)	—	2,781,000	607,000
Expenses, Costs, or Fees(3)	—	—	—
Operating Expenses(4)	—	—	—
Distributions — Cash from Operations(5)	—	—	—
Distributions — Cash from Capital Transactions(6)	—	—	—
Accounting Fees(7)	25,000	10,000	—

(1)	Our Manager is entitled to receive 4% of the funds raised in our Private Placement of Units, for services rendered in connection with the due diligence investigation and acquisition of interests in real estate properties by us during the course of the investment and holding period.

(2)	We have agreed to reimburse our Manager for organizational costs and marketing expenses incurred by our Manager in connection with our Private Placement of Units. We have reimbursed our Manager for the amounts incurred as set forth in the table above.

(3)	We have agreed to reimburse our Manager and its affiliates certain expenses, costs and fees incurred by our Manager, including, without limitation, for the cash payments, certain closing costs, escrow deposits, loan commitment fees, project studies and travel expenses related to the analysis and acquisitions of our properties. Our Manager did not incur and, therefore, was not reimbursed for, any such expenses, costs or fees for the six months ended June 30, 2005, the year ended December 31, 2004 or the period from June 19, 2003 (date of inception) to December 31, 2003.

(4)	We have agreed to reimburse our Manager for reasonable and necessary expenses paid or incurred by our Manager in connection with our operation, including any legal and accounting costs and the costs incurred in connection with the acquisition of our properties, including travel, surveys, environmental and other studies and interest expense incurred on deposits or expenses. Our Manager did not incur and, therefore, was not reimbursed for, any such expenses, costs or fees for the six months ended June 30, 2005, the year ended December 31, 2004 or the period from June 19, 2003 (date of inception) to December 31, 2003.

(5)	Our Manager is entitled to receive from us distributions that relate to cash from operations as discussed below under “Description of Registrant’s Securities to be Registered — Distributions — Cash from Operations.” Our Manager did not receive any such distributions for the six months ended June 30, 2005, the year ended December 31, 2004 or the period from June 19, 2003 (date of inception) to December 31, 2003.

(6)	Our Manager is entitled to receive from us distributions that relate to cash from Capital Transactions as discussed below under “Description of Registrant’s Securities to be Registered — Distributions — Cash from Capital Transactions.” Our Manager did not receive any such distributions for the six months ended June 30, 2005, the year ended December 31, 2004 or the period from June 19, 2003 (date of inception) to December 31, 2003.

(7)	Our Manager is entitled to receive from us accounting fees for record keeping services provided.
The Management Agreement
      Pursuant to the Operating Agreement and the Management Agreement, Realty, or in some cases, an affiliate of Realty, is entitled to receive the payments and fees described below. These payments and fees were not negotiated at arm’s length and may be higher than payments and fees that would have resulted from an arm’s length negotiation and transaction with an unrelated entity.

	Six Months		From June 19, 2003
	Ended	Year Ended	(Date of Inception)
	June 30,	December 31,	to December 31,
	2005	2004	2003

Realty’s Compensation from Us for:
Management Fees(1)	$180,000	$272,000	$—
Lease Commissions(2)	67,000	—	—
Project Fees(3)	4,000	—	—
Selling Commissions(4)	475,000	—	—
Loan Fees(5)	—	—	—
Real Estate Commissions(6)	250,000	912,000	223,000

(1)	Realty is entitled to receive for its services in managing our properties, a monthly management fee of up to 6% of the gross receipts revenue of the properties. 100% of all management fees are passed through to our Manager pursuant to the terms of the Realty-Triple Net Agreement.

(2)	Realty is entitled to receive for its services in leasing our properties a leasing commission equal to 6% of the value of any lease entered into during the term of the Management Agreement and 3% with respect to any renewal. The value of the lease will be calculated by totaling the minimum monthly rent for the term of the lease. The term of the lease will not exceed five years for purposes of the computation and will not include option periods. 100% of all leasing commission received by Realty are passed through to our Manager pursuant to the terms of the Realty-Triple Net Agreement.

(3)	Realty is entitled to receive for its services in supervising any construction or repair project in or about our properties a construction management fee equal to 5% of any amount up to $25,000, 4% of any amount over $25,000 but less than $50,000, and 3% of any amount over $50,000 which is expended in any calendar year for construction or repair projects. 100% of all construction fees received by Realty are passed through to our Manager pursuant to the terms of the Realty-Triple Net Agreement

(4)	Realty is entitled to receive a selling commission of up to 5% of the gross sales price of any of our properties. No properties have been sold by us in 2003 or 2004. 75% of all selling commissions received by Realty are passed through to our Manager pursuant to the terms of the Realty-Triple Net Agreement

(5)	Realty is entitled to receive a loan fee in the amount of 1% of the principal amount of all loans obtained by it for our properties during the term of the Property Management Agreement. 100% of all loan fees received by Realty are passed through to our Manager pursuant to the terms of the Realty-Triple Net Agreement

(6)	Realty is entitled to receive a real estate commission in connection with our real estate acquisitions. 75% of all commissions received by Realty are passed through to our Manager pursuant to the terms of the Realty-Triple Net Agreement. These fees are paid by the selling entity; therefore, the real estate commissions that were paid in connection with our acquisitions were not paid by us.
Selling Commissions
      Pursuant to the Private Placement Memorandum, NNN Capital Corp., which was solely owned during the offering period by Anthony W. Thompson, our Manager’s chairman and chief executive officer, received selling commissions of up to 8.0% of the gross proceeds from the Private Placement, which were reallowed to the broker-dealer selling group. NNN Capital Corp. also received a non-accountable marketing and due diligence expense allowance in the amount of 1.5% of the gross proceeds, which it could reallow to other members of the selling group on an accountable basis. In addition, NNN Capital Corp. received a nonaccountable marketing and due diligence expense allowance for serving as the managing broker dealer in the amount of 1.0% of the gross proceeds which it did not reallow to other members of the selling group. We incurred $0, $4,099,000 and $1,050,000 for the six months ended June 30, 2005, the year ended December 31, 2004 and the period from June 19, 2003 (date of inception) to December 31, 2003, respectively, to NNN Capital Corp. for selling commissions and marketing and due diligence expenses.
Legal Counsel
      Hirschler Fleischer, a Professional Corporation, acts as legal counsel to us. During the year ended December 31, 2004, Louis J. Rogers was a member and stockholder of Hirschler Fleischer. Effective August 15, 2004, Mr. Rogers was appointed president of our Manager and effective September 27, 2004, Mr. Rogers was appointed a member of our Manager’s Board of Managers. Effective January 1, 2005, Mr. Rogers serves as senior counsel to Hirschler Fleischer. Also, effective January 1, 2005, Mr. Rogers owns 2% of our Manager, 12% of Realty and 5% of NNN Capital Corp., affiliated entities of our Manager.

Manager’s Ownership Interest in Our Company
      As of June 30, 2005 and December 31, 2004 and 2003, a member of the Board of Managers and executive vice president of our Manager, Jack R. Maurer, owned five Units, or less than 1%, in us.

Item 8.	Legal Proceedings
      On September 16, 2004, our Manager advised us that it learned that the SEC is conducting an investigation referred to as “In the matter of Triple Net Properties, LLC.” The SEC has requested information from our Manager relating to disclosure in securities offerings (including offerings by G REIT, Inc., T REIT, Inc. and A REIT, Inc.) and the exemption from the registration requirements of the Securities Act for the private offerings in which our Manager and its affiliated entities were involved. The SEC has requested financial and other information regarding these entities as well as the limited liability companies advised by our Manager, including us. Our Manager has advised us that it intends to cooperate fully with the SEC’s investigation. This investigation could involve us and fines, penalties or administrative remedies could be asserted against us.
      In connection with our offering of the sale of our Units from July 11, 2003 through October 14, 2004, we disclosed the prior performance of all public and non-public investment programs sponsored by our Manager. Our Manager has now determined that there were certain errors in those prior performance tables. In particular, the financial information in the tables was stated to be presented in accordance with accounting principles generally accepted in the United States of America, or GAAP. Generally, the tables for the public programs were not presented on a GAAP basis and the tables for the non-public programs were prepared and presented on a tax or cash accounting basis. Moreover, a number of the prior performance data figures were themselves erroneous, even as presented on a tax or cash basis. In particular, certain programs sponsored by our Manager have invested either along side or in other programs sponsored by our Manager. The nature and results of these investments were not fully and accurately disclosed in the tables. In addition, certain calculations of depreciation and amortization were not on an income tax basis for a limited liability company investment; certain operating expenses were not reflected in the operating results; and monthly mortgage and principal payments were not reported. In general, the resulting effect on our Manager’s program and aggregate portfolio operating results is: (i) an aggregate overstatement of $1,730,000 attributable to its private real estate programs; and (ii) an aggregate understatement of $1,405,000 attributable to its private notes programs, resulting in a total net overstatement of approximately $325,000 for cash generated after payment of cash distributions. Please see page A-1 of the Revised Prior Performance Tables (as defined below) for a detailed explanatory note regarding the nature of the errors and the following pages for a more detailed discussion and analysis of the differences in operating results: (1) public programs: page A-36 for all years presented; and (2) private programs: page A-40 for the year ended December 31, 1998; page A-42 for the year ended December 31, 1999; page A-44 for the year ended December 31, 2000; page A-47 for the year ended December 31, 2001; and page A-52 for the year ended 2002.
      Our Manager’s board of managers, or the Board of Managers, has reviewed issues relating to addressing these errors in the prior performance tables. In connection with this review, our Manager, working with independent outside financial consultants, prepared the revised prior performance tables included hereto as Appendix A, or the Revised Prior Performance Tables. The Revised Prior Performance Tables correct certain information which was included in our private placement memorandum dated July 11, 2003.
      We are involved in routine litigation and administrative proceedings arising in the ordinary course of business, some of which are expected to be covered by liability insurance and which collectively are not expected to have a material adverse effect on our business, financial condition or results of operations.

Item 9.	Market for and Distributions on Units and Related Security Holder Matters
      There is currently no established public trading market for our Units.
      As of June 30, 2005, there were 785 holders of records of the Units, with 323, 247 and 257 holders of Class A, Class B and Class C Units, respectively. Certain of our Unit holders hold Units in more than one class of Units.
      As of June 30, 2005, there were no outstanding options or warrants to purchase, or securities convertible into, Units. In addition, as of June 30, 2005, there were no Units that could be sold pursuant to Rule 144 under the Securities Act or that we have agreed to register under the Securities Act for sale by Unit holders and there were no Units that are being, or have been publicly proposed to be, publicly offered by us.
      The Operating Agreement provides that Class A Unit holders receive a 10% priority return, Class B Unit holders receive a 9% priority return and Class C Unit holders receive an 8% priority return.
      The distributions declared per Class A Unit in each quarter since our inception are as follows:

Quarters Ended	2005	2004	2003

March 31	$88	$88	N/A
June 30	$88	$88	N/A
September 30	N/A	$88	N/A
December 31	N/A	$88	$59
      The distributions declared per Class B Unit in each quarter since our inception are as follows:

Quarters Ended	2005	2004	2003

March 31	$88	N/A	N/A
June 30	$88	$88	N/A
September 30	N/A	$88	N/A
December 31	N/A	$88	N/A
      The distributions declared per Class C Unit in each quarter since our inception are as follows:

Quarters Ended	2005	2004	2003

March 31	$88	N/A	N/A
June 30	$88	N/A	N/A
September 30	N/A	$59	N/A
December 31	N/A	$88	N/A
      Our quarterly distribution rate from September 30, 2003 through June 30, 2005, has been $88 per Unit or $352 per Unit on an annualized basis, or 7.0% per annum. In the event we cannot make the distributions from operations, we may use one of the following: short-term debt; long-term debt; and proceeds from the sale of one or more of our properties; however, there is no assurance such additional sources of funds will be available for distributions if needed. The declaration of distributions is determined by our Manager who will determine the amount of distributions on a regular basis. The amount of distributions will depend on our actual cash flow, financial condition, capital requirements and such other factors our Manager may deem relevant.

Item 10.	Recent Sales of Unregistered Securities
      We sold 10,000 Units to 785 investors in the Private Placement, which began on July 11, 2003 and ended on October 14, 2004. NNN Capital Corp. served as the managing broker dealer manager of the Private Placement. The aggregate offering price for the Units sold was $50,000,000 and the aggregate fees paid to NNN Capital Corp. in connection with the Private Placement were $5,149,000, of which certain amounts were reallowed to participating broker dealers. The net proceeds from the sale of the Units received by us were $41,674,000. We relied on the exemption from registration provided by Rule 506 under Regulation D and Section 4(2) of the Securities Act in connection with the closing of the Private Placement. In each instance, the purchaser had access to sufficient information regarding us so as to make an informed investment decision. We had a reasonable basis to believe that each purchaser was an accredited investor, as defined in Regulation D under the Securities Act, and was acquiring the Units for investment only and not with a view to distribute, sell, or otherwise transfer the Units. The Units were issued directly by us and did not involve a public offering or general solicitation.

Item 11.	Description of Registrant’s Securities to be Registered
General
      The Units represent equity interests in us and entitle their holders to participate in certain allocations and distributions by us. The parties who purchased Units from us became Unit holders in our company with the right to vote on certain company matters. Units may not be freely assigned and are subject to restrictions on transfer by law and by the Operating Agreement. There is no public trading market for the Units and it is not anticipated that a public trading market for the Units will develop.
      We were formed under the laws of the State of Delaware. Our Manager is Triple Net Properties, LLC, a Virginia limited liability company. As of June 30, 2005, our consolidated properties and interests in unconsolidated properties were located in Texas, California and Nevada. We are currently qualified to transact business in each of Texas, California and Nevada.
      The character and general nature of the business to be conducted by us is the ownership, operation and eventual sale of our properties.
Operating Agreement
      The rights and obligations of the Unit holders are governed by the Operating Agreement. The following is a summary of the material provisions of the Operating Agreement and is qualified in its entirety by the full text thereof. The Operating Agreement provides that the purchase price of each Unit shall be paid in full, in cash, at the time of the execution of a subscription agreement, in connection with and as described in the Private Placement Memorandum. Payment of the purchase price for a Unit constitutes the member’s initial capital contribution.
Transferability
      A member may not sell, assign or otherwise transfer such member’s Units unless certain conditions set forth in the Operating Agreement are satisfied, including the following:

•	our Manager has consented in writing to the transfer;

•	the transferee meets the financial qualifications required of all Unit holders;

•	the transferee is not a minor or any person who, for any reason, lacks the capacity to contract for himself under applicable law (except such limitations shall not restrict the right of any Unit holder to transfer any one or more Units to a custodian or a trustee for a minor or other person who lacks such contractual capacity);

•	our Manager has determined, with the advice of counsel, that such transfer will not jeopardize the applicability of the exemptions from the registration requirements under the Securities Act of 1933, as amended, and the registration or qualification under state securities laws relied upon by us and our Manager in offering and selling the Units or otherwise violate any federal or state securities laws;

•	our Manager has determined, with the advice of counsel, that despite the transfer, Units will not be deemed traded on an established securities market or readily tradable on a secondary market (or a substantial equivalent thereof) under the provisions applicable to publicly traded partnership status;

provided, however, in no event may any Unit holder transfer any Units if such transfer would cause us to have more than 100 members or holders, who have an interest in the net income, net loss and distributions of us, but not the right to vote or to participate in the management of our company, without the express prior written consent of our Manager, which consent may be withheld in our Manager’s sole and absolute discretion;

•	the transfer is effected by a written instrument of assignment, the terms of which are not in contravention of any of the provisions of the Operating Agreement;

•	the transferring Unit holder pays a transfer fee in such amount as may be required by our Manager to cover all reasonable expenses, including attorneys’ fees, connected with such assignment;

•	the transfer would not cause a default or otherwise accelerate any payment date on any loan obtained by us; and

•	the minimum interest transferred is the lesser of one Unit or the member’s entire interest in us.

Upon our Manager’s acceptance of the written instrument of assignment, the assignee shall take the Units subject to all terms of the Operating Agreement and shall become an owner of an interest in the net income, net loss and distributions of us, but shall not have the right to vote or to participate in the management of our company. If a member transfers a Unit in violation of the terms of the Operating Agreement as set forth above, the transferor’s membership interest in us, including the transferor’s entire interest in us and voting rights, will be, at our Manager’s sole option: (i) converted into an economic interest in us, which does not include any right to vote or to participate in the management of our company; or (ii) purchased by us.
Distributions

Cash from Operations
      Cash from Operations shall mean the net cash realized by us from any source other than a Capital Transaction (as such term is defined below), after payment of all our cash expenditures, including, without limitation, the following:

•	all operating expenses including all fees payable to our Manager or its affiliates;

•	all payments of principal and interest on indebtedness;

•	expenses for repairs and maintenance, capital improvements and replacements; and

•	such reserves and retentions as our Manager reasonably determines to be necessary and desirable in connection with the condition of our company.

      Cash from Operations is calculated as follows:

	Six Months Ended			June 19, 2003
	June 30,		Year Ended	(Date of Inception)
			December 31,	to December 31,
	2005	2004	2004	2003

			(as restated
			see Note 18)
Cash flows provided by operating activities (includes payments for interest, repairs and maintenance and reserves)	$64,000	$1,159,000	$1,820,000	$218,000
Less: principal payments on indebtedness	4,564,000	—	—	—
Capital improvements	442,000	152,000	517,000	—

Cash provided by (used in) operations	$(4,942,000)	$1,007,000	$1,303,000	$218,000

Cash distributions	$1,748,000	$499,000	$1,908,000	$35,000

      Cash from Operations will be distributed as follows:

(a) first:

(1) a pro rata share to Unit holders until each has received an 8% cumulative (but not compounded) return on such Unit holder’s unrecovered capital contributions, on an annualized basis, properly adjusted for any partial years and/or fractional interests;

(2) then, if a balance of Cash from Operations remains after the payments referenced in item (a)(1), a pro rata share to holders of Class A Units and Class B Units until each has received, pursuant to items (a)(1) and (a)(2), a 9% cumulative (but not compounded) return on such Unit holder’s unrecovered capital contributions, on an annualized basis, properly adjusted for any partial years and/or fractional interests; and

(3) then, if a balance of Cash from Operations remains after the payments referenced in item (a)(2), a pro rata share to holders of Class A Units until each has received, pursuant to items (a)(1), (a)(2) and (a)(3), a 10% cumulative (but not compounded) return on such Unit holder’s unrecovered capital contributions, on an annualized basis, properly adjusted for any partial years and/or fractional interests; and

(b) second, the aggregate balance, if any, of Cash from Operations that remains after the payments referenced in item (a) shall be divided by the total number of Units, with the resulting fraction being the Per Unit Allocation, and then distributed to the Unit holders and our Manager in the following ratios:

(1) with respect to each Class A Unit, 85% of the Per Unit Allocation to the Class A Unit holder and 15% to our Manager;

(2) with respect to each Class B Unit, 80% to the Per Unit Allocation to the Class B Unit holder and 20% to our Manager; and

(3) with respect to each Class C Unit, 75% to the Per Unit Allocation to the Class C Unit holder and 25% to our Manager.

Cash From Capital Transactions
      Cash from Capital Transactions shall mean the net cash realized by us from certain transactions such as financings, refinancings, sales, exchanges, or other dispositions or condemnations of, or casualties to, the properties after payment of all our cash expenditures, including, without limitation, the following:

•	all fees payable to our Manager or its affiliates;

•	all payments of principal and interest on indebtedness; and

•	such reserves and retentions as our Manager reasonably determines to be necessary and desirable in connection with the condition of our company.
      Cash from Capital Transactions will be distributed as follows:

(a) first, pro rata to the Unit holders, up to an amount equal to the amount of a Unit holder’s gross amount invested in us and equal in amount to the cash purchase price paid by the Unit holder for the Units purchased, or Unrecovered Equity, reduced, but not below zero, by the cumulative cash from Capital Transactions previously distributed to such Unit holders;

(b) second:

(1) a pro rata share to Unit holders until each has received an 8% cumulative (but not compounded) return on such Unit holder’s unrecovered capital contributions, on an annualized basis, properly adjusted for any partial years and/or fractional interests;

(2) then, if a balance of Cash from Capital Transactions remains after the payments referenced in item (b)(1), a pro rata share to holders of Class A Units and Class B Units until each has received, pursuant to items (b)(1) and (b)(2), a 9% cumulative (but not compounded) return on such Unit holder’s unrecovered capital contributions, on an annualized basis, properly adjusted for any partial years and/or fractional interests; and

(3) then, if a balance of Cash from Capital Transactions remains after the payments referenced in item (b)(2), a pro rata share to holders of Class A Units until each has received, pursuant to items (b)(1), (b)(2) and (b)(3), a 10% cumulative (but not compounded) return on such Unit holder’s unrecovered capital contributions, on an annualized basis, properly adjusted for any partial years and/or fractional interests; and

(c) third, the aggregate balance, if any, of Cash from Capital Transactions that remains after the payments referenced in item (b) shall be divided by the total number of Units, with the resulting fraction being the Per Unit Allocation, and then distributed to the Unit holders and our Manager in the following ratios:

(1) with respect to each Class A Unit, 85% of the Per Unit Allocation to the Class A Unit holder and 15% to our Manager;

(2) with respect to each Class B Unit, 80% to the Per Unit Allocation to the Class B Unit holder and 20% to our Manager; and

(3) with respect to each Class C Unit, 75% to the Per Unit Allocation to the Class C Unit holder and 25% to our Manager.
Allocations
      Our taxable income and loss will generally be allocated between the members and our Manager in the same manner as gross income, net profit and net loss are allocated to the capital accounts of the members and our Manager.

Term and Dissolution
      Our term will continue indefinitely unless terminated pursuant to the terms of the Operating Agreement. Pursuant to the terms of the Operating Agreement, we will be terminated upon the occurrence of any of the following:

•	a determination by our Manager, with the approval of 50% of our Units entitled to vote thereon, to terminate us;

•	the sale of our properties;

•	the termination of the legal existence of our last remaining member or the occurrence of any other event which terminates the continued membership of our last remaining member in us, unless we continue without dissolution in a manner permitted by the Operating Agreement or the Delaware Limited Liability Company Act; or

•	the entry of a decree of judicial dissolution under Section 18-802 of the Delaware Limited Liability Company Act.
Distributions Upon Our Liquidation
      Upon our dissolution and termination, each Unit holder may look solely to our assets for all distributions and its capital contributions, but upon dissolution or otherwise, such Unit holder does not have the right to pursue any recourse against our Manager or any other Unit holder.
Repurchase Reserve
      Our Manager has the general authority under the Operating Agreement to (i) establish appropriate reserves from our income in an amount our Manager deems appropriate, or a Repurchase Reserve; and (ii) redeem or repurchase Units on our behalf. In addition, the Private Placement Memorandum states that after a period of one year following the termination date of the Private Placement, we may establish a Repurchase Reserve of up to 5% of Cash from Operations in any year, subject to the restrictions and limitations set forth below. The Operating Agreement does not provide specifically for the Repurchase Reserve and does not specify particular procedures with respect to any reserves, redemptions or repurchases effected by our Manager pursuant to the Operating Agreement. The establishment of the Repurchase Reserve is in the sole discretion of our Manager and, if established, the Repurchase Reserve may be terminated at any time in the sole discretion of our Manager. We may, in the sole discretion of our Manager and upon the request of a member, repurchase the Units held by such member. Units owned by our Manager or its affiliates may not be repurchased by us. As of June 30, 2005, our Manager has not established and does not expect to establish a Repurchase Reserve. We do not expect that our Manager will permit the repurchase of any Units and believes that our Manager would only permit such a repurchase, if any, following the establishment of a Repurchase Reserve.
Authority of Our Manager
      Our Manager has the exclusive management and control of all aspects of our business. In the course of its management, our Manager may, in its sole discretion, employ such persons, including, under certain circumstances, affiliates of our Manager, as it deems necessary for the efficient operation of our company.
Removal of Manager Only For Cause
      Our members have the right, subject to any restrictions established in any loan documents, to remove our Manager by a majority vote only “for cause” as provided in the Operating Agreement. For this purpose, removal of our Manager “for cause” means removal due to the

•	gross negligence or fraud of our Manager;

•	willful misconduct or willful breach of the Operating Agreement by our Manager;

•	bankruptcy, insolvency or inability of our Manager to meet its obligations as they come due; or

•	conviction of a felony of Mr. Thompson, chairman of the Board of Managers of our Manager.
      Our Manager or any affiliate that owns Units may not participate in any vote to remove our Manager.
Voting Rights of Members
      Although they are not permitted to take part in the management or control of our business, our members have the right to vote on the following matters:

•	removal of our Manager as provided in the Operating Agreement;

•	removal of the Property Manager as provided in the Management Agreement;

•	admission of a manager or election to continue our business after a manager ceases to be a manager when there is no remaining manager;

•	amendment of the Operating Agreement;

•	any merger, combination or roll-up of our company;

•	dissolution and winding up of our company;

•	the sale of all or substantially all of our assets (but not the sale of one or more of our properties); and

•	election to continue our business in the event of a dissolution event as provided in the Operating Agreement.
      All actions of the members will be taken by majority vote except (1) any amendment to the Operating Agreement, and (2) the admission of an additional or successor manager when our Manager will continue as such, which require the consent of our Manager.
      Our Manager may at any time call a meeting of our members, or may call for a vote of our members without a meeting on matters on which our members are entitled to vote. In addition, a meeting of our members must be called by our Manager upon receipt of written request for such a meeting by members holding more than 10% of the Units entitled to vote.
Liabilities of Members
      A member’s capital is subject to the risks of our business. Members are not permitted to take part in our management or control of our business. Assuming that we are operated in accordance with the terms of the Operating Agreement, a member generally will not be liable for our obligations in excess of his or her total investment and share of undistributed profits. The Operating Agreement generally provides that our members will not be personally liable for our expenses, liabilities or obligations solely by reason of being a member, except as may be imposed by applicable law. However, a member may be liable for any distributions made to such member if, after such distribution, our remaining assets are not sufficient to pay our then outstanding liabilities, exclusive of liabilities to members. Our members will not be subject to any liabilities that may arise on behalf of other properties owned, operated or managed by our Manager or its affiliates, except as may be imposed by law.
No Representation of Members
      Under the Operating Agreement, each of our members acknowledges and agrees that counsel representing us, our Manager and their affiliates does not represent, and will not be deemed to have represented, or to be representing, any of our members, other than our Manager, in any respect whatsoever.

Books and Records
      Our Manager is required to keep true and accurate books of account of all of our financial activities in accordance with accounting principles generally accepted in the United States of America.
Review of Company Information
      Our members have the right, upon request of our Manager, to review and obtain certain company books and records, including copies of the following:

•	a current list of the name and last known business, residence or mailing address of each member and Manager together with the capital contribution and the share in profits and losses of each owner;

•	a copy of the Certificate of Formation and any amendments thereto;

•	a copy of the Operating Agreement and any amendments thereto;

•	copies of our Federal, state, and local income tax or information returns and reports, if any, for the six most recent taxable years;

•	true and full information regarding the status of our business and financial condition; and

•	any information required to be made available pursuant to applicable law.
Amendments
      The Operating Agreement may be amended by our members with a majority vote, except that our Manager may amend the Operating Agreement without action by our members to:

(1) modify the allocations provisions of the Operating Agreement to comply with Sections 704(b) and 514(c)(9) of the Internal Revenue Code of 1986, as amended;

(2) comply with a requirement by a lender who has made a loan to us secured by a property or as required by a lender in connection with a refinancing that has been properly approved by us;

(3) add to the representations, duties, services or obligations of our Manager or its affiliates for the benefit of our members;

(4) cure any ambiguity or mistake, correct or supplement any provision in the Operating Agreement that may be inconsistent with any other provision, or make any other provision with respect to matters or questions arising under the Operating Agreement that will not be inconsistent with the provisions of the Operating Agreement;

(5) delete or add any provision of the Operating Agreement required to be so deleted or added by the staff of the SEC or by a state “Blue Sky” commissioner or similar official;

(6) amend the Operating Agreement to reflect the addition or substitution of members or the reduction of the capital accounts upon the return of capital to our members;

(7) minimize the adverse impact of, or comply with, any “plan assets” regulations involving retirement or other benefit accounts;

(8) reconstitute us under the laws of another state;

(9) execute, acknowledge and deliver any and all instruments to effectuate the foregoing, including the execution, acknowledgment and delivery of any such instrument by the attorney-in-fact for our Manager under a special or limited power of attorney and to take all such actions in connection therewith as our Manager will deem necessary or appropriate with the signature of our Manager acting alone;

(10) change our name and/or principal place of our business; or

(11) decrease the rights and powers of our Manager (so long as such decrease does not impair the ability of our Manager to manage us and conduct our business affairs).

      No amendment will be adopted pursuant to (10) or (11) above without the consent of our members unless the adoption of such amendment:

•	is for the benefit of and not adverse to the interests of our members;

•	is not inconsistent with Section 7 of the Operating Agreement (pertaining to the management and administration of us by our Manager); and

•	does not affect the limited liability of our members or our status as a partnership for federal income tax purposes.
      Any amendment described herein is subject to any limitations set forth in the loan agreements.
Indemnification of Our Manager
      Our Operating Agreement provides that our Manager will not be liable to us or any of our members for, and shall be indemnified and held harmless from, any loss or damage incurred by our Manager, us or our members in connection with our business, including by way of illustration, but not limitation, costs and reasonable attorneys’ fees and any amounts expended in the settlement of any claims of loss or damage resulting from any act or omission performed or omitted in good faith, which shall not constitute gross negligence or willful misconduct, pursuant to the authority granted, to promote our interests. In addition, our Manager shall not be liable to us or our members because any taxing authorities disallow or adjust any deductions or credits in our income tax returns. Therefore, our members will have a more limited right of action against our Manager than they would have absent such exculpatory provisions in the Operating Agreement.
      The Operating Agreement generally provides for indemnification of our Manager (and its members, affiliates, officers, partners, directors, employees, agents and assigns) by us, to the extent of our assets, for any claims, liabilities and other losses that they may suffer in dealings with third parties on behalf of us not arising out of gross negligence or willful misconduct. It is the opinion of the SEC that indemnification for liabilities arising under the Securities Act of 1933, as amended, is contrary to public policy and, therefore, unenforceable. The Operating Agreement provides that we shall not indemnify any Manager, or shareholder, director, officer or other employee thereof, for liability imposed or expenses incurred in connection with any claim arising out of a violation of the Securities Act of 1933, as amended, or any other federal or state securities law, with respect to the offer and sale of the Units. In the case of liability arising from an alleged violation of securities laws, our Manager may obtain indemnification if:

•	our Manager is successful in defending the action;

•	the court specifically approves the indemnification; or

•	in the opinion of our counsel, the right to indemnification has been settled by controlling precedent.
Prohibitions
      The Operating Agreement provides that our Manager may not receive any rebate, kick-back or give-up in connection with our operation, nor may our Manager participate in any reciprocal business arrangements that would circumvent the restrictions set forth in the Operating Agreement prohibiting certain types of dealings between our Manager or its affiliates and us. Neither a Manager nor any salesperson of Units in us or interests may directly or indirectly pay or award any finder’s fees, commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchase of an interest in us.
Restrictions on change of control
      Certain provisions of our Operating Agreement could have the effect of discouraging, delaying or preventing transactions that involve an actual or threatened change in control of us, and may have the effect of entrenching our management and members of our board of managers, regardless of performance. These provisions include the following:

•	as described more fully under “Description of Registrant’s Securities to be Registered — Operating Agreement — Transferability,” our members may not sell, assign or otherwise transfer such member’s Units unless certain conditions set forth in the Operating Agreement are satisfied;

•	as described more fully under “Description of Registrant’s Securities to be Registered — Operating Agreement — Authority of our Manager and Removal of Manager for Cause,” our Manager has the exclusive management and control of all aspects of our business, and cannot be removed except “for cause” as provided in the Operating Agreement;

•	as described more fully under “Description of Registrant’s Securities to be Registered — Operating Agreement — Term and Dissolution,” our term will continue indefinitely unless terminated pursuant to the terms of the Operating Agreement; and

•	our Manager may not sell, assign, hypothecate, encumber or otherwise transfer any part of its interest in us except with the consent of our members, which consent may be withhold by our members in their sole discretion.

Item 12.	Indemnification of Manager and Officers
      The Delaware Limited Liability Company Act permits a Delaware limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Our Operating Agreement provides that our Manager will not be liable to us or any of our members for, and shall be indemnified and held harmless from (to the full extent of our assets and to the maximum extent permitted by applicable law), any loss or damage incurred by our Manager, us or members due to any act or omission performed or omitted in good faith, which shall not constitute negligence or malfeasance. In addition, our Manager shall not be liable to us or our members because any taxing authorities disallow or adjust any deductions or credits in our income tax returns. Therefore, our members will have a more limited right of action against our Manager than they would have absent such exculpatory provisions in the Operating Agreement.
      The Operating Agreement generally provides for indemnification of our Manager (and its members, affiliates, officers, partners, directors, employees, agents and assigns) by us, to the extent of our assets, for any claims, liabilities and other losses that they may suffer in dealings with third parties on behalf of us not arising out of gross negligence or willful misconduct. It is the opinion of the SEC that indemnification for liabilities arising under the Securities Act of 1933, as amended, is contrary to public policy and, therefore, unenforceable. The Operating Agreement provides that we shall not indemnify any Manager, or shareholder, director, officer or other employee thereof, for liability imposed or expenses incurred in connection with any claim arising out of a violation of the Securities Act of 1933, as amended, or any other federal or state securities law, with respect to the offer and sale of the Units. In the case of liability arising from an alleged violation of securities laws, our Manager may obtain indemnification if:

•	our Manager is successful in defending the action;

•	the court specifically approves the indemnification; or

•	in the opinion of our counsel, the right to indemnification has been settled by controlling precedent.

PART IV

Item 13.	Financial Statements and Supplementary Data
      (1) Financial Statements.
      (2) Financial Statement Schedule.
      The following financial statement schedule for the year ended December 31, 2004 is submitted herewith:

Page

NNN 2003 VALUE FUND, LLC and SUBSIDIARIES:
Real Estate and Accumulated Depreciation (Schedule III)	F-61
      All schedules other than the ones listed above have been omitted as the required information is inapplicable or the information is presented in the consolidated financial statements or related notes.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Members
NNN 2003 Value Fund, LLC
Santa Ana, California
      We have audited the accompanying consolidated balance sheets of NNN 2003 Value Fund, LLC (the “Company”), as of December 31, 2004 and 2003, and the related consolidated statements of operations and comprehensive operations, members’ equity and cash flows for the year ended December 31, 2004 and the period from June 19, 2003 (date of inception) to December 31, 2003. Our audits also included the financial statement schedule listed in the index at Item 15. These consolidated financial statements and the consolidated financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and the consolidated financial statement schedule based on our audits.
      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      In our opinion, such consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2004 and 2003, and the results of their operations and their cash flows for the year ended December 31, 2004 and the period from June 19, 2003 (date of inception) to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects, the information set forth therein.
      As discussed in Note 18, the accompanying consolidated balance sheet as of December 31, 2004 and the consolidated statement of cash flows for the year ended December 31, 2004 have been restated.

/s/ Deloitte & Touche, LLP
Los Angeles, California
May 2, 2005 (July 26, 2005 as to the reclassification
of Financial Plaza as discontinued operations
described in Notes 2, 3, 5, 14, 16 and 17,
August 22, 2005 as to the restatement described in Note 18,
October 10, 2005 as to the reclassification of the
Oakey Building and Southwood Tower as properties held for sale and discontinued operations described in Notes 2, 3, 5, 14, 16 and 17, and February 7, 2006 as to the subsequent event described in Note 13.)

NNN 2003 VALUE FUND, LLC
CONSOLIDATED BALANCE SHEETS
June 30, 2005 (unaudited),
December 31, 2004 and 2003

		December 31,
	June 30,
	2005	2004	2003

	(unaudited)	(as restated
		see Note 18)
ASSETS
Real estate investments:
Operating properties, net	$12,760,000	$6,525,000	$6,403,000
Properties held for sale, net	11,115,000	30,209,000	—
Investments in unconsolidated real estate	11,295,000	11,482,000	3,053,000

	35,170,000	48,216,000	9,456,000
Cash and cash equivalents	9,061,000	9,896,000	2,625,000
Investment in marketable securities	1,058,000	—	—
Accounts receivable, net	437,000	498,000	—
Due from related parties	200,000	180,000	21,000
Restricted cash	111,000	325,000	204,000
Identified intangible assets, net	3,021,000	1,523,000	1,699,000
Notes receivable	2,300,000	—	—
Other assets — properties held for sale	1,635,000	6,547,000	—
Other assets, net	255,000	149,000	109,000

Total assets	$53,248,000	$67,334,000	$14,114,000

LIABILITIES, MINORITY INTERESTS AND MEMBER’S EQUITY
Liabilities:
Mortgage loans payable	$5,500,000	$4,500,000	$4,500,000
Mortgage loans payable secured by properties held for sale	4,000,000	19,125,000	—
Accounts payable and accrued liabilities	1,615,000	1,711,000	248,000
Due to related parties	2,000	233,000	288,000
Other liabilities — properties held for sale	47,000	591,000	—
Security deposits and prepaid rent	152,000	104,000	62,000

Total liabilities	11,316,000	26,264,000	5,098,000
Minority interests	2,223,000	2,397,000	1,388,000
Minority interests — properties held for sale	1,491,000	1,571,000	—

	3,714,000	3,968,000	1,388,000

Commitments and contingencies (Note 13)
Members’ equity	38,228,000	37,102,000	7,628,000
Accumulated other comprehensive loss	(10,000)	—	—

Total members’ equity	38,218,000	37,102,000	7,628,000

Total liabilities, minority interests and members’ equity	$53,248,000	$67,334,000	$14,114,000

The accompanying notes are an integral part of these consolidated financial statements.

NNN 2003 VALUE FUND, LLC
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE OPERATIONS
For the Six Months Ended June 30, 2005 and 2004 (unaudited), the Year Ended December 31, 2004 and the Period From
June 19, 2003 (Date of Inception) through December 31, 2003

				From June 19, 2003
	Six Months Ended June 30,			(Date of Inception)
			Year Ended	through
	2005	2004	December 31, 2004	December 31, 2003

	(unaudited)
Revenues:
Rental income	$756,000	$285,000	$653,000	$—

Expenses:
Rental expenses	737,000	528,000	1,084,000	11,000
General and administrative	267,000	197,000	339,000	7,000
Depreciation and amortization	289,000	165,000	286,000	—

	1,293,000	890,000	1,709,000	18,000

Loss before other income (expense), and discontinued operations	(537,000)	(605,000)	(1,056,000)	(18,000)
Other (expense) income:
Interest expense (including amortization of deferred financing costs)	(444,000)	(277,000)	(638,000)	—
Interest and dividend income	118,000	—	86,000	3,000
Gain on sale of marketable securities	84,000	—	—	—
Equity in loss of unconsolidated real estate	(114,000)	(331,000)	(682,000)	(132,000)
Minority interests	28,000	77,000	133,000	31,000

Loss from continuing operations before discontinued operations	(865,000)	(1,136,000)	(2,157,000)	(116,000)
Discontinued operations:
Gain on sale of real estate	3,411,000	—	—	—
Income (loss) from discontinued operations	328,000	(10,000)	(145,000)	—

	3,739,000	(10,000)	(145,000)	—

Net income (loss)	$2,874,000	$(1,146,000)	$(2,302,000)	$(116,000)

Other comprehensive income:
Net income (loss)	$2,874,000	$(1,146,000)	$(2,302,000)	$(116,000)
Unrealized loss on marketable securities	(10,000)	—	—	—

Comprehensive income (loss)	$2,864,000	$(1,146,000)	$(2,302,000)	$(116,000)

Net income (loss) per member unit:
Continuing operations — basic and diluted	$(86.50)	$(335.20)	$(350.28)	$(178.74)
Discontinued operations — basic and diluted	373.90	(2.95)	(23.54)	—

Total net income (loss) per member unit — basic and diluted	$287.40	$(338.15)	$(373.82)	$(178.74)

Weighted average number of member units outstanding — basic and diluted	10,000	3,389	6,158	649

The accompanying notes are an integral part of these consolidated financial statements.

NNN 2003 VALUE FUND, LLC
CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY
For the Six Months Ended June 30, 2005 (unaudited),
the Year Ended December 31, 2004 and the Period From
June 19, 2003 (Date of Inception) through December 31, 2003

	Number of
	Units	Total

BALANCE — June 19, 2003 (date of inception)	—	—
Capital Contributions, net of offering costs	1,887	$7,779,000
Distributions	—	(35,000)
Net loss	—	(116,000)

BALANCE — December 31, 2003	1,887	7,628,000
Capital Contributions, net of offering costs	8,113	33,684,000
Distributions	—	(1,908,000)
Net loss	—	(2,302,000)

BALANCE — December 31, 2004	10,000	37,102,000
Distributions (unaudited)	—	(1,748,000)
Unrealized loss on marketable securities (unaudited)	—	(10,000)
Net income (unaudited)	—	2,874,000

BALANCE — June 30, 2005 (unaudited)	10,000	$38,218,000

The accompanying notes are an integral part of these consolidated financial statements.

NNN 2003 VALUE FUND, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Six Months Ended June 30, 2005 and 2004 (unaudited), the Year Ended December 31, 2004 and the Period From
June 19, 2003 (Date of Inception) through December 31, 2003

				From June 19, 2003
	Six Months Ended June 30,			(Date of Inception)
			Year Ended	through
	2005	2004	December 31, 2004	December 31, 2003

			(as restated
	(unaudited)		see Note 18)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$2,874,000	$(1,146,000)	$(2,302,000)	$(116,000)
Adjustments to reconcile net (loss) to net cash provided by operating activities
Gain on sale of real estate	(3,411,000)	—	—	—
Gain on sale of marketable securities	(84,000)	—	—	—
Depreciation and amortization, amortization of deferred financing costs and amortization of above market leases — continuing and discontinued operations	1,546,000	456,000	2,307,000	—
Distributions received in excess of equity in earnings (loss) of unconsolidated real estate	724,000	713,000	1,738,000	248,000
Minority interests	15,000	(80,000)	(182,000)	(31,000)
Provision for doubtful accounts	16,000	—	59,000	—
Change in operating assets and liabilities:
Accounts receivable	137,000	(962,000)	(557,000)	—
Other assets	(480,000)	105,000	(415,000)	—
Accounts payable and accrued liabilities	(808,000)	2,056,000	1,250,000	73,000
Security deposits and prepaid rent	(465,000)	17,000	578,000	—

Net cash provided by (used in) operating activities	64,000	1,159,000	2,476,000	174,000

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of real estate operating properties	(8,028,000)	(8,279,000)	(35,966,000)	(8,069,000)
Capital expenditures	(442,000)	(152,000)	(420,000)	—
Acquisition of investments in unconsolidated real estate	(650,000)	(10,355,000)	(8,772,000)	(1,863,000)
Sale of real estate operating properties	25,341,000	—	—	—
Purchase of marketable securities	(5,440,000)	—	—	—
Proceeds from sale of marketable securities	4,456,000	—	—	—
Restricted cash	182,000	204,000	—	—
Real estate deposits	—	(125,000)	—	—

Net cash provided by (used in) investing activities	15,419,000	(18,707,000)	(45,158,000)	(9,932,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings on mortgages payable	5,564,000	4,000,000	19,125,000	4,500,000
Principal repayments on mortgages payable	(19,689,000)	—	—	—
Due to/from related parties, net			(214,000)	267,000
Distributions	(1,748,000)	(499,000)	(1,908,000)	(35,000)
Minority interests contributions	—	2,150,000	—	—
Minority interests distributions	(269,000)	(86,000)	(408,000)	(19,000)
Payment of deferred financing costs	(176,000)	—	(326,000)	(109,000)
Issuance of members units, net of offering costs	—	15,357,000	33,684,000	7,779,000

Net cash provided by (used in) financing activities	(16,318,000)	20,922,000	49,953,000	12,383,000

The accompanying notes are an integral part of these consolidated financial statements

NNN 2003 VALUE FUND, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Six Months Ended June 30, 2005 and 2004 (unaudited), the Year Ended December 31, 2004 and the Period From
June 19, 2003 (Date of Inception) through December 31, 2003

				From June 19, 2003
	Six Months Ended June 30,			(Date of Inception)
			Year Ended	through
	2005	2004	December 31, 2004	December 31, 2003

			(as restated
	(unaudited)		see Note 18)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(835,000)	3,374,000	7,271,000	2,625,000
CASH AND CASH EQUIVALENTS — beginning of period	9,896,000	2,625,000	2,625,000	—

CASH AND CASH EQUIVALENTS — end of period	$9,061,000	$5,999,000	$9,896,000	$2,625,000

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$747,000	$347,000	$807,000	$—

NONCASH INVESTING ACTIVITIES:
Accrual for tenant improvements and capital expenditures	$471,000	$—	$—	$—

The following represents certain assets acquired and liabilities assumed in connection with our acquisitions of operating properties and investments in unconsolidated real estate:
Increase (decrease) in investment operating properties	$(13,399,000)	$6,156,000	$—	$—

Increase (decrease) in intangible assets less intangible liabilities of acquisitions and dispositions	$(2,475,000)	$2,093,000	$—	$—

Security deposits and prepaid rent	—	—	$55,000	$62,000

Restricted cash	$(32,000)	$—	$70,000	$204,000

Other assets	$(317,000)	$30,000	$123,000	$—

Accrued expenses	$21,000	$—	$211,000	$175,000

Minority interests contributions	$—	$1,775,000	$3,170,000	$1,438,000

Notes receivable	$2,300,000	$—	$—	$—

The accompanying notes are an integral part of these consolidated financial statements

NNN 2003 VALUE FUND, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended June 30, 2005 and 2004 (unaudited), the Year Ended December 31, 2004 and the Period From
June 19, 2003 (Date of Inception) to December 31, 2003

1.	Organization
      NNN 2003 Value Fund, LLC was formed as a Delaware limited liability company. The use of the words “we”, “us” or “our” refers to NNN 2003 Value Fund, LLC and its subsidiaries. We were organized on June 19, 2003 for the purpose of purchasing, owning, operating and subsequently selling all or a portion of a number of unspecified properties with a higher than average potential for capital appreciation, or value added, from unaffiliated sellers in accordance with the Private Placement Memorandum dated July 11, 2003, as amended, or the Private Placement Memorandum. At the time of our formation, we expected to own our interests in the properties we acquire for approximately three to five years from the date of acquisition of each asset. Our principal objectives at the time of our formation, were to: (i) have the potential within approximately three to five years, subject to market conditions, to realize income on sale of our properties; (ii) realize income through the acquisition, operation and sale of our interests in our properties; (iii) make monthly distributions to our members from cash generated from operations.
      As of June 30, 2005 and December 31, 2004, we owned four and five consolidated office properties, respectively, and interests in four unconsolidated office properties. We account for unconsolidated properties under the equity method of accounting.
      We are externally managed by Triple Net Properties, LLC, a Virginia limited liability corporation, or our Manager, which is responsible for managing our day-to-day operations and assets. In addition, Triple Net Properties Realty, Inc., a California corporation, or Realty, which was solely owned through December 31, 2004 by Anthony W. Thompson, our Manager’s chairman and chief executive officer (effective January 1, 2005, Mr. Thompson owns 88% of Realty) serves as our property manager (Note 12).

2.	Summary of Significant Accounting Policies
      The summary of significant accounting policies presented below is designed to assist in understanding our consolidated financial statements. Such financial statements and accompanying notes are the representations of our Manager, who is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America, or GAAP, in all material respects, and have been consistently applied in preparing the accompanying consolidated financial statements.

Basis of Presentation
      The accompanying consolidated financial statements include our accounts, our wholly-owned subsidiaries and any majority-owned subsidiaries where we have financial and operating control are included in the consolidated financial statements. All significant intercompany balances and transactions have been eliminated in consolidation. We account for all unconsolidated real estate investments using the equity method of accounting. Accordingly, our share of the earnings of these joint ventures and companies is included in consolidated net income (loss). All references to us include our subsidiaries.
      Statement of Financial Accounting Standards, or SFAS, No. 144, Accounting for Impairment of Disposal of Long-Lived Assets, addresses financial accounting and reporting for the impairment or disposal of long-lived assets and requires that, in a period in which a component of an entity either has been disposed of or is classified as held for sale, the income statements for current and prior periods shall report the results of operations of the component as discontinued operations. We have reclassified amounts related to Satellite Place, Oakey Building, Southwood Tower and Financial Plaza in the consolidated

NNN 2003 VALUE FUND, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
financial statements to reflect the reclassification required by SFAS No. 144. Accordingly, revenues, operating costs and expenses, and other non-operating results for the discontinued operations of Satellite Place, Oakey Building, Southwood Towers and Financial Plaza have been excluded from our results from continuing operations for all periods presented herein. The financial results for Satellite Place, Oakey Building, Southwood Tower and Financial Plaza are presented in our Consolidated Statements of Operations in a single line item entitled “Income (loss) from discontinued operations” and the related assets and liabilities are presented in the Consolidated Balance Sheets in line items entitled “Property held for sale,” “Other assets — properties held for sale,” “Other liabilities — properties held for sale,” “Mortgage loans payable secured by properties held for sale” and “Minority interests — properties held for sale.”

Interim Financial Data
      The accompanying interim financial statements have been prepared by our management in accordance with accounting principles generally accepted in GAAP and in conjunction with the rules and regulations of the SEC. The accompanying unaudited financial statements reflect all adjustments, which are, in our opinion, of a normal recurring nature and necessary for a fair presentation of our financial position, results of operations and cash flows for the interim periods. Interim results of operations are not necessarily indicative of the results to be expected for the full year; such results may be less favorable.

Cash and Cash Equivalents
      Cash and cash equivalents consist of all highly liquid investments with a maturity of three months or less when purchased.

Restricted Cash
      Restricted cash is comprised of impound reserve accounts for property taxes, insurance and tenant improvements.

Allowance for Uncollectible Accounts
      Tenant receivables and unbilled deferred rent receivables are carried net of the allowances for uncollectible current tenant receivables and unbilled deferred rent. Our Manager’s determination of the adequacy of these allowances is based primarily upon evaluations of historical loss experience, individual tenant receivables considering the tenant’s financial condition, security deposits, letters of credit, lease guarantees and current economic conditions and other relevant factors. Our Manager has established an allowance for uncollectible accounts of $16,000, $59,000 and $0 as of June 30, 2005 (unaudited), December 31, 2004 and 2003, respectively, to reduce receivables to our Manager’s estimate of the amount recoverable.

Investment in Marketable Securities
      Marketable securities are carried at fair value and consist primarily of investments in marketable equity securities of public REITs. We classify our marketable securities portfolio as available-for-sale. This portfolio is continually monitored for differences between the cost and estimated fair value of each security. If we believe that a decline in the value of an equity security is temporary in nature, we record the change in other comprehensive income (loss) in stockholders’ equity. If the decline is believed to be other than temporary, the equity security is written down to the fair value and a realized loss is recorded on our statement of operations. There was no realized loss recorded by us due to the write down in value for six months ended June 30, 2005 and 2004, the year ended December 31, 2004 and the period from June 19, 2003 (date of inception). Our assessment of a decline in value includes, among other things, our

NNN 2003 VALUE FUND, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
current judgment as to the financial position and future prospects of the entity that issued the security. If that judgment changes in the future, we may ultimately record a realized loss after having initially concluded that the decline in value was temporary.

Purchase Price Allocation
      In accordance with SFAS No. 141, Business Combinations, we, with the assistance from independent valuation specialists, allocate the purchase price of acquired properties to tangible and identified intangible assets based on their respective fair values. The allocation to tangible assets (building and land) is based upon management’s determination of the value of the property as if it were vacant using discounted cash flow models similar to those used by independent appraisers. Factors considered by our Manager include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases. Additionally, the purchase price of the applicable property is allocated to the above or below market value of in-place leases and the value of in-place leases and related tenant relationships.
      The value allocable to the above or below market component of the acquired in-place leases is determined based upon the present value (using a discount rate which reflects the risks associated with the acquired leases) of the difference between (i) the contractual amounts to be paid pursuant to the lease over its remaining term, and (ii) management’s estimate of the amounts that would be paid using fair market rates over the remaining term of the lease. The amounts allocated to above market leases are included in the intangible in-place lease asset and below market lease values are included in intangible lease liability in the accompanying consolidated financial statements and are amortized to rental income over the weighted-average remaining term of the acquired leases with each property.
      The total amount of other intangible assets acquired is further allocated to in-place lease costs and the value of tenant relationships based on our Manager’s evaluation of the specific characteristics of each tenant’s lease and the overall relationship with that respective tenant. Characteristics considered by our Manager in allocating these values include the nature and extent of the credit quality and expectations of lease renewals, among other factors.
      These allocations are subject to change based on information received within one year of the purchase related to one or more events identified at the time of purchase which confirm the value of an asset or liability received in an acquisition of property.

Operating Properties
      Operating properties are carried at the lower of historical cost less accumulated depreciation or fair value. The cost of the operating properties includes the cost of land and completed buildings and related improvements. Expenditures that increase the service life of properties are capitalized and the cost of maintenance and repairs is charged to expense as incurred. The cost of building and improvements are depreciated on a straight-line basis over the estimated useful lives of the buildings ranging primarily from 15 to 39 years and the shorter of the lease term or useful life, ranging from one to nine years for tenant improvements. When depreciable property is retired or disposed of, the related costs and accumulated depreciation are removed from the accounts and any gain or loss reflected in operations.
      Impairment losses are recorded on long-lived assets used in operations. Impairment losses are recorded on an operating property when indicators of impairment are present and the carrying amount of the asset is greater than the sum of the future undiscounted cash flows predicted to be generated by that asset. We have not recorded any impairment losses for the six months ended June 30, 2005 and 2004 (unaudited), the year ended December 31, 2004 and the period from June 19, 2003 (date of inception) to December 31, 2003.

NNN 2003 VALUE FUND, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Property Held for Sale
      In accordance with SFAS No. 144, Accounting for Impairment or Disposal of Long-Lived Assets, at such time as a property is held for sale, such property is carried at the lower of (i) its carrying amount or (ii) fair value less costs to sell. In addition, a property being held for sale ceases to be depreciated. We classify operating properties as property held for sale in the period in which all of the following criteria are met:

•	our Manager, having the authority to approve the action, commits to a plan to sell the asset;

•	the asset is available for immediate sale in its present condition subject only to terms that are usual and customary for sales of such assets;

•	an active program to locate a buyer and other actions required to complete the plan to sell the asset have been initiated;

•	the sale of the asset is probable and the transfer of the asset is expected to qualify for recognition as a completed sale within one year;

•	the asset is being actively marketed for sale at a price that is reasonable in relation to its current fair value; and

•	given the actions required to complete the plan, it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn.

Other Assets
      Other assets consist primarily of deferred financing costs, deferred rent receivables, leasing commissions and other assets. Deferred financing costs consist of loan fees and other loan costs and are amortized over the respective loan term using a method that approximates the effective interest method.

Revenue Recognition
      In accordance with SFAS No. 13, Accounting for Leases, minimum annual rental revenue is recognized on a straight-line basis over the term of the related lease (including rent holidays). Tenant reimbursement revenue, which is comprised of additional amounts recoverable from tenants for common area maintenance expenses and certain other recoverable expenses, is recognized as revenue in the period in which the related expenses are incurred.

Concentration of Credit Risk
      Financial instruments that potentially subject us to a concentration of credit risk are primarily cash investments and accounts receivable from tenants. Cash is generally invested in investment-grade short-term instruments and the amount of credit exposure to any one commercial issuer is limited. We have cash in financial institutions which is insured by the FDIC up to $100,000 per institution. At June 30, 2005 (unaudited) and December 31, 2004 and 2003, we have cash accounts in excess of FDIC insured limits. Concentration of credit risk with respect to accounts receivable from tenants is limited. We perform credit evaluations of prospective tenants and security deposits are obtained.
      As of June, 2005, we have interests in four consolidated properties located in the states of Texas, and Nevada. As of December 31, 2004, we have interests in five consolidated properties located in the states of Texas, Nebraska, Nevada and Georgia.

NNN 2003 VALUE FUND, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      As of June 30, 2005 (unaudited), three of our tenants at our consolidated properties accounted for 10% or more of our aggregate annual rental income. Information about these tenants is provided in the table below:

		Percentage of			Lease
	2005 Annual	2005 Annual		Square	Expiration
Tenant	Base Rent(*)	Base Rent	Property	Footage	Date

Administaff Services, LP	$1,012,000	35.8%	Interwood	52,000	09/30/14
Westwood College of Technology	$763,000	27.0%	Executive Center I	44,000	01/31/13
Lipar Group Development	$325,000	11.5%	Southwood Tower	20,000	02/28/08

(*) Annualized rental income based on contractual base rent from leases in effect at June 30, 2005, taking into account lease expirations.
      As of June 30, 2004 (unaudited), two of our tenants at our consolidated properties accounted for 10% or more of our aggregate annual rental income. Information about these tenants is provided in the table below:

		Percentage of			Lease
	2004 Annual	2004 Annual		Square	Expiration
Tenant	Base Rent*	Base Rent	Property	Footage	Date

Internal Revenue Service (GSA)	$2,913,000	79.7%	Oakey Building	84,000	05/31/05
Westwood College of Technology	$539,000	14.8%	Executive Center I	33,000	01/31/13

(*) Annualized rental income based on contractual base rent from leases in effect at June 30, 2004.
      As of December 31, 2004, one of our tenants at our consolidated properties accounted for 10% or more of our aggregate annual rental income. Information about this tenant is provided in the table below:

Percentage of
2004 Annual
		Consolidated			Lease
	2004 Annual	Base Rent		Square	Expiration
Tenant	Base Rent(*)	(*)	Property	Footage	Date

General Services Administration (IRS)	$3,014,000	37.72%	Oakey Building	84,000	5/31/05

(*) Annualized rental income based on contractual base rent from leases in effect at December 31, 2004.
      Our Manager was advised that the IRS, which occupies 84,000 square feet, or 85.7%, of the Oakey Building, would exercise its 30-day early opt out provision and terminate its lease on April 30, 2005. The existing lease was at $35.80 per square foot and was above the current market rate. Our Manager was able to lease the entire 98,000 square feet of the Oakey Building to one tenant beginning August 1, 2005 at $23.28 per square foot. However, the lease was for a six-year term with staggered occupancy and rent commencement dates as follows: beginning August 2005, a total of 406 square feet was occupied and leased; beginning October 2005, a total of 13,745 square feet will be occupied and leased; beginning August 2006, a total of 62,820 square feet will be occupied and leased and the entire 98,000 square feet will be occupied and leased beginning January 2007. Due to the new lease at the current market value and the staggered occupancy and commencement of rent of the new lease, we expect our 2005 rental income will be reduced by approximately $1,500,000. Our 2006 revenues will remain consistent with 2005 revenues. In 2007 we expect revenues to increase by $1,500,000 over 2006. In connection with the new lease, we will incur $2,400,000 for tenant improvements. On June 3, 2005, due to the reasons described above, the distribution to the Oakey investors was suspended effective July 1, 2005 through the earlier of the end of 2005 or until the sale of the property.

NNN 2003 VALUE FUND, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Fair Value of Financial Instruments
      The SFAS No. 107, Disclosures About Fair Value of Financial Instruments, requires disclosure of fair value of financial instruments, whether or not recognized on the face of the balance sheet, for which it is practical to estimate that value. SFAS No. 107 defines fair value as the quoted market prices for those instruments that are actively traded in financial markets. In cases where quoted market prices are not available, fair values are estimated using present value or other valuation techniques such as discounted cash flow analysis. The fair value estimates are made at the end of each year based on available market information and judgments about the financial instrument, such as estimates of timing and amount of expected future cash flows. Such estimates do not reflect any premium or discount that could result from offering for sale at one time our entire holdings of a particular financial instrument, nor do they consider that tax impact of the realization of unrealized gains or losses. In many cases, the fair value estimates cannot be substantiated by comparison to independent markets, nor can the disclosed value be realized in immediate settlement of the instrument.
      Our consolidated balance sheets include the following financial instruments: cash and cash equivalents, marketable securities, tenant rent and other receivables, accounts payable and accrued expenses, and notes payable. We consider carrying values of cash and cash equivalents, tenant rent and other receivables and accounts payable and accrued expenses to approximate fair value for these financial instruments because of the short period of time between origination of the instruments and their expected realization. Marketable securities are carried at fair value. The fair value of due to and from related parties is not determinable due to its related party nature. Based on borrowing rates available to us at December 31, 2004 and 2003, the fair value of the mortgage loans payable was $24,261,000 and $5,084,000 compared to a carrying value of $23,625,000 and $4,500,000, respectively.

Income Taxes
      We are a pass-through entity for income tax purposes and taxable income is reported by our members on their individual tax returns. Accordingly, no provision has been made for income taxes in the accompanying consolidated statements of operations except for insignificant amounts related to state franchise and income taxes.

Comprehensive Income
      We report comprehensive income in accordance with SFAS No. 130, Reporting Comprehensive Income. This statement defines comprehensive income as the changes in equity of an enterprise except those resulting from stockholders’ transactions. Accordingly, comprehensive income includes certain changes in equity that are excluded from net income. Our only comprehensive income items were net income and the unrealized change in fair value of marketable securities.

Per Unit Data
      We report earnings per Unit pursuant to SFAS No. 128, Earnings Per Share. Basic earnings per Unit attributable for all periods presented is computed by dividing the net income (loss) by the weighted average number of Units outstanding during the period. Diluted earnings (loss) per Unit are computed based on the weighted average number of Units and all potentially dilutive securities, if any. We do not have any dilutive securities as of June 30, 2005 and 2004 (unaudited) or December 31 2004 and 2003.

NNN 2003 VALUE FUND, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Net income (loss) per unit is calculated as follows:

	Six Months Ended			From June 19, 2003
	June 30,			(Date of Inception)
			Year Ended	through
	2005	2004	December 31, 2004	December 31, 2003

	(unaudited)
Loss from continuing operations	$(865,000)	$(1,136,000)	$(2,157,000)	$(116,000)
Income (loss) from discontinued operations	3,739,000	(10,000)	(145,000)	—

Net income (loss)	$2,874,000	$(1,146,000)	$(2,302,000)	$(116,000)

Net income (loss) per member unit:
Continuing operations — basic and diluted	$(86.50)	$(335.20)	$(350.28)	$(178.74)
Discontinued operations — basic and diluted	373.90	(2.95)	$(23.54)	—

Total net income (loss) per unit — basic and diluted	$287.40	$(338.15)	$(373.82)	$(178.74)

Weighted average number of member units outstanding — basic and diluted	10,000	3,389	6,158	649

Use of Estimates
      The preparation of our financial statements in conformity with GAAP requires our Manager to make estimates and assumptions that affect the reported amounts of the assets and liabilities as of June 30, 2005, and December 31, 2004 and 2003, and the revenues and expenses for six months ended June 30, 2005 and 2004, the year ended December 31, 2004 and the period from June 19, 2003 (date of inception) until December 31, 2003. Actual results could differ from those estimates.

Segment
      We internally evaluate all properties as one reportable segment and, accordingly, do not report segment information.

Minority Interests
      Minority interests relate to the interests in the consolidated entities that are not owned by us.

Recently Issued Accounting Pronouncements
      In December 2003, the Financial Accounting Standards Board, or FASB, revised FASB Interpretation No. 46, or FIN No. 46, Consolidation of Variable Interest Entities, issued in January 2003, an interpretation of Accounting Research Bulletin No. 51, Consolidated Financial Statements (FIN 46R). FIN 46R requires that variable interest entities be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity’s activities or is entitled to receive a majority of the entity’s residual returns or both. FIN 46R also requires disclosures about variable interest entities that companies are not required to consolidate but in which a company has a significant variable interest. The consolidation requirements of FIN 46R apply immediately to variable interest entities created after December 31, 2003. The consolidation requirements will apply to entities established prior to December 31, 2003, in the first fiscal year or in the interim period beginning after December 15, 2004. We

NNN 2003 VALUE FUND, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
do not believe the adoption of such interpretation will have a material impact on our results of operations or financial condition.
      In March 2004, the Emerging Issues Task Force, or EITF, reached a consensus on Issue No. 03-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments, or EITF 03-1. EITF 03-1 provides guidance for determining when an investment is other-than-temporarily impaired to be applied in reporting periods beginning after June 15, 2004 and contains disclosure requirements effective in annual financial statements for fiscal years ending after December 15, 2003 for investments accounted for under SFAS Nos. 115 and 124. For all other investments within the scope of this Issue, the disclosures are effective for fiscal years ending after June 15, 2004. In September 2004, the FASB delayed the accounting provisions of EITF 03-1; however, the disclosure requirements remain effective. We have evaluated the impact of the adoption of EITF 03-1 and do not believe it will have a material effect on our financial condition or results of operations.

3.	Real Estate Investments

Operating Properties
      Our investment in consolidated properties consisted of the following as of the dates set forth below:

	June 30,	December 31,	December 31,
	2005	2004	2003

	(unaudited)
Buildings and tenant improvements	$10,196,000	$4,517,000	$4,213,000
Land	2,922,000	2,190,000	2,190,000

	13,118,000	6,707,000	6,403,000
Less: accumulated depreciation and amortization	(358,000)	(182,000)	—

	$12,760,000	$6,525,000	$6,403,000

      Depreciation expense on the buildings and tenant improvements was $176,000, $68,000, $182,000 and $0 for the six months ended June 30, 2005 and 2004 (unaudited), the year ended December 31, 2004 and the period from June 19, 2003 (date of inception) through December 31, 2003, respectively.

Acquisitions of Consolidated Properties
      Our 2005 acquisition is as follows:

					Borrowing
		Purchase	Ownership	Purchase	Incurred at	Commission
Property Description	Location	Date	Percentage	Price	Acquisition(*)	to Realty

Interwood	Houston, TX	01/26/2005	100.0%	$8,000,000	$5,500,000	$250,000

(*)	Represents the amount of the mortgage loan assumed by us upon the closing of the acquisition or newly placed on the property at closing.
      During the six months ended June 30, 2005, we completed the acquisition of one consolidated property, thereby adding a total of 80,000 square feet of GLA to our property portfolio. The purchase price of the property was $8,000,000, of which $5,500,000 was financed with mortgage debt. The sellers paid $250,000 in commissions to Realty, of which 75% was passed through to our Manager pursuant to the Realty-Triple Net Agreement. In accordance with SFAS, No. 141, we allocated the purchase price of these properties to the fair value of the assets acquired and the liabilities assumed, including the allocation of the intangibles associated with the in-place leases considering the following factors: lease origination costs; tenant relationships; and above or below market leases. During 2005, we allocated and recorded

NNN 2003 VALUE FUND, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
$1,698,000 of intangible assets associated with in-place lease origination costs and tenant relationships, as well as above market leases. Such intangible assets are being amortized over the term of each of the underlying tenant leases.
2005 Held for Sale
      On June 1, 2005, our Manager approved the listing for sale of Southwood Tower, our wholly-owned property in Houston, Texas.
      On June 8, 2005, our Manager approved the listing for sale of the Oakey Building, in Las Vegas, Nevada of which we own 75.4%.
2005 Dispositions
      We sold the following consolidated properties during 2005:
     Financial Plaza — Omaha, Nebraska
      On April 13, 2005, we sold our wholly-owned owned property, Financial Plaza, located in Omaha, Nebraska, to an unaffiliated third party for a sales price of $9,500,000. This property was classified as property held for sale and discontinued operations on our 2005 and 2004 financial statements. In connection with the sale, the buyer assumed the first mortgage note of $4,125,000 due to American Express Certificate Company. We also received a note receivable for $2,300,000 that bears interest at a fixed rate of 8.0% per annum and matures on April 1, 2008. The note requires monthly principal and interest payments. Our net proceeds after closing costs and the note receivable were $2,327,000. The sale resulted in a net gain of $2,910,000. We paid Realty a disposition fee of $475,000, or 5.0% of the purchase price, of which 75% was passed through to our Manager pursuant to the Realty-Triple Net Agreement.
     Satellite Place — Atlanta, Georgia
      On February 24, 2005, we sold our wholly-owned property, Satellite Place, located in Atlanta, Georgia, to NNN Satellite 1100 & 2000, LLC for a sales price of $19,410,000. Because the property was purchased by TIC entities also managed by our Manager, the Board of Managers engaged an independent third party to provide an opinion as to the fairness of the transaction to us. This opinion was received by us prior to the consummation of the transaction. This property was classified as property held for sale and discontinued operations on our 2004 financial statements. In connection with the sale, the first mortgage note of $11,000,000, plus accrued interest, was repaid to LaSalle. Our net proceeds from this sale were $7,727,000 after closing costs. The sale resulted in a net gain of approximately $389,000. Realty did not receive a disposition fee upon the sale of the property.
      Our 2004 acquisitions are as follows:

					Borrowing
		Purchase	Ownership	Purchase	Incurred at	Commission
Property Description	Location	Date	Percentage	Price	Acquisition(*)	to Realty

Financial Plaza	Omaha, NE	10/29/2004	100.0%	$5,660,000	$4,125,000	$160,000
Oakey Building	Las Vegas, NV	04/02/2004	75.4%	8,137,000	4,000,000	237,000
Satellite Place	Atlanta, GA	11/29/2004	100.0%	18,300,000	11,000,000	356,000
Southwood Tower	Houston, TX	10/27/2004	100.0%	5,461,000	—	159,000

Total				$37,558,000	$19,125,000	$912,000

(*)	Represents the amount of the mortgage loan assumed by us upon the closing of the acquisition or newly placed on the property at closing.

NNN 2003 VALUE FUND, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      During the year ended December 31, 2004, we completed the acquisitions of four consolidated properties, thereby adding a total of 441,000 square feet of GLA to our property portfolio. The aggregate purchase price of these properties was $37,558,000, of which $19,125,000 was financed with mortgage debt. The sellers paid $912,000 in commissions to Realty in connection with these acquisitions, of which 75% was passed through to our Manager pursuant to the Realty-Triple Net Agreement. In accordance with SFAS, No. 141, we allocated the purchase price of these properties to the fair value of the assets acquired and the liabilities assumed, including the allocation of the intangibles associated with the in-place leases considering the following factors: lease origination costs; tenant relationships; and above or below market leases. During 2004, we allocated and recorded $7,508,000 of intangible assets associated with in-place lease origination costs and tenant relationships, as well as above market leases. Such intangible assets are being amortized over the term of each of the underlying tenant leases.
      Our 2003 acquisition is as follows:

					Borrowing
		Purchase	Ownership	Purchase	Incurred at	Commission
Property Description	Location	Date	Percentage	Price	Acquisition(*)	to Realty

Executive Center I	Dallas, TX	12/30/2003	100.0%	$8,178,000	$4,500,000	$223,000

(*)	Represents the amount of the mortgage loan assumed by us upon the closing of the acquisition.
      During the year ended December 31, 2003, we completed the acquisition of one consolidated property, thereby adding a total of 205,000 square feet of GLA to our property portfolio. The purchase price of the property was $8,178,000, of which $4,500,000 was financed with mortgage debt. The seller paid Realty $223,000 in sales commissions in connection with this acquisition, of which 75% was passed through to our Manager pursuant to the Realty-Triple Net Agreement. In accordance with SFAS No. 141, we allocated the purchase price of this property to the fair value of the assets acquired and the liabilities assumed, including the allocation of the intangibles associated with the in-place leases considering the following factors: lease origination costs; tenant relationships; and above or below market leases. During 2003, we allocated and recorded $1,699,000 of intangible assets associated with in-place lease origination costs, as well as above market leases. Such intangible assets are being amortized over the term of each of the underlying tenant leases.

NNN 2003 VALUE FUND, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Investments in Unconsolidated Real Estate
      During the six months ended June 30, 2005, we did not invest in any new unconsolidated investments; however, on February 8, 2005, our Manager approved the listing for sale of 801 K Street and Executive Center II & III.
      Investments in unconsolidated real estate consist of investments in which we purchased a membership interest in a limited liability company. We had the following investments in unconsolidated real estate:

				December 31,
		Percentage	June 30,
Description	Location	Owned	2005	2004	2003

			(unaudited)
801 K Street	Sacramento, CA	18.3%	$5,008,000	$5,103,000	$—
Emerald Plaza	San Diego, CA	4.6	1,393,000	1,529,000	—
Enterprise Technology Center	Scotts Valley, CA	8.5	2,669,000	2,808,000	—
Executive Center II & III	Dallas, TX	38.1	2,225,000	2,042,000	3,053,000

Total			$11,295,000	$11,482,000	$3,053,000

      The summarized condensed combined financial information about our unconsolidated real estate is as follows:

		December 31,
	June 30,
	2005	2004	2003

	(unaudited)
Balance Sheet Data:
Assets (primarily real estate)	$257,446,000	$260,296,000	$25,343,000

Mortgage loans payable	$160,356,000	$160,771,000	$14,891,000
Other liabilities	11,607,000	10,603,000	1,288,000
Equity	85,483,000	88,922,000	9,164,000

Total liabilities and equity	$257,446,000	$260,296,000	$25,343,000

Company’s investment	$11,295,000	$11,482,000	$3,053,000

	For the Six Months Ended			For the Period from
	June 30,			June 19, 2003 (Date
			For the Year Ended	of Inception) through
	2005	2004	December 31, 2004	December 31, 2003

	(unaudited)
Statement of operations:
Revenues	$16,382,000	$6,604,000	$23,117,000	$2,049,000
Rental and other expenses	17,469,000	5,524,000	26,767,000	2,316,000

Net income (loss)	$(1,087,000)	$1,080,000	$(3,650,000)	$(267,000)

Company’s equity in income (losses) of unconsolidated real estate	$(114,000)	$(331,000)	$(682,000)	$(132,000)

      Effective May 1, 2005, our Manager suspended distributions at Emerald Plaza, of which we own 4.6%. Distributions were suspended because our Manager was unable to renew a tenant lease at the

NNN 2003 VALUE FUND, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
property and, in accordance with the provisions of the loan agreement, the property is now subject to a lock box.
      Effective May 1, 2005, our Manager suspended distributions at Executive Center II & III, of which we own 38.1% due to the modification of a significant tenant lease at the property resulting in reduced revenues.

4.	Marketable Equity Securities
      The historical cost and estimated fair value of our investments in marketable equity securities are as follows:

		Gross Unrealized
	Historical			Estimated
	Cost	Gains	Losses	Fair Value

June 30, 2005 (unaudited)
Equity securities	$1,068,000	$6,000	$16,000	$1,058,000

      The fair value of equity securities was estimated using quoted market prices. Sales of equity securities resulted in realized gains of $84,000 and $0 for the six months ended June 30, 2005 and 2004, respectively.

5.	Identified Intangible Assets
      Identified intangible assets consisted of the following:

		December 31,
	June 30,
	2005	2004	2003

	(unaudited)
In-place leases, above market leases and tenant relationships, net of accumulated amortization of $376,000, $176,000 and $0 at June 30, 2005 and December 31, 2004 and 2003, respectively (with a weighted-average life of 70 months.)	$3,021,000	$1,523,000	$1,699,000

      Amortization expense recorded on the identified intangible assets, for the six months ended June 30, 2005 and 2004 (unaudited), the year ended December 31, 2004 and for the period from June 19, 2003 (date of inception) through December 31, 2003 was $200,000, $52,000, $104,000 and $0, respectively.
      Estimated amortization expense of the identified intangible assets as of December 31, 2004 for each of the five succeeding fiscal years is as follows:

Year	Amount

2005	$421,000
2006	$444,000
2007	$444,000
2008	$444,000
2009	$444,000

NNN 2003 VALUE FUND, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

6.	Other Assets
      Other assets consisted of the following:

		December 31,
	June 30,
	2005	2004	2003

	(unaudited)
Deferred rents receivable	$73,000	$38,000	$—
Deferred financing costs, net of accumulated amortization of $203,000, $109,000 and $0, at June 30, 2005 (unaudited), December 31, 2004 and 2003, respectively	99,000	34,000	109,000
Lease commissions, net of accumulated amortization of $3,000 and $0 at June 30, 2005 (unaudited) and December 31, 2004	74,000	77,000	—
Prepaid expenses, deposits and other	9,000	—	—

Total other assets	$255,000	$149,000	$109,000

7.	Notes Receivable
      On April 13, 2005 we received a note for $2,300,000 from the purchaser of Financial Plaza. The note bears interest at a fixed rate of 8.0% per annum and matures on April 1, 2008. The note requires monthly interest-only payments.

8.	Mortgage Loans Payable

	June 30, 2005	December 31, 2004	December 31, 2003

	(Unaudited)
In connection with the acquisition of Interwood, a two-story office building located in Houston, Texas, in January 2005, we borrowed $5,500,000 from an unaffiliated lender secured by the property. We obtained a first mortgage loan from LaSalle in the amount of $5,500,000, which bears interest at a one month LIBOR plus 300 basis points. The initial term of the loan is two years from the date of acquisition. The rate at June 30, 2005 was 6.1% per annum	$5,500,000	$—	$—
In connection with the acquisition of Executive Center I, an office building located in Dallas, Texas, in December 2003, we obtained a first mortgage loan from Vestin Mortgage, Inc., in the amount of $4,500,000, which bears interest at fixed rate of 10.5% per annum. The initial term of the loan was one year from the date of acquisition. On November 5, 2004, for a fee of $34,000, this loan was extended until March 30, 2005. On February 15, 2005, for an additional fee of $34,000, this loan was extended until June 30, 2005. On June 30, 2005, the note was paid in full	—	4,500,000	4,500,000

NNN 2003 VALUE FUND, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	June 30, 2005	December 31, 2004	December 31, 2003

	(Unaudited)
Mortgage loans payable	5,500,000	4,500,000	4,500,000

          In connection with the acquisition of the Oakey Building, an office building located in Las Vegas, Nevada, in April 2004, we borrowed $4,000,000 from an unaffiliated lender secured by the property. The loan is payable to the Ivan Halaj and Vilma Halaj Inter Vivos Trust. The loan requires monthly interest only payments at a fixed interest rate of 10.0% per annum until the due date of April 1, 2005 at which time the loan must be paid in full. On April 1, 2005, the loan was extended until October 1, 2005 and from and after the extension date bears interest at a fixed rate interest rate of 8.0% per annum
	4,000,000	4,000,000	—
In connection with the acquisition of the Financial Plaza, an office building located in Omaha, Nebraska, in October 2004, we obtained a first mortgage loan from American Express Certificate Company, in the amount of $4,125,000, which bears interest at a 6-month LIBOR plus 180 basis points. The interest rate was 5.67% at June 30, 2005 and December 31, 2004. The note calls for monthly principal and interest payments. The initial term of the loan is three years from the date of acquisition	—	4,125,000	—
In connection with the acquisition of the Satellite Place, two office buildings located in Atlanta, Georgia, in November 2004, we obtained a first mortgage loan from LaSalle in the amount of $11,000,000, which bears interest at 30-day LIBOR plus 275 basis points. The rate at December 31, 2004 was 5.0% per annum. The initial term of the loan is six months from the date of acquisition with one six month option to extend, and an option to convert to a fixed rate note with LaSalle in favor of the borrower anytime during the term. The note calls for monthly interest payments	—	11,000,000	—

Mortgage loans payable secured by property held for sale	4,000,000	19,125,000	—

Total mortgage loans payable	$9,500,000	$23,625,000	$4,500,000

NNN 2003 VALUE FUND, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The principal payments due on notes payable, including mortgage loans payable secured by property held for sale for each of the next five years ending December 31, 2004 and thereafter are summarized as follows:

Year	Amount

2005	$19,584,000
2006	809,000
2007	993,000
2008	2,239,000
2009	—

Total	$23,625,000

      The fair value of total mortgage debt, including mortgage loans payable secured by property held for sale, at December 31, 2004 and 2003 was $24,261,000 and $5,084,000, respectively.

9.	Minority Interests
      Minority interests relate to the interests in the following consolidated limited liability company or limited partnership entities that are not wholly owned by us:

		Minority
	Date	Interests
Entity	Acquired	(Unaffiliated)

NNN Executive Center II & III, LP	08/01/03	23.2%
NNN Oakey Building 2003, LLC	04/02/04	14.8%
NNN 801 K Street, LLC	03/31/04	15.0%
NNN Enterprise Way, LLC	05/07/04	26.7%

10.	Members Equity
      Pursuant to the private placement memorandum dated July 11, 2003, as amended, or the Private Placement Memorandum, we offered for sale a minimum of 1,000 and a maximum of 10,000 Units at a price of $5,000 per Unit. We relied on the exemption from registration provided by Rule 506 under Regulation D and Section 4(2) of the Securities Act of 1933, as amended in connection with the closing of the offering. As discussed in the Private Placement Memorandum, we used the net offering proceeds from the sale of Units primarily to acquire ownership interests in Executive Center II & III and a number of unspecified real estate properties. We financed these property acquisitions with a combination of net offering proceeds and debt secured by the acquired properties.
      There are three classes of Units with different rights with respect to distributions. As of June 30, 2005 (unaudited), December 31, 2004 and 2003, 4,000, 4,000 and 1,887 Class A Units were issued, with aggregate gross proceeds of $20,000,000, $20,000,000 and $9,436,000, respectively. As of June 30, 2005 (unaudited) and December 31, 2004, 3,200 Class B Units were issued with aggregate gross proceeds of $16,000,000. As of June 30, 2005 (unaudited) and December 31, 2004, 2,800 Class C Units were issued with aggregate gross proceeds of $14,000,000. No Class B or Class C Units were issued as of December 31, 2003. The rights and obligations of all members are governed by the Operating Agreement.
      Cash from Operations, as defined in the Operating Agreement, is first distributed to all members pro rata until all Class A Unit holders, Class B Unit holders and Class C Unit holders have received a 10%, 9% and 8% cumulative (but not compounded) annual return on their contributed and unrecovered capital, respectively. In the event that any distribution of Cash from Operations is not sufficient to pay the return

NNN 2003 VALUE FUND, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
described above, all Unit holders receive identical pro rata distributions, except that Class C Unit holders do not receive more than an 8% return on their Class C Units and Class B Unit holders do not receive more than a 9% return on their Class B Units. Excess Cash from Operations is then allocated pro rata to all members on a per outstanding unit basis and further distributed to the members and our Manager based on predetermined ratios providing our Manager with a share of 15%, 20% and 25% of the distributions available to Class A Units, Class B Units and Class C Units, respectively, of such excess Cash from Operations.
      Cash from Capital Transactions, as defined in the Operating Agreement, is first used to satisfy our debt and liability obligations; second, pro rata to all members in accordance with their membership interests until all capital contributions are reduced to zero; and third, in accordance with the distributions as outlined above in the Cash from Operations.
      During the six months ended June 30, 2005 (unaudited) and the year ended December 31, 2004 and the period from June 19, 2003 (date of inception) to December 31, 2003, distributions of $175, $352 and $59 per unit, were declared, aggregating approximately $1,748,000, $1,908,000 and $35,000 in distributions, respectively. Class A Units, Class B Units and Class C Units have received identical per-Unit distributions; however, distributions may vary among the three classes of Units in the future.
      In connection with the sale of Units, we incurred $0, $282,000, $6,880,000 and $1,657,000 of costs related to the issuance and distribution of Units through June 30, 2005 and 2004 (unaudited), and December 31, 2004 and 2003, respectively. Such amounts include a total of $0, $94,000, $4,099,000 and $1,050,000 as of June 30, 2005 and 2004 (unaudited) and December 31, 2004 and 2003, respectively, incurred to NNN Capital Corp., the dealer manager of our offering, which was wholly owned during the offering period by Anthony W. Thompson, our Manager’s chairman and chief executive officer. These costs are comprised of selling commissions and marketing and due diligence expenses. The dealer manager reallowed all of the commissions and some of the marketing and due diligence expenses to participating broker dealers. In addition, $0, $188,000, $2,781,000 and $607,000 was incurred to our Manager for offering expenses as of June 30, 2005 and 2004 (unaudited) and December 31, 2004 and 2003, respectively.

11.	Future Minimum Rent

Rental Income
      We have leases with tenants that expire at various dates through 2013 and are either subject to scheduled fixed increases or adjustments based on the consumer price index. Generally, the leases grant tenants renewal options. Leases also provide for additional rents based on certain operating expenses. Future minimum rent under leases, excluding tenant reimbursements of certain costs, as of December 31, 2004, are summarized as follows:

Year Ending December 31,	Amount

2005	$2,981,000
2006	$1,333,000
2007	$1,239,000
2008	$868,000
2009	$689,000
Thereafter	$1,297,000
      A certain amount of our rental income is from tenants with leases which are subject to contingent rent provisions. These contingent rents are subject to the tenant achieving periodic revenues in excess of specified levels. For the six months ended June 30, 2005 and 2004 (unaudited) and the year ended

NNN 2003 VALUE FUND, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2004 and the period from June 19, 2003 (date of inception) through December 31, 2003, the amount of contingent rent earned by us was not significant.

12.	Related Party Transactions

Offering Expenses
      For the six months ended June 30, 2005 and 2004 (unaudited), the year ended December 31, 2004 and the period from June 19, 2003 (date of inception) to December 31, 2003, offering expenses paid by us include $0, $1,552,000, $4,099,000, and $1,050,000 respectively, paid to the dealer manager and $0, $924,000, $2,781,000, and $607,000, respectively, in reimbursements to our Manager for legal, accounting and other expenses of the offering.

Real Estate Commissions
      As discussed in Note 3, Realty received real estate sales commissions in connection with the purchase of our consolidated properties in the amount of $820,000, $237,000, $912,000, and $223,000 for the six months ended June 30, 2005 and 2004 (unaudited), the year ended December 31, 2004 and the period from June 19, 2003 (date of inception) to December 31, 2003, respectively, which commissions were paid by the sellers of the properties. 75% of these commissions are passed through to our Manager pursuant to the Realty-Triple Net Agreement.

Real Estate Disposition Fee
      We paid Realty $475,000 for real estate disposition fees in connection with our real estate dispositions for the six months ended June 30, 2005, of which 75% were passed through to our Manager pursuant to the Realty-Triple Net Agreement. We did not pay any disposition fees to Realty during the six months ended June 30, 2004, the year ended December 31, 2004 and the period from June 19, 2003 (date of inception) to December 31, 2003.

Property Management Fees
      We pay Realty a property management fee equal to up to 6% of the gross receipts revenue from our properties. For the six months ended June, 2005 and 2004 (unaudited), the year ended December 31, 2004 and the period from June 19, 2003 (date of inception) to December 31, 2003, Realty incurred and was paid management fees from our consolidated properties of $180,000, $44,000, $272,000 and $0 respectively. 100% of the property management fees are passed through to our Manager pursuant to the Realty-Triple Net Agreement.
      Effective May 1, 2005, the Board of Managers and Realty renegotiated and amended the terms of the Management Agreement to reduce the property management fee paid by us to Realty to 5% of the gross receipts revenue from our properties. In connection with the amendment, Realty will provide us with a property management fee allowance of $78,000 to be used against future management fees.

Accounting Fees
      We pay our Manager accounting fees for record keeping services provided. We paid $25,000, $4,000, $10,000 and $0 for the six months ended June 30, 2005 and 2004 (unaudited), the year ended December 31, 2004 and the period from June 19, 2003 (date of inception) to December 31, 2003 for accounting fees.

NNN 2003 VALUE FUND, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Lease Commissions
      We pay Realty a leasing commission for its services in leasing any of our properties equal to 6% of the value of any lease entered into during the term of the Management Agreement and 3% with respect to any renewals. For the six months ended June 30, 2005 and 2004 (unaudited), the year ended December 31, 2004 and the period from June 19, 2003 (date of inception) to December 31, 2003, $67,000, $0, $0 and $0, respectively, was paid to Realty for lease commissions. 100% of the leasing fees are passed through to our Manager pursuant to the Realty-Triple Net Agreement.

Construction Fees
      We pay Realty a construction fee for its services in supervising any construction or repair project in or about our properties equal to 5% of any amount up to $25,000, 4% of any amount over $25,000 but less than $50,000, and 3% of any amount over $50,000 which is expended in any calendar year for construction or repair projects. For six months ended June 30, 2005 and 2004 (unaudited), the year ended December 31, 2004 and the period from June 19, 2003 (date of inception) to December 31, 2003, $4,000, $0, $0, $0, respectively, was paid to Realty for construction fees. 100% of the net construction fees are passed through to our Manager pursuant to the Realty-Triple Net Agreement.

Loan Fees
      We pay Realty a loan fee for its services in obtaining all loans obtained by it for our properties during the term of the Property Management agreement of 1% of the principal amount. For six months ended June 30, 2005 and 2004 (unaudited), the year ended December 31, 2004 and the period from June 19, 2003 (date of inception) to December 31, 2003, we did not incur or pay any loan fees. 100% of the loan fees are passed through to our Manager pursuant to the Realty-Triple Net Agreement.

Acquisition Fees
      We pay our Manager an acquisition fee for its services in connection with the due diligence investigation and acquisition of interests in real estate properties by us during the course of the investment and holding period of 4% of the funds raised in our Private Placement of Units. For six months ended June 30, 2005 and 2004 (unaudited), the year ended December 31, 2004 and the period from June 19, 2003 (date of inception) to December 31, 2003, we incurred acquisition fees of $0, $711,000, $1,623,000 and $377,000, respectively, of which we paid $0, $711,000, $1,406,000 and $377,000, respectively.

Related Party Accounts Receivable/Payable
      Related party accounts receivable/payable consists primarily of amounts due from/to us for operating expenses incurred by us and paid by our Manager or agreed to be absorbed by our Manager as discussed below.

Unconsolidated Debt Due to Related Parties
      Our properties may obtain secured or unsecured debt financing through one or more third parties, including our Manager, Cunningham Lending Group, LLC, or Cunningham, an entity wholly owned by

NNN 2003 VALUE FUND, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Anthony Thompson, the chairman and chief executive officer of our Manager. As of June 30, 2005, the following notes were outstanding:

Cunningham Lending Group, LLC
      The following unconsolidated properties have outstanding unsecured notes due to Cunningham at June 30, 2005. The notes bear different interest rates as noted below and are due one year from origination.

		NNN 2003
		Value Fund,
	Amount of	LLC’s Portion	Interest Rate
Property/Issue Date	Loan	of Debt	(per annum)

Emerald Plaza:
02/07/05	$232,000	$11,000	8%
03/04/05	232,000	11,000	8%
04/06/05	279,000	13,000	8%
801 K Street:
04/11/05	317,000	58,000	8%
Executive Center II & III:
06/09/05	1,000,000	381,000	8%

Total	$2,060,000	$474,000

13.	Commitments and Contingencies

SEC Investigation
      On September 16, 2004, our Manager advised us that it learned that the SEC is conducting an investigation referred to as “In the matter of Triple Net Properties, LLC.” The SEC has requested information from our Manager relating to disclosure in securities offerings (including offerings by G REIT, Inc., T REIT, Inc. and A REIT, Inc.) and the exemption from the registration requirements of the Securities Act for the private offerings in which our Manager and its affiliated entities were involved and exemptions from the registration requirements of the Exchange Act for several entities. The SEC has requested financial and other information regarding these entities as well as the limited liability companies advised by our Manager, including us. Our Manager has advised us that it intends to cooperate fully with the SEC’s investigation. This investigation could focus on or involve us and fines, penalties or administrative remedies could be asserted against us.
      We can not at this time assess the outcome of the investigation by the SEC. Therefore, at this time, we have not accrued any loss contingencies in accordance with SFAS No. 5, Accounting for Contingencies.

Prior Performance Tables
      In connection with our offering of the sale of our units from July 11, 2003 through October 14, 2004, we disclosed the prior performance of all public and non-public investment programs sponsored by our Manager. We now have determined that there were certain errors in those prior performance tables. In particular, the financial information in the tables was stated to be presented on a GAAP basis. Generally the tables for the public programs were not presented on a GAAP basis and the tables for the non-public programs were prepared and presented on a tax or cash accounting basis. Moreover, a number of the prior performance data figures were themselves erroneous, even as presented on a tax or cash basis. In particular, certain programs sponsored by our Manager have invested either along side or in other

NNN 2003 VALUE FUND, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
programs sponsored by our Manager. The nature and results of these investments were not fully and accurately disclosed in the tables. In addition, certain calculations of depreciation and amortization were not on an income tax basis for a limited liability company investment; certain operating expenses were not reflected in the operating results; and monthly mortgage and principal payments were not reported. In general, the resulting effect is an overstatement of our Manager’s program and aggregate portfolio operating results.
      We included revised prior performance tables in Amendment No. 4 to our Form 10 filed with the SEC on February 7, 2006. The revised prior performance tables correct certain information which was included in the prior performance tables in our private placement memorandum dated July 11, 2003.

Unconsolidated debt
      Our share of unconsolidated debt based on our ownership percentage was $19,296,000, $19,366,000 and $5,672,000 at June 30, 2005 (unaudited), December 31, 2004 and December 31, 2003, respectively.

						Mortgage	NNN 2003
			NNN 2003	Mortgage Debt	NNN 2003	Debt Balance	Value Fund,
		Mortgage Debt	Value Fund,	Balance as of	Value Fund,	as of	LLC’s
	Ownership	Balance as of	LLC’s Portion	December 31,	LLC’s Portion	December 31,	Portion of
Property	Percentage	June 30, 2005	of Debt	2004	of Debt	2003	Debt

		(unaudited)
801 K Street	18.3%	$41,350,000	$7,557,000	$41,350,000	$7,557,000	—	—
Emerald Plaza	4.6%	68,500,000	3,117,000	68,500,000	3,117,000	—	—
Enterprise Technology Center	8.5%	35,880,000	3,051,000	36,177,000	3,076,000	—	—
Executive Center II & III	38.1%	14,626,000	5,571,000	14,744,000	5,616,000	$14,891,000	$5,672,000

		$160,356,000	$19,296,000	$160,771,000	$19,366,000	$14,891,000	$5,672,000

      As of June 30, 2005, the 801 K Street property, of which we own an 18.3% interest, was not in compliance with certain covenants under the loan agreement with HSH Nordbank AG which, if not cured or waived, could result in the lender exercising its remedies under the loan agreement. At June 30, 2005, the outstanding balance on the mortgage was $41,350,000 and was secured by the real property, including related intangible assets, with a carrying basis of $64,476,000. In accordance with the provisions of the loan agreement, the property will be subject to a lockbox whereby all funds received will be deposited in a lockbox controlled by the lender. Once the debt service payments have been satisfied from the payments made to the lockbox, the property will be entitled to receive budgeted operating expenses. All excess funds will be deposited into a reserve account. As of June 30, 2005, all debt service obligations have been satisfied.
      As of June 30, 2005, the Emerald Plaza, San Diego property, of which we own 4.6%, was not in compliance with certain covenants under the loan agreement with Citigroup Global Markets Realty Corp. which, if not cured or waived, could result in the lender exercising its remedies under the loan agreement. At June 30, 2005, the balance on the mortgage was $68,500,000 and was secured by real property, including related intangible assets, with a carrying basis of $94,722,000. In January 2005, our Manager was unable to renew a tenant lease for 35,000 square feet, or 10% of GLA, and, in accordance with the provisions of the loan agreement, the property is now subject to a lockbox whereby all funds received are deposited in the controlled lockbox. Once the debt service payments have been satisfied from the lockbox, the property is entitled to receive budgeted operating expenses. All excess funds are deposited into a reserve account. As a result of the above, our Manager suspended distributions on May 1, 2005. As of June 30, 2005, all debt service obligations have been satisfied.

NNN 2003 VALUE FUND, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      On July 26, 2004, we, as a member of NNN Emerald Plaza, LLC, purchased a 4.6% interest in the Emerald Plaza Building in San Diego, California. Emerald Plaza is a Class A office building of 355,000 square feet located in downtown San Diego. At acquisition, the owners obtained a first mortgage loan of $68,500,000 from Citigroup Global Markets Realty Corp. The loan requires interest only payments through the maturity date of June 17, 2007 at a variable interest rate of 4.85% per annum.
      On May 7, 2004, we, as a member of NNN Enterprise Way, LLC, purchased an 8.5% interest in Enterprise Technology Center, a Class A office building campus of 370,000 square feet located in Scotts Valley, California. At acquisition, the owners obtained a first mortgage loan from UBS Investment Bank, in the amount of $36,500,000, which bears interest at a fixed rate of 6.44%. The initial term of the loan is seven years from the date of acquisition.
      On March 31, 2004, through NNN 801 K Street, LLC, we purchased an 18.3% interest in 801 K Street, a 28-story Class A office building of 336,000 square feet located in Sacramento, California. At acquisition, the owners obtained a first mortgage loan from HSH Nordbank AG, in the amount of $45,000,000 as follows: initial funding of $41,350,000 plus additional proceeds of $3,650,000, which bear interest at a 30-day LIBOR plus 200 basis points until the property reaches 80% leasing, at which time the interest rate is reduced to 30-day LIBOR plus 190 basis points. The first 24 months of the loan term are interest only; the last 12 months of the initial loan term are amortized with $56,250 monthly principal payments. The initial term of the loan is three years, due March 2007, with two 12-month extensions in favor of the borrower.
      On August 1, 2003, we, as a member of NNN Executive Center II & III, LP, we purchased a 38.1% interest in Executive Center II & III, two Class A office buildings of 381,000 square feet located in Dallas, Texas. At acquisition, the owners obtained a first mortgage loan from LaSalle in the amount of $14,950,000, which bore interest at 30-day LIBOR plus 300 basis points, with an option in favor of the borrower to convert to permanent loan at anytime. The initial term of the loan was one year from the date of acquisition and was extended for two additional six-month terms for a fee of $148,000. On July 26, 2005, our manager extended for another 30-days. On August 1, 2005, the mortgage with LaSalle matured. At June 30, 2005, the outstanding balance on the mortgage was $14,626,000. We are currently in negotiations with LaSalle regarding the refinancing of this property.

Litigation
      Neither us nor any of our properties are presently subject to any other material litigation nor, to our knowledge, is any material litigation threatened against us or any of its properties which if determined unfavorably to us would have a material adverse effect on our cash flows, financial condition or results of operations. We are party to litigation arising in the ordinary course of business, none of which if determined unfavorably to us, individually or in the aggregate, is expected to have a material adverse effect on our cash flows, financial condition or results of operations.

Environmental matters
      We follow the policy of monitoring our properties for the presence of hazardous or toxic substances. While there can be no assurance that a material environmental liability does not exist, we are not currently aware of any environmental liability with respect to the properties that would have a material effect on our financial condition, results of operations and cash flows. Further, we are not aware of any material environmental liability or any unasserted claim or assessment with respect to an environmental liability that we believe would require additional disclosure or the recording of a loss contingency.

NNN 2003 VALUE FUND, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Other
      Our commitments and contingencies include the usual obligations of real estate owners and operators in the normal course of business. In the opinion of our Manager, these matters are not expected to have a material impact on our consolidated financial position and results of operations.

14.	Discontinued Operations — Property Held for Sale
      As of June 30, 2005 (unaudited) and December 31, 2004, Financial Plaza, Oakey Building and Southwood Tower were listed for sale. On February 24, 2005 and April 13, 2005, we sold Satellite Place and Financial Plaza, respectively. At December 31, 2004, Satellite Place, Oakey Building, Southwood Tower and Financial Plaza were classified as held for sale. A summary of the Satellite Place, Oakey Building, Southwood Tower and Financial Plaza income statement information is as follows:

	Six Months Ended	Year Ended
	June 30, 2005	December 31, 2004

	(unaudited)
Rental income	$2,422,000	$2,215,000
Rental expenses	(1,039,000)	(1,021,000)
Depreciation and amortization	(701,000)	(1,025,000)

Income before other expense	682,000	169,000
Interest expense	(312,000)	(363,000)
Minority interests	(42,000)	49,000

Income (loss) from discontinued operations — properties held for sale, net	328,000	(145,000)
Gain on sale of real estate	3,411,000	—

Income (loss) from discontinued operations	$3,739,000	$(145,000)

      A summary of the Satellite Place, Oakey Building, Financial Plaza and Southwood Tower as of December 31, 2004 and Oakey Building and Southwood Tower as of June 30, 2005 (unaudited) balance sheet information is as follows:

	Six Months Ended	December 31,
	June 30, 2005	2004

	(unaudited)
Operating property	$11,115,000	$30,209,000
Intangible assets	$845,000	$5,944,000
Other assets	$14,952,000	$41,206,000
Mortgage loans payable	$4,000,000	$19,125,000
Other liabilities	$5,859,000	$20,505,000
Total equity	$9,093,000	$20,701,000
      On February 24, 2005, we sold our wholly-owned property, Satellite Place, to NNN Satellite 1100 & 2000, LLC for a sales price of $49,410,000. In connection with the sale, the first mortgage note of $11,000,000, plus accrued interest, was repaid to La Salle, operating properties decreased by $9,064,000 and intangibles decreased by $1,146,000.
      On April 13, 2005, we sold our wholly-owned property, Financial Plaza, for a sales price of $9,500,000. The existing mortgage of $4,125,000, was assumed by the buyer, we received a note receivable

NNN 2003 VALUE FUND, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
of $2,300,000 in connection with the sale. Operating properties decreased $4,358,000 and intangible assets decreased by $1,328,000.

15.	Tax Treatment of Distributions
      The income tax treatment for distributions reportable for the year ended December 31, 2004, and the period from June 19, 2003 (date of inception) through December 31, 2003 was as follows:

	December 31,

	2004	2003

Ordinary income	$877,000	$35,000
Return of Capital	1,031,000	—

Total	$1,908,000	$35,000

16.	Selected Quarterly Data (unaudited)
      Set forth below is certain unaudited quarterly financial information. We believe that all necessary adjustments, consisting only of normal recurring adjustments, have been included in the amounts stated below to present fairly, and in accordance with generally accepted accounting principles, the selected quarterly information.

	Year Ended December 31, 2004

	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter

Total revenues	$272,000	$182,000	$157,000	$128,000
Total expenses	520,000	660,000	620,000	547,000

Loss before other (expense) income and discontinued operations	(248,000)	(478,000)	(463,000)	(419,000)
Equity in loss of unconsolidated real estate	(231,000)	(120,000)	(163,000)	(168,000)
Minority interests	26,000	30,000	37,000	40,000

Loss from continuing operations	(453,000)	(568,000)	(589,000)	(547,000)
Discontinued operations	(62,000)	(73,000)	(10,000)	—

Net loss	$(515,000)	$(641,000)	$(599,000)	$(547,000)

Net loss per member unit — basic and diluted	$(51.50)	$(81.89)	$(138.37)	$(224.36)

Weighted average units outstanding	10,000	7,828	4,329	2,438

NNN 2003 VALUE FUND, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	For the Period from June 19, 2003 (Date of Inception)
	through December 31, 2003

	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter

Loss before other (expense) income and minority interest	$(18,000)	$—	$—	$—
Other income	3,000	—	—	—
Equity in loss of unconsolidated real estate	(93,000)	(39,000)	—	—

Minority interests	19,000	12,000	—	—

Net loss	$(89,000)	$(27,000)	$—	$—

Loss per member unit — basic and diluted	$(76.92)	$(2,454.55)	$—	$—

Weighted average units outstanding	1,257	11	—	—

17.	Business Combinations
      During the six months ended June 30, 2005, we completed the acquisition of one consolidated property, thereby adding a total of 80,000 square feet of GLA to our property portfolio. The purchase price of the property was $8,000,000, of which $5,500,000 was financed with mortgage debt. In accordance with SFAS, No. 141, we allocated the purchase price of these properties to the fair value of the assets acquired and the liabilities assumed, including the allocation of the intangibles associated with the in-place leases considering the following factors: lease origination costs; tenant relationships; and above or below market leases. During 2005, we allocated and recorded $1,698,000 of intangible assets associated with in-place lease origination costs and tenant relationships, as well as above market leases.
      During the year ended December 31, 2004, we completed the acquisition of three wholly-owned properties and a 75.4% interest in a limited liability company, or LLC, that owns one property adding a total of 441,000 square feet of GLA to our consolidated property portfolio. We also acquired interests in three LLCs: an 85.0% interest in NNN 801 K, LLC, which owns a 21.5% interest in a property; a 73.3% interest in NNN Enterprise Way, LLC, which owns a 11.6% interest in a property; and a 22.2% interest NNN Emerald Plaza, LLC, which owns a 20.5% interest in a property. The properties are equity basis investments for these LLCs. The LLCs, with the exception of NNN Emerald Plaza, LLC, are consolidated for financial reporting purposes; NNN Emerald Plaza, LLC is an equity basis investment. The aggregate purchase price of our consolidated property acquisitions was $37,558,000, of which $19,125,000 was financed with mortgage debt. In accordance with SFAS No. 141, we allocated the purchase price to the fair value of the assets acquired and the liabilities assumed, including the allocation of the intangibles associated with the in-place leases considering the following factors: lease origination costs; tenant relationships; and above or below market leases. During 2004, we have allocated and recorded $4,742,000 of intangible assets associated with in-place lease origination costs and tenant relationships, as well as above market leases.
      During the year ended December 31, 2003, we completed the acquisition of one wholly-owned property, and an 76.8% interest in a LLC which owns a 49.6% equity basis investment in a property. The property acquisition added a total of 205,000 square feet of GLA to our property portfolio. The purchase price of the consolidated property was $8,178,000, of which $4,500,000 was financed with mortgage debt. In accordance with SFAS No. 141, we allocated the purchase price of these properties to the fair value of the assets acquired and the liabilities assumed, including the allocation of the intangibles associated with the in-place leases considering the following factors: lease origination costs; tenant relationships; and above or below market leases. During 2003, we allocated and recorded $1,699,000 of intangible assets associated with in-place lease origination costs and tenant relationships, as well as above market leases.
      Assuming all of the above-referenced acquisitions had occurred on June 19, 2003, pro forma revenues, net income (loss) and net income (loss) per diluted unit would have been $832,000, $(731,000) and $(73.10), respectively, for the six months ended June 30, 2005 (unaudited); $3,639,000, $(1,251,000) and

NNN 2003 VALUE FUND, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
$(369.14), respectively, for the six months ended June 30, 2004 (unaudited); $1,251,000, ($2,226,000) and $(361.48), respectively, for the year ended December 31, 2004; and $2,266,000, $(1,293,000) and $(129.30), respectively, for the period from June 19, 2003 (date of inception) through December 31, 2003. The pro forma results are not necessarily indicative of the operating results that would have been obtained had the acquisitions occurred at the beginning of the periods presented, nor are they necessarily indicative of future operating results.
18. Restatement
      Subsequent to the issuance of our quarterly consolidated financial statements for the three months ended March 31, 2005, management became aware that approximately $2,137,000 of issued checks were erroneously misclassified as accounts payable as of December 31, 2004. Management determined that these checks should have been classified as cash and, as a result, has restated “Cash and cash equivalents,” and “Accounts payable and accrued liabilities” on the consolidated balance sheet as of December 31, 2004. Additionally, in the consolidated statement of cash flows we have restated the amount of “Cash and cash equivalents” and have reflected the $2,137,000 change in “Cash provided by (used in) operating activities” for the year ended December 31, 2004.
      A summary of the significant effects of the restatement are as follows:
Consolidated Balance Sheet

	As of December 31, 2004

	As previously reported	As restated

Cash and cash equivalents	$12,033,000	$9,896,000
Total assets	$69,471,000	$67,334,000
Accounts payable and accrued liabilities	$3,848,000	$1,711,000
Total liabilities	$28,401,000	$26,264,000
Total liabilities and members’ equity	$69,471,000	$67,334,000
Consolidated Statement of Cash Flows

	For the Year Ended
	December 31, 2004

	As previously reported	As restated

Net cash provided by (used in) operating activities	$4,613,000	$2,476,000

19.	Subsequent Events — unaudited
      On July 13, 2005, our Manager approved the listing for sale of Emerald Plaza, of which we own a 4.6% interest.
      On August 26, 2005, our Manager sold the 801 K Street property, of which we own 18.3%, to an unaffiliated third party for a total sales price of $79,350,000, and the outstanding mortgage on the property with HSH Nordbank AG was repaid in full. Our cash proceeds were $6,084,000 after closing costs and other transaction expenses. The sale resulted in us recording a gain of approximately $1,900,000. A property disposition fee of $2,550,000, or 3.2% of the total sales price, was paid to Realty, of which 75% was passed through to our Manager pursuant to the Realty-Triple Net Agreement, and sales commissions of $555,000, or 0.7% of the total sales price, was paid to unaffiliated brokers. In conjunction with the sale, all related party notes due to Cunningham were paid in full.
      On September 12, 2005, the Executive Center II & III property borrowed $200,000 from Cunningham. The note bears interest at a rate of 8.0% per annum and is due one year from origination.
      On September 14, 2005, our Manager refinanced Executive Center I with a new trust deed held by Ivan and Vilma Halaj Trust of $5,000,000. The new loan calls for monthly interest payments of $41,666,67 at a fixed interest rate of 10.0%. The note is due on October 1, 2007. We received proceeds of $4,879,000.

NNN 2003 VALUE FUND, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      On September 30, 2005, we purchased five office buildings at Woodside Corporate Park, or the Woodside property, totaling 193,000 square feet of GLA from an unaffiliated third party. The Woodside property is part of the 13-building Woodside Corporate Park master-planned office and flex campus located in Beaverton, a suburb of Portland, Oregon. The total purchase price for the Woodside property was $22,862,000. The property was financed with a mortgage loan in the amount of $19,700,000. The purchase price included a sales commission payable to Realty of $578,500, or 2.5% of the purchase price, of which 75% will be passed through to our Manager pursuant to the Realty-Triple Net Agreement.
      On October 13, 2005, we purchased a 3.0% TIC interest in the Executive Center II & III property from an existing unaffiliated TIC for $481,000, of which our Manager reimbursed us $40,000. Our Manager also paid the TIC $69,000. As a result of the purchase, we increased our effective ownership in the property from 38.1% to 41.1%.
      On October 14, 2005, we purchased 100% of 1590 South Daniels, a 9.05 acre land parcel located in Heber City, Utah. The property was purchased from an unaffiliated third party for a cash purchase price of $731,000. We intend to explore development of the land into public storage units.
      On October 18, 2005, the Executive Center II & III property borrowed $240,000 from Cunningham. The note bears interest at a rate of 8.0% per annum and is due one year from origination.
      Effective November 1, 2005, cash distributions from Enterprise Technology Center, of which we own 8.5%, were reduced from 8% to 4%, as a result of a decrease in occupancy from 90.7% to 83.3% because of our Manager’s inability to renew expiring leases. Effective November 1, 2005, our Manager has agreed to defer 50% of its property management fee. Our Manager will continue its efforts to lease the property.
      On November 10, 2005, our Manager sold the Emerald Plaza Building located in San Diego, California, of which we own 4.6%, to an unaffiliated third party for a total sales price of $123,634,000. Our cash proceeds were $2,368,000 after closing costs and other transaction expenses. The sale resulted in us recording a gain of $988,000. A property disposition fee of $2,250,000, or 1.8%, of the total sales price, was paid to Realty, of which 75% was passed through to our Manager pursuant to the Realty-Triple Net Agreement, and sales commissions of $700,000, or 0.6% of the total sales price, were paid to unaffiliated brokers. In conjunction with the sale, all related party notes due to Cunningham were paid in full.
      On November 14, 2005, the Executive Center II & III property borrowed $5,000 from Cunningham. The note bears interest at a rate of 8.0% per annum and is due 90 days from origination.
      On December 19, 2005, we sold Southwood Tower, our wholly-owned property located in Houston, Texas, to an unaffiliated third party for a sales price of $9,373,000. Our cash proceeds were $7,500,000 after closing costs and other transaction expenses. The sale resulted in us recording a gain of $2,400,000. A property disposition fee of $94,000, or 1.0% of the sales price, was paid to Realty, of which 75% was passed through to our Manager pursuant to the Realty-Triple Net Agreement, and sales commissions of $375,000, or 4.0% of the sales price, were paid to unaffiliated brokers. We may reinvest the proceeds from the sale in real estate property that qualifies for like-kind exchange treatment under Section 1031 of the Internal Revenue Code.
      On December 27, 2005, we purchased a 99.0% interest in 3500 Maple Avenue, a 377,000 square-foot office building located in Dallas, Texas, from an unaffiliated third party. An affiliated entity, NNN 3500 Maple, LLC, purchased the remaining 1.0% interest. The total purchase price was $66,500,000. The purchase was financed with: (i) a first mortgage loan from Wachovia Bank, National Association, or Wachovia, of $47,000,000 due in ten years with an effective fixed interest rate of 5.77%, requiring interest-only payments for five years and a 30-year amortization thereafter; and (ii) a mezzanine loan from Wachovia of $11,320,000 due in ten years with a floating interest rate of 5.0% over the 30-day LIBOR for 120 days and a floating interest rate of 10.0% over the 30-day LIBOR thereafter.

NNN 2003 VALUE FUND, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      On December 29, 2005, our Manager refinanced the Executive Center II & III property with LaSalle as follows: (i) a senior loan of $13,000,000 due January 1, 2008 at the borrower’s option of LaSalle’s prime rate plus 0.5% or LIBOR plus 2.25%, requiring interest-only payments; and (ii) a mezzanine loan of $3,000,000 due January 1, 2008 at the borrower’s option of LaSalle’s prime rate plus 5.00% or LIBOR plus 7.60%, requiring interest-only payments until specified tenant lease payments begin, at which time an additional monthly principal payment of $25,000 will be required and applied to the mezzanine principal loan balance.
      On January 24, 2006, our Manager sold the Oakey Building located in Las Vegas, Nevada, of which we owned a 75.4% interest, to an unaffiliated third party for a total sales price of $22,250,000. A rent guaranty of $1,424,000 was held in escrow and will be paid to the purchaser on a monthly basis over time. Our cash proceeds were $7,278,000 after closing costs and other transaction expenses. A property disposition fee of $500,000, or 2.2% of the total sales price, was paid to Realty, of which 75% was passed through to our Manager pursuant to the Realty-Triple Net Agreement. Sales commissions of $668,000, or 3.0% of the total sales price, were paid to unaffiliated brokers.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Owners
Executive Center II & III
      We have audited the accompanying balance sheets of Executive Center II & III Property (collectively, the “Company”) as of December 31, 2004 and 2003, and the related statement of operations, owners’ equity, and cash flows for the year ended December 31, 2004 and the period from August 1, 2003 (date of acquisition) through December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      In our opinion, such 2004 financial statements present fairly, in all material respects, the financial position of the Executive Center II & III, Property, as of December 31, 2004 and 2003, and the results of their operations and their cash flows for the year ended December 31, 2004 and the period from August 1, 2003 through December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche, LLP
Los Angeles, California
May 2, 2005

EXECUTIVE CENTER II & III PROPERTY
BALANCE SHEETS
December 31, 2004 and 2003

	December 31,

	2004	2003

ASSETS
Real estate investments:
Operating property, net	$15,922,000	$16,505,000
Cash and cash equivalents	189,000	442,000
Tenant receivables	259,000	—
Restricted cash	134,000	497,000
Identified intangible assets, net	5,774,000	7,280,000
Other assets, net	464,000	347,000

Total assets	$22,742,000	$25,071,000

LIABILITIES AND OWNERS’ EQUITY
Mortgages payable	$14,744,000	$14,891,000
Accounts payable and accrued liabilities	810,000	899,000
Security deposits and prepaid rent	119,000	117,000

Total liabilities	15,673,000	15,907,000
Commitments and contingencies (Note 9)
Total owners’ equity	7,069,000	9,164,000

Total liabilities and owners’ equity	$22,742,000	$25,071,000

The accompanying notes are an integral part of these financial statements.

EXECUTIVE CENTER II & III PROPERTY
STATEMENTS OF OPERATIONS
For the Year Ended December 31, 2004 and the Period from August 1, 2003 (Date of Acquisition)
through December 31, 2003

		For the Period from
		August 1, 2003 (Date of
	Year Ended	Acquisition) through
	December 31,	December 31,
	2004	2003

Revenues:
Rental income	$4,949,000	$2,008,000

Expenses:
Rental expenses	3,539,000	1,269,000
General and administrative	50,000	21,000
Depreciation and amortization	1,476,000	609,000

	5,065,000	1,899,000

Operating (loss) income	(116,000)	109,000
Other income (expense):
Miscellaneous income	5,000	41,000
Interest expense (including amortization of deferred financing costs)	(956,000)	(417,000)

Net loss	$(1,067,000)	$(267,000)

The accompanying notes are an integral part of these financial statements.

EXECUTIVE CENTER II & III PROPERTY
STATEMENTS OF OWNERS’ EQUITY
For the Year Ended December 31, 2004 and the Period from August 1, 2003 (Date of Acquisition) through December 31, 2003

Total

BALANCE — August 1, 2003 (date of acquisition)
Capital contributions, net of offering costs	$9,792,000
Distributions	(361,000)
Net loss	(267,000)

BALANCE — December 31, 2003	9,164,000
Distributions	(1,028,000)
Net loss	(1,067,000)

BALANCE — December 31, 2004	$7,069,000

The accompanying notes are an integral part of these financial statements.

Executive Center II & III
STATEMENTS OF CASH FLOWS
For the Year Ended December 31, 2004 and the Period From
August 1, 2003 (Date of Acquisition) to December 31, 2003

		From August 1,
		2003 (Date of
	Year Ended	Acquisition) through
	December 31, 2004	December 31, 2003

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,067,000)	$(267,000)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization, amortization of deferred financing costs and amortization of above market leases	2,434,000	982,000
Provision for doubtful accounts	2,000	—
Change in operating assets and liabilities:
Tenant receivables	(261,000)	—
Other assets	(274,000)	(206,000)
Accounts payable and accrued liabilities	(89,000)	711,000
Security deposits and prepaid rent	2,000	56,000

Net cash provided by operating activities	747,000	1,276,000

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of and additions to real estate operating properties	—	(24,721,000)
Capital improvements	(39,000)	(31,000)
Restricted cash	363,000	(163,000)

Net cash provided by (used in) investing activities	324,000	(24,915,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings on mortgages payable	—	14,950,000
Repayments on mortgages payable	(147,000)	(59,000)
Distributions	(1,028,000)	(361,000)
Payment of deferred financing costs	(149,000)	(241,000)
Equity contributions	—	9,792,000

Net cash (used in) provided by financing activities	(1,324,000)	24,081,000

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(253,000)	442,000
CASH AND CASH EQUIVALENTS — beginning of period	442,000	—

CASH AND CASH EQUIVALENTS — end of period	$189,000	$442,000

Non Cash Investing Activities:
Security deposits and prepaid rent	$—	$61,000
Restricted cash	$—	$334,000
The accompanying notes are an integral part of these financial statements.

EXECUTIVE CENTER II & III PROPERTY
STATEMENTS OF CASH FLOWS
For the Year Ended December 31, 2004 and the Period from
August 1, 2003 (Date of Acquisition) through December 31, 2003

		For the Period from
		August 1, 2003 (Date of
	Year Ended	Acquisition) through
	December 31, 2004	December 31, 2003

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$753,000	$255,000

EXECUTIVE CENTER II & III PROPERTY
NOTES TO FINANCIAL STATEMENTS
For the Year Ended December 31, 2004 and the Period from August 1, 2003
(Date of Acquisition) through December 31, 2003

1.	Organization and Description of Business
      NNN Executive Center II & III, LLC, was formed as a Texas limited liability company on July 11, 2003 for the purpose of acquiring a tenant-in-common, or TIC, interest in Executive Center II & III, an office building located in Dallas, Texas, in accordance with the Private Placement Memorandum for the purchase of Executive Center II & III dated July 29, 2003, as amended.
      Executive Center II & III, which was acquired on August 1, 2003, are two Class A office buildings with a total of 205,000 square feet of gross leaseable area, or GLA. The use of the words “we”, “us” or “ours” refers to the Executive Center II & III property, or Executive Center II & III.
      As of December 31, 2004, Executive Center II & III is owned by the following interest holders as tenants-in-common:

Tenants-in-Common	Interest Held

NNN Executive Center II & III, LLC	49.6%
Unaffiliated third parties (combined)	48.9%
Affiliated third parties (combined)	1.5%
      As of December 31, 2004, NNN Executive Center II & III, LLC, which owns an aggregate 49.6% interest in Executive Center II & III, is owned by the following members, with the proportionate membership interest listed respectively:

	Membership Interest
	in NNN Executive	Interest in Executive
Members	Center II & III, LLC	Center II & III Property

NNN 2003 Value Fund, LLC	76.8%	38.1%
Unaffiliated members (combined)	23.2%	11.5%
      We are externally managed by Triple Net Properties, LLC, or our Manager, pursuant to the terms of an operating agreement, or the Operating Agreement. Triple Net Properties Realty, Inc., or Realty, an affiliate of Triple Net Properties, LLC, which was solely owned through December 31, 2004, by Anthony W. Thompson, our Manager’s chief executive officer and chairman, (effective January 1, 2005, Mr. Thompson owns 88% of Realty), serves as our property manager pursuant to the terms of the Operating Agreement and a property management agreement, or the Management Agreement.
      The property was purchased from an unaffiliated third party for a purchase price of $24,600,000. The seller paid Realty a sales commission of $600,000, or 2.4% of the total purchase price, of which 75% was passed through to our Manager pursuant to an agreement between Realty and our Manager, or the Realty-Triple Net Agreement.

2.	Summary of Significant Accounting Policies
      The summary of significant accounting policies presented below is designed to assist in understanding our combined financial statements. Such financial statements and accompanying notes are the representations of our Manager, who is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America, or GAAP, in all material respects, and have been consistently applied in preparing the accompanying combined financial statements.

EXECUTIVE CENTER II & III PROPERTY
NOTES TO FINANCIAL STATEMENTS — (Continued)

Real Estate Investments

Operating Property
      The operating property is carried at the lower of historical cost less accumulated depreciation or estimated fair value. The cost of the operating property includes the cost of land and completed building and related improvements. Expenditures that increase the service life of property are capitalized; the cost of maintenance and repairs is charged to expense as incurred. The cost of building and improvements are depreciated on a straight-line basis over the estimated useful lives of the building and improvements, ranging primarily from 15 to 39 years for the building and the shorter of the lease term or useful life, ranging from one to 10 years for tenant improvements. When depreciable property is retired or disposed of, the related costs and accumulated depreciation are removed from the accounts and any gain or loss reflected in operations.
      An operating property is evaluated for potential impairment whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. Impairment losses are recorded on long-lived assets used in operations. Impairment losses are recorded on the operating property when indicators of impairment are present and the carrying amount of the asset is greater than the sum of the future undiscounted cash flows expected to be generated by that asset. We would recognize an impairment loss to the extent the carrying amount exceeded the fair value of the property. We recorded no impairment losses for the year ended December 31, 2004 and the period from August 1, 2003 (date of acquisition) through December 31, 2003.

Cash and Cash Equivalents
      Certificates of deposit and short-term investments with remaining maturities of three months or less when acquired are considered cash equivalents.

Restricted Cash
      Restricted cash is comprised of impound reserves accounts for property taxes, insurance, and tenant improvements.

Purchase Price Allocation
      In accordance with Statement of Financial Accounting Standard, or SFAS, No. 141, Business Combinations, we, allocate the purchase price of acquired properties to tangible and identified intangible assets based on their respective fair values. The allocation to tangible assets (building and land) is based upon our determination of the value of the property as if it were vacant using discounted cash flow models similar to those used by independent appraisers. Factors considered by us include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases. Additionally, the purchase price of the applicable property is allocated to the above or below market value of in-place leases and the value of in-place leases and related tenant relationships.
      The value allocable to the above or below market component of the acquired in-place leases is determined based upon the present value (using a discount rate which reflects the risks associated with the acquired leases) of the difference between (i) the contractual amounts to be paid pursuant to the lease over its remaining term, and (ii) our Manager’s estimate of the amounts that would be paid using fair market rates over the remaining term of the lease. The amounts allocated to above market leases are included in the intangible in-place lease asset and below market lease values are included in intangible lease liability in the accompanying combined financial statements and are amortized to rental income over the weighted average remaining term of the acquired leases with each property.

EXECUTIVE CENTER II & III PROPERTY
NOTES TO FINANCIAL STATEMENTS — (Continued)
      The total amount of other intangible assets acquired is further allocated to in-place lease costs and the value of tenant relationships based on our Manager’s evaluation of the specific characteristics of each tenant’s lease and the Company’s overall relationship with that respective tenant. Characteristics considered by management in allocating these values include the nature and extent of the credit quality and expectations of lease renewals, among other factors.
      These allocations are subject to change based on continuing valuation analysis, or other evidence, until the allocations are finalized or the stipulated time of one year from the date of acquisition.

Allowance for Uncollectible Accounts
      Tenant receivables and unbilled deferred rent receivables are carried net of the allowances for uncollectible current tenant receivables and unbilled deferred rent. Our determination of the adequacy of these allowances is based primarily upon evaluations of historical loss experience, individual tenant receivables considering the tenant’s financial condition, security deposits, letters of credit, lease guarantees and current economic conditions and other relevant factors. At December 31, 2004 and 2003, the allowance for uncollectible accounts was $2,000 and $0, respectively.
Concentration of Credit Risk
      Financial instruments that potentially subject us to a concentration of credit risk are primarily cash and accounts receivable from tenants. Cash is generally placed in money market accounts and the amount of credit exposure to any one party is limited. We have cash in financial institutions which are insured by the Federal Deposit Insurance Corporation, or FDIC, up to $100,000 per institution. At December 31, 2004 and 2003, we had cash accounts in excess of FDIC insured limits. Concentration of credit risk with respect to accounts receivable from tenants is limited. We perform credit evaluations of prospective tenants and security deposits are obtained.
      As of December 31, 2004, two of our tenants, individually, accounted for 10% or more of our aggregate annual rental income.

		Percentage of
	2004 Annual	2004 Annual	Square Footage	Lease
Tenants	Base Rent(*)	Base Rent	(Approximately)	Expiration Date

Trinity University	$1,379,000	27.8%	84,000	06/30/2013
Trailblazer Health Enterprises	$3,490,000	70.2%	189,000	12/31/2006
      As of December 31, 2003, two of our tenants, individually, accounted for 10% or more of our aggregate annual rental income.

		Percentage of
	2003 Annual	2003 Annual	Square Footage	Lease
Tenants	Base Rent(*)	Base Rent	(Approximately)	Expiration Date

Trinity University	$1,350,000	27.3%	84,000	06/30/2013
Trailblazer Health Enterprises	$3,490,000	70.1%	189,000	12/31/2006

(*)	Annualized rental income based on contractual base rent set forth in leases in effect at December 31, 2004 and 2003, respectively.

Fair Value of Financial Instruments
      The Statement of Financial Accounting Standards or SFAS, No. 107, Disclosures About Fair Value of Financial Instruments, requires disclosure of fair value of financial instruments, whether or not recognized on the face of the balance sheet, for which it is practical to estimate that value. SFAS No. 107

EXECUTIVE CENTER II & III PROPERTY
NOTES TO FINANCIAL STATEMENTS — (Continued)
defines fair value as the quoted market prices for those instruments that are actively traded in financial markets. In cases where quoted market prices are not available, fair values are estimated using present value or other valuation techniques. The fair value estimates are made at the end of each year based on available market information and judgments about the financial instrument, such as estimates of timing and amount of expected future cash flows. Such estimates do not reflect any premium or discount that could result from offering for sale at one time our entire holdings of a particular financial instrument, nor do they consider that tax impact of the realization of unrealized gains or losses. In many cases, the fair value estimates cannot be substantiated by comparison to independent markets, nor can the disclosed value be realized in immediate settlement of the instrument.
      Our combined balance sheets include the following financial instruments: cash and cash equivalents, tenant rent and other receivables, accounts payable and accrued expenses and mortgages payable. We consider the carrying values of cash and cash equivalents, tenant rent and other receivables and accounts payable and accrued expenses to approximate fair value for these financial instruments because of the short period of time between origination of the instruments and their expected realization. The fair value of payable to and receivable from related parties is not determinable due to its related party nature. At December 31, 2004 and 2003, the estimated fair value of our debt approximates $15,116,000 and $15,398,000, respectively.

Revenue Recognition
      In accordance with SFAS No. 13, “Accounting for Leases,” minimum annual rental revenue is recognized on a straight-line basis over the term of the related lease (including rent holidays). Tenant reimbursement revenue, which is comprised of additional amounts recoverable from tenants for common area maintenance expenses and certain other recoverable expenses, is recognized as revenue in the period in which the related expenses are incurred.

Other Assets
      Other assets consist primarily of deferred rent receivables, loan fees, and prepaid expenses. Loan fees and other loan costs are amortized over the term of the respective loan using a method that approximate the effective interest method.

Income Taxes
      We are a pass-through entity for income tax purposes and taxable income is reported by our owners on their individual tax returns. Accordingly, no provision has been made for income taxes in the accompanying statements of operations.

Use of Estimates
      The preparation of our financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of the assets and liabilities as of December 31, 2004 and 2003, and the revenues and expenses for the year ended December 31, 2004 and for the period from August 1, 2003 (date of acquisition) to December 31, 2003. Actual results could differ from those estimates.

Recently Issued Accounting Pronouncements
      In December 2003, FASB revised FIN No. 46, Consolidation of Variable Interest Entities, issued in January 2003, an interpretation of Accounting Research Bulletin No. 51, Consolidated Financial Statements (FIN 46R). FIN No. 46R requires that variable interest entities be consolidated by a company

EXECUTIVE CENTER II & III PROPERTY
NOTES TO FINANCIAL STATEMENTS — (Continued)
if that company is subject to a majority of the risk of loss from the variable interest entity’s activities or is entitled to receive a majority of the entity’s residual returns or both. FIN No. 46R also requires disclosures about variable interest entities that companies are not required to consolidate but in which a company has a significant variable interest. The consolidation requirements of FIN No. 46R apply immediately to variable interest entities created after December 31, 2003. The consolidation requirements will apply to entities established prior to December 31, 2003, in the first fiscal year or in the interim period beginning after December 15, 2004. We do not believe the adoption of such interpretation will have a material impact on our results of operations or financial condition.

3.	Real Estate Investments
      Our operating property, Executive Center II & III, located in Dallas, Texas, consists of the following at December 31, 2004 and 2003:

	December 31,

	2004	2003

Buildings and tenant improvements	$14,390,000	$14,351,000
Land	2,409,000	2,409,000

	16,799,000	16,760,000
Less: accumulated depreciation	877,000	255,000

	$15,922,000	$16,505,000

Depreciation expense on the buildings and tenant improvements was $622,000 and $255,000 for the year ended December 31, 2004 and the period from August 1, 2003 (date of acquisition) through December 31, 2003.

4.	Identified Intangible Assets
      Identified intangible assets consisted of the following:

	December 31,

	2004	2003

In-place leases and tenant relationships and above market leases, net of accumulated amortization of $2,133,000 and $627,000, respectively, for the years ended December 31, 2004 and 2003, respectively (with a weighted-average life of 92 months.)	$5,774,000	$7,280,000

      Amortization expense recorded on the identified intangible assets for the fiscal year ended December 31, 2004 and for the period from August 1, 2003 (date of acquisition) through December 31, 2003 was $1,506,000 and $627,000, respectively.
      Estimated amortization expense of identified intangible assets as of December 31, 2004 for each of the five succeeding fiscal years is as follows:

Year	Amount

2005	$1,506,000
2006	$1,506,000
2007	$510,000
2008	$502,000
2009	$502,000

EXECUTIVE CENTER II & III PROPERTY
NOTES TO FINANCIAL STATEMENTS — (Continued)

5.	Other Assets
      Other assets consist of the following at December 31:

	2004	2003

Deferred rent receivable	$309,000	$105,000
Deferred financing costs, net of accumulated amortization of $303,000 and $100,000 at December 31, 2004 and 2003, respectively	87,000	141,000
Prepaid expenses and other	68,000	101,000

Total other assets	$464,000	$347,000

6.	Mortgages Payable
      Mortgages payable consisted of the following at December 31:

	December 31,

	2004	2003

Note payable to a mortgage company, secured by a deed of trust, interest at the 30-day LIBOR rate plus 300 basis points. Principal payments of $14,730 plus interest are payable monthly, with the note due in full 7/31/2005	$14,744,000	$14,891,000

      At acquisition, the owners obtained a first mortgage loan from LaSalle in the amount of $14,950,000, which bears interest at 30-day LIBOR plus 300 basis points, with a floor of 5.0% per annum. The interest rate at December 31, 2004 and 2003 were 5.25% per annum and 5.0% per annum, respectively. The initial term of the loan was one year and on August 1, 2004, was extended for two additional six-month terms for a fee of $148,000.
      At December 31, 2004 and 2003, the fair estimated value of our debt approximates $15,116,000 and $15,398,000, respectively.

7.	Future Minimum Rent

Rental Income
      We have operating leases with tenants that expire at various dates through 2013 and are either subject to scheduled fixed increases or adjustments based on the Consumer Price Index. Generally, the leases grant tenants renewal options. Leases also provide for additional rents based on certain operating expenses. Future minimum rent contractually due under operating leases, excluding tenant reimbursements of certain costs, as of December 31, 2004, are summarized as follows:

Year Ending December 31,	Amount

2004	$5,092,000
2005	$5,258,000
2006	$1,556,000
2007	$1,519,000
2008	$1,527,000
Thereafter	$4,706,000
      A certain amount of our rental income is from tenants with leases which are subject to contingent rent provisions. These contingent rents are subject to the tenant achieving periodic revenues in excess of

EXECUTIVE CENTER II & III PROPERTY
NOTES TO FINANCIAL STATEMENTS — (Continued)
specified levels. For the year ended December 31, 2004, and the period from August 1, 2003 (date of acquisition) though December 31, 2003 the amount of contingent rent earned by us was not significant.

8.	Related Party Transactions
Property management fees
      We pay Realty property management fees equal to 6% of the gross income of the property. Realty earned $564,000 and $123,000 for services provided during the year ended December 31, 2004 and the period from August 1, 2003 (date of acquisition) through December 31, 2003, respectively of which 100% was passed through to our Manager pursuant to the Realty-Triple Net Agreement.

Real estate commissions
      Realty earns sales commissions from acquisitions and dispositions of our property. For the year ended December 31, 2004 and the period from August 1, 2003 (date of acquisition) through December 31, 2003, we paid no sales commissions to Realty. For the year ended December 31, 2004, and the period from August 1, 2003 (date of acquisition) through December 31, 2003, unaffiliated sellers paid sales commissions to Realty of $0 and $600,000, respectively, related to property purchased of which 75% was passed through to our Manager pursuant to the Realty-Triple Net Agreement.

Debt due to related parties
      We may obtain secured or unsecured debt financing through one or more third parties, including Cunningham Lending Group, LLC, or Cunningham, an entity wholly owned by Anthony W. Thompson. For the years ended December 31, 2003 and 2004, there was no debt due to related parties.

9.	Commitments and Contingencies

SEC Investigation
      On September 16, 2004, our Manager advised us that it learned that the SEC is conducting an investigation referred to as “In the matter of Triple Net Properties, LLC.” The SEC has requested information from our Manager relating to disclosure in securities offerings (including offerings by G REIT, T REIT, Inc. and A REIT, Inc.) and the exemption from the registration requirements of the Securities Act for the private offerings in which our Manager and its affiliated entities were involved and exemptions from the registration requirements of the Exchange Act for several entities. The SEC has requested financial and other information regarding these entities as well as the limited liability companies advised by our Manager. Our Manager has advised us that it intends to cooperate fully with the SEC’s investigation.

Litigation
      To the best of our knowledge there are no material pending legal proceedings, other than routine litigation incidental to the business, to which we are a party or of which any of our properties are subject.

Environmental Matters
      We follow the policy of monitoring our properties for the presence of hazardous or toxic substances. While there can be no assurance that a material environmental liability does not exist, we are not currently aware of any environmental liability with respect to our properties that would have a material effect on our financial condition, results of operations and cash flows. Further, we are not aware of any environmental liability or any unasserted claim or assessment with respect to an environmental liability that we believe would require additional disclosure or the recording of a loss contingency.

EXECUTIVE CENTER II & III PROPERTY
NOTES TO FINANCIAL STATEMENTS — (Continued)
Other
      Our other commitments and contingencies include the usual obligations of a real estate company in the normal course of business. In the opinion of our Manager, these matters are not expected to have a material adverse effect on our financial position and/or results of operations.

10.	Subsequent Event
      Effective April 15, 2005 and retroactive to January 1, 2005, we reduced the rent for our tenant, Trailblazer Health Enterprises, LLC from $18.50 per square foot to $10.00 per square foot in exchange for an early renewal and an extended lease term. The lease term extended from December 2006 to December 2015. This action will result in a reduction of net income, including straight-line adjustments, in 2005 of $753,000 to us. As of December 31, 2004, Trailblazer Health Enterprises occupied 51.2% of the GLA of the property.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Members
NNN 2003 Value Fund, LLC
      We have audited the accompanying statements of revenues and certain expenses of Satellite Place, Financial Plaza and Southwood Tower (the “Properties”) for the year ended December 31, 2003. These statements is the responsibility of management. Our responsibility is to express an opinion on these statements based on our audit.
      We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
      The accompanying statements of revenues and certain expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1 to the statements of revenues and certain expenses. It is not intended to be a complete presentation of the Properties’ revenues and expenses.
      In our opinion, the statements referred to above present fairly, in all material respects, the revenues and certain expenses, as described in Note 1, of the Properties for the year ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.
/s/ Deloitte & Touche, LLP
Los Angeles, California
May 2, 2005

The Properties
Statements of Revenues and Certain Expenses
For the year ended December 31, 2004 (unaudited)

	Satellite	Financial	Southwood
	Place From	Plaza From	Tower From
	January 1,	January 1,	January 1,
	2004 through	2004 through	2004 through
	November 29,	October 29,	October 27,
	2004 (date of	2004 (date of	2004 (date of
	acquisition)	acquisition)	acquisition)

REVENUES:
Lease rentals	$2,134,000	$1,104,000	$1,095,000
Tenant reimbursements and other income	34,000	22,000	—

Total revenues	2,168,000	1,126,000	1,095,000

CERTAIN EXPENSES:
Operations and maintenance	185,000	149,000	211,000
Real estate taxes	175,000	122,000	67,000
Electricity, water and gas utilities	115,000	184,000	159,000
Management fees	130,000	80,000	52,000
General and administrative	16,000	21,000	12,000

Total certain expenses	621,000	556,000	501,000

REVENUES IN EXCESS OF CERTAIN EXPENSES	$1,547,000	$570,000	$594,000

For the year ended December 31, 2003

	Satellite	Financial	Southwood
	Place	Plaza	Tower

REVENUES:
Lease rentals	$2,033,000	$1,150,000	$788,000
Tenant reimbursements and other income	260,000	54,000	8,000

Total revenues	2,293,000	1,204,000	796,000

CERTAIN EXPENSES:
Operations and maintenance	85,000	377,000	205,000
Real estate taxes	186,000	161,000	69,000
Electricity, water and gas utilities	145,000	131,000	155,000
Management fees	69,000	56,000	35,000
General and administrative	69,000	60,000	83,000

Total certain expenses	554,000	785,000	547,000

REVENUES IN EXCESS OF CERTAIN EXPENSES	$1,739,000	$419,000	$249,000

See accompanying notes to statement of revenues and certain expenses.

NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
Year Ended December 31, 2003

Note 1.	Basis of Presentation

Southwood Tower — Houston, Texas
      On October 27, 2004, through our wholly-owned subsidiary NNN VF Southwood Tower, LP, we purchased a 100% interest in Southwood Tower, a Class A office building of 79,000 square feet located in Houston, Texas. The property was purchased from an unaffiliated third party for a purchase price of $5,461,000. The seller paid Realty a sales commission of $159,000, or 2.9% of the purchase price, of which 75% was passed through to our Manager pursuant to the Realty-Triple Net Agreement. There was no debt incurred on the purchase of this property.

Financial Plaza — Omaha, Nebraska
      On October 29, 2004, through our wholly-owned subsidiary NNN VF Financial Plaza, LLC, we purchased a 100% interest in Financial Plaza, a four-story, Class A office building of 86,000 square feet located in Omaha, Nebraska. The property was purchased from an unaffiliated third party for a purchase price of $5,660,000. At acquisition, we obtained a first mortgage loan from American Express Certificate Company in the amount of $4,125,000, which bears interest at a 6-month LIBOR plus 180 basis points. The initial term of the loan is three years from the date of acquisition. The seller paid Realty a sales commission of $160,000, or 2.8% of the total purchase price, of which 75% was passed through to our Manager pursuant to the Realty-Triple Net Agreement.

Satellite Place — Atlanta, Georgia
      On November 29, 2004, through our wholly owned subsidiary, NNN VF Satellite Place, LLC, we purchased a 100% interest in Satellite Place, two single-story, Class A office buildings totaling 178,000 square feet located in Atlanta, Georgia. The property was purchased from an unaffiliated third party for a purchase price of $18,300,000. At acquisition, we obtained a first mortgage loan from LaSalle Bank National Association, or LaSalle, in the amount of $11,000,000, which bears interest at 30-day LIBOR plus 275 basis points. The initial term of the loan is six months from the date of acquisition, with one six-month option to extend and an option to convert to fixed-rate debt with LaSalle at anytime during the term by the borrower. The seller paid Realty a sales commission of $356,000, or 1.9% of the total purchase price, of which 75% was passed through to our Manager pursuant to the Realty-Triple Net Agreement.
      The accompanying statement of revenues and certain expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and, accordingly, is not representative of the actual results of operations of Southwood Tower, Financial Plaza and Satellite Place, or the Properties, for the year ended December 31, 2003 due to the exclusion of interest, depreciation and amortization expense, which may not be comparable to the proposed future operations of the Properties.

Note 2.	Summary of Significant Accounting Policies and Practices

(a)	Revenue Recognition
      All leases are classified as operating leases and minimum rents are recognized on a straight-line basis over the terms of the leases (including rent holidays). Tenant reimbursements for real estate taxes, common area maintenance, and other recoverable costs are recognized in the period that the expenses are incurred.

(b)	Use of Estimates
      Our Manager has made a number of estimates and assumptions relating to the reporting and disclosure of revenues and certain expenses during the reporting period to prepare the statement of revenues and certain expenses in conformity with accounting principles generally accepted in the United States of America. Actual results could differ in material adverse ways from those estimates.

Note 3.	Minimum Future Lease Rentals
      The Properties have entered into various lease agreements with tenants to lease space in the Properties. As of December 31, 2003, the minimum future cash rents receivable under noncancelable operating leases in each of the next five years and thereafter are as follows:

	Satellite	Financial	Southwood
Year Ending December 31:	Place	Plaza	Tower

2004	$1,935,000	$1,267,000	$828,000
2005	2,019,000	1,196,000	690,000
2006	1,539,000	1,172,000	631,000
2007	1,435,000	588,000	548,000
2008	1,247,000	297,000	175,000
Thereafter	446,000	42,000	56,000

	$8,621,000	$4,562,000	$2,928,000

      The leases also require reimbursement of the tenant’s proportional share of common area, real estate taxes and other operating expenses, which are not included in the amounts above.

Note 4.	Tenant Concentrations
      For the year ended December 31, 2003, the following tenants generated rental income in excess of 10% for individual property included in the Properties:

			% Aggregate
	Date of Lease	Aggregate Annual	Annual Rental
Tenant Name	Expiration	Rental Income	Income

Financial Plaza:
Godfather’s Pizza, Inc.	11/30/2006	$480,000	46.0%
MCI Worldcom	9/30/2007	$185,000	17.7%
Satellite Place:
Sarcom, Inc.	1/31/2006	$315,000	14.6%
American Security Insurance Company	1/31/2009	$797,000	37.0%
Compu Credit Corporation	8/31/2009	$375,000	17.4%
Ricoh Corporation	8/31/2007	$290,000	13.4%
Southwood Tower:
Woodforest National Bank	9/30/2008	$78,000	10.4%
Lipar Group Development, Inc.	2/29/2008	$131,000	17.6%
Invocon, Inc.	10/31/2004	$168,000	21.1%
If any of these tenants were to default on their leases, future revenues of the related property could be materially and adversely impacted.

Note 5.	Commitments and Contingencies

Litigation
      The Properties are subject to legal claims in the ordinary course of business as a property owner. Our Manager believes that the ultimate settlement of any potential claims will not have a material impact on the properties’ results of operations.

Environmental Matters
      In connection with the ownership and operation of the real estate property, the Properties may be potentially liable for costs and damages related to environmental matters. The Properties have not been notified by any governmental authority of any non-compliance, liability or other claim, and the Properties are not aware of any other environmental condition that the Manager believes will have a material adverse effect on the Properties’ results of operations.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Members
NNN 2003 Value Fund, LLC
      We have audited the accompanying statement of revenues and certain expenses of Interwood Property (the “Property”) for the year ended December 31, 2004. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.
      We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. The Property is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of revenues and certain expenses presentation. We believe that our audit provides a reasonable basis for our opinion.
      The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1 to the statement of revenues and certain expenses. It is not intended to be a complete presentation of the Property’s revenues and expenses.
      In our opinion, such statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as described in Note 1, of the Property for the year ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche, LLP
Los Angeles, California
September 30, 2005

Interwood Property
Statements of Revenues and Certain Expenses
For period from January 1 through January 26, 2005 (unaudited)
and the year ended December 31, 2004

	Period from
	January 1, 2005
	through
	January 26, 2005	Year Ended
	(date of acquisition)	December 31, 2004

REVENUES:
Lease rentals	$69,000	$1,002,000
Tenant reimbursements and other income	7,000	94,000

Total revenues	76,000	1,096,000

CERTAIN EXPENSES:
Operations and maintenance	13,000	164,000
Real estate taxes	17,000	180,000
Electricity, water and gas utilities	3,000	47,000
Management fees	4,000	50,000
General and administrative	8,000	111,000

Total certain expenses	45,000	552,000

REVENUES IN EXCESS OF CERTAIN EXPENSES	$31,000	$544,000

See accompanying notes to statements of revenues and certain expenses.

Interwood Property
NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
For the period from January 1 through January 26, 2005 (unaudited)
and the year ended December 31, 2004

Note 1.	Basis of Presentation

Interwood — Houston, Texas
      On January 26, 2005, NNN 2003 Value Fund, LLC purchased a 100% interest in the Interwood property, or the Property, an 80,000 square foot, two-story office building located in Houston, Texas. The Property was purchased from an unaffiliated third party for a purchase price of $8,000,000. The Property was financed with a two-year $5,500,000 first mortgage from LaSalle Bank National Association, or LaSalle, which bears interest at one-month LIBOR plus 300 basis points (5.74% as of January 26, 2005). Triple Net Properties Realty, Inc., or Realty, was paid a sales commission of $250,000, or 3.1% of the purchase price, of which 75% was passed through to Triple Net Properties, LLC, or our Manager, pursuant to the agreement between our Manager and Realty, or the Realty-Triple Net Agreement. Our Manager and Realty are 36% and 88%, respectively, owned by Anthony W. Thompson, Chairman of the Manager’s Board of Directors.
      The accompanying statements of revenues and certain expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and, accordingly, is not representative of the actual results of operations of the Property for the year ended December 31, 2004 due to the exclusion of certain expenses, including interest, depreciation and amortization expense, which may not be comparable to the proposed future operations of the Property.

Note 2.	Summary of Significant Accounting Policies and Practices

(a)	Revenue Recognition
      All leases are classified as operating leases and minimum rents are recognized on a straight-line basis over the terms of the leases (including rent holidays). Tenant reimbursements for real estate taxes, common area maintenance, and other recoverable costs are recognized in the period that the expenses are incurred.

(b)	Use of Estimates
      Our Manager has made a number of estimates and assumptions relating to the reporting and disclosure of revenues and certain expenses during the reporting periods to prepare the statements of revenues and certain expenses in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

(c)	Unaudited Interim Information
      The statement of revenues and certain expenses for the period from January 1, 2005 through January 26, 2005 is unaudited. In the opinion of management, such financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal recurring nature.

Note 3.	Minimum Future Lease Rental
      The Property has entered into a lease agreement with a tenant which expires in September 2014 and is subject to scheduled fixed increases in base rent. As of December 31, 2004, the minimum future cash

Interwood Property
NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
For the period from January 1 through January 26, 2005 (unaudited)
and the year ended December 31, 2004
rents receivable under the noncancelable operating lease in each of the next five years and thereafter are as follows:

Year Ending December 31:	Interwood

2005	$1,012,000
2006	1,012,000
2007	1,012,000
2008	1,012,000
2009	1,031,000
Thereafter	5,168,000

$10,247,000

      The lease also requires reimbursement of the tenant’s proportional share of common area, real estate taxes and other operating expenses, which are not included in the amounts above.

Note 4.	Tenant Concentration
      For the year ended December 31, 2004, the following tenant accounted for 10% or more of the annual rental income for the Property, as follows:

			% Aggregate
	Date of Lease	Aggregate Annual	Annual Rental
Tenant Name	Expiration	Rental Income	Income

Administaff Services, LP	9/30/2014	$990,000	98.2%
If this tenant were to default on their lease, future revenue of the Property would be materially and adversely impacted.

Note 5.	Commitments and Contingencies

Litigation
      The Property is subject to legal claims in the ordinary course of business as a property owner. Our Manager believes that the ultimate settlement of any potential claims will not have a material impact on the Property’s results of operations.

Environmental Matters
      In connection with the ownership and operation of the real estate property, the Property may be potentially liable for costs and damages related to environmental matters. The Property has not been notified by any governmental authority of any non-compliance, liability or other claim, and our Manager is not aware of any other environmental condition that they believe will have a material adverse effect on the Property’s results of operations.

Note 6.	Related Parties
      Property management services were provided by an affiliated entity of the former owners and operators of the Property. Management fees were based on 4.0% of monthly gross operating receipts plus additional direct management expenses. Management fees of $50,000 and $4,000 for the year ended December 31, 2004 and for the period from January 1, 2005 through January 26, 2005, respectively, are

Interwood Property
NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
For the period from January 1 through January 26, 2005 (unaudited)
and the year ended December 31, 2004
included in management fees expense in the accompanying statement of revenues and certain expenses. Additionally for the year ended December 31, 2004, and for the period from January 1, 2005 through January 26, 2005, respectively, $110,000 and $7,000 of other direct management expenses were allocated to the Property by the former owners and operators and are included in general and administrative expenses in the accompanying statement of revenues and certain expenses.
      Landscaping services were provided by an affiliated entity of the former owners and operators of the Property. Landscaping expense of $26,000 and $2,000 for the year ended December 31, 2004 and the period from January 1, 2005 through January 26, 2005, respectively, included in rental property operating and maintenance expense in the accompanying statement of revenues and certain expenses.
      Property insurance of $22,000 and $2,000 for the year ended December 31, 2004 and the period from January 1, 2005 through January 26, 2005, respectively, were charged by an affiliated entity of the former owners and operators of the Property for obtaining insurance coverage under a master insurance policy.
      Rental revenue and tenant reimbursements of $17,000 and $1,000 were charged to an affiliated entity of the former owners and operators of the Property for space occupied at the Property during the year ended December 31, 2004 and the period from January 1, 2005 through January 26, 2005, respectively.

NNN 2003 VALUE FUND, LLC
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE MONTHS ENDED JUNE 30, 2005 AND THE
YEAR ENDED DECEMBER 31, 2004
      The following unaudited pro forma consolidated statements of operations, or the pro forma financial statements, give effect to our 2004 and 2005 acquisitions, which remain in continuing operations, and are presented for illustrative purposes only. These pro forma statements of operations are not necessarily indicative of the results of operations of future periods or the results that would have been realized had our acquisitions, including the purchase of Interwood, been acquired by us as of January 1, 2004. We have excluded the results of Satellite Place, Oakey Building Financial Plaza, and Southwood, which were either disposed of or classified as discontinued operations. The pro forma financial statements are qualified in their entirety by reference to and should be read in conjunction with our historical consolidated financial statements and the statements of revenues and certain expenses of Interwood, including the notes thereto, included herein.
      The accompanying unaudited pro forma consolidated statements of operations for the six months ended June 30, 2005 (unaudited) and the year ended December 31, 2004 are based on our historical consolidated statement of operations for the same period and give effect to the 2004 and 2005 acquisitions as if they had occurred as of the beginning of the period presented. The accompanying pro forma financial statements are unaudited and are subject to a number of estimates, assumptions and other uncertainties, and do not purport to be indicative of the actual results of operations that would have occurred had the acquisitions reflected therein in fact occurred on the dates specified, nor do such financial statements purport to be indicative of the results of operations that may be achieved in the future.

	Pro Forma Condensed Consolidated Statement of Operations For the
	Six Months Ended June 30, 2005 (unaudited)

	Company			Company
	Historical(A)	Adjustments(B)	Interwood(C)	Pro Forma

Rental income	$756,000	$—	$76,000	$832,000

Rental expenses	437,000	—	14,000	451,000
Property taxes and assessments	233,000	—	17,000	250,000
Insurance	17,000	—	1,000	18,000
Management fees	50,000	—	2,000	52,000
General and administrative	267,000	(3,000)	—	264,000
Interest expense	444,000	—	27,000	471,000
Depreciation and amortization	289,000	—	20,000	309,000

	1,737,000	(3,000)	81,000	1,815,000

Income (loss) before other income (expense) and minority interests	(981,000)	3,000	(5,000)	(983,000)
Other Income:
Gain on sale of marketable securities	84,000	—	—	84,000
Interest and dividend income	118,000	—	—	118,000
Equity in earnings (loss) of unconsolidated real estate	(114,000)	(183,000)	—	(297,000)

Loss before minority interests	(893,000)	(180,000)	(5,000)	(1,078,000)
Minority interests	28,000	—	—	28,000

Loss from continuing operations	$(865,000)	$(180,000)	$(5,000)	$(1,050,000)

Loss per member unit — basic and diluted continuing operations	$(86.50)			$(105.00)

Weighted-average number of member units outstanding — basic and diluted	10,000			10,000

	Pro Forma Condensed Consolidated Statement of Operations For the
	Year Ended December 31, 2004

	Company		Interwood	Company
	Historical(A)	Adjustments(B)	Pro Forma(C)	Pro Forma

Rental income	$653,000	$(1,000)	$964,000	$1,616,000

Rental expenses	741,000	—	189,000	930,000
Property taxes and assessments	279,000	—	209,000	488,000
Insurance	27,000	—	22,000	49,000
Management fees	37,000	—	66,000	103,000
General and administrative	339,000	(7,000)	24,000	356,000
Interest expense	638,000	—	320,000	958,000
Depreciation and amortization	286,000	—	303,000	589,000

	2,347,000	(7,000)	1,133,000	3,473,000

Income (loss) before other income (expense) and minority interests	(1,694,000)	6,000	(169,000)	(1,857,000)
Other Income:
Interest income	86,000	—	—	86,000
Equity in loss of unconsolidated real estate	(682,000)	(81,000)	—	(763,000)

Loss before minority interests	(2,290,000)	(75,000)	(169,000)	(2,534,000)
Minority interests	133,000	—	—	133,000

Loss from continuing operations	(2,157,000)	(75,000)	(169,000)	(2,401,000)
Loss per member unit — basic and diluted continuing operations	$(350.28)			$(389.90)

Weighted-average number of member units outstanding — basic and diluted	6,158			6,158

(A)	Amounts derived from our June 30, 2005 (unaudited) and December 31, 2004 audited financial statements

(B)	Adjustments required to report the pro-forma performance of our additional acquisitions for the period from January 1, 2004 through the date of the acquisition:

•	NNN Emerald Plaza, LLC (date of acquisition July 26, 2004);

•	NNN Enterprise Technology, LLC (listed for sale March 31, 2005); and

•	NNN 801 K Street, LLC (sold August 26, 2005)

(C)	Adjustments required to report the pro-forma performance of the acquisition for the period January 1 through the earlier of the period ended or the acquisition date:

•	Interwood (date of acquisition January 26, 2005)
      Rental income includes the effect of amortizing the capitalized intangible associated with above and below market in-place leases over the term of such leases. Interest is based on borrowings at date of acquisition and includes amortization of deferred financing costs. Depreciation is calculated based on the Property’s depreciable basis using the straight line method over the Property’s estimated useful live. Amortization expense includes the straight line amortization of other acquired intangibles resulting from purchase accounting over the remaining term of the in-place leases. Management fees have been estimated based on a rate of 6% of gross historical property revenue, which reflects our current management agreement. Certain general and administrative expenses were decreased for expenses that are included under our current management agreement. Adjustments were made for incremental property tax expense assuming the Company’s acquisition price and historical property tax rate.

NNN 2003 Value Fund, LLC
SCHEDULE III — REAL ESTATE AND ACCUMULATED DEPRECIATION
As of December 31, 2004

	Initial Costs to Company			Gross Amount at Which Carried at Close of Period

											Maximum Life
											on Which
											Depreciation
											in Latest
											Income
			Buildings and		Buildings and			Accumulated	Date	Date	Statement is
Properties	Encumbrance	Land	Improvements	Land	Improvements	Total		Depreciation	Constructed	Acquired	Computed

Southwood Tower	$—	$839,000	$3,636,000	$839,000	$3,727,000	$4,566,000		$31,000	1984	27-Oct-04	39 years
Executive Center I	4,500,000	2,190,000	4,213,000	2,190,000	4,517,000	6,707,000		182,000	1983	29-Dec-03	39 years
Financial Plaza	4,125,000	1,070,000	3,198,000	1,070,000	3,225,000	4,295,000		26,000	1982	29-Oct-04	39 years
Oakey Building	4,000,000	1,539,000	4,618,000	1,539,000	4,617,000	6,156,000		119,000	1988	2-Apr-04	39 years

Total	$12,625,000	$5,638,000	$15,665,000	$5,638,000	$16,086,000	$21,724,000	(c)	$358,000

      (a) The Changes in wholly-owned real estate for the year ended December 31, 2004 are as follows:

Balance at beginning of year	$6,403,000
Acquisitions	14,900,000
Additions	421,000

Balance at end of year	$21,724,000

      (b) The changes in accumulated depreciation for the year ended December 31, 2004 are as follows:

Balance at beginning of year	$—
Additions	358,000

Balance at end of year	$358,000

(c)	Includes the properties held for sale at December 31, 2004 of Southwood Tower, Financial Plaza and Oakey Building.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
      Not applicable.

Item 15.	Financial Statements and Exhibits
      (a) Financial Statements
      See Index to Financial Statements on Page F-1.
      (b) Exhibits

Exhibit
Number		Description

3	.1(1)	Articles of Organization of NNN 2203 Value Fund, LLC, dated June 19, 2003.
10	.1(1)	Operating Agreement of NNN 2003 Value Fund, LLC, by and between Triple net Properties, LLC, as the Manager, and Anthony W. Thompson, as the Initial Member.
10	.2(1)	Management Agreement between NNN 2003 Value Fund, LLC and Triple Net Properties Realty, Inc.
21	.1(1)	Subsidiaries of the registrant.

(1)	Incorporated by reference from the Registrant’s Form 10, as filed with the Securities and Exchange Commission on May 2, 2005.

APPENDIX A
REVISED PRIOR PERFORMANCE TABLES
EXPLANATORY NOTE
      We presented information on the prior performance of other real estate investment programs advised, sponsored or managed by our Manager, Triple Net Properties, LLC, or the Manager. As we previously disclosed in our public filings, certain of the prior performance tables contained in the Private Placement Memorandum, or the “historical tables,” contained errors which in some cases had the effect of misstating the revenue generated by, and other financial data of, these programs. The Manager, with the assistance of independent, outside financial consultants, has reviewed the historical tables and has provided this information to revise the incorrect information in the Private Placement Memorandum.
      Included in Appendix A — Part 1 hereto is a prior performance summary that describes the historical experience of the various real estate investment and notes programs sponsored by the Manager, including the various properties owned by each program. As more fully explained therein, the referenced programs sponsored by the Manager are either (1) public programs that are required to file public reports with the Securities and Exchange Commission, or SEC, or (2) private programs that have no public reporting requirements.
      Included in Appendix A — Part 2 hereto are the prior performance tables that have been revised to correct the errors the Manager has identified, as well as to reflect certain adjustments the Manager has made to the presentation of the data for greater conformity and consistency in reporting the performance of its programs. We refer to these revised prior performance tables as the “revised tables.” In the revised tables, the results of the programs have been separated and aggregated into public programs and private programs. Certain programs that were included in the historical tables have been omitted in the revised tables because they were either never offered through the broker dealer sales network or had not as of December 31, 2002 raised the minimum offering amount to acquire real estate specified in the applicable private placement memorandums. Programs that appeared in the historical tables but that have been excluded from the revised tables are NNN Horizon Fund, LLC, NNN Gateway Aurora, LLC, VC/RE Balanced Fund II, LLC, NNN Union Square, LLC, NNN Bentley Mall, LLC, NNN Congress Center, LLC, and NNN Park Sahara, LLC.
      One error that has been corrected in the revised tables was the suggestion in the historical tables that all performance data for the public and private programs sponsored by the Manager were presented in accordance with Generally Accepted Accounting Principles in the United States, or GAAP. As more fully explained in the Prior Performance Summary, while certain of the Manager’s programs are required to report their results in accordance with GAAP, most of the private programs sponsored by the Manager can and do report their results on an income tax basis. The prior performance summary in Appendix A — Part 1 hereto clarifies which program data in the revised tables are reported in accordance with GAAP and which are reported on an income tax basis.
      As more fully explained in the prior performance summary, some of the programs sponsored by the Manager own less than 100% of one or more of the properties in which they have invested. Another issue in the historical tables was the presentation of the results of operations for each entire property, without regard to any private program’s actual percentage ownership of property or an affiliated program’s ownership within the private program. The revised tables in Appendix A — Part 2 hereto now present private program results rather than property results, and where the Manager’s private program owns less than 100% of a property, the results in the revised tables reflect only the results allocable to the program’s ownership interest in the property. The revised tables and the prior performance summary also now include more detailed disclosures regarding affiliated program ownership in the private programs.
      In addition to the correction of these and various other errors appearing in the historical tables and the change to present program-level rather than property-level data, the revised tables contain various adjustments reflecting the Manager’s current methodology used to prepare and report performance data. For example, the presentation of depreciation and amortization expenses in the historical tables were based on schedules for book depreciation maintained by the Manager. While for some programs the schedules utilized different asset classifications and asset lives than the Manager reflected on the tax returns prepared and filed by the limited liability companies, or LLCs, formed to hold the properties, the Manager’s goal was to present the depreciation and amortization data in a manner reflecting that the majority of the interests in certain of these properties were held by tenants in common, or TICs. Because many TICs acquire their interests in these properties in tax-deferred exchanges, they typically have asset classifications, lives and adjusted bases that differ markedly from those used in the LLC income tax returns, and the Manager’s presentation of depreciation and amortization expenses in the historical tables attempted to account for these differences. The Manager has since concluded that it is not practical to reflect representative TIC depreciation and amortization data due to the widely different individual tax bases held by the TICs, and has accordingly changed its methodology in presenting depreciation and amortization to reflect the only verifiable tax basis depreciation and amortization expense, which is based on the LLC tax return. As described above, the depreciation and amortization data presented in the revised tables do not necessarily reflect the depreciation and amortization that an individual TIC would experience. For example, for an individual TIC with a lower basis in the property than the basis held by the LLC, relying on the approximated depreciation and amortization from the LLC tax return generally results in an overstatement of the depreciation and amortization that the TIC would experience.

APPENDIX A — PART 1
PRIOR PERFORMANCE SUMMARY
      The information presented in the Prior Performance Summary, or Summary, represents the historical experience of real estate investment and notes programs managed by our Manager through December 31, 2002. Investors in our Manager’s programs should not assume that they will experience returns, if any, comparable to those experienced by investors in these prior real estate programs. References in the Summary to “we,” “us,” “our” and “ours” refer to NNN 2003 Value Fund, LLC, and references to “our Manager” or “the Manager” refer to Triple Net Properties, LLC.
      As of December 31, 2002, our Manager served as an advisor, sponsor or manager to 45 real estate investment programs formed for the purpose of acquiring and operating commercial real estate properties, primarily consisting of retail, office and industrial buildings. The programs are either (i) public programs that are required to file public reports with the Securities and Exchange Commission, or SEC, or (ii) private programs that have no public reporting requirements. As of December 31, 2002, there were three public real estate programs and 42 private real estate programs.(1) Triple Net Properties also served as sponsor and manager of two private notes programs.
      Each of the private real estate programs begins with the formation of a limited liability company, or an LLC, to acquire the property. The LLC may sell investor, or membership, units; investors that purchase membership units thus acquire an indirect interest in the property through their equity interest in the LLC. Simultaneously with the acquisition of the property, the LLC may also sell undivided tenant-in-common, or TIC, interests directly in the property. A TIC interest is not an interest in any entity, but rather a direct real property interest. A TIC may be an individual or an entity such as a limited liability company. Typically, the TICs are involved in tax-deferred exchanges structured to comply with the requirements of Section 1031 of the Internal Revenue Code, whereas the cash purchase of LLC membership units does not meet the requirements of Section 1031, although the LLC’s interest in the underlying real property interest will also be a TIC interest.
      Each private real estate program bears the same name as the respective LLC formed to acquire the property and may include both the sale of interests in the LLC and the individual TIC interests. Thus the LLC is the de-facto identity of the private program and may acquire either an entire or a partial interest in a property. When a private program owns 100% of a property and all funds are raised from TICs and members of the LLC, the private program is referred to by our Manager as a “Simple Ownership Structure.” Conversely, if the program only owns a partial interest in the property or some portion of the funds are raised through one of the public programs which are advised or managed by our Manager, it is referred to by our Manager as a “Complex Ownership Structure.” The public programs include two real estate investment trusts that are corporations, G REIT, Inc. and T REIT, Inc., and one limited liability company, NNN 2002 Value Fund, LLC, each of which may acquire wholly-owned or partial interests in real estate properties. When a public program purchases a partial interest in a property that is also partially owned by a private program, the public program may invest either directly in the private program (by investing in the LLC or by purchasing TIC interests) or outside of the private program by purchasing an interest in the property directly from the seller.
      In either the Complex or Simple Ownership Structure, the LLC may or may not retain an interest in the property after the program is closed, depending on whether the program is able to sell the entire interest of the property to TIC investors. If the LLC retains an ownership interest in the program, it does so as a TIC.
      Our Manager maintains the day-to-day accounting for the LLC as well as the books and records for the property. In addition, our Manager is required to report financial data pertinent to the operation of

      1While NNN 2002 Value Fund, LLC was presented as a private program in the historical Summary and Prior Performance Tables, it is presented in the revised Summary and Prior Performance Tables as a public program reporting its results on a GAAP basis.

each program and is responsible for the timely filing of the LLC’s income tax return as well as providing year-end tax basis income and expense information to the TICs.
      In some instances, the program owns an entire property, as in a Simple Ownership Structure, and the entire operation of the property is attributable to the program. In other instances, where the program owns a portion of a property or has affiliated ownership within the program, as in a Complex Ownership Structure, further allocations and disclosure are required to clarify the appropriate portions of the property’s performance attributable to the various ownership interests.
      Our Manager presents the data in Prior Performance Table III for each program on either a “GAAP basis” or an “income tax basis” depending on the reporting requirements of the particular program. In compliance with the SEC reporting requirements, the Table III presentation of Revenues, Expenses and Net Income for the public programs has been prepared and presented by our Manager in conformity with accounting principals generally accepted in the Unites States of America, or GAAP, which incorporate accrual basis accounting. Our Manager presents Table III for all private programs on an income tax basis (which can in turn be presented on either a cash basis or accrual basis), specifically, the private programs are presented on a cash basis except for Western Real Estate Investment Trust, Inc. and the two Notes Programs, which are presented on an accrual basis, as the only applicable reporting requirement is for the year-end tax information provided to each investor. The Table III data for all other private programs (which are generally formed using LLCs) are prepared and presented by our Manager in accordance with the cash method of accounting for income tax purposes. This is because most, if not all, of the investors in these private programs are individuals required to report to the Internal Revenue Service using the cash method of accounting for income tax purposes, and the LLCs are required to report on this basis when more than 50% of their investors are taxpayers that report using the cash method of accounting for income tax purposes. When GAAP-basis affiliates invest in a private program, as in a Complex Ownership Structure, the ownership presentation in the tables is made in accordance with the cash method of accounting for income tax purposes. This presentation is made for consistency and to present results meaningful to the typical individual investor that invests in an LLC.
      While SEC rules and regulations allow our Manager to record and report results for its private programs on an income tax basis, investors should understand that the results of these private programs may be different if they were reported on a GAAP basis. Some of the major differences between GAAP accounting and income tax accounting (and, where applicable, between cash basis and accrual basis income tax accounting) that impact the accounting for investments in real estate are described in the following paragraphs:

•	The primary difference between the cash methods of accounting and accrual methods (both GAAP and the accrual method of accounting for income tax purposes) is that the cash method of accounting generally reports income when received and expenses when paid while the accrual method generally requires income to be recorded when earned and expenses recognized when incurred.

•	GAAP requires that, when reporting lease revenue, the minimum annual rental revenue be recognized on a straight-line basis over the term of the related lease, whereas the cash method of accounting for income tax purposes requires recognition of income when cash payments are actually received from tenants, and the accrual method of accounting for income tax purposes requires recognition of income when the income is earned pursuant to the lease contract.

•	GAAP requires that when an asset is considered held for sale, depreciation ceases to be recognized on that asset, whereas for income tax purposes, depreciation continues until the asset either is sold or is no longer in service.

•	GAAP requires that when a building is purchased certain intangible assets (such as above- and below-market leases, tenant relationships and in-place lease costs) are allocated separately from the building and are amortized over significantly shorter lives than the depreciation recognized on the building. These intangible assets are not recognized for income tax purposes and are not allocated separately from the building for purposes of tax depreciation.

•	GAAP requires that an asset is considered impaired when the carrying amount of the asset is greater than the sum of the future undiscounted cash flows expected to be generated by the asset, and an impairment loss must then be recognized to decrease the value of the asset to its fair value. For income tax purposes, losses are generally not recognized until the asset has been sold to an unrelated party or otherwise disposed of in an arm’s length transaction.

      When the private real estate program owns 100% of the property and the entire fund is raised from TICs and LLC members investing directly in the private program, 100% of the private program’s operating results are presented for the relevant years.
      When a private real estate program directly invests in and owns a partial interest in the property (as an example, 75%) and the remaining interest of the property (25%) is owned outside of the program by a public program, only the operating results relating to the private program ownership in the property (75%) are presented for the relevant years. The allocation is based on the private program’s effective ownership in the property.
      When a private real estate program acquires 100% interest in the property but is jointly owned by a public entity investing directly in the private program, 100% of the private program’s operating results will be presented for the relevant years on a cash income tax basis. The affiliated ownership portion of the equity is eliminated in aggregation of all private programs reporting on a cash income tax basis. In such cases Table III also presents the unaffiliated equity for informational purposes only.
      NNN 2004 Notes Program LLC and NNN 2005 Notes Program, LLC, or the Notes Programs, offered units of interest, or note units. The Notes Programs were formed for the purpose of making secured and unsecured loans to affiliates of Triple Net Properties for the sole purpose of acquiring and holding real estate. An investor of the Notes Programs invested in note units and made loans to the LLC. Triple Net Properties is the sole member and manager of each of the notes programs’ LLC and caused the LLC to use the net proceeds of the offering to support its efforts in sponsoring real estate investments by making secured and unsecured loans. Triple Net Properties, as the sole member and manager of the company, has guarantied the payment of all principal and interest on the note units.
References in the Summary

•	References to unaffiliated members and to unaffiliated TICs refer to investors that hold membership units in a program LLC or a TIC interest in a program property, as applicable, but that are not otherwise affiliated with our Manager, Triple Net Properties, LLC.

•	References in the Summary to Mr. Thompson refer to Anthony W. Thompson, who served as the chairman, chief executive officer, president and 35% owner of our Manager during our offering.

•	References in the Summary to shareholders of our Manager refer to individuals or entities that have a membership interest in our Manager of less then 7%.

•	References in the Summary to Realty refer to Triple Net Properties Realty, Inc., of which Mr. Thompson served as chairman, chief executive officer and president and owned 100% during our offering. When Realty receives a real estate commission as part of the sale of a property, 75% of that commission is passed through to our Manager pursuant to an agreement between our Manager and Realty.

•	References in the Summary to loans from affiliates of our Manager refer to loans from Cunningham Lending Group, LLC, which is 100% owned by Mr. Thompson, NNN 2004 Notes Program or NNN 2005 Notes Program. Loans made by these entities are unsecured loans which were not negotiated at arms length with interest rates ranging from 8% to 12%.

•	References in the Summary table headings to GLA of a property indicate the gross leasable area of the property, which is expressed for the entire property even where the relevant program owns less than 100% interest in the property.

Public Programs

G REIT, Inc.
      G REIT, Inc. was formed as a Virginia corporation in December 2001 and is qualified as a REIT for federal income tax purposes. G REIT was formed to acquire interests in office, industrial and service properties anchored by government-oriented tenants such as Federal, state and local government offices, government contractors and/or government service providers. Our Manager has served as the advisor of G REIT since January 2002. The initial public offering of G REIT’s common stock commenced on July 22, 2002 and was ongoing at December 31, 2002. As of December 31, 2002, G REIT had raised gross offering proceeds of $21,541,000 from the issuance of 2,158,000 shares of its common stock to 1,004 investors. As of December 31, 2002, G REIT had purchased interests in two real estate properties amounting to an investment of $23,805,000 (purchase price, including debt financing). The properties, which are described below, were both commercial office buildings located in Texas. Weighted by purchase price, none of the property interests acquired by G REIT at December 31, 2002 were value-added properties.
      As of December 31, 2002, G REIT owned interests in the following properties:

	Ownership	Type of	Purchase	Share of	Share of Mortgage	GLA
Property Name	Interest	Property	Date	Purchase Price	Debt at Purchase	(Sq Ft)	Location

5508 Highway West 290	100.0%	office	09/13/02	$10,225,000	$6,700,000	74,000	Austin, TX
Two Corporate Plaza	100.0%	office	11/27/02	13,580,000	10,160,000	161,000	Clear Lake, TX
      Certain financial information for G REIT is summarized below:

Year Ended
December 31, 2002

Gross Revenues	$733,000
Net Income	$26,000
      For the year ended December 31, 2002, G REIT had a return of capital from cash distributions of $170,000. The source of cash to fund distributions in 2002 was proceeds from the sale of G REIT’s securities.

T REIT, Inc.
      T REIT was formed as a Virginia corporation in December 1998 and is qualified as a REIT for federal income tax purposes. T REIT was formed to acquire interests in office, industrial, service and retail properties located primarily in tax free states. Our Manager has served as the advisor of T REIT since February 2000. The initial public offering of T REIT’s common stock commenced on February 22, 2000. As of May 31, 2002, when the offering was terminated, T REIT had issued 4,720,176 shares of common stock and raised $46,395,000 in aggregate gross proceeds. As of December 31, 2002, T REIT had 2,060 investors and had purchased interests in 13 real estate properties amounting to an investment of $79,264,000 (purchase price, including debt financing). As of December 31, 2002, three of these properties and the vacant land at the Titan property had been sold. Of the 13 properties purchased by T REIT, three were in Nevada, three were in California and seven were in Texas. The properties owned by T REIT as of December 31, 2002, which are described below, are all commercial properties consisting of three retail centers, and seven office or office/ industrial buildings, or 45% retail centers and 55% office or office/ industrial. Weighted by purchase price, none of the property interests acquired by T REIT at December 31, 2002 were value-added properties.

      As of December 31, 2002, T REIT owned interests in the following properties:

	Ownership	Type of	Purchase	Share of	Share of Mortgage	GLA
Property Name	Interest	Property	Date	Purchase Price	Debt at Purchase	(Sq Ft)	Location

North Star Crossing Shopping Center	100.0%	retail center	10/26/00	$3,930,000	$2,695,000	68,000	Garland, TX
Thousand Oaks Center	100.0%	retail center	12/06/00	$13,000,000	$10,838,000	163,000	San Antonio, TX
Pahrump Valley Junction Shopping Center	100.0%	retail center	05/11/01	17,150,000	12,435,000	106,000	Pahrump, NV
Reno Trademark Building — TIC	40.0%	office/ industrial	09/04/01	2,919,000	1,080,000	75,000	Reno, NV
County Center Drive — TIC	16.0%	office/ industrial	09/28/01	863,000	514,000	78,000	Temecula, CA
City Center West “A” Building — TIC	89.1%	office	03/15/02	19,308,000	11,583,000	106,000	Las Vegas, NV
Pacific Corporate Park — LLC	22.8%	office	03/25/02	5,410,000	3,534,000	89,000	Lake Forest, CA
Titan Building & Plaza — TIC	48.5%	office	04/17/02	4,446,000	2,910,000	131,000	San Antonio, TX
University Heights	100.0%	office/ industrial	08/22/02	6,750,000	—	68,000	San Antonio, TX
Saddleback Financial Center — TIC	25.0%	office	09/25/02	2,768,000	1,913,000	167,000	Laguna Hills, CA
      As of December 31, 2002, T REIT had sold its interests in the following properties:

				Gain
	Date of		Ownership	(Loss) on
Property Name	Purchase	Date of Sale	Interest	Sale

Christie Street Office Building	09/26/00	11/13/01	100.0%	$(178,000)
Seguin Corners Shopping Center	11/22/00	08/12/02	26.0%	104,000
Plaza del Rey Shopping Center	11/17/00	09/23/02	16.5%	70,000
      Certain financial information for T REIT is summarized below:

	Year Ended December 31,

	2002	2001	2000

Gross Revenues	$304,000	$197,000	$204,000
Net Income (Loss)	$2,293,000	$(464,000)	$(101,000)
      For the years ended December 31, 2001 and 2002, T REIT had returns of capital from cash distributions of $863,000 and $573,000, respectively. $130,000 of the source of cash to fund distributions in 2001 was from excess historical cash flows from operations, with the remainder from proceeds from the sale of T REIT’s securities. The source of cash to fund distributions in 2002 was the collection of two notes receivable, one from WREIT and one from NNN County Center Drive, LLC, affiliates of Triple Net Properties, and profit recognized on the sale of properties.

NNN 2002 Value Fund, LLC
      NNN 2002 Value Fund, LLC, or 2002 Value Fund, is a Virginia limited liability company formed on May 15, 2002 to purchase, own, operate and subsequently sell all or a portion of up to three properties. As of December 31, 2002, approximately 1,800 units were sold to 187 investors and $8,892,000 of gross offering proceeds were raised in a private placement offering which began on May 15, 2002. Our Manager has served as the manager of 2002 Value Fund since May 2002.
      As of December 31, 2002, 2002 Value Fund had purchased an interest in one real estate property amounting to an investment of $16,900,000 (purchase price, including debt financing). The property, which is described below, is an office property located in Nevada. Weighted by purchase price, 100% of the property interests acquired by 2002 Value Fund at December 31, 2002 were value-added properties.

      As of December 31, 2002, 2002 Value Fund owned an interest in the following property:

	Ownership	Type of	Purchase	Share of	Share of Mortgage	GLA
Property Name	Interest	Property	Date	Purchase Price	Debt at Purchase	(Sq Ft)	Location

Bank of America Plaza West	100.0%	office	09/20/02	$16,900,000	$14,200,000	82,000	Las Vegas, NV
      Certain financial information for 2002 Value Fund is summarized below:

From May 15, 2002
(date of inception) to
December 31, 2002

Gross Revenues	$—
Net Income (Loss)	$(172,000)
Private Programs
      Telluride Barstow, LLC: The offering period began June 1, 1998 and ended December 16, 1998. The offering raised $1,619,500, or 100% of the offering amount. The LLC retained a 32.25% ownership interest in the program with a membership of eight unaffiliated members, three members who are shareholders of our Manager and our Manager. The remaining 67.75% was owned by three unaffiliated TICs investing in the program. The program owned an 87% interest in the property. Mr. Thompson purchased a 13% interest in the property outside of the program.

	Ownership	Type of	Purchase	Share of	Share of Mortgage	GLA
Property Name	Interest	Property	Date	Purchase Price	Debt at Purchase	(Sq Ft)	Location

Barstow Road Shopping Center	87.0%	shopping center	05/01/98	$4,002,000	$3,002,000	78,000	Barstow, CA
      For the years ended December 31, 1999 and 2000, the program had deficit cash flow after distributions of $74,000 and $12,000, respectively, which were covered by excess cash flow after distributions in 1998. For the year ended December 31, 2002, the program experienced deficit cash flow after distributions of $20,000 which was covered by the previous year’s excess cash flow after distributions. In 1999, our Manager loaned $8,000 to the program to fund shortfalls due to the timing of rent collections, which was repaid in full in 2001. In 2002, an affiliate of our Manager loaned $102,000 to the program to fund capital improvements.
      Western Real Estate Investment Trust, Inc.: Western Real Estate Investment Trust, Inc., or WREIT, was formed in July 1998 as a private real estate investment trust and is qualified as a REIT for federal income tax purposes. In April 2000, WREIT closed its best efforts private placement of its common stock in which it raised $14,051,000 from 345 investors. A total of nine affiliated parties, including shareholders of our Manager and entities controlled by Mr. Thompson, purchased 1.65% of the total offering. WREIT was formed to acquire office and industrial properties and retail shopping centers primarily in the western United States with the offering proceeds. Our Manager manages the properties owned by WREIT. The 31.5% of the Brookings Mall that is not owned by the program is held by one unaffiliated TIC outside the program.
      As of December 31, 2002, WREIT owned interests in the following properties:

	Ownership	Type of	Purchase	Share of	Share of Mortgage	GLA
Property Name	Interest	Property	Date	Purchase Price	Debt at Purchase	(Sq Ft)	Location

Kress Energy Center	100.0%	office	07/07/98	$1,850,000	$925,000	54,000	Wichita, KS
Century Plaza East Shopping Center	100.0%	shopping center	11/03/98	$9,100,000	$6,937,000	121,000	East Lancaster, CA
Brookings Mall	68.5%	shopping center	05/01/00	$2,843,000	$659,000	143,000	Brookings, SD

      As of December 31, 2002, WREIT had sold the following properties:

				Gain on
	Date of	Date of	Ownership	Sale of Real
Property Name	Purchase	Sale	Interest	Estate

Phelan Village Shopping Center	10/16/98	12/20/02	100%	$155,446
Bryant Ranch Shopping Center	12/24/98	09/05/02	100%	$1,119,948
Huron Mall Shopping Center	03/31/99	04/14/00	100%	$1,335,007
Crossroads Shopping Center	07/29/99	08/29/00	100%	$730,851
      Certain unaudited financial information for WREIT is summarized below:

	Year Ended December 31,

	2002	2001	2000	1999	1998

Gross Revenues	$3,535,350	$4,323,400	$5,248,209	$4,210,027	$542,089
Net Income (Loss)	$1,904,017	$511,194	$1,826,433	$(293,176)	$47,973
      In 2000, WREIT had deficit cash flow after distributions of $344,000. The deficit cash flow was funded by prior years’ excess cash flow after distributions and cash proceeds from the sale of two properties. The sales generated a combined $2,066,000 gain and WREIT paid $4,740,000 in special distributions representing return of capital of $3,100,000 following the sales. In 2001, WREIT received a $480,000 loan from T REIT, an entity advised by our Manager, and a $404,000 loan from a private entity managed by our Manager. In 2002, WREIT sold two additional properties generating a combined $1,275,000 gain. Also in 2002, WREIT repaid the $480,000 loan from T REIT and $259,000 of the loan from a private entity managed by our Manager. WREIT also received a $21,000 loan from our Manager to supplement capital funds.
      Truckee River Office Tower, LLC: The offering period began August 21, 1998 and ended July 15, 1999. The offering raised $5,550,000, or 100% of the offering amount. The LLC retained a 48% ownership interest in the property with a membership of 59 unaffiliated members, 4 members who are shareholders of our Manager and our Manager. The remaining 52% was owned by six unaffiliated TICs and a company controlled by one of our Manager’s shareholders investing in the program.

	Ownership	Type of	Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Property	Date	Price	at Purchase	(Sq Ft)	Location

Truckee River Office Tower	100.0%	office	12/01/98	$16,030,000	$12,000,000	139,000	Reno, NV
      For the year ended December 31, 2000, the program had distributions in excess of operating cash flows of $89,000 which was covered by excess cash flows after distributions from prior years.
      Yerington Shopping Center, LLC: The offering period began December 15, 1998 and ended August 3, 1999. The offering raised $1,625,000, or 100% of the offering amount. The LLC retained a 7.75% ownership interest with five unaffiliated members. The remaining 92.25% is owned by seven unaffiliated TICs investing in the program.

	Ownership	Type of	Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Property	Date	Price	at Purchase	(Sq Ft)	Location

Yerington Plaza Shopping Center	100.0%	Shopping center	03/08/99	$4,422,000	$3,316,000	56,000	Yerington, NV
      For the years ended December 31, 1999 and 2000, the program experienced a cash flow deficit after distributions and return of capital of $16,000 and $26,000, respectively. In 2002, a cash flow deficit after distributions of $20,000 was covered by the prior year’s cash flow excess after distributions.
      In 1999, our Manager loaned $6,000 to the program to cover distributions. This loan was subsequently repaid in 2000. In 2001 and 2002, an affiliate of our Manager loaned $4,000 and $5,000, respectively, to cover distributions.
      NNN Fund VIII, LLC: The offering period began February 22, 1999 and ended March 7, 2000. The offering raised $8,000,000, or 100% of the offering amount. The program acquired three properties with the LLC investing in all properties and various TIC interests investing in each of the properties. The LLC retained a 32.75% interest in Palm Court, a 32.24% interest in Belmont Plaza and a 47.25% interest in Village Fashion Center with a membership of 91 unaffiliated members, 3 members who are shareholders of our Manager and our Manager. The remaining 67.25% interest in Palm Court was owned by 11 unaffiliated TICs, Mr. Thompson and an entity owned by our Manager investing in the program. The remaining 67.76% interest in Belmont Plaza was owned by five unaffiliated TICs investing in the program. The remaining 52.75% interest in Village Fashion Center was owned by seven unaffiliated TICs investing in the program.

	Ownership	Type of	Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Property	Date	Price	at Purchase	(Sq Ft)	Location

Belmont Shopping Center	100.0%	shopping center	06/11/99	$3,550,000	$2,840,000	81,000	Pueblo, CO
Village Fashion Center	100.0%	shopping center	06/18/99	$8,800,000	$6,600,000	130,000	Wichita, KS
Palm Court Shopping Center	100.0%	shopping center	08/03/99	$8,988,000	$8,500,000	267,000	Fontana, CA
      In March 2002, Village Fashion Center was sold resulting in a gain of $1,344,000. Realty received a real estate commission of $345,000 and our Manager received deferred management fees of $386,000 from the sale proceeds. From the sale proceeds, an affiliate of our Manager received repayment of a $400,000 loan made to the property in 2001 for capital improvements.
      For the years ended December 31, 2000 and 2001, the program had deficit cash flow after distributions of $690,000 and $142,000, respectively. The sources of distributions in excess of cash flows were the prior year’s excess cash flow after distributions and return of capital of $475,000 and $202,000, respectively. Cash flow deficits were caused primarily by the timing difference of incurred property tax expense and collection of the related reimbursement of these charges from the tenants at all three properties. In 2002, the program had deficit cash flow after distributions of $37,000 representing return of capital of $234,000.
      In 2000, our Manager loaned $239,000 to the program to cover the cost of a legal settlement relating to the Palm Court property. In 2001, our Manager loaned $114,000 for leasing and capital costs at all three properties. In 2001, affiliates of our Manager loaned $594,000 to the program to cover leasing and capital costs incurred at Palm Court and Village Fashion Center. In 2001, $365,000 was repaid from the sale of Village Fashion and additional loans of $229,000 were made for Palm Court leasing costs.
      NNN Town & Country Shopping Center, LLC: The offering period began May 10, 1999 and ended March 29, 2000. The offering raised $7,200,000, or 100% of the offering amount. The LLC with 56 unaffiliated members retained a 30.25% ownership interest in the property. The remaining 69.75% of the property was owned by nine unaffiliated TICs investing in the program.

	Ownership	Type of	Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Property	Date	Price	at Purchase	(Sq Ft)	Location

Town & Country Village Shopping Center	100.0%	Shopping center	07/01/99	$32,000,000	$21,339,000	235,000	Sacramento, CA
      The program reduced distributions to investors during 2000 from 8% to 5% due to reduced available operating cash flow. The property experienced reduced operating cash flow due to the costs of a major redevelopment project which included the relocation of certain tenants within the shopping center and a higher than projected interest rate on the variable rate mortgage loan. In 2002, our Manager refinanced the property with a $34,000,000 loan at a lower, fixed interest rate with a 10-year term. From refinance proceeds, our Manager and affiliates received $637,000 in deferred fees and repayment of loans of $1,875,000. With the refinance in place and redevelopment largely complete, cash flow improved and distributions were subsequently increased to 8% retroactively and 9% soon thereafter.
      For the year ended December 31, 2000, the program had a cash deficiency after distributions of $645,000 and return of capital of $513,000. The cash deficiency was caused primarily by debt service with increasing interest rates on a variable rate loan tied to LIBOR.
      In 2000 and 2001, our Manager loaned $508,000 and $747,000, respectively, to cover tenant repositioning costs and tenant improvements related to the redevelopment of the property. In 2002, an affiliate of our Manager loaned $113,000 to cover additional tenant improvement costs. Our Manager’s loans from prior years were repaid in full from refinance proceeds.

      NNN “A” Credit TIC, LLC: The offering period began August 10, 1999 and ended February 12, 2001. The offering raised $2,500,000, or 100% of the offering amount. The LLC with 15 unaffiliated members retained a 20% ownership interest in the property. The remaining 80% is owned by 12 unaffiliated TICs investing in the program.

	Ownership	Type of	Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Property	Date	Price	at Purchase	(Sq Ft)	Location

Pueblo Shopping Center	100.0%	shopping center	11/03/99	$7,075,000	$5,306,000	106,000	Pueblo, CO
      In 2001, our Manager loaned $13,000 and an affiliate of our Manager loaned $15,000 to cover a portion of leasing costs of $90,000. In 2002, affiliates of our Manager loaned $141,000 to cover distributions of $23,000 and capital expenditure and leasing costs of $118,000.
      NNN Redevelopment Fund VIII, LLC: The offering began August 27, 1999 and ended June 5, 2000. The offering raised $7,378,778, or 92.2% of the offering amount from 162 unaffiliated members and 6 shareholders of our Manager. The program owns 100% of the White Lakes property and 94.5% of the Bank One Building, with 5.5% of the Bank One Building owned outside the program by Mr. Thompson as a TIC.

				Share of	Share of
	Ownership	Type of	Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Property	Date	Price	at Purchase	(Sq Ft)	Location

Bank One Building	94.5%	Office	11/22/99	$8,250,000	$7,645,000	129,000	Colorado Springs, CO
White Lakes Shopping Center	100.0%	shopping center	03/15/00	14,688,000	12,200,000	437,000	Topeka, KS
      In 2000, a parcel at White Lakes Shopping Center was sold for $2,600,000. The sale generated net cash proceeds of $399,000 after payment of selling costs and a partial principal loan reduction. The proceeds were retained by the program to the fund reserves for subsequent capital expenditures. Realty received a $25,000 real estate commission from the sale.
      In 2001, the loan on the Bank One Building was refinanced. The refinance generated net proceeds to the fund of $462,000 which were distributed to investors during the year. An affiliate of our Manager loaned $162,000 to fund capital improvements for both projects. In 2002, our Manager and affiliates of our Manager loaned $23,000 and $414,000, respectively, for ongoing capital improvements and leasing costs.
      NNN Exchange Fund III, LLC: The offering began September 15, 1999 and ended May 31, 2000. The offering raised $6,300,000, or 100% of the offering amount. The LLC retained an 8.25% ownership interest with 10 unaffiliated members and the remaining 91.75% is owned by 18 unaffiliated TICs investing in the program.

	Ownership	Type of	Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Property	Date	Price	at Purchase	(Sq Ft)	Location

County Fair Mall	100.0%	shopping center	12/15/99	$15,850,000	$12,035,000	397,000	Woodland, CA
      In 2000, the program had deficit cash flow after distributions of $56,000 and return of capital of $31,000. In 2002, the program experienced deficit cash flow after distributions of $78,000 resulting in return of capital of $59,000.
      NNN Tech Fund III, LLC: The offering period began February 21, 2000 and ended June 20, 2000. The offering raised $3,698,750, or 100% of the offering amount. The LLC with 13 unaffiliated members retained a 19.25% ownership interest in the property. The remaining 80.75% is owned by 15 unaffiliated TICs investing in the program.

	Ownership	Type of	Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Property	Date	Price	at Purchase	(Sq Ft)	Location

Moreno Corporate Center	100.0%	retail, office and industrial	06/16/00	$11,600,000	$8,425,000	226,000	Moreno Valley, CA
      At acquisition in 2000, the lender funded $329,750 less than the amount planned for in the offering memorandum. The program received a loan from our Manager for $329,750 to close the acquisition. In 2001, the property was refinanced with a new loan of $9,750,000 and $289,067 of the loan from our Manager was repaid. Also in 2001, the 26,449 square foot retail component of the property was sold for

$1,610,000. The sale produced net cash proceeds of $1,207,000 that were used to pay down the new loan on the property.
      In 2002, an affiliate of our Manager loaned $25,000, which was used to repay a part of our Manager’s loan.
      NNN Westway Shopping Center, LLC: The offering period began April 26, 2000 and ended February 7, 2001. The offering raised $3,278,250, or 99.3% of the offering amount. The LLC with 23 unaffiliated members retained a 31.75% ownership interest in the property. The remaining 68.25% is owned by 16 unaffiliated TICs investing in the program.

	Ownership	Type of	Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Property	Date	Price	at Purchase	(Sq Ft)	Location

Westway Shopping Center	100.0%	shopping center	8/09/00	$9,550,000	$7,125,000	220,000	Wichita, KS
      In 2001, the program had deficit cash flow after distributions of $44,000. The deficit cash flow was funded from prior years’ excess cash flow after distributions.
      In 2001, the program received $84,000 from an affiliate of our Manager for capital improvements. In 2002, the program received a $61,000 loan from an affiliate of our Manager for capital improvements and leasing costs. In 2002, an affiliate of our Manager loaned an additional $28,000 for leasing costs.
      Kiwi Associates, LLC: The offering began June 9, 2000 and ended February 4, 2001. The offering raised $2,681,352, or 95.8% of the offering amount. The LLC retained a 15.67% ownership with 13 unaffiliated members and the remaining 84.33% was owned by 11 unaffiliated TICs investing in the program.

	Ownership	Type of	Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Property	Date	Price	at Purchase	(Sq Ft)	Location

Orange Street Plaza	100.0%	shopping center	07/14/00	$8,200,000	$6,500,000	74,000	Redlands, CA
      For the years ended December 31, 2000 and 2001, the program had deficit cash flow after distributions and return of capital of $36,000 and $36,000, respectively. In 2001, our Manager loaned $15,000 to the program which was repaid in 2002. In 2002, the property was refinanced resulting in net proceeds of $477,000 which was held in reserve for future leasing and capital expenditures.
      NNN 2000 Value Fund, LLC: The offering began July 15, 2000 and ended February 27, 2001. The offering raised $4,816,000, or 100% of the offering amount. The LLC retained 81% ownership of the property with a membership of 123 unaffiliated members and 2 shareholders of our Manager. Two TICs, one unaffiliated and the other an entity controlled by Mr. Thompson, acquired a 19% interest in the property, investing outside of the program.

	Ownership	Type of	Purchase	Share of	Share of Mortgage	GLA
Property Name	Interest	Property	Date	Purchase Price	Debt at Purchase	(Sq Ft)	Location

Bowling Green Financial Park	81.0%	7 office buildings	12/27/00	$12,960,000	$9,955,000	235,000	Sacramento, CA
      In October 2002, all seven buildings in the Bowling Green Financial Park were sold resulting in a cumulative gain of $1,120,000. As a result of the sales, Realty received a real estate commission of $122,000 and our Manager received an incentive fee of $250,000 from the program.
      NNN Rocky Mountain Exchange, LLC: The offering period began July 25, 2000 and ended February 15, 2001. The offering raised $2,670,000, or 100% of the offering amount. The property is 100% owned by 14 unaffiliated TICs investing in the program.

	Ownership	Type of	Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Property	Date	Price	at Purchase	(Sq Ft)	Location

Galena Street Building	100.0%	office	11/30/00	$7,225,000	$5,275,000	71,000	Denver, CO
      In August 2002, the program reduced its distribution to investors from 8.50% to 4.25% as a result of the loss of a major tenant. In 2002, our Manager loaned $3,000 to fund capital improvements.
      NNN 2004 Notes Program, LLC: The offering period began August 29, 2000 and ended August 14, 2001. The offering raised $5,000,000, or 100% of the offering amount, from 98 note unit holders. The program offered note units of interest through its unsecured notes offering. The program was formed for the purpose of making unsecured loans to one or more borrowers, likely to be affiliates of Triple Net Properties for the sole purpose of acquiring and holding real estate. An investor in this program was making a loan to the LLC. Triple Net Properties was the sole member and manager of the LLC and caused it to use the net proceeds from the offering to support its efforts in sponsoring real estate investments by making unsecured loans to affiliated entities. Triple Net Properties, as the sole member and manager of the LLC, guarantied the payment of all principal and interest on the note units. All deficit cash flows are funded by Triple Net Properties’ guaranty.
      NNN Market Centre, LLC: The offering period began September 1, 2000 and ended November 17, 2000. The offering raised $1,330,000, or 100% of the offering amount. 100% of the property is owned by seven unaffiliated TICs investing in the program.

	Ownership	Type of	Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Property	Date	Price	at Purchase*	(Sq Ft)	Location

Market Centre	100.0%	office-certified historic building	11/01/00	$3,400,000	$2,070,000	122,000	Wichita, KS

*	Includes $1,070,000 mortgage debt and $1,000,000 in Note Units assumed at close.
      In 1999, NNN Market Centre, LLC offered and sold $1,000,000 of 11% participating note units to supplement capital funds for capital improvements and to provide working capital. The note units were entitled to a 40% profit participation in profit generated from sale of the property or a prepayment fee. Investors in the program assumed these notes and $1,070,000 in mortgage debt. The program raised $1,330,000 for redevelopment of the property.
      In 2000, the program had deficit cash flow after distributions of $47,000 representing return of capital of $14,000. The deficit cash flow was funded from working capital. In 2001, the property was refinanced with a $2,300,000 loan from an affiliate of our Manager and the $1,000,000 in Note Units was repaid. The program also received a $91,000 loan from our Manager to supplement capital funds and provide working capital. In 2001, the program had deficit cash flow after distributions of $175,000 representing return of capital of $98,000. The deficit cash flow was funded from working capital and the loan from our Manager. In 2002, the program received loans of $112,000 from affiliates of our Manager and a $35,000 loan from our Manager to supplement capital funds and provide additional working capital. In August 2002, distributions were reduced from 8% to 0% due to unfavorable market conditions in the Wichita, Kansas central business district. In 2002, the program had deficit cash flow after distributions of $10,000 representing return of capital of the same amount.
      NNN 2005 Notes Program, LLC: The offering period began September 15, 2000 and ended March 13, 2001. The offering raised $2,300,000, or 38.3% of the $6,000,000 offering amount, from 46 note unit holders. The program offered note units through its secured notes offering. The program was formed for the purpose of making secured loans to one or more borrowers, likely to be affiliates of Triple Net Properties for the sole purpose of acquiring and holding real estate. An investor in this program was making a loan to the LLC. Triple Net Properties is the sole member and manager of the LLC and caused it to use its net proceeds of the offering to support its efforts in sponsoring real estate investments by making secured loans to affiliated entities. Triple Net Properties, as the sole member and manager of the LLC, guarantied the payment of all principal and interest on the note units. All deficit cash flows are funded by Triple Net Properties’ guaranty.
      NNN Sacramento Corporate Center, LLC: The offering period began November 8, 2000 and ended May 21, 2001. The offering raised $12,000,000, or 100% of the offering amount. The LLC with 55 unaffiliated members and 1 private program sponsored by our Manager retained a 17.5% ownership interest in the property. The remaining 82.5% is owned by 16 unaffiliated TICs investing in the program.

	Ownership	Type of	Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Property	Date	Price	at Purchase	(Sq Ft)	Location

Sacramento Corporate Center	100.0%	office	3/12/01	$31,000,000	$22,250,000	193,000	Sacramento, CA

      NNN Dry Creek Centre, LLC: The offering period began November 15, 2000 and ended January 31, 2001. The offering raised $3,500,000, or 100% of the offering amount. The LLC with one unaffiliated member retained a 2.0% ownership interest in the property. The remaining 98.0% is owned by 15 unaffiliated TICs investing in the program.

	Ownership	Type of	Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Property	Date	Price	at Purchase	(Sq Ft)	Location

Dry Creek Centre	100.0%	office	1/31/01	$11,100,000	$8,350,000	86,000	Englewood, CO
      In 2001, the program had a cash flow deficiency due to the timing of property tax reimbursements. The deficiency was covered by existing reserves which were replenished in 2002 when the corresponding tax reimbursements were billed and collected.
      NNN 2001 Value Fund, LLC: The offering began March 12, 2001 and ended June 30, 2002. The offering raised $10,992,321, or 99.9% of the offering amount, from 261 unaffiliated members and 5 shareholders of our Manager. The program acquired 100% of two properties, 1840 Aerojet Way and Western Plaza. The program also owns a 40% undivided interest in Pacific Corporate Park. The remaining 60% is owned by a private program sponsored by our Manager as a TIC interest.

	Ownership	Type of	Purchase	Share of	Share of Mortgage	GLA
Property Name	Interest	Property	Date	Purchase Price	Debt at Purchase	(Sq Ft)	Location

1840 Aerojet Way	100.0%	office/industrial	09/27/01	$5,100,000	$2,938,000	103,000	North Las Vegas, NV
		building
Western Plaza	100.0%	shopping center	07/31/01	$5,000,000	$4,250,000	412,000	Amarillo, TX
Pacific Corporate Park	40.0%	6-building office park	03/25/02	$9,491,000	$6,200,000	167,000	Lake Forest, CA
      For the years ended December 31, 2001 and 2002, the program had deficit cash flow after distributions and return of capital of $18,000 and $130,000, respectively.
      NNN Camelot Plaza Shopping Center, LLC: The offering period began March 30, 2001 and ended December 3, 2001. The offering raised $2,400,000, or 100% of the offering amount. The property is 100% owned by 13 unaffiliated TICs investing in the program.

	Ownership	Type of	Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Property	Date	Price	at Purchase	(Sq Ft)	Location

Camelot Plaza Shopping Center	100.0%	shopping center	8/01/01	$6,350,000	$4,128,000	91,000	San Antonio, TX
      At acquisition, a major tenant left the property but agreed to pay rent through the end of its lease term. As a result, the lender required new loan terms including a lower funding than anticipated and accelerated principal repayment. The vacant space combined with weak local market conditions and the accelerated principal repayment has had a continuing adverse impact on the property’s cash flow. Loans from our Manager and affiliates have funded the initial loan proceeds shortfall and accelerated principal repayment during our Manager’s leasing and refinancing initiatives. At closing, our Manager and an affiliate of our Manager made $36,000 and $278,000 loans to the program, respectively. In 2002, an affiliate of our Manager loaned $126,000 to the program.
      In 2001, the program had deficit cash flow after distributions of $82,000 representing return of capital of $65,000. The deficit cash flow and return of capital was funded from reserves and a loan from our Manager. In 2002, the program had deficit cash flow after distributions of $57,000 resulting return of capital of the same amount. The deficit cash flow and return of capital was funded by a loan from an affiliate of our Manager.
      NNN Washington Square Center, LLC: The offering period began May 1, 2001 and ended November 21, 2001. The offering raised $3,000,000, or 100% of the offering amount. 100% of the property is owned by 18 unaffiliated TICs investing in the program.

	Ownership	Type of	Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Property	Date	Price	at Purchase	(Sq Ft)	Location

Washington Square Center	100.0%	shopping center	10/16/01	$7,263,000	$4,890,000	72,000	Stephenville, TX

      In 2002, the program had deficit cash flow after distributions of $50,000 representing return of capital of $22,000. The deficit cash flow was funded from prior years’ excess cash flow after distributions, reserves and a $10,000 loan from an affiliate of our Manager.
      In 2002, the program received $10,000 from an affiliate of our Manager to fund return of capital.
      NNN Reno Trademark, LLC: The offering period began May 30, 2001 and ended September 26, 2001. The offering raised $3,850,000, or 100% of the offering amount. The program owns 60% of the property, with nine unaffiliated TICs investing in the program. T REIT owns the remaining 40% of the property, which was purchased directly from the seller outside of the program.

	Ownership	Type of	Purchase	Share of	Share of Mortgage	GLA
Property Name	Interest	Property	Date	Purchase Price	Debt at Purchase	(Sq Ft)	Location

Reno Trademark Building	60.0%	office/industrial	9/04/01	$4,378,000	$1,620,000	75,000	Reno, NV
      In 2002, the property received a $49,000 loan from an affiliate of our Manager to provide the program with sufficient funds to meet the reserves required by the lender to refinance the property. Upon refinancing, the original $1,620,000 loan was replaced with a $4,600,000 loan. After refinancing of the property, there was a special distribution of $1,092,000 to TICs investing in the program.
      NNN One Gateway Plaza, LLC: The offering period began June 8, 2001 and ended September 25, 2001. The offering raised $4,197,500, or 99.9% of the offering amount. The LLC with two unaffiliated members retained a 1.25% ownership interest in the property. The remaining 98.75% is owned by 10 unaffiliated TICs investing in the program.

	Ownership	Type of	Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Property	Date	Price	at Purchase	(Sq Ft)	Location

One Gateway Plaza	100.0%	office	7/30/01	$12,550,000	$9,375,000	113,000	Colorado Springs, CO
      NNN LV 1900 Aerojet Way, LLC: The offering period began July 26, 2001 and ended August 31, 2001. The offering raised $2,000,000, or 100% of the offering amount. 100% of the property is owned by 10 unaffiliated TICs investing in the program.

	Ownership	Type of	Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Property	Date	Price	at Purchase	(Sq Ft)	Location

1900 Aerojet Way	100.0%	office/industrial	8/31/01	$5,067,000	$3,625,000	107,000	Las Vegas, NV
      In 2001, the program received a $32,000 loan from our Manager to cover unanticipated lender holdbacks of $200,000 at acquisition. In 2002, the program received an $18,000 loan from an affiliate of our Manager to supplement capital funds due to the timing of certain repairs. In 2003, the program received an $11,000 loan from our Manager for the same purpose.
      NNN Timberhills Shopping Center, LLC: The offering period began July 31, 2001 and ended November 27, 2001. The offering raised $3,695,375, or 99.9% of the offering amount. The LLC with one unaffiliated member retained a 1% ownership interest in the property. The remaining 99% is owned by 13 unaffiliated TICs investing in the program.

	Ownership	Type of	Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Property	Date	Price	at Purchase	(Sq Ft)	Location

Timberhills Shopping Center	100.0%	shopping center	11/27/01	$9,180,000	$6,390,000	102,000	Sonora, CA
      In 2002, an affiliate of our Manager loaned $66,000 to the program for acquisition related costs.
      NNN Addison Com Center, LLC: The offering period began August 16, 2001 and ended April 2, 2002. The offering raised $3,650,000, or 100% of the offering amount. The LLC with six unaffiliated members retained a 5.125% ownership interest in the property. The remaining 94.875% is owned by 10 unaffiliated TICs investing in the program.

	Ownership	Type of	Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Property	Date	Price	at Purchase	(Sq Ft)	Location

Addison Com Center	100.0%	office	10/31/01	$10,500,000	$7,750,000	96,000	Addison, TX
      NNN County Center Drive, LLC: The offering period began September 18, 2001 and ended February 6, 2002. The offering raised $3,125,000, or 100% of the offering amount. The LLC with our

Manager as a single member retained a 1% ownership interest in the property. The remaining 99% is owned by 17 unaffiliated TICs and T REIT, an entity controlled by Mr. Thompson and a shareholder of our Manager investing as TICs in the program.

	Ownership	Type of	Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Property	Date	Price	at Purchase	(Sq Ft)	Location

County Center Building	100.0%	distribution/ warehouse/office	9/28/01	$5,395,000	$3,210,000	78,000	Temecula, CA
      NNN City Center West “B” LLC: The offering period began October 31, 2001 and ended June 15, 2002. The offering raised $8,200,000, or 100% of the offering amount. The LLC with two unaffiliated members retained a 0.915% ownership interest in the property. The remaining 99.085% is owned by 16 unaffiliated TICs investing in the program.

	Ownership	Type of	Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Property	Date	Price	at Purchase	(Sq Ft)	Location

City Center West “B”	100.0%	office	1/23/02	$20,800,000	$14,650,000	104,000	Las Vegas, NV
      The property is subject to a master lease guaranteed by an affiliate of our Manager.
      NNN Arapahoe Service Center II, LLC: The offering period began February 11, 2002 and ended June 20, 2002. The offering raised $4,000,000, or 100% of the offering amount. The LLC with two unaffiliated members retained a 5% ownership interest in the property. The remaining 95% is owned by 19 unaffiliated TICs investing in the program.

	Ownership	Type of	Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Property	Date	Price	at Purchase	(Sq Ft)	Location

Araphoe Service Center II	100.0%	office/flex complex	4/19/02	$8,038,000	$5,000,000	79,000	Englewood, CO
      NNN City Center West “A”, LLC: The offering period began February 12, 2002 and ended March 15, 2002. The offering raised $1,237,803, or 35.4% of the offering amount. 10.875% of the property is owned by three unaffiliated TICS investing in the program and 89.125% of the property is owned by T REIT, which purchased its interest as a TIC in the property outside of the program.

	Ownership	Type of	Purchase	Share of	Share of Mortgage	GLA
Property Name	Interest	Property	Date	Purchase Price	Debt at Purchase	(Sq Ft)	Location

City Center West “A”	10.9%	office	3/15/02	$2,362,000	$1,417,000	106,000	Las Vegas, NV
      NNN Titan Building & Plaza, LLC: The offering began February 18, 2002 and ended May 28, 2002. The offering raised $2,219,808, or 88.8% of the original offering amount from five unaffiliated TICs. The program acquired a 51.5% interest in the property. The remaining 48.5% was purchased outside of the program by T REIT as a TIC.

	Ownership	Type of	Purchase	Share of	Share of Mortgage	GLA
Property Name	Interest	Property	Date	Purchase Price	Debt at Purchase	(Sq Ft)	Location

Titan Building and Titan Plaza	51.5%	Office	04/17/02	$4,721,000	$3,090,000	131,000	San Antonio, TX
      NNN Pacific Corporate Park 1, LLC: The offering began March 11, 2002 and ended June 25, 2002. The offering raised $5,800,000, or 100% of the offering amount. The LLC retained an undivided 60% ownership interest in the property from 45 unaffiliated members and T REIT. The remaining 40% is owned by a private program sponsored by our Manager. Each program invested as an independent TIC outside of the other program.

	Ownership	Type of	Purchase	Share of	Share of Mortgage	GLA
Property Name	Interest	Property	Date	Purchase Price	Debt at Purchase	(Sq Ft)	Location

Pacific Corporate Park	60.0%	6-building office park	03/25/02	$14,237,000	$9,300,000	167,000	Lake Forest, CA
      NNN North Reno Plaza, LLC: The offering period began March 31, 2002 and ended June 19, 2002. The offering raised $2,750,000, or 100% of the offering amount. The LLC with three unaffiliated members retained a 1.75% ownership interest in the property. The remaining 98.25% is owned by 14 unaffiliated TICs investing in the program.

	Ownership	Type of	Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Property	Date	Price	at Purchase	(Sq Ft)	Location

North Reno Plaza Shopping Center	100.0%	shopping center	6/19/02	$7,200,000	$5,400,000	130,000	Reno, NV
      NNN Brookhollow Park, LLC: The offering period began April 12, 2002 and ended July 3, 2002. The offering raised $6,550,000, or 100% of the offering amount. The LLC with nine unaffiliated members and two affiliated members, consisting of separate investments by an entity controlled by Mr. Thompson, retained a 7.25% ownership interest in the property. The remaining 92.75% is owned by 19 unaffiliated TICs investing in the program.

	Ownership	Type of	Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Property	Date	Price	at Purchase	(Sq Ft)	Location

Brookhollow Park	100.0%	office	7/03/02	$15,360,000	$10,250,000	102,000	San Antonio, TX
      NNN 1397 Galleria Drive, LLC: The offering period began May 24, 2002 and ended October 23, 2002. The offering raised $1,950,000, or 100% of the offering amount. The LLC with one unaffiliated member retained a 2% ownership interest in the property. The remaining 98% is owned by 14 unaffiliated TICs investing in the program.

	Ownership	Type of	Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Property	Date	Price	at Purchase	(Sq Ft)	Location

Galleria Office Building	100.0%	office	9/11/02	$3,420,000	$1,962,000	14,000	Henderson, NV
      NNN Bryant Ranch, LLC: The offering period began June 10, 2002 and ended November 12, 2002. The offering raised $5,000,000, or 100% of the offering amount. The LLC with eight unaffiliated members retained a 2.875% ownership interest in the property. The remaining 97.125% was owned by 20 unaffiliated investors and one entity controlled by Mr. Thompson investing as TICs in the program. The property was acquired from WREIT, an entity managed by our Manager.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Bryant Ranch Shopping Center	100.0%	shopping center	9/05/02	$10,080,000	$6,222,000	94,000	Yorba Linda, CA
      NNN 4241 Bowling Green, LLC: The offering period began June 14, 2002 and ended December 27, 2002. The offering raised $2,850,000, or 100% of the offering amount. The LLC with one unaffiliated member retained a 2.63% ownership interest in the property. The remaining 97.37% is owned by 17 unaffiliated TICs investing in the program. The property was acquired from a private program managed by our Manager.

	Ownership	Type of	Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Property	Date	Price	at Purchase	(Sq Ft)	Location

4241 Bowling Drive	100.0%	office	9/25/02	$5,200,000	$3,092,000	68,000	Sacramento, CA
      In 2002, our Manager loaned $9,000 to the program to cover costs to close the acquisition as all of the offering proceeds had not been raised as of the acquisition date of the property.
      NNN Wolf Pen Plaza, LLC: The offering period began July 1, 2002 and ended October 23, 2002. The offering raised $5,500,000, or 100% of the offering amount. The LLC with one unaffiliated member retained a 1% ownership interest in the property. The remaining 99% is owned by 14 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Wolf Pen Plaza	100.0%	shopping center	9/24/02	$16,220,000	$12,265,000	170,000	College Station, TX
      NNN Alamosa Plaza, LLC: The offering period began July 18, 2002 and ended October 25, 2002. The offering raised $6,650,000, or 100% of the offering amount. The LLC with one unaffiliated member retained a 1% ownership interest in the property. The remaining 99% is owned by 14 unaffiliated TICs investing in the program.

	Ownership	Type of	Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Property	Date	Price	at Purchase	(Sq Ft)	Location

Alamosa Plaza Shopping Center	100.0%	shopping center	10/08/02	$18,500,000	$13,500,000	78,000	Las Vegas, NV
      NNN Saddleback Financial, LLC: The offering period began August 30, 2002 and ended October 29, 2002. The offering raised $3,865,800, or 100% of the offering amount. 75% of the property was owned by investors investing in the program and 25% of the property was owned by T REIT, which purchased its portion of the property outside of the program. The LLC with one unaffiliated member retained a 1.67% ownership interest in the program. The remaining 98.33% was owned by seven unaffiliated TICs investing in the program.

	Ownership	Type of	Purchase	Share of	Share of Mortgage	GLA
Property Name	Interest	Property	Date	Purchase Price	Debt at Purchase	(Sq Ft)	Location

Saddleback Financial Center	75.0%	office	9/25/02	$8,304,000	$5,738,000	72,000	Laguna Hills, CA
      NNN Kahana Gateway Center, LLC: The offering period began October 9, 2002 and ended March 6, 2003. The offering raised $8,140,000, or 100% of the offering amount. The LLC with nine unaffiliated members and one shareholder of our Manager retained a 5% ownership interest in the property. The remaining 95% is owned by 15 unaffiliated TICs investing in the program.

	Ownership	Type of	Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Property	Date	Price	at Purchase	(Sq Ft)	Location

Kahana Gateway Shopping Center and Professional Bldg	100.0%	retail/office	12/20/02	$19,400,000	$13,041,000	80,000	Maui, HI
      NNN Springtown Mall, DST: The offering period began October 10, 2002 and ended March 21, 2003. The offering raised $2,550,000, or 100% of the offering amount. The LLC with three unaffiliated members owns a 3.375% beneficial interest in the trust that owns the property. Eleven unaffiliated investors own the remaining 96.625% of the beneficial interest in the trust that owns the property.

	Ownership	Type of	Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Property	Date	Price	at Purchase	(Sq Ft)	Location

Springtown Mall Shopping Center	100.0%	shopping center	12/09/02	$6,490,000	$4,700,000	96,000	San Marcos, TX
      In 2002, affiliates of our Manager loaned $107,000 to the program to cover costs to close the acquisition as all of the offering proceeds had not been raised as of the acquisition date of the property. Also, in 2002, the program had deficit cash flow of $4,000 with no return of capital as no distributions were made in that year.
      NNN Parkwood Complex, LLC: The offering period began October 28, 2002 and ended April 23, 2003. The offering raised $7,472,000, or 100% of the offering amount. The LLC with 12 unaffiliated members and one shareholder of our Manager retained a 13.5% ownership interest in the property. The remaining 86.5% is owned by 10 TICs, 9 unaffiliated and an entity controlled by Mr. Thompson investing in the program.

	Ownership	Type of	Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Property	Date	Price	at Purchase	(Sq Ft)	Location

Parkwood I & II	100.0%	office	12/31/02	$20,436,000	$13,922,000	196,000	Woodlands, TX
      In 2002, an affiliate of our Manager and our Manager loaned $257,000 and $87,000, respectively, to cover costs to close the acquisition as all of the offering equity had not been raised as of the acquisition of the property.

APPENDIX A — PART 2
REVISED PRIOR PERFORMANCE TABLES
      The following Prior Performance Tables (the “Revised Tables”) provide information relating to prior real estate investment and notes programs sponsored by our Manager (“Prior Programs”). References in the Revised Tables to “the Company,” “we,” “us,” “our” and “ours” refer to NNN 2003 Value Fund, LLC, and references to “our Manager” or “the Manager” refer to Triple Net Properties, LLC.
      As of December 31, 2002, our Manager served as the manager, advisor or sponsor to 45 real estate investment programs formed for the purpose of acquiring and operating commercial real estate properties. As of December 31, 2002, there were two public REITs (G REIT, Inc. and T REIT, Inc.), one public LLC program (NNN 2002 Value Fund, LLC), one private REIT and 41 other private programs. Our company focuses on acquiring value-added properties.
      You should read these Revised Tables carefully together with the summary information concerning the Prior Programs as set forth in the prior performance summary attached as Appendix A — Part 1.
      Investors in our company will not own any interest in the prior programs and should not assume that they will experience returns, if any, comparable to those experienced by investors in the prior programs.
      Our Manager is responsible for managing our day-to-day business affairs and assets, administering our bookkeeping and accounting functions, serving as our consultant in connection with policy decisions to be made by our Manager’s board of managers, managing or causing to be managed our properties, and rendering other property level services as our Manager’s board of managers deems necessary. The financial results of the Prior Programs thus provide an indication of our Manager’s performance of its obligations during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.
      The following tables are included herein:

Table

Table I — Experience in Raising and Investing Funds (Unaudited)
Table II — Compensation to Sponsor (Unaudited)
Table III — Operating Results of Prior Programs (Unaudited)
Table IV — Results of Completed Programs (Unaudited)
Table V — Sales or Disposals of Properties (Unaudited)
Table VI — Acquisition of Properties by Program (Unaudited)

TABLE I — REVISED
EXPERIENCE IN RAISING AND INVESTING FUNDS (Unaudited)
EXPLANATION OF DIFFERENCES — PUBLIC PROGRAMS
December 31, 2002
      These tables should be read together with the prior performance summary in Appendix A — Part 1.
      The historical tables overstated the aggregate Dollar Amount Raised for all public programs for the period from inception of public program sales (February 22, 2000) to December 31, 2002 by approximately $58,000.
      Changes in Percent Leveraged for T REIT, Inc. from the amount presented in the historical tables are attributable primarily to restatements of unconsolidated real estate and properties held for sale relating to discontinued operations.
      The historical tables included in the amount of Cash Down Payment for T REIT, Inc. the amount of an acquisition fee payable to the Advisor. This amount, representing approximately 0.5% of the total amount of T REIT’s Dollar Amount Raised, has been reclassified in the revised tables as Acquisition Fees Paid to Affiliates.

TABLE I — REVISED
EXPERIENCE IN RAISING AND INVESTING FUNDS (Unaudited)
PUBLIC PROGRAMS
December 31, 2002

		NNN 2002 Value		Total All Public
	T REIT, Inc.	Fund, LLC	G REIT, Inc.	Programs

Dollar Amount Offered	$100,000,000	$30,000,000	$200,000,000	$330,000,000

Dollar Amount Raised	$46,395,000	$8,892,000	$21,541,000	$76,828,000

Percentage Amount Raised	46.4%	29.6%	10.8%	23.3%

Less Offering Expenses:
Selling Commissions	8.0%	8.0%	7.5%
Marketing Support & Due Diligence Reimbursement	1.5%	2.5%	2.0%
Organization & Offering Expenses	2.5%	2.5%	2.5%
Due Diligence Allowance	—	—	—
Reserves	—	8.0%	—

Percent Available for Investment	88.0%	79.0%	88.0%
Acquisition Cost:
Cash Down Payment	87.5%	71.0%	87.5%
Loan Fees and Costs	—	2.5%	—
Acquisition Fees Paid to Affiliates	0.5%	5.5%	0.5%

Total Acquisition Cost	88.0%	79.0%	88.0%

Percent Leveraged	50.3%	84.0%	70.7%
Date Offering Began	22-Feb-00	15-May-02	22-Jul-02
Date Offering Ended	31-May-02	open	open
Length of Offering (days)	830	open	open
Days to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	829	open	open
Number of Investors
Shareholders	2,060		1,004	3,064
LLC Members		187		187
Tenants In Common				—

Total	2,060	187	1,004	3,251

TABLE I — REVISED
EXPERIENCE IN RAISING AND INVESTING FUNDS (Unaudited)
EXPLANATION OF DIFFERENCES — PRIVATE PROGRAMS
December 31, 2002
      These tables should be read together with the prior performance summary in Appendix A — Part 1.
      The aggregate Dollar Amount Offered appearing in the historical tables incorrectly included amounts invested by two TICs in the property held by NNN 2000 Value Fund, LLC. They were invested outside of the program. The historical tables also understated the Dollar Amount Offered for Market Center, LLC. The net effect of these corrections is approximately a $239,000 decrease in the aggregate Dollar Amount Offered for all of the programs in the revised tables. Similarly, the aggregate Dollar Amount Raised appearing the historical tables incorrectly included amounts invested by one or more TICs in the properties held by NNN Redevelopment Fund, VIII, LLC and NNN 2000 Value Fund, LLC and understated the amounts raised for Market Center, LLC and NNN County Center Drive, LLC. The net effect of these corrections is approximately a $923,000 decrease in the aggregate Dollar Amount Offered for all of the programs in the revised tables.
      Certain revisions to the Offering Expense and Acquisition Cost line item allocations have been made to conform to the information contained in the supplements to the Private Placement Memorandums, or PPMs, used for the Private Programs. These revisions appearing in the revised tables were generally required because data in the historical tables was taken from the original PPMs rather than from the most current supplements to the PPMs.
      For several of the Private Programs, the historical Acquisition Fees Paid to Affiliates percentage was misclassified. In several cases, the listed percentage actually represents closing and carrying costs pursuant to the Estimated Use of Proceeds in the PPMs of the affected programs. Several of these mislabeled percentages have been reclassified in the revised tables to Cash Down Payment or other line items to reflect proper allocations (see explanatory notes for Table II).
      The revised tables also separate the number of investors in each program into four types: shareholders, noteholders, LLC members and Tenants In Common (TICs).

TABLE I — REVISED
EXPERIENCE IN RAISING AND INVESTING FUNDS (Unaudited)
PRIVATE PROGRAMS
December 31, 2002

			Truckee	Yerington			NNN ‘A’	NNN	NNN
	Telluride		River Office	Shopping	NNN	NNN Town &	Credit	Redevelopment	Exchange
	Barstow, LLC	WREIT, Inc.	Tower, LLC	Center, LLC	Fund VIII, LLC	Country, LLC	TIC, LLC	Fund VIII, LLC	Fund III, LLC

Dollar Amount Offered	$1,620,000	$50,000,000	$5,550,000	$1,625,000	$8,000,000	$7,200,000	$2,500,000	$8,000,000	$6,300,000

Dollar Amount Raised	$1,619,550	$14,051,000	$5,550,000	$1,625,000	$8,000,000	$7,200,000	$2,500,000	$7,378,778	$6,300,000

Percentage Amount Raised	100.0%	28.1%	100.0%	100.0%	100.0%	100.0%	100.0%	92.2%	100.0%

Less Offering Expenses:
Selling Commissions	10.0%	8.0%	10.0%	10.0%	8.0%	10.0%	8.0%	8.0%	10.0%
Marketing Support & Due Diligence Reimbursement	0.0%	0.0%	0.0%	0.0%	2.0%	0.0%	2.0%	2.0%	0.0%
Organization & Offering Expenses(a)	2.5%	4.5%	3.0%	4.9%	3.0%	3.0%	3.5%	3.5%	3.5%
Due Diligence Allowance(b)	1.5%	0.5%	0.5%	0.5%	0.5%	0.5%	0.5%	0.5%	0.5%
Reserves	3.1%	1.5%	2.3%	7.8%	2.0%	2.0%	6.1%	9.5%	10.5%

Percent Available for Investment	82.9%	85.5%	84.2%	76.8%	84.5%	84.5%	79.9%	76.5%	75.5%
Acquisition Cost:
Cash Down Payment	80.4%	83.0%	75.0%	70.2%	77.5%	74.3%	73.8%	74.0%	69.0%
Loan Fees	1.0%	2.5%	5.2%	2.0%	2.5%	5.7%	2.1%	2.5%	2.0%
Acquisition Fees Paid to Affiliates	1.5%	0.0%	4.0%	4.6%	4.5%	4.5%	4.0%	0.0%	4.5%

Total Acquisition Cost	82.9%	85.5%	84.2%	76.8%	84.5%	84.5%	79.9%	76.5%	75.5%

Percent Leveraged	67%	59%	75%	70%	77%	104%	71%	75%	72%
Date Offering Began	1-Jun-98	1-Jul-98	21-Aug-98	15-Dec-98	22-Feb-99	10-May-99	10-Aug-99	27-Aug-99	15-Sep-99
Date Offering Ended	16-Dec-98	27-Apr-00	15-Jul-99	3-Aug-99	7-Mar-00	29-Mar-00	12-Feb-01	5-Jun-00	31-May-00
Length of Offering (days)	199	667	329	232	380	325	553	284	260
Days to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	47	654	104	84	199	116	338	265	171
Number of Investors
Shareholders	—	345		—	—	—	—	—	—
LLC Members	12	—	64	5	95	56	15	168	10
Tenants In Common	3	—	7	7	25	9	12	—	18

Total	15	345	71	12	120	65	27	168	28

(a)	Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.

(b)	Nonaccountable due diligence reimbursement to Selling Group.

TABLE I — REVISED
EXPERIENCE IN RAISING AND INVESTING FUNDS (Unaudited)
PRIVATE PROGRAMS
December 31, 2002

		NNN							NNN
		Westway		NNN 2000	NNN 2004	NNN Rocky			Sacramento	NNN Dry	NNN 2001
	NNN Tech	Shopping	Kiwi	Value	Notes	Mount.	2005 Notes	Market	Corp	Creek	Value
	Fund III, LLC	Center, LLC	Assoc, LLC	Fund, LLC	Program, LLC	Exchange, LLC	Program, LLC	Centre, LLC	Ctr, LLC	Centre, LLC	Fund, LLC

Dollar Amount Offered	$3,700,000	$3,300,000	$2,800,000	$4,816,000	$5,000,000	$2,670,000	$6,000,000	$1,330,000	$12,000,000	$3,500,000	$11,000,000

Dollar Amount Raised	$3,698,750	$3,278,250	$2,681,352	$4,816,000	$5,000,000	$2,670,000	$2,300,000	$1,330,000	$12,000,000	$3,500,000	$10,992,321

Percentage Amount Raised	100.0%	99.3%	95.8%	100.0%	100.0%	100.0%	38.3%	100.0%	100.0%	100.0%	99.9%

Less Offering Expenses:
Selling Commissions	8.0%	8.0%	8.0%	9.5%	8.0%	8.5%	8.0%	8.0%	8.0%	8.0%	8.0%
Marketing Support & Due Diligence Reimbursement	2.0%	2.5%	2.0%	0.0%	1.5%	2.0%	1.5%	1.5%	1.5%	1.5%	2.5%
Organization & Offering Expenses(a)	3.5%	3.5%	3.5%	4.0%	1.5%	4.0%	1.5%	1.5%	4.0%	3.5%	3.5%
Due Diligence Allowance(b)	0.5%	0.0%	0.5%	0.5%	0.0%	0.0%	0.0%	0.5%	0.5%	0.0%	0.0%
Reserves	8.2%	5.4%	6.9%	5.4%	0.0%	4.5%	0.0%	10.8%	7.0%	3.3%	20.6%

Percent Available for Investment	77.8%	80.6%	79.1%	80.6%	89.0%	81.0%	89.0%	77.7%	79.0%	83.7%	65.4%
Acquisition Cost:
Cash Down Payment	68.9%	73.9%	72.8%	73.9%	89.0%	74.5%	89.0%	73.2%	74.5%	80.1%	60.0%
Loan Fees	4.4%	2.2%	1.8%	2.2%	0.0%	2.0%	0.0%	4.5%	0.0%	3.6%	2.4%
Acquisition Fees Paid to Affiliates	4.5%	4.5%	4.5%	4.5%	0.0%	4.5%	0.0%	0.0%	4.5%	0.0%	3.0%

Total Acquisition Cost	77.8%	80.6%	79.1%	80.6%	89.0%	81.0%	89.0%	77.7%	79.0%	83.7%	65.4%

Percent Leveraged	70%	74%	89%	n/a	n/a	74%	n/a	63%	71%	73%	58%
Date Offering Began	21-Feb-00	26-Apr-00	9-Jun-00	15-Jul-00	29-Aug-00	25-Jul-00	15-Sep-00	1-Sep-00	8-Nov-00	15-Nov-00	12-Mar-01
Date Offering Ended	20-Jun-00	7-Feb-01	4-Feb-01	27-Feb-01	14-Aug-01	15-Feb-01	13-Mar-01	17-Nov-00	21-May-01	31-Jan-01	30-Jun-02
Length of Offering (days)	121	288	241	228	351	206	180	78	195	78	476
Days to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	117	163	71	228	343	129	164	78	148	78	453
Number of Investors
Shareholders	—	—	—	—	—	—	—	—	—	—	—
Noteholders	—	—	—	—	98	—	46	—	—	—	—
LLC Members	13	23	13	125	—	—	—	—	56	1	266
Tenants In Common	15	16	11	—	—	14	—	7	16	15	—

Total	28	39	24	125	98	14	46	7	72	16	266

(a)	Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.

(b)	Nonaccountable due diligence reimbursement to Selling Group.

TABLE I — REVISED
EXPERIENCE IN RAISING AND INVESTING FUNDS (Unaudited)
PRIVATE PROGRAMS
December 31, 2002

	NNN	NNN	NNN	NNN	NNN LV	NNN	NNN	NNN	NNN
	Camelot	Washington	Reno	One Gateway	1900 Aerojet	Timberhills	Addison Com	County Center	City Center
	Plaza, LLC	Square, LLC	Trademark, LLC	Plaza, LLC	Way, LLC	Shop Ctr, LLC	Ctr, LLC	Drive, LLC	West ‘B’, LLC

Dollar Amount Offered	$2,400,000	$3,000,000	$3,850,000	$4,200,000	$2,000,000	$3,700,000	$3,650,000	$3,125,000	$8,200,000

Dollar Amount Raised	$2,400,000	$3,000,000	$3,850,000	$4,197,500	$2,000,000	$3,695,375	$3,650,000	$3,125,000	$8,200,000

Percentage Amount Raised	100.0%	100.0%	100.0%	99.9%	100.0%	99.9%	100.0%	100.0%	100.0%

Less Offering Expenses:
Selling Commissions	8.0%	8.0%	8.0%	8.0%	7.5%	8.0%	8.0%	8.0%	8.0%
Marketing Support & Due Diligence Reimbursement	2.5%	2.5%	2.5%	1.5%	2.0%	2.5%	2.5%	2.5%	2.5%
Organization & Offering Expenses(a)	5.0%	4.0%	4.0%	4.0%	3.0%	4.0%	4.0%	4.0%	4.0%
Due Diligence Allowance(b)	0.0%	0.0%	0.0%	1.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Reserves	7.7%	4.0%	2.2%	4.0%	9.1%	2.7%	5.1%	4.5%	4.6%

Percent Available for Investment	76.8%	81.5%	83.3%	81.5%	78.4%	82.8%	80.4%	81.0%	80.9%
Acquisition Cost:
Cash Down Payment	72.8%	79.9%	82.3%	79.0%	76.1%	81.1%	78.0%	79.0%	79.0%
Loan Fees	4.0%	1.6%	1.0%	2.5%	2.3%	1.7%	2.4%	2.0%	1.9%
Acquisition Fees Paid to Affiliates	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Total Acquisition Cost	76.8%	81.5%	83.3%	81.5%	78.4%	82.8%	80.4%	81.0%	80.9%

Percent Leveraged	66%	66%	62%	74%	70%	68%	73%	57%	69%
Date Offering Began	30-Mar-01	1-May-01	30-May-01	8-Jun-01	26-Jul-01	31-Jul-01	16-Aug-01	18-Sep-01	31-Oct-01
Date Offering Ended	3-Dec-01	21-Nov-01	26-Sep-01	25-Sep-01	31-Aug-01	27-Nov-01	2-Apr-02	6-Feb-02	15-Jun-02
Length of Offering (days)	249	205	120	110	37	120	230	142	228
Days to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	147	205	120	110	37	120	135	142	227
Number of Investors
Shareholders	—	—	—	—	—	—	—	—	—
LLC Members	—	—	—	2	—	1	6	1	2
Tenants In Common	13	18	9	10	10	13	10	20	16

Total	13	18	9	12	10	14	16	21	18

(a)	Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.

(b)	Nonaccountable due diligence reimbursement to Selling Group.

TABLE I — REVISED
EXPERIENCE IN RAISING AND INVESTING FUNDS (Unaudited)
PRIVATE PROGRAMS
December 31, 2002

		NNN	NNN	NNN	NNN	NNN	NNN	NNN	NNN
	NNN Arapahoe	City Center	Titan Bldg. &	Pacific Corporate	North Reno	Brookhollow	1397 Galleria	Bryant Ranch	4241 Bowling
	II, LLC	West ‘A’, LLC	Plaza, LLC	Park 1, LLC	Plaza, LLC	LLC	Drive, LLC	LLC	Green, LLC

Dollar Amount Offered	$4,000,000	$3,500,000	$2,500,000	$5,800,000	$2,750,000	$6,550,000	$1,950,000	$5,000,000	$2,850,000

Dollar Amount Raised	$4,000,000	$1,237,803	$2,219,808	$5,800,000	$2,750,000	$6,550,000	$1,950,000	$5,000,000	$2,850,000

Percentage Amount Raised	100.0%	35.4%	88.8%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Less Offering Expenses:
Selling Commissions	8.0%	8.0%	8.0%	0.0%	8.0%	8.0%	8.0%	8.0%	8.0%
Marketing Support & Due Diligence Reimbursement	2.5%	2.5%	2.5%	1.0%	2.5%	2.5%	2.5%	2.5%	2.5%
Organization & Offering Expenses(a)	4.0%	4.0%	3.0%	1.0%	4.0%	4.0%	4.0%	4.0%	4.0%
Due Diligence Allowance(b)	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Reserves	4.6%	2.7%	3.8%	7.5%	14.6%	3.3%	5.5%	8.6%	7.0%

Percent Available for Investment	80.9%	82.8%	82.7%	90.5%	70.9%	82.2%	80.0%	76.9%	78.5%
Acquisition Cost:
Cash Down Payment	78.5%	77.6%	77.1%	87.6%	68.6%	80.5%	77.5%	74.1%	76.0%
Loan Fees	2.4%	1.2%	1.6%	2.9%	2.3%	1.7%	2.5%	2.8%	2.5%
Acquisition Fees Paid to Affiliates	0.0%	4.0%	4.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Total Acquisition Cost	80.9%	82.8%	82.7%	90.5%	70.9%	82.2%	80.0%	76.9%	78.5%

Percent Leveraged	62%	59%	64%	53%	74%	66%	57%	61%	59%
Date Offering Began	11-Feb-02	12-Feb-02	18-Feb-02	11-Mar-02	31-Mar-02	12-Apr-02	24-May-02	10-Jun-02	14-Jun-02
Date Offering Ended	20-Jun-02	15-Mar-02	28-May-02	25-Jun-02	19-Jun-02	5-Jul-02	23-Oct-02	12-Nov-02	27-Dec-02
Length of Offering (days)	130	32	100	107	81	85	153	156	197
Days to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	68	32	100	51	81	83	138	117	133
Number of Investors
Shareholders	—	—	—	—	—	—	—	—	—
LLC Members	2	—	—	46	3	11	1	8	1
Tenants In Common	19	3	5	—	14	19	14	21	17

Total	21	3	5	46	17	30	15	29	18

(a)	Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.
(b) Nonaccountable due diligence reimbursement to Selling Group.

TABLE I — REVISED
EXPERIENCE IN RAISING AND INVESTING FUNDS (Unaudited)
PRIVATE PROGRAMS
December 31, 2002

									Program Totals
	NNN	NNN	NNN	NNN	NNN	NNN	Total All	Total Affiliated	Without Affiliated
	Wolf Pen	Alamosa Plaza,	Saddleback,	Kahana	Springtown	Parkwood Complex,	Private	Program	Program
	Plaza, LLC	LLC	LLC	Gateway, LLC	Mall, DST	LLC	Programs	Ownership	Ownership

Dollar Amount Offered	$5,500,000	$6,650,000	$3,865,800	$8,140,000	$2,550,000	$7,472,000	$250,113,800	$2,700,000	$247,413,800

Dollar Amount Raised	$5,500,000	$6,650,000	$3,865,800	$6,528,700	$1,753,125	$6,263,424	$203,527,536	$2,700,000	$200,827,536

Percentage Amount Raised	100.0%	100.0%	100.0%	80.2%	68.8%	83.8%	81.4%	100.0%	81.2%

Less Offering Expenses:
Selling Commissions	8.0%	8.0%	8.0%	8.0%	8.0%	8.0%
Marketing Support & Due Diligence Reimbursement	2.5%	2.5%	2.5%	2.5%	2.5%	2.5%
Organization & Offering Expenses(a)	4.0%	4.0%	4.0%	4.0%	4.0%	4.0%
Due Diligence Allowance(b)	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Reserves	8.2%	5.6%	11.2%	3.7%	10.2%	8.0%

Percent Available for Investment	77.3%	79.9%	74.3%	81.8%	75.3%	77.5%
Acquisition Cost:
Cash Down Payment	74.9%	77.7%	69.4%	80.1%	72.7%	73.2%
Loan Fees	2.4%	2.2%	4.9%	1.7%	2.6%	4.3%
Acquisition Fees Paid to Affiliates	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Total Acquisition Cost	77.3%	79.9%	74.3%	81.8%	75.3%	77.5%

Percent Leveraged	75%	72%	67%	67%	71%	68%
Date Offering Began	1-Jul-02	18-Jul-02	30-Aug-02	9-Oct-02	10-Oct-02	28-Oct-02
Date Offering Ended	23-Oct-02	25-Oct-02	29-Oct-02	open	open	open
Length of Offering (days)	115	100	61	open	open	open
Days to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	86	83	50	open	open	open
Number of Investors
Shareholders	—	—	—	—	—	—	345	—	345
Noteholders	—	—	—	—	—	—	144	—	144
LLC Members	1	1	1	3	1	4	1,017	1	1,016
Tenants In Common	14	14	7	10	7	8	466	1	465

Total	15	15	8	13	8	12	1,972	2	1,970

(a)	Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.

(b)	Nonaccountable due diligence reimbursement to Selling Group.

TABLE II — REVISED
COMPENSATION TO SPONSOR (Unaudited)
EXPLANATION OF DIFFERENCES — PUBLIC PROGRAMS
December 31, 2002
      These tables should be read together with the prior performance summary in Appendix A — Part 1.
      The historical tables overstated the aggregate Dollar Amount Raised for all public programs for the period from inception of public program sales (February 22, 2000) to December 31, 2002 by approximately $58,000.
      The aggregate Amount Paid to Sponsor from Proceeds of the Offering for all public programs was overstated by $1,168,000 for the period from inception of public program sales (February 22, 2000) to December 31, 2002 due to the historical practice of reporting as amounts paid to the Sponsor (the Advisor) the more conservative maximum amount of the offering that could be paid to the Sponsor (derived from the maximum percentages set forth in the respective Private Placement Memorandums, or PPMs).
      The revised tables include a new line item for Real Estate Commissions — Acquisitions, which were not reported in the historical tables. The aggregate amount of $3,025,000 of Real Estate Commissions — Acquisitions, reported in the revised tables for all public programs.
      The historical tables overstated the aggregate Dollar Amount of Cash Generated from Operations before deducting Payments to Sponsor from inception of public program sales to December 31, 2002 by approximately $2,805,000. The overstatement was the result of (1) clerical errors in computations of adding back amounts paid to Sponsor and (2) corrections to the Amounts Paid to Sponsor as further described below.
      The aggregate Amounts Paid to Sponsor for Year 2001 was understated in the historical tables by $90,000 as a net result of (a) a failure to report an asset management fee payment of $157,000 from T REIT, Inc. (repaid by the Sponsor in 2002) offset by (b) the overstatement by $67,000 of leasing commissions paid to Sponsor for TREIT, Inc. as a result of erroneously including payments to third parties in the amount paid to the Sponsor.
      The aggregate Amounts Paid to Sponsor for Year 2002 was overstated in the historical tables by $232,000, primarily as a result of the failure to include the repayment of the asset management fee from the Sponsor to T REIT, Inc. described above.

TABLE II — REVISED
COMPENSATION TO SPONSOR(Unaudited)
PUBLIC PROGRAMS
December 31, 2002

		NNN 2002		Total
	T REIT, Inc.	Value Fund, LLC	G REIT, Inc.	Public Programs

Date Offering Commenced	22-Feb-00	15-May-02	22-Jul-02
Dollar Amount Raised	$46,395,000	$8,892,000	$21,541,000	$76,828,000

Amounts Paid to Sponsor from Proceeds of Offering: (inception to December 31, 2002)
Selling Commissions to Selling Group Members	$3,576,000	$742,000	$1,698,000	$6,016,000
Marketing Support & Due Diligence Reimbursement	671,000	89,000	116,000	876,000
Organization & Offering Expenses	860,000	88,000	539,000	1,487,000
Due Diligence Allowance	—	—	—	—
Loan Fees	—	1,000	—	1,000
Acquisition Fees	—	350,000	—	350,000

Totals	$5,107,000	$1,270,000	$2,353,000	$8,730,000

Amounts paid to Sponsor for Real Estate Commissions and Dispositions Fees	$678,000	$320,000	$—	$998,000

Dollar Amount of Cash Generated from Operations
Before Deducting Payments to Sponsor	$1,876,000	$719,000	$(585,000)	$2,010,000

Amounts Paid to Sponsor from Operations — Year 1998
Property Management Fees	$—	$—	$—	$—
Asset Management Fees	—	—	—	—
Leasing Commissions	—	—	—	—

Totals	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 1999
Property Management Fees	$—	$—	$—	$—
Asset Management Fees	—	—	—	—
Leasing Commissions	—	—	—	—

Totals	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 2000
Property Management Fees	$—	$—	$—	$—
Asset Management Fees	—	—	—	—
Leasing Commissions	—	—	—	—

Totals	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 2001
Property Management Fees	$106,000	$—	$—	$106,000
Asset Management Fees	157,000	—	—	157,000
Leasing Commissions	1,000	—	—	1,000

Totals	$264,000	$—	$—	$264,000

Amounts Paid to Sponsor from Operations — Year 2002
Property Management Fees	$225,000	$21,000	$24,000	$270,000
Asset Management Fees	(157,000)	—	—	(157,000)
Leasing Commissions	13,000	—	—	13,000

Totals	$81,000	$21,000	$24,000	$126,000

TABLE II — REVISED
COMPENSATION TO SPONSOR (Unaudited)
EXPLANATION OF DIFFERENCES — PRIVATE PROGRAMS
December 31, 2002
      These tables should be read together with the prior performance summary in Appendix A — Part 1.
      This revised table includes two new line items not previously included in the historical tables. Loan Fees includes fees paid to the Advisor for securing either acquisition debt or refinancings. The aggregate Loan Fees that were paid to the Advisor for the period from January 1999 through December 31, 2002 and not previously reflected in the historical tables is $873,000. Amounts Paid to Sponsor by Seller at Acquisition for Real Estate Commissions includes fees paid to the sponsor (the Manager) for its assistance in securing the acquisition of the relevant property. The aggregate Real Estate Commissions that were paid to the Manager for the period from January 1999 through December 31, 2002 and not previously reflected in the historical tables is $7,940,000.
      Due to an error in the way the Amounts Paid to Sponsor for Acquisition Fees were allocated, the historical tables overstated the Amount Paid to Sponsor for Acquisition Fees by $3,208,011. This difference corresponds with the Table I explanation.
      The Aggregate Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor is derived from the cumulative amounts from Table III of Cash Generated from Operations for all programs presented after adding back the fees paid to sponsor. Cash Generated from Operations is derived from Table III’s Taxable Income from Operations by adding back non-cash items such as depreciation, amortization and accrual adjustments. The aggregate and cumulative difference from May 1998 through December 31, 2002 is $4,620,000. The differences are due to the following differences to Taxable Income from Operations: (1) the single error in Gross Revenue in 2000 of $2,050,000, (2) cumulative underreported asset management fees, direct LLC expenses and other owner’s expenses and (3) cumulative operating revenue and expense adjustments for programs that reported 100% of a property’s results in the historical tables but should only have reported the portion of the results attributable to the program’s percentage ownership interest in the property. These three adjustments are described in more detail by year in the explanatory notes to Table III.
      The revised tables reflect increases in two line items (Amounts Paid to Sponsor From Operations for Property Management Fees and Amounts Paid to Sponsor From Operations for Leasing Commissions) resulting from a correction in the way the Company reflects payments made to third party property managers and leasing brokers. Because these payments were often made directly to the third party managers and brokers from the program’s operations, the amounts were not included in the historical tables as amounts paid to the Manager. However, in accordance with submanagement agreements the payments should have first been paid to the Manager, with the Manager then paying the third party managers and brokers. The revised tables now properly reflect these payments in Amounts Paid to Sponsor From Operations for Property Management Fees and Amounts Paid to Sponsor From Operations for Property Management Fees and Amounts Paid to Sponsor from Operations for Leasing Commissions. These adjustments, however, resulted in no additional expenses to the programs and did not change the cash flows of the programs.

TABLE II — REVISED
COMPENSATION TO SPONSOR (Unaudited)
PRIVATE PROGRAMS
December 31, 2002

			Truckee	Yerington		NNN	NNN ‘A’	NNN	NNN
	Telluride		River Office	Shopping	NNN	Town &	Credit	Redevelopment	Exchange
	Barstow, LLC	WREIT, Inc.	Tower, LLC	Center, LLC	Fund VIII, LLC	Country, LLC	TIC, LLC	Fund VIII, LLC	Fund III, LLC

Date Offering Commenced	1-Jun-98	1-Jul-98	21-Aug-98	15-Dec-98	22-Feb-99	10-May-99	10-Aug-99	27-Aug-99	15-Sep-99
Dollar Amount Raised	$1,619,550	$14,051,000	$5,550,000	$1,625,000	$8,000,000	$7,200,000	$2,500,000	$7,378,778	$6,300,000

Amounts Paid to Sponsor from Proceeds of Offering:
Selling Commissions to Selling Group Members	$161,955	$1,124,080	$555,000	$162,500	$640,000	$720,000	$200,000	$590,302	$630,000
Marketing Support & Due Diligence Reimbursement	—	—	—	—	160,000	—	50,000	147,576	—
Organization & Offering Expenses	40,489	632,295	166,500	79,625	240,000	216,000	87,500	258,257	220,500
Due Diligence Allowance	24,293	70,255	27,750	8,125	40,000	36,000	12,500	36,894	31,500
Loan Fees	—	—	—	—	—	133,750	53,062	14,300	60,175
Acquisition Fees	24,293	—	222,000	74,750	360,000	324,000	100,000	335,363	283,500

Totals	$251,030	$1,826,630	$971,250	$325,000	$1,440,000	$1,429,750	$503,062	$1,382,692	$1,225,675

Amounts paid to Sponsor by Seller at Acquisition
Real Estate Commissions — Acquisition	$—	$—	$—	$—	$—	$—	$—	$—	$—

Dollar Amount of Cash Generated from Operations
Before Deducting Payments to Sponsor	$1,085,693	$3,978,609	$4,994,382	$772,715	$3,295,296	$3,545,487	$910,969	$2,963,944	$1,462,128

Amounts Paid to Sponsor from Operations — Year 1998
Property Management Fees	$23,930	$15,236	$9,390	$—	$—	$—	$—	$—	$—
Asset Management Fees	12,659	20,907	6,781	—	—	—	—	—	—
Leasing Commissions	6,453	—	—	—	—	—	—	—	—

Totals	$43,042	$36,143	$16,171	$—	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 1999
Property Management Fees	$31,264	$223,126	$129,204	$17,599	$74,551	$86,309	$7,885	$7,164	$—
Asset Management Fees	36,315	133,251	80,500	6,264	155,585	80,000	11,343	14,234	—
Leasing Commissions	4,385	34,360	212,925	—	26,146	52,618	—	—	—

Totals	$71,964	$390,737	$422,629	$23,863	$256,282	$218,927	$19,228	$21,398	$—

Amounts Paid to Sponsor from Operations — Year 2000
Property Management Fees	$27,819	$187,274	$95,941	$27,445	$161,976	$40,468	$38,567	$155,379	$61,999
Asset Management Fees	7,326	235,305	—	11,054	83,617	26,800	—	156,060	—
Leasing Commissions	1,804	59,956	83,390	—	211,099	51,247	16,807	42,121	61,821

Totals	$36,950	$482,535	$179,331	$38,499	$456,692	$118,515	$55,374	$353,560	$123,820

Amounts Paid to Sponsor from Operations — Year 2001
Property Management Fees	$40,967	$203,225	$178,444	$27,808	$210,818	$—	$40,995	$121,702	$—
Asset Management Fees	28,357	—	179,653	2,764	30,621	—	—	110,160	—
Leasing Commissions	4,341	21,921	36,364	—	256,687	125,115	49,328	337,495	13,390

Totals	$73,665	$225,146	$394,461	$30,572	$498,126	$125,115	$90,323	$569,357	$13,390

Amounts Paid to Sponsor from Operations — Year 2002
Property Management Fees	$29,754	$212,389	$180,613	$31,265	$367,827	$418,116	$—	$54,558	$—
Asset Management Fees	—	—	128,500	5,894	193,286	—	—	104,346	—
Leasing Commissions	11,815	74,459	—	—	152,088	65,878	29,435	153,989	24,389

Totals	$41,569	$286,848	$309,113	$37,159	$713,201	$483,994	$29,435	$312,893	$24,389

TABLE II — REVISED
COMPENSATION TO SPONSOR (Unaudited)
PRIVATE PROGRAMS
December 31, 2002

	NNN	NNN		NNN	NNN	NNN	NNN		NNN	NNN
	Tech	Westway Shopping	Kiwi	2000 Value	2004 Notes	Rocky Mount.	2005 Notes	Market	Sacramento	Dry Creek
	Fund III, LLC	Center, LLC	Assoc, LLC	Fund, LLC	Program, LLC	Exchange, LLC	Program, LLC	Centre, LLC	Corp Ctr, LLC	Centre, LLC

Date Offering Commenced	21-Feb-00	26-Apr-00	9-Jun-00	15-Jul-00	29-Aug-00	25-Jul-00	15-Sep-00	1-Sep-00	8-Nov-00	15-Nov-00
Dollar Amount Raised	$3,698,750	$3,278,250	$2,681,352	$4,816,000	$5,000,000	$2,670,000	$2,300,000	$1,330,000	$12,000,000	$3,500,000

Amounts Paid to Sponsor from Proceeds of Offering:
Selling Commissions to Selling Group Members	$295,900	$262,260	$214,508	$457,520	$400,000	$226,950	$184,000	$106,400	$960,000	$280,000
Marketing Support & Due Diligence Reimbursement	73,975	81,956	53,627	—	75,000	53,400	34,500	19,950	180,000	52,500
Organization & Offering Expenses	129,456	114,739	93,847	192,640	75,000	106,800	34,500	19,950	480,000	122,500
Due Diligence Allowance	18,494	—	13,407	24,080	—	—	—	6,650	60,000	—
Loan Fees	—	71,250	50,000	—	—	—	—	—	—	40,000
Acquisition Fees	166,444	147,521	120,661	216,720	—	120,150	—	—	540,000	—

Totals	$684,269	$677,726	$546,050	$890,960	$550,000	$507,300	$253,000	$152,950	$2,220,000	$495,000

Amounts paid to Sponsor by Seller at Acquisition
Real Estate Commissions — Acquisition	$—	$—	$—	$—	$—	$10,000	$—	$—	$227,000	$220,000

Dollar Amount of Cash Generated from Operations
Before Deducting Payments to Sponsor	$1,650,640	$1,187,587	$800,414	$1,118,261	$—	$1,018,044	$—	$189,890	$2,972,561	$979,087

Amounts Paid to Sponsor from Operations — Year 1998
Property Management Fees	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—	—	—	—

Totals	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 1999
Property Management Fees	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—	—	—	—

Totals	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 2000
Property Management Fees	$48,920	$18,240	$17,990	$—	$—	$—	$—	$31,755	$—	$—
Asset Management Fees	7,250	20,794	26,121	—	—	—	—	—	—	—
Leasing Commissions	24,902	—	2,216	—	—	—	—	70,638	—	—

Totals	$81,072	$39,034	$46,327	$—	$—	$—	$—	$102,393	$—	$—

Amounts Paid to Sponsor from Operations — Year 2001
Property Management Fees	$77,751	$73,271	$45,086	$90,625	$—	$65,625	$—	$44,197	$187,429	$67,306
Asset Management Fees		110,248	30,750	—	—	21,073	—	—	—	—
Leasing Commissions	30,830	10,115	12,876	98,400	—	—	—	30,398	35,067	—

Totals	$108,581	$193,634	$88,712	$189,025	$—	$86,698	$—	$74,595	$222,496	$67,306

Amounts Paid to Sponsor from Operations — Year 2002
Property Management Fees	$—	$80,115	$79,956	$30,398	$—	$66,964	$—	$25,485	$167,796	$111,245
Asset Management Fees	—	—	—	—	—	9,098	—	—	—	—
Leasing Commissions	11,959	31,672	78,255	—	—	—	—	33,323	—	—

Totals	$11,959	$111,787	$158,211	$30,398	$—	$76,062	$—	$58,808	$167,796	$111,245

TABLE II — REVISED
COMPENSATION TO SPONSOR (Unaudited)
PRIVATE PROGRAMS
December 31, 2002

	NNN	NNN	NNN	NNN	NNN	NNN LV	NNN	NNN	NNN
	2001 Value	Camelot	Washington	Reno	One Gateway	1900 Aerojet	Timberhills	Addison	County Center
	Fund, LLC	Plaza, LLC	Square, LLC	Trademark, LLC	Plaza, LLC	Way, LLC	Shop Ctr, LLC	Com Ctr, LLC	Drive, LLC

Date Offering Commenced	12-Mar-01	30-Mar-01	1-May-01	30-May-01	8-Jun-01	26-Jul-01	31-Jul-01	16-Aug-01	18-Sep-01
Dollar Amount Raised	$10,992,321	$2,400,000	$3,000,000	$3,850,000	$4,197,500	$2,000,000	$3,695,375	$3,650,000	$3,125,000

Amounts Paid to Sponsor from Proceeds of Offering:
Selling Commissions to Selling Group Members	$879,386	$192,000	$240,000	$308,000	$335,800	$150,000	$295,630	$292,000	$250,000
Marketing Support & Due Diligence Reimbursement	274,808	60,000	75,000	96,250	62,963	40,000	92,384	91,250	78,125
Organization & Offering Expenses	384,731	120,000	120,000	154,000	167,900	60,000	147,815	146,000	125,000
Due Diligence Allowance	—	—	—	—	41,975	—	—	—	—
Loan Fees	—	—	48,900	15,000	—	—	—	77,500	—
Acquisition Fees	329,770	—	—	—	—	—	—	—	—

Totals	$1,868,695	$372,000	$483,900	$573,250	$608,638	$250,000	$535,829	$606,750	$453,125

Amounts paid to Sponsor by Seller at Acquisition
Real Estate Commissions — Acquisition	$435,000	$250,000	$187,975	$183,178	$307,848	$200,000	$212,210	$270,000	$177,500

Dollar Amount of Cash Generated from Operations
Before Deducting Payments to Sponsor	$490,978	$503,775	$335,890	$411,227	$1,422,515	$317,872	$568,895	$716,591	$363,823

Amounts Paid to Sponsor from Operations — Year 1998
Property Management Fees	$—	$—	$—	$—	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—	—	—

Totals	$—	$—	$—	$—	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 1999
Property Management Fees	$—	$—	$—	$—	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—	—	—

Totals	$—	$—	$—	$—	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 2000
Property Management Fees	$—	$—	$—	$—	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—	—	—

Totals	$—	$—	$—	$—	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 2001
Property Management Fees	$20,505	$20,443	$—	$6,919	$39,134	$7,443	$—	$2,479	$5,239
Asset Management Fees		—	—	—	—	—	—	—	—
Leasing Commissions		—	—	—	—	—	4,150	—	—

Totals	$20,505	$20,443	$—	$6,919	$39,134	$7,443	$4,150	$2,479	$5,239

Amounts Paid to Sponsor from Operations — Year 2002
Property Management Fees	$134,054	$58,222	$56,772	$(751)	$129,083	$27,211	$65,922	$93,330	$1,746
Asset Management Fees	—	—	—	—	—	—	—	—	—
Leasing Commissions	55,320	—	—	—	58,576	—	—	—	—

Totals	$189,374	$58,222	$56,772	$(751)	$187,659	$27,211	$65,922	$93,330	$1,746

TABLE II — REVISED
COMPENSATION TO SPONSOR (Unaudited)
PRIVATE PROGRAMS
December 31, 2002

	NNN	NNN	NNN	NNN	NNN	NNN	NNN	NNN
	City Center	Arapahoe	City Center	Titan Bldg. &	Pacific Corporate	North Reno	Brookhollow	1397 Galleria
	West ‘B’, LLC	II, LLC	West ‘A’, LLC	Plaza, LLC	Park 1, LLC	Plaza, LLC	LLC	Drive, LLC

Date Offering Commenced	31-Oct-01	11-Feb-02	12-Feb-02	18-Feb-02	11-Mar-02	31-Mar-02	12-Apr-02	24-May-02
Dollar Amount Raised	$8,200,000	$4,000,000	$1,237,803	$2,219,808	$5,800,000	$2,750,000	$6,550,000	$1,950,000

Amounts Paid to Sponsor from Proceeds of Offering:
Selling Commissions to Selling Group Members	$656,000	$320,000	$99,024	$177,585	$—	$220,000	$524,000	$156,000
Marketing Support & Due Diligence Reimbursement	205,000	100,000	30,945	55,495	58,000	68,750	163,750	48,750
Organization & Offering Expenses	328,000	160,000	49,512	66,594	58,000	110,000	262,000	78,000
Due Diligence Allowance	—	—	—	—	—	—	—	—
Loan Fees	—	7,500	—	—	—	—	26,750	—
Acquisition Fees	—	—	49,512	88,792	—	—	—	—

Totals	$1,189,000	$587,500	$228,994	$388,466	$116,000	$398,750	$976,500	$282,750

Amounts paid to Sponsor by Seller at Acquisition
Real Estate Commissions — Acquisition	$759,040	$238,000	$45,675	$128,750	$348,000	$250,000	$360,000	$150,000

Dollar Amount of Cash Generated from Operations
Before Deducting Payments to Sponsor	$919,022	$532,830	$100,163	$446,547	$455,246	$158,831	$678,028	$71,634

Amounts Paid to Sponsor from Operations — Year 1998
Property Management Fees	$—	$—	$—	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—	—

Totals	$—	$—	$—	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 1999
Property Management Fees	$—	$—	$—	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—	—

Totals	$—	$—	$—	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 2000
Property Management Fees	$—	$—	$—	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—	—

Totals	$—	$—	$—	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 2001
Property Management Fees	$—	$—	$—	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—	—

Totals	$—	$—	$—	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 2002
Property Management Fees	$—	$40,777	$11,984	$46,248	$64,706	$37,380	$71,181	$5,291
Asset Management Fees	—	—	—	—	—	—	—	—
Leasing Commissions	—	—	2,624	1,974	39,687	—	—	—

Totals	$—	$40,777	$14,609	$48,222	$104,393	$37,380	$71,181	$5,291

TABLE II — REVISED
COMPENSATION TO SPONSOR (Unaudited)
PRIVATE PROGRAMS
December 31, 2002

										Total	Program Totals
	NNN	NNN	NNN	NNN	NNN	NNN	NNN	NNN	Total All	Affiliated	Without Affiliated
	Bryant Ranch	4241 Bowling	Wolf Pen	Alamosa Plaza,	Saddleback,	Kahana	Springtown	Parkwood	Private	Program	Program
	LLC	Green, LLC	Plaza, LLC	LLC	LLC	Gateway, LLC	Mall, DST	Complex, LLC	Programs	Ownership	Ownership

Date Offering Commenced	10-Jun-02	14-Jun-02	1-Jul-02	18-Jul-02	30-Aug-02	9-Oct-02	10-Oct-02	28-Oct-02
Dollar Amount Raised	$5,000,000	$2,850,000	$5,500,000	$6,650,000	$3,865,800	$6,528,700	$1,753,125	$6,263,424	$203,527,536	$2,700,000	$200,827,536

Amounts Paid to Sponsor from Proceeds of Offering:
Selling Commissions to Selling Group Members	$400,000	$228,000	$440,000	$532,000	$309,264	$522,296	$140,250	$501,074	$16,339,684	$40,000	$16,299,684
Marketing Support & Due Diligence Reimbursement	125,000	71,250	137,500	166,250	96,645	163,218	43,828	156,586	3,544,230	34,500	3,509,730
Organization & Offering Expenses	200,000	114,000	220,000	266,000	154,632	261,148	70,125	250,537	7,384,593	42,000	7,342,593
Due Diligence Allowance	—	—	—	—	—	—	—	—	451,923	—	451,923
Loan Fees	—	—	110,385	121,862	—	—	42,521	—	872,955	—	872,955
Acquisition Fees	—	—	—	—	—	—	—	—	3,503,476	—	3,503,476

Totals	$725,000	$413,250	$907,885	$1,086,112	$560,541	$946,662	$296,724	$908,196	$32,096,861	$116,500	$31,980,361

Amounts paid to Sponsor by Seller at Acquisition Real Estate Commissions — Acquisition	$300,000	$251,380	$400,000	$498,400	$241,875	$500,000	$240,000	$548,000	$7,939,831	$160,400	$7,779,431

Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	$179,246	$83,014	$279,825	$108,839	$179,284	$(2,077)	$(3,766)	$8,229	$42,252,168	$230,891	$42,021,277

Amounts Paid to Sponsor from Operations — Year 1998
Property Management Fees	$—	$—	$—	$—	$—	$—	$—	$—	$48,556	$—	$48,556
Asset Management Fees	—	—	—	—	—	—	—	—	40,347	—	40,347
Leasing Commissions	—	—	—	—	—	—	—	—	6,453	—	6,453

Totals	$—	$—	$—	$—	$—	$—	$—	$—	$95,356	$—	$95,356

Amounts Paid to Sponsor from Operations — Year 1999
Property Management Fees	$—	$—	$—	$—	$—	$—	$—	$—	$577,102	$—	$577,102
Asset Management Fees	—	—	—	—	—	—	—	—	517,492	—	517,492
Leasing Commissions	—	—	—	—	—	—	—	—	330,434	—	330,434

Totals	$—	$—	$—	$—	$—	$—	$—	$—	$1,425,028	$—	$1,425,028

Amounts Paid to Sponsor from Operations — Year 2000
Property Management Fees	$—	$—	$—	$—	$—	$—	$—	$—	$913,773	$—	$913,773
Asset Management Fees	—	—	—	—	—	—	—	—	574,327	—	574,327
Leasing Commissions	—	—	—	—	—	—	—	—	626,001	—	626,001

Totals	$—	$—	$—	$—	$—	$—	$—	$—	$2,114,102	$—	$2,114,102

Amounts Paid to Sponsor from Operations — Year 2001
Property Management Fees	$—	$—	$—	$—	$—	$—	$—	$—	$1,577,410	$838	$1,576,572
Asset Management Fees	—	—	—	—	—	—	—	—	513,626	—	513,626
Leasing Commissions	—	—	—	—	—	—	—	—	1,066,477	—	1,066,477

Totals	$—	$—	$—	$—	$—	$—	$—	$—	$3,157,513	$838	$3,156,675

Amounts Paid to Sponsor from Operations — Year 2002
Property Management Fees	$10,807	$5,340	$31,718	$17,114	$15,428	$—	$—	$—	$2,780,045	$24,823	$2,755,222
Asset Management Fees	—	—	—	—	—	—	—	—	441,124	—	441,124
Leasing Commissions	5,371	—	—	—	1,227	—	—	—	832,042	15,054	816,988

Totals	$16,178	$5,340	$31,718	$17,114	$16,655	$—	$—	$—	$4,053,210	$39,877	$4,013,333

TABLE III-REVISED
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (Unaudited)
EXPLANATION OF DIFFERENCES — PUBLIC PROGRAMS
All Years
      These tables should be read together with the prior performance summary in Appendix A — Part 1.
      For all periods, changes in aggregate Net Income — GAAP Basis from the amounts presented in the historical tables are attributable to the reclassification of certain items of income and expense related to discontinued operations pursuant to the application of Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”), and have no effect on Net Income — GAAP Basis.
      The presentation of the cash flow information appearing in the revised tables has been reformatted (including the addition of several new line items and the inclusion of descriptive changes) to more closely follow the presentation in the audited Consolidated Statement of Cash Flows filed with the public programs’ Annual Reports on Form 10-K for the respective years. In addition, the application of SFAS 144 has resulted in the reclassification of certain cash flow items.

TABLE III — REVISED
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (Unaudited)
PUBLIC PROGRAMS
Year Ending December 31, 2000

	T REIT, INC.	Total

Gross Revenues	$204,000	$204,000
Profit on Sale of Properties	—	—
Interest, Dividends & Other Income	—	—
Gain on Sale of Marketable Securities	—	—
Equity in Earnings (Loss) of Unconsolidated Real Estate	—	—
Income (Loss) from Discontinued Operations	4,000	4,000
Less: Operating Expenses	33,000	33,000
General and Administrative Expenses	132,000	132,000
Interest Expense(1)	121,000	121,000
Depreciation & Amortization	23,000	23,000
Minority Interest	—	—
Income Taxes	—	—

Net Income — GAAP Basis	$(101,000)	$(101,000)

Taxable Income From:
Operations	$(77,000)	$(77,000)
Gain on Sale	—	—
Cash Generated From:
Operating Activities	279,000	279,000
Investing Activities	(5,225,000)	(5,225,000)
Financing Activities(2)	5,343,000	5,343,000

Cash Generated From Operations, Investing & Financing	397,000	397,000
Less: Cash Distributions From:
Operating Activities — to Investors	149,000	149,000
Operating Activities — to Minority Interest	—	—
Investing & Financing Activities	—	—
Other (return of capital)	—	—

Cash Generated (Deficiency) after Cash Distributions	248,000	248,000
Less: Special Items (not including Sales & Refinancing)	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$248,000	$248,000

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$(33.73)
— from recapture
Capital Gain (Loss)
Cash Distributions to Investors(3)
Sources (on GAAP basis)
— Operating Activities	65.27
— Investing & Financing Activities
— Other (Return of Capital)	—
Sources(on Cash basis)
— Sales
— Investing & Financing Activities	—
— Operations	$65.27
— Other (Return of Capital)

TABLE III — REVISED
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (Unaudited)
PUBLIC PROGRAMS
Year Ending December 31, 2001

	T REIT, INC.	Total

Gross Revenues	$197,000	$197,000
Profit on Sale of Properties	(178,000)	(178,000)
Interest, Dividends & Other Income	—	—
Gain on Sale of Marketable Securities		—
Equity in Earnings (Loss) of Unconsolidated Real Estate	62,000	62,000
Income (Loss) from Discontinued Operations	27,000	27,000
Less: Operating Expenses	—	—
General and Administrative Expenses	572,000	572,000
Interest Expense(1)	—	—
Depreciation & Amortization	—	—
Minority Interest	—	—
Income Taxes	—	—

Net Income — GAAP Basis	$(464,000)	$(464,000)

Taxable Income From:
Operations	$(413,000)	$(413,000)
Gain on Sale	(182,000)	(182,000)
Cash Generated From:
Operating Activities	(1,242,000)	(1,242,000)
Investing Activities	(7,492,000)	(7,492,000)
Financing Activities(2)	12,996,000	12,996,000

Cash Generated From Operations, Investing & Financing	4,262,000	4,262,000
Less: Cash Distributions From:
Operating Activities — to Investors	—	—
Operating Activities — to Minority Interest	—	—
Investing & Financing Activities	—	—
Other (return of capital)	863,000	863,000

Cash Generated (Deficiency) after Cash Distributions	3,399,000	3,399,000
Less: Special Items (not including Sales & Refinancing)	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$3,399,000	$3,399,000

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$(29.54)	—
— from recapture	—	—
Capital Gain (Loss)	(13.02)	—
Cash Distributions to Investors(3)
Sources (on GAAP basis)
— Operating Activities	—	—
— Investing & Financing Activities	—	—
— Other (Return of Capital)	61.73	—
Sources (on Cash basis)
— Sales	—	—
— Investing & Financing Activities	—	—
— Operations	—	—
— Other (Return of Capital)	$61.73	—

TABLE III — REVISED
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (Unaudited)
PUBLIC PROGRAMS
Year Ending December 31, 2002

			NNN 2002
			VALUE
	G REIT, INC.	T REIT, INC.	FUND, LLC	Total

Gross Revenues	$733,000	$304,000	$—	$1,037,000
Profit on Sale of Properties	—	213,000	—	213,000
Interest, Dividends & Other Income	18,000	283,000	2,000	303,000
Gain on Sale of Marketable Securities	—	—	—	—
Equity in Earnings (Loss) of Unconsolidated Real Estate	—	1,126,000	—	1,126,000
Income (Loss) from Discontinued Operations	—	1,042,000	(109,000)	933,000
Less: Operating Expenses	205,000	102,000	—	307,000
General and Administrative Expenses	170,000	539,000	25,000	734,000
Interest Expense(1)	248,000	13,000	40,000	301,000
Depreciation & Amortization	102,000	21,000	—	123,000
Minority Interest	—	—	—	—
Income Taxes	—	—	—	—

Net Income — GAAP Basis	$26,000	$2,293,000	$(172,000)	$2,147,000

Taxable Income From:
Operations	$(16,000)	$(683,000)	$132,000	$(567,000)
Gain on Sale	—	284,000	—	284,000
Cash Generated From:
Operating Activities	(609,000)	2,290,000	698,000	2,379,000
Investing Activities	(26,101,000)	(19,279,000)	(7,959,000)	(53,339,000)
Financing Activities(2)	35,259,000	22,334,000	11,619,000	69,212,000

Cash Generated From Operations, Investing & Financing	8,549,000	5,345,000	4,358,000	18,252,000
Less: Cash Distributions From:
Operating Activities — to Investors	—	2,290,000	35,000	2,325,000
Operating Activities — to Minority Interest	—	—	—	—
Investing & Financing Activities	—	—	—	—
Other (return of capital)	170,000	573,000	—	743,000

Cash Generated (Deficiency) after Cash Distributions	8,379,000	2,482,000	4,323,000	15,184,000
Less: Special Items (not including Sales & Refinancing)	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$8,379,000	$2,482,000	$4,323,000	$15,184,000

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$(3.95)	$(17.02)	$67.35
— from recapture	—	—	—
Capital Gain (Loss)	—	7.08	—
Cash Distributions to Investors(3)
Sources (on GAAP basis)
— Operating Activities	—	57.06	17.86
— Investing & Financing Activities	—	—	—
— Other (Return of Capital)	41.98	14.28	—
Sources (on Cash basis)
— Sales	—	—	—
— Investing & Financing Activities	—	—	—
— Operations	—	57.06	17.86
— Other (Return of Capital)	$41.98	$14.28	$—

TABLE III — REVISED
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (Unaudited)
EXPLANATION OF DIFFERENCES — PRIVATE PROGRAMS
For the Year Ending December 31, 1998
      These tables should be read together with the prior performance summary in Appendix A — Part 1.
      The historical tables suggested that all Table III results were presented in accordance with GAAP when, in reality, the private program results reported in Table III were reported on an income tax basis. As more fully explained in the prior performance summary in Appendix A — Part 1, the revised tables report only public programs in accordance with GAAP; private programs are reported on an income tax basis using either the accrual method or cash method of accounting.
      The revised tables for the year ending December 31, 1998 show an overall increase of approximately $360,000 of Cash Generated after Cash Distributions on an aggregate basis for all programs from the amount presented in the historical tables. This difference is due primarily to an increase of approximately $300,000 of Cash Generated from Operations on an aggregate basis. The presentation of cash flow information for WREIT, Inc. in the historical tables was presented on an accrual basis; appropriate adjustments have been made in the revised tables in order to present WREIT’s cash flow information on a cash basis to achieve greater conformity with the information presented for the other private programs. Additionally, the revised tables show approximately $60,000 less in aggregate distributions for the year than was presented in the historical tables. The amount of distributions presented in the revised tables for WREIT, Inc. is approximately $42,000 less than historically presented, as the amount presented in the historical tables was mistakenly taken from financial statements for WREIT, LP, the operating partnership in which WREIT, Inc. holds an ownership interest, rather than those of WREIT, Inc. Telluride Barstow, LLC’s revised distributions are approximately $18,000 less than historically presented, as the revised presentation has been corrected to show only the portion of the distributions that were allocable to that program’s ownership interest in the property. In the aggregate, other line item differences relate to reallocation of income and expenses.
      The increase in aggregate Taxable Income of $38,000 from the amount presented in the historical tables is due primarily to the change in methodology and presentation of the non-cash line item Deprecation and Amortization described earlier.

TABLE III — REVISED
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (Unaudited)
PRIVATE PROGRAMS
Year Ending December 31, 1998

			Truckee
	Telluride		River Office	Total All
	Barstow, LLC	WREIT, Inc.	Tower, LLC	Programs

Gross Revenues	$471,485	$542,089	$195,398	$1,208,972
Profit on Sale of Properties	—	—	—	—
Less: Operating Expenses	182,329	265,030	32,112	479,471
General and Administrative Expense	13,078	—	—	13,078
Interest Expense	109,311	127,260	85,250	321,821
Depreciation & Amortization	62,341	101,826	31,308	195,475

Net Income — Tax Basis	$104,426	$47,973	$46,728	$199,127

Taxable Income From:
Operations	$104,426	$47,973	$46,728	$199,127
Gain on Sale	—	—	—	—
Cash Generated From:
Operations	166,767	370,800	78,036	615,603
Sales	—	—	—	—
Refinancing	—	—	—	—

Cash Generated From Operations, Sales & Refinancing Before Additional Cash Adjustments	166,767	370,800	78,036	615,603
Additional Cash Adjustments
Less: Monthly Mortgage Principal Repayments	11,520			11,520

Cash Generated From Operations, Sales & Refinancing	155,247	370,800	78,036	604,083
Less: Cash Distributions to Investors From:
Operating Cash Flow	59,194	48,186	—	107,380
Sales & Refinancing	—	—	—	—
Other (return of capital)	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	96,053	322,614	78,036	496,703
Less: Special Items (not including Sales & Refinancing)	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$96,053	$322,614	$78,036	$496,703

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$64.48	$14.09	$8.46
— from recapture	—	—	—
Capital Gain (Loss)	—	—	—
Cash Distributions to Investors
Sources (on Tax basis)	—	—	—
— Investment Income	—	—	—
— Return of Capital	—	—	—
Sources (on Cash basis)
— Sales	—	—	—
— Refinancing	—	—	—
— Operations	$36.55	$14.15	$—

TABLE III — REVISED
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (Unaudited)
EXPLANATION OF DIFFERENCES — PRIVATE PROGRAMS
For the Year Ending December 31, 1999
      These tables should be read together with the Prior Performance Summary in Appendix A.
      The historical tables suggested that all Table III results were presented in accordance with GAAP when, in reality, the private program results reported in Table III were reported on an income tax basis. As more fully explained in the prior performance summary in Appendix A — Part 1, the revised tables report only public programs in accordance with GAAP; private programs are reported on an income tax basis using either the accrual method or cash method of accounting.
      The revised tables for the year ending December 31, 1999 show an overall decrease of approximately $2,400,000 of Cash Generated after Cash Distributions on an aggregate basis from the amount presented in the historical tables. This is due primarily to three factors. First, the Gross Revenues reported for NNN Redevelopment Fund VIII, LLC in this period were overstated in the historical tables by $2,050,000 due to a clerical error (the amount should have been recorded in the next year). Second, net proceeds generated from the refinance of a property in WREIT were overstated in the historical tables by approximately $300,000; the historical tables included lender held reserves as cash available for distribution. The revised tables reflect a more conservative approach; while such funds were generated by the refinance, they are held by the lender and cannot be used for distributions. The third factor is the inclusion in the revised tables of a new line item, Monthly Mortgage Principal Repayments, which reduces Cash Generated after Cash Distributions by approximately $50,000. In the aggregate, other line item differences relate primarily to reallocations of income and expense as well as non-cash adjustments for Depreciation and Amortization as earlier described.
      The decrease in aggregate Taxable Income of $2,540,000 from the amount presented in the historical tables is due primarily to (1) the error in reporting Gross Income of $2,050,000 described above, (2) the change in methodology and presentation of Depreciation and Amortization ($200,000) and (3) an increase of approximately $290,000 in program expenses in the revised tables due to the inclusion of LLC-level direct expenses in addition to property-level expenses.

TABLE III — REVISED
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (Unaudited)
PRIVATE PROGRAMS
Year Ending December 31, 1999

			Truckee	Yerington			NNN	NNN	NNN
	Telluride		River Office	Shopping	NNN	Town &	‘A’ Credit	Redevelopment	Exchange	Total All
	Barstow, LLC	WREIT, Inc.	Tower, LLC	Center, LLC	Fund VIII, LLC	Country, LLC	TIC, LLC	Fund VIII, LLC	Fund III, LLC	Programs

Gross Revenues	$627,467	$4,210,027	$2,610,151	$393,659	$1,888,351	$1,728,733	$133,710	$98,068	$121,755	$11,811,921
Profit on Sale of Properties	—	—	—	—	—	—	—	—	—	—
Less: Operating Expenses	265,848	1,726,702	903,139	82,688	799,152	334,549	47,456	31,230	37,398	4,228,162
General and Administrative Expenses	37,319	—	92,346	8,972	189,698	83,219	12,535	15,197	11,003	450,289
Interest Expense	212,959	2,088,597	924,827	188,529	541,343	959,596	34,049	21,962	48,819	5,020,681
Depreciation & Amortization	98,915	687,904	460,925	82,181	204,360	328,949	38,025	24,456	65,552	1,991,267

Net Income — Tax Basis	$12,426	$(293,176)	$228,914	$31,289	$153,798	$22,420	$1,645	$5,223	$(41,017)	$121,522

Taxable Income From:
Operations	$12,426	$(293,176)	$228,914	$31,289	$153,798	$22,420	$1,645	$5,223	$(41,017)	$121,522
Gain on Sale	—	—	—	—	—	—	—	—	—	—
Cash Generated From:
Operations	111,341	721,821	689,839	113,470	358,158	351,369	39,670	29,680	24,535	2,439,883
Sales	—	—	—	—	—	—	—	—	—	—
Refinancing	—	225,793	—	—	—	—	—	—	—	225,793

Cash Generated From Operations, Sales & Refinancing Before Additional Cash Adjustments	111,341	947,614	689,839	113,470	358,158	351,369	39,670	29,680	24,535	2,665,676
Additional Cash Adjustments
Less: Monthly Mortgage Principal Repayments	24,991	(14,010)		19,077	26,598					56,656

Cash Generated From Operations, Sales & Refinancing	86,350	961,624	689,839	94,393	331,560	351,369	39,670	29,680	24,535	2,609,020
Less: Cash Distributions to Investors From:
Operating Cash Flow	160,354	599,564	476,900	94,393	213,791	219,260	10,494	12,139	—	1,786,895
Sales & Refinancing	—	—	—	—	—	—	—	—	—	—
Other (return of capital)	—	—	—	15,840	—	—	—	—	—	15,840

Cash Generated (Deficiency) after Cash Distributions	(74,004)	362,060	212,939	(15,840)	117,769	132,109	29,176	17,541	24,535	806,285
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(74,004)	$362,060	$212,939	$(15,840)	$117,769	$132,109	$29,176	$17,541	$24,535	$806,285

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$7.67	$(35.66)	$41.25	$19.25	$20.21	$3.17	$1.54	$1.57	$(9.85)
— from recapture	—	—	—	—	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—	—	—	—	—
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	—	—	—	—	—	—	—	—	—
— Return of Capital	—	—	—	9.75	—	—	—	—	—
Sources (on Cash basis)
— Sales	—	—	—	—	—	—	—	—	—
— Refinancing	—	—	—	—	—	—	—	—	—
— Operations	$99.01	$72.93	$85.93	$58.09	$28.09	$31.00	$9.85	$3.65	$—

TABLE III — REVISED
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (Unaudited)
EXPLANATION OF DIFFERENCES — PRIVATE PROGRAMS
For the Year Ending December 31, 2000
      These tables should be read together with the prior performance summary in Appendix A — Part 1.
      The historical tables suggested that all Table III results were presented in accordance with GAAP when, in reality, the private program results reported in Table III were reported on an income tax basis. As more fully explained in the prior performance summary in Appendix A — Part 1, the revised tables report only public programs in accordance with GAAP; private programs are reported on an income tax basis using either the accrual method or cash method of accounting.
      The revised tables for the year ending December 31, 2000 show an overall increase of approximately $2,485,000 of Cash Generated after Cash Distributions on an aggregate basis from the amount presented in the historical tables. This is due primarily to the following factors. The amount of Cash Generated from Sale reported in the revised tables is $4,137,000 greater than historically reported due to (a) the inclusion in the revised results of a sale of a parcel of the White Lakes property (an investment of NNN Redevelopment Fund VIII, LLC) yielding proceeds of approximately $400,000, which was not previously reported, and (b) the correction in the revised tables of the amount of proceeds from the sale of two properties in WREIT (incorrectly set forth in the historical tables as the same amount as the Profit on Sale of Property), resulting in additional Cash Generated From Sales of approximately $3,730,000. The other three factors unfavorably impact Cash Generated after Cash Distributions and are offset against the $4,137,000 favorable variance to arrive at the overall increase of $2,510,000. The first unfavorable factor is a decrease in the revised aggregate Cash Generated from Operations of $1,080,000. Contributing to this decrease are accrual adjustments to cash flow for WREIT (the only private entity reporting on an accrual basis) in the amount of $923,000, as well as $127,000 of previously unreported LLC-level expenses for several programs. Second is the inclusion in the revised tables of a new line item, Monthly Mortgage Principal Repayments, which reduces Cash Generated after Cash Distributions from the amount historically reported by approximately $500,000. The third item is the inclusion in the revised tables of approximately $100,000 in LLC-level distributions that were omitted from the historical results. In the aggregate, other line item differences relate primarily to reallocations of income and expense as well as non-cash adjustments for Depreciation and Amortization as earlier described.
      The decrease in aggregate Taxable Income of $980,000 from the amount presented in the historical tables is due primarily to the earlier described change in methodology and presentation of Depreciation and Amortization in the amount of $702,000 and the inclusion in the revised tables of approximately $224,000 of previously omitted LLC- and program-level expenses.

TABLE III — REVISED
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (Unaudited)
PRIVATE PROGRAMS
Year Ending December 31, 2000

			Truckee	Yerington		NNN	NNN	NNN	NNN
	Telluride		River Office	Shopping	NNN	Town &	‘A’ Credit	Redevelopment	Exchange
	Barstow, LLC	WREIT, Inc.	Tower, LLC	Center, LLC	Fund VIII, LLC	Country, LLC	TIC, LLC	Fund VIII, LLC	Fund III, LLC

Gross Revenues	$698,946	$5,248,209	$2,464,508	$552,572	$3,681,583	$3,566,136	$926,470	$3,365,397	$2,467,307
Profit on Sale of Properties	—	2,726,179	—	—	—	—	—	8,344	—
Less: Operating Expenses	283,333	2,744,785	773,183	113,261	2,103,179	1,037,999	248,761	1,177,652	961,876
General and Administrative Expenses	10,376	—	22,563	15,174	126,886	138,778	19,068	256,364	45,637
Interest Expense	211,714	2,445,150	1,223,147	255,493	1,444,626	2,521,820	445,545	1,335,966	959,575
Depreciation & Amortization	100,180	958,020	526,738	102,839	469,270	731,603	175,975	474,725	339,939

Net Income — Tax Basis	$93,343	$1,826,433	$(81,123)	$65,805	$(462,378)	$(864,064)	$37,121	$129,034	$160,280

Taxable Income From:
Operations	$93,343	$(899,746)	$(81,123)	$65,805	$(462,378)	$(864,064)	$37,121	$120,690	$160,280
Gain on Sale	—	2,726,179	—	—	—	—	—	8,344	—
Cash Generated From:
Operations	193,523	(154,749)	445,615	168,644	6,892	(132,461)	213,096	611,547	500,219
Sales	—	5,867,267	—	—	—	—	—	398,591	—
Refinancing	—	—	—	—	—	—	—	—	—

Cash Generated From Operations, Sales & Refinancing Before Additional Cash Adjustments	193,523	5,712,518	445,615	168,644	6,892	(132,461)	213,096	1,010,138	500,219
Additional Cash Adjustments Less: Monthly Mortgage Principal Repayments	26,312	223,887	19,203	30,528	63,482		40,247		66,807

Cash Generated From Operations, Sales & Refinancing	167,211	5,488,631	426,412	138,116	(56,590)	(132,461)	172,849	1,010,138	433,412
Less: Cash Distributions to Investors From:
Operating Cash Flow	178,960		515,523	138,116	158,167		135,334	548,079	457,947
Sales & Refinancing		5,832,350
Other (return of capital)		—		26,131	475,409	512,827			31,072

Cash Generated (Deficiency) after Cash Distributions	(11,749)	(343,719)	(89,111)	(26,131)	(690,166)	(645,288)	37,515	462,059	(55,607)
Special Items (not including Sales & Less: Refinancing)	—	—	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(11,749)	$(343,719)	$(89,111)	$(26,131)	$(690,166)	$(645,288)	$37,515	$462,059	$(55,607)

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$57.64	$(64.03)	$(14.62)	$40.50	$(57.80)	$(120.01)	$14.97	$16.36	$25.44
— from recapture	—	4.81	—	—	—	—	—	—	—
Capital Gain (Loss)	—	189.21	—	—	—	—	—	1.13	—
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	—	—	—	—	—	—	—	—	—
— Return of Capital	—	—	—	16.08	59.43	71.23	—	—	4.93
Sources (on Cash basis)
— Sales	—	415.08	—	—	—	—	—	—	—
— Refinancing	—	—	—	—	—	—	—	—	—
— Operations	$110.50	$—	$92.89	$84.99	$19.77	$—	$54.57	$74.28	$72.69

TABLE III — REVISED
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (Unaudited)
PRIVATE PROGRAMS
Year Ending December 31, 2000

	NNN	NNN		NNN	NNN	NNN	NNN
	Tech	Westway Shopping	Kiwi Assoc,	2000 Value	2004 Notes	Rocky Mount.	2005 Notes	Market	Total All
	Fund III, LLC	Center, LLC	LLC	Fund, LLC	Program, LLC	Exchange, LLC	Program, LLC	Centre, LLC	Programs

Gross Revenues	$1,115,248	$565,153	$475,968	$8,459	$1,515 (1)	$109,173	$1,406 (1)	$144,765	$25,392,815
Profit on Sale of Properties	—	—	—	—	—	—	—	—	2,734,523
Less: Operating Expenses	400,716	167,681	141,865	4,168	—	7,736	—	148,928	10,315,123
General and Administrative Expenses	11,092	3,389	46,632	—	—	7,041	—	—	703,000
Interest Expense	383,370	215,164	219,788	53,583	27,031 (2)	13,431	2,681 (2)	18,810	11,776,894
Depreciation & Amortization	186,104	75,713	124,410	12,138	—	14,011	—	16,802	4,308,467

Net Income — Tax Basis	$133,966	$103,206	$(56,727)	$(61,430)	$(25,516)	$66,954	$—	$(39,775)	$1,023,854

Taxable Income From:
Operations	$133,966	$103,206	$(56,727)	$(61,430)	$(25,516)	$66,954	$(1,275)	$(39,775)	$(1,710,669)
Gain on Sale	—	—	—	—	—	—	—	—	2,734,523
Cash Generated From:
Operations	320,070	178,919	67,683	(49,292)	(25,516)	80,965	(1,275)	(22,973)	2,400,907
Sales	—	—	—	—	—	—	—	—	6,265,858
Refinancing		—	—		—	—	—	—	—

Cash Generated From Operations, Sales & Refinancing Before Additional Cash Adjustments	320,070	178,919	67,683	(49,292)	(25,516)	80,965	(1,275)	(22,973)	8,666,765
Additional Cash Adjustments
Less: Monthly Mortgage Principal Repayments		13,256	12,447					10,625	506,794

Cash Generated From Operations, Sales & Refinancing	320,070	165,663	55,236	(49,292)	(25,516)	80,965	(1,275)	(33,598)	8,159,971
Less: Cash Distributions to Investors From:
Operating Cash Flow	157,118	92,210	55,236		—	17,266	—		2,453,956
Sales & Refinancing									5,832,350
Other (return of capital)			35,681	7,907				13,467	1,102,494

Cash Generated (Deficiency) after Cash Distributions	162,952	73,453	(35,681)	(57,199)	(25,516)	63,699	(1,275)	(47,065)	(1,228,829)
Less: Special Items (not including Sales & Refinancing)	—	—	—	—		—		—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$162,952	$73,453	$(35,681)	$(57,199)	$(25,516)	$63,699	$(1,275)	$(47,065)	$(1,228,829)

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$36.22	$31.97	$(22.86)	$(37.59)	$11.00	$28.02	$10.00	$(29.91)
— from recapture	—	—	—	—		—		—
Capital Gain (Loss)	—	—	—	—		—		—
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	—	—	—	—	11.00	—	10.00	—
— Return of Capital	—	—	14.38	—		—		10.13
Sources (on Cash basis)
— Sales	—	—	—	—		—		—
— Refinancing	—	—	—	—		—		—
— Operations	$42.48	$28.56	$22.26	$4.84		$7.23		$—

(1)	Gross Revenue represents interest income from loans made to other affiliated programs of Triple Net Properties.

(2)	Cash distributions to the note unit holders are included in the Interest Expense category above. For the year ending 2000, the note unit holders of NNN 2004 Notes Program, LLC and NNN 2005 Notes Program, LLC, received distributions of $27,031 and $2,681, respectively.

TABLE III — REVISED
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (Unaudited)
EXPLANATION OF DIFFERENCES — PRIVATE PROGRAMS
For the Year Ending December 31, 2001
      These tables should be read together with the prior performance summary in Appendix A — Part 1.
      The historical tables suggested that all Table III results were presented in accordance with GAAP when, in reality, the private program results reported in Table III were reported on an income tax basis. As more fully explained in the prior performance summary in Appendix A — Part 1, the revised tables report only public programs in accordance with GAAP; private programs are reported on an income tax basis using either the accrual method or cash method of accounting.
      The revised tables for the year ending December 31, 2001 show an overall increase of approximately $637,000 of Cash Generated after Cash Distributions on an aggregate basis from the amount presented in the historical tables. This is due primarily to the correction of results of the 2004 and 2005 Notes Programs.
      The decrease in aggregate Taxable Income of $1,768,000 from the amount presented in the historical tables is due primarily to the following four factors. First, the change in methodology and presentation of Depreciation and Amortization results in the revised amount being $667,000 more than the amount historically reported. Second, the revised tables include a $367,000 Loss on Sale of property from the sale of a portion of the NNN Tech Fund III property that was not reflected in the historical tables. Third, a total of $606,000 in various LLC-and program-level direct expenses and asset management fees that were not reflected in the historical tables have been included in the revised tables. Finally, for three programs (Telluride Barstow, LLC, NNN 2000 Value Fund, LLC and NNN Reno Trademark, LLC) the historically reported results included 100% of property-level results, when in fact these programs owned only a portion of the properties. This difference of $210,000 resulting from these programs netted against other changes in income and expenses resulted in an overstatement of taxable income of $128,000 which has been corrected in the revised tables.

TABLE III — REVISED
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (Unaudited)
PRIVATE PROGRAMS
Year Ending December 31, 2001

			Truckee	Yerington		NNN	NNN ‘A’	NNN
	Telluride		River Office	Shopping	NNN	Town &	Credit	Redevelopment
	Barstow, LLC	WREIT, Inc.	Tower, LLC	Center, LLC	Fund VIII, LLC	Country, LLC	TIC, LLC	Fund VIII, LLC

Gross Revenues	$763,472	$4,323,400	$3,526,999	$562,750	$4,126,540	$3,999,852	$1,050,115	$3,754,212
Profit on Sale of Properties	—	—	—	—	—	—	—	—
Less: Operating Expenses	303,125	1,365,101	1,071,531	108,494	2,003,825	879,624	345,954	1,875,066
General and Administrative Expenses	34,320	63,817	206,058	7,836	92,826	122,796	15,733	191,498
Interest Expense	209,032	1,718,773	1,005,675	252,720	1,497,376	2,106,163	438,999	1,652,113
Depreciation & Amortization	101,064	664,515	573,121	102,839	541,583	780,674	186,810	673,544

Net Income — Tax Basis	$115,931	$511,194	$670,614	$90,861	$(9,070)	$110,595	$62,619	$(638,009)

Taxable Income From:
Operations	$115,931	$511,194	$670,614	$90,861	$(9,070)	$110,595	$62,619	$(638,009)
Gain on Sale	—	—	—	—	—	—	—	—
Cash Generated From:
Operations	216,995	1,379,820	1,243,735	193,700	532,513	891,269	249,429	226,064
Sales	—	—	—	—	—	—	—	—
Refinancing	—	—	—	—	—	—	—	462,481

Cash Generated From Operations, Sales & Refinancing Before Additional Cash Adjustments	216,995	1,379,820	1,243,735	193,700	532,513	891,269	249,429	688,545
Additional Cash Adjustments
Less: Monthly Mortgage Principal Repayments	28,961	177,585	241,991	32,986	95,999	163,700	45,039	—

Cash Generated From Operations, Sales & Refinancing	188,034	1,202,235	1,001,744	160,714	436,514	727,569	204,390	688,545
Less: Cash Distributions to Investors From:
Operating Cash Flow	112,694	905,901	457,039	138,978	377,325	330,000	160,245	146,268
Sales & Refinancing	—	—	—	—	—	—	—	462,481
Other (return of capital)	—	—	—	—	202,014	—	—	—

Cash Generated (Deficiency) after Cash Distributions	75,340	296,334	544,705	21,736	(142,825)	397,569	44,145	79,796
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$75,340	$296,334	$544,705	$21,736	$(142,825)	$397,569	$44,145	$79,796

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$71.58	$36.38	$120.83	$55.91	$(1.13)	$15.36	$25.05	$(86.47)
— from recapture	—	—	—	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—	—	—	—
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	—	—	—	—	—	—	—	—
— Return of Capital	—	—	—	—	25.25	—	—	—
Sources (on Cash basis)
— Sales	—	—	—	—	—	—	—	—
— Refinancing	—	—	—	—	—	—	—	62.68
— Operations	$69.58	$64.47	$82.35	$85.53	$47.17	$45.83	$64.10	$19.82

TABLE III — REVISED
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (Unaudited)
PRIVATE PROGRAMS
Year Ending December 31, 2001

	NNN	NNN	NNN		NNN	NNN	NNN	NNN			NNN
	Exchange	Tech	Westway Shopping	Kiwi	2000 Value	2004 Notes	Rocky Mount.	2005 Notes		Market	Sacramento
	Fund III, LLC	Fund III, LLC	Center, LLC	Assoc, LLC	Fund, LLC	Program, LLC	Exchange, LLC	Program, LLC		Centre, LLC	Corp Ctr, LLC

Gross Revenues	$2,521,772	$2,170,167	$1,595,133	$1,202,567	$2,464,892	$188,294 (1)	$1,277,766	$357,300	(1)	$875,500	$3,421,427
Profit on Sale of Properties	—	(426,551)	—	—	59,448	—	—	—		—	—
Less: Operating Expenses	968,283	831,851	569,799	401,786	969,456	—	552,548	—		699,653	1,132,016
General and Administrative Expenses	62,985	60,581	159,528	146,961	—	21,529	32,436	6,087		6,315	27,588
Interest Expense	1,039,123	831,655	625,527	868,303	886,963	341,092 (2)	375,515	216,182	(2)	365,559	1,377,834
Depreciation & Amortization	348,570	290,748	203,726	265,354	373,023	—	168,162	—		125,258	565,746

Net Income — Tax Basis	$102,811	$(271,219)	$36,553	$(479,837)	$294,898	$(174,327)	$149,105	$135,031		$(321,285)	$318,243

Taxable Income From:
Operations	$102,811	$155,332	$36,553	$(479,837)	$235,450	$(174,327)	$149,105	$135,031		$(321,285)	$318,243
Gain on Sale	—	(426,551)	—	—	59,448	—	—	—		—	—
Cash Generated From:
Operations	451,381	446,080	240,279	182,129	620,071	(173,206)	317,267	157,694		(75,509)	883,989
Sales	—	—	—	—	393,112	—	—	—		—	—
Refinancing	—	481,432	—	25,820	—	—	—	—		—	—

Cash Generated From Operations, Sales & Refinancing Before Additional Cash Adjustments	451,381	927,512	240,279	207,949	1,013,183	(173,206)	317,267	157,694		(75,509)	883,989
Additional Cash Adjustments
Less: Monthly Mortgage Principal Repayments	80,567	—	44,051	48,652	90,997		—			1,731	98,044

Cash Generated From Operations, Sales & Refinancing	370,814	927,512	196,228	159,297	922,186	(173,206)	317,267	157,694		(77,240)	785,945
Less: Cash Distributions to Investors From:
Operating Cash Flow	351,750	273,091	239,979	159,297	369,346	—	197,105	—		—	682,581
Sales & Refinancing	—	—	—	—	—		—			—	—
Other (return of capital)	—	—	—	35,589	—		—			97,533	—

Cash Generated (Deficiency) after Cash Distributions	19,064	654,421	(43,751)	(35,589)	552,840	(173,206)	120,162	157,694		(174,773)	103,364
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—		—			—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$19,064	$654,421	$(43,751)	$(35,589)	$552,840	$(173,206)	$120,162	$157,694		$(174,773)	$103,364

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$16.32	$42.00	$11.15	$(178.95)	$48.89	$11.00	$55.84	$10.00		$(241.57)	$26.52
— from recapture	—	—	—	—	12.34		—			—	—
Capital Gain (Loss)	—	(115.32)	—	—	—		—			—	—
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	—	—	—	—	—	11.00	—	10.00		—	—
— Return of Capital	—	—	—	13.27	—		—			73.33	—
Sources (on Cash basis)
— Sales	—	—	—	—	—		—			—	—
— Refinancing	—	—	—	—	—		—			—	—
— Operations	$55.83	$73.83	$73.20	$59.41	$76.69		$73.82			$—	$56.88

(1)	Gross Revenue represents interest income from loans made to other affiliated programs of Triple Net Properties.

(2)	Cash distributions to the note unit holders are included in the Interest Expense category above. For the year ending 2001, the note unit holders of NNN 2004 Notes Program, LLC and NNN 2005 Notes Program, LLC, received distributions of $340,337 and $194,926, respectively.

TABLE III — REVISED
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (Unaudited)
PRIVATE PROGRAMS
Year Ending December 31, 2001

	NNN Dry	NNN 2001	NNN	NNN		NNN One	NNN LV	NNN
	Creek Centre,	Value	Camelot	Washington	NNN Reno	Gateway	1900 Aerojet	Timberhills
	LLC	Fund, LLC	Plaza, LLC	Square, LLC	Trademark, LLC	Plaza, LLC	Way, LLC	Shop Ctr, LLC

Gross Revenues	$1,172,862	$131,060	$328,301	$127,273	$159,225	$871,842	$166,726	$85,108
Profit on Sale of Properties	—	—	—	—	—	—	—	—
Less: Operating Expenses	452,648	62,336	178,859	20,914	21,130	263,437	19,444	8,728
General and Administrative Expenses	18,560	—	10,346	142	1,413	17,377	3,583	(65)
Interest Expense	527,072	68,223	94,541	57,050	22,153	238,740	68,697	13,135
Depreciation & Amortization	265,850	35,452	74,891	33,328	31,193	132,240	40,324	32,978

Net Income — Tax Basis	$(91,268)	$(34,951)	$(30,336)	$15,839	$83,336	$220,048	$34,678	$30,332

Taxable Income From:
Operations	$(91,268)	$(34,951)	$(30,336)	$15,839	$83,336	$220,048	$34,678	$30,332
Gain on Sale	—	—	—	—	—	—	—	—
Cash Generated From:
Operations	174,582	501	44,555	49,167	114,529	352,288	75,002	63,310
Sales	—	—	—	—	—	—	—	—
Refinancing	—	—	—	—	—	—	—	—

Cash Generated From Operations, Sales & Refinancing Before Additional Cash Adjustments	174,582	501	44,555	49,167	114,529	352,288	75,002	63,310
Additional Cash Adjustments
Less: Monthly Mortgage Principal Repayments	58,511	—	61,107	3,629	—	24,757	7,501	—

Cash Generated From Operations, Sales & Refinancing	116,071	501	(16,552)	45,538	114,529	327,531	67,501	63,310
Less: Cash Distributions to Investors From:
Operating Cash Flow	234,792	501	—	17,718	69,399	106,447	40,000	—
Sales & Refinancing	—	—	—	—	—	—	—	—
Other (return of capital)	—	17,848	65,312	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	(118,721)	(17,848)	(81,864)	27,820	45,130	221,084	27,501	63,310
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(118,721)	$(17,848)	$(81,864)	$27,820	$45,130	$221,084	$27,501	$63,310

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$(26.08)	$(13.66)	$(12.64)	$5.28	$21.65	$52.42	$17.34	$8.21
— from recapture	—	—	—	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—	—	—	—
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	—	—	—	—	—	—	—	—
— Return of Capital	—	6.98	27.21	—	—	—	—	—
Sources (on Cash basis)
— Sales	—	—	—	—	—	—	—	—
— Refinancing	—	—	—	—	—	—	—	—
— Operations	$67.08	$0.20	$—	$5.91	$18.03	$25.36	$20.00	$—

TABLE III — REVISED
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (Unaudited)
PRIVATE PROGRAMS
Year Ending December 31, 2001

					Total
				Total	Without
		NNN County		Affiliated	Affiliated
	NNN Addison	Center Drive,	Total All	Program	Program
	Com Ctr , LLC	LLC	Programs	Ownership	Ownership

Gross Revenues	$173,552	$138,063	$41,536,170	$22,090	$41,514,080
Profit on Sale of Properties	—	—	(367,103)	—	(367,103)
Less: Operating Expenses	33,949	26,648	15,166,205	4,264	15,161,941
General and Administrative Expenses	667	—	1,310,917	—	1,310,917
Interest Expense	46,823	47,051	16,992,089	7,528	984,561
Depreciation & Amortization	95,044	40,966	6,747,003	6,555	6,740,448

Net Income — Tax Basis	$(2,931)	$23,398	$952,853	$3,743	$949,110

Taxable Income From:
Operations	$(2,931)	$23,398	$1,319,956	$3,743	$1,316,213
Gain on Sale	—	—	(367,103)	—	(367,103)
Cash Generated From:
Operations	92,113	64,364	9,014,111	10,298	9,003,813
Sales	—	—	393,112	—	393,112
Refinancing	—	—	969,733	—	969,733

Cash Generated From Operations, Sales & Refinancing
Before Additional Cash Adjustments	92,113	64,364	10,376,956	10,298	10,366,658
Additional Cash Adjustments
Less: Monthly Mortgage Principal Repayments	6,046	10,680	1,322,534	1,709	1,320,825

Cash Generated From Operations, Sales & Refinancing	86,067	53,684	9,054,422	8,589	9,045,833
Less: Cash Distributions to Investors From:
Operating Cash Flow	18,385	4,010	5,392,851	—	5,392,851
Sales & Refinancing	—	—	462,481	—	462,481
Other (return of capital)	—	—	418,296	—	418,296

Cash Generated (Deficiency) after Cash Distributions	67,682	49,674	2,780,794	8,589	2,772,205
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$67,682	$49,674	$2,780,794	$8,589	$2,772,205

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$(0.88)	$14.94
— from recapture	—	—
Capital Gain (Loss)	—	—
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	—	—
— Return of Capital	—	—
Sources (on Cash basis)
— Sales	—	—
— Refinancing	—	—
— Operations	$5.49	$2.56

TABLE III — REVISED
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (Unaudited)
EXPLANATION OF DIFFERENCES — PRIVATE PROGRAMS
For the Year Ending December 31, 2002
      These tables should be read together with the prior performance summary in Appendix A — Part I.
      The historical tables suggested that all Table III results were presented in accordance with GAAP when, in reality, the private program results reported in Table III were reported on an income tax basis. As more fully explained in the prior performance summary in Appendix A — Part I, the revised tables report only public programs in accordance with GAAP; private programs are reported on an income tax basis using either the accrual method or cash method of accounting.
      The revised tables for the year ending December 31, 2002 show an overall decrease of approximately $1,406,000 of Cash Generated after Cash Distributions on an aggregate basis from the amount presented in the historical tables. This is due primarily to the following factors. First is the inclusion in the revised tables of a new line item, Monthly Mortgage Principal Repayments, which reduces Cash Generated after Cash Distributions by approximately $2,330,000. The second factor is a $4,070,000 difference in Cash Generated from Refinancing primarily due to an overstatement of refinance proceeds from the Town and Country Shopping Center property because certain refinancing expenses, the repayment of affiliate advances and a deferred fee paid to the Advisor were not deducted from the proceeds indicated in the historical tables. Third, the amount of Cash Generated from Operations reported in the revised tables reflects a reduction of $1,975,000 from the historical amount due to additional Owner Expenses and direct LLC expenses for all programs that were not reflected in the historical tables. Finally, four programs (Telluride Barstow, LLC, NNN 2000 Value Fund, LLC, NNN City Center West A, and NNN Reno Trademark, LLC) stated 100% of property-level income and expenses in the historical tables when in fact these programs owned only a portion of the properties. Appropriate adjustments have been incorporated into the revised tables. Offsetting these four unfavorable factors were two favorable items. First, total distributions reported in the revised tables are $3,079,000 less than the amount historically reported, as the revised amount corrects a historical overstatement of WREIT’s distributions of approximately $600,000, corrects notes programs distributions by $796,000, and adjusts the amount of distributions for the four programs discussed above to reflect only the portion of the properties actually owned by the programs. Second, the revised tables reflect an increase of $3,890,000 in Cash Generated from Sales primarily due to property sales by WREIT not included in the historical tables. In the aggregate, other line item differences relate primarily to reallocations of income and expense as well as adjustments for Depreciation and Amortization.
      The decrease in aggregate Taxable Income of $7,004,000 from the amount presented in the historical tables is due to several factors, including (1) the change in methodology and presentation of the non-cash item Depreciation and Amortization in the amount of $760,000, (2) previously unreported owners expenses of $2,370,000, including non-cash expenses for write off of loan fees, (3) a $2,130,000 aggregate reduction of Profit on Sale of Properties due primarily to over-reported profit in the historical tables on the sale of five buildings at the Bowling Green Business Park owned by NNN 2000 Value Fund, LLC and (4) aggregate net reductions in Gross Revenue, Operating Expenses and Interest Expense of $1,744,000 due primarily to the four programs described in the previous paragraph historically reporting 100% of the properties’ revenue and expense rather than only the portion attributable to the programs’ respective ownership interests in their properties.

TABLE III — REVISED
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (Unaudited)
PRIVATE PROGRAMS
Year Ending December 31, 2002

			Truckee	Yerington		NNN	NNN
	Telluride		River Office	Shopping	NNN	Town &	‘A’ Credit	NNN	NNN
	Barstow,	WREIT,	Tower,	Center,	Fund VIII,	Country,	TIC,	Redevelopment	Exchange
	LLC	Inc.	LLC	LLC	LLC	LLC	LLC	Fund VIII, LLC	Fund III, LLC

Gross Revenues	$660,271	$3,535,350	$3,102,901	$561,557	$3,682,373	$4,378,461	$916,158	$4,138,841	$2,530,489
Profit on Sale of Properties	—	2,292,182	—	—	2,342,140	—	—	—	—
Less: Operating Expenses	318,484	1,434,695	1,090,540	131,490	2,236,632	1,277,725	258,445	1,663,306	1,058,779
General and Administrative Expenses	5,161	51,401	171,132	13,259	291,146	873,460	5,391	198,098	115,302
Interest Expense	206,749	1,745,056	625,777	250,000	1,088,959	2,070,594	437,908	1,437,992	1,032,014
Depreciation & Amortization	130,696	692,363	534,129	102,839	638,103	847,028	196,690	698,659	351,273

Net Income — Tax Basis	$(819)	$1,904,017	$681,323	$63,969	$1,769,673	$(690,346)	$17,724	$140,786	$(26,879)

Taxable Income From:
Operations	$(819)	$(388,165)	$681,323	$63,969	$(572,467)	$(690,346)	$17,724	$140,786	$(26,879)
Gain on Sale	—	2,292,182	—	—	2,342,140	—	—	—	—
Cash Generated From:
Operations	129,878	239,508	1,215,452	166,808	473,432	1,488,759	214,414	839,445	324,394
Sales	—	5,039,423	—	—	3,705,524	—	—	—	—
Refinancing	—	—	—	—	—	511,567	—	—	—

Cash Generated From Operations, Sales & Refinancing Before Additional Cash Adjustments	129,878	5,278,931	1,215,452	166,808	4,178,956	2,000,326	214,414	839,445	324,394
Additional Cash Adjustments
Less: Monthly Mortgage Principal Repayments	31,203	180,468	264,691	35,642	99,698	253,356	48,955	—	87,871

Cash Generated From Operations, Sales & Refinancing	98,675	5,098,463	950,761	131,166	4,079,258	1,746,970	165,459	839,445	236,523
Less: Cash Distributions to Investors From:
Operating Cash Flow	118,713	239,508	475,687	151,613	177,468	423,480	163,333	664,090	255,587
Sales & Refinancing	—	1,662,016	—	—	3,705,524	492,000	—	—	—
Other (return of capital)	—	—	—	—	233,674	—	—	—	59,413

Cash Generated (Deficiency) after Cash Distributions	(20,038)	3,196,939	475,074	(20,447)	(37,408)	831,490	2,126	175,355	(78,477)
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(20,038)	$3,196,939	$475,074	$(20,447)	$(37,408)	$831,490	$2,126	$175,355	$(78,477)

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$(0.51)	$(27.63)	$122.76	$39.37	$(71.56)	$(95.88)	$7.09	$19.08	$(4.27)
— from recapture	—	—	—	—	59.75	—	—	—	—
Capital Gain (Loss)	—	163.13	—	—	233.02	—	—	—	—
Cash Distributions to Investors Sources (on Tax basis)
— Investment Income	—	—	—	—	—	—	—	—	—
— Return of Capital	—	—	—	—	29.21	—	—	—	9.43
Sources (on Cash basis)
— Sales	—	118.28	—	—	463.19	—	—	—	—
— Refinancing	—	—	—	—	—	68.33	—	—	—
— Operations	$73.30	$17.05	$85.71	$93.30	$22.18	$58.82	$65.33	$90.00	$40.57

TABLE III — REVISED
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (Unaudited)
PRIVATE PROGRAMS
Year Ending December 31, 2002

		NNN		NNN 2000	NNN 2004	NNN Rocky	NNN 2005		NNN	NNN Dry	NNN 2001
	NNN Tech	Westway Shopping	Kiwi Assoc,	Value	Notes	Mount.	Notes	Market	Sacramento	Creek	Value
	Fund III, LLC	Center, LLC	LLC	Fund, LLC	Program, LLC	Exchange, LLC	Program, LLC	Centre, LLC	Corp Ctr, LLC	Centre, LLC	Fund, LLC

Gross Revenues	$1,995,861	$1,596,421	$1,214,708	$1,065,000	$343,558 (1)	$1,383,040	$107,437 (1)	$853,613	$4,977,098	$1,811,173	$2,154,090
Profit on Sale of Properties	—	—	—	1,924,224	—	—	—	—	—	—	148,478
Less: Operating Expenses	634,908	539,776	480,819	583,607	—	580,334	—	716,281	1,408,647	547,173	999,943
General and Administrative Expenses	20,963	8,336	84,701	—	17,679	51,499	5,378	2,574	40,694	10,076	127,893
Interest Expense	657,112	624,375	557,862	305,795	595,608 (2)	294,155	201,284 (2)	82,182	1,829,477	627,970	793,565
Depreciation & Amortization	255,283	207,405	312,961	255,073	—	168,178	—	145,861	725,268	276,750	473,500

Net Income — Tax Basis	$427,595	$216,529	$(221,635)	$1,844,749	$(269,729)	$288,874	$(99,225)	$(93,285)	$973,012	$349,204	$(92,333)

Taxable Income From:
Operations	$427,595	$216,529	$(221,635)	$(79,475)	$(269,729)	$288,874	$(99,225)	$(93,285)	$973,012	$349,204	$(240,811)
Gain on Sale	—	—	—	1,924,224	—	—	—	—	—	—	148,478
Cash Generated From:
Operations	682,878	423,934	257,352	328,059	(269,729)	457,052	(98,808)	52,576	1,698,280	625,954	280,598
Sales	—	—	—	3,847,421	—	—	—	—	—	—	208,200
Refinancing	—	—	476,958	941,443	—	—	—	—	—	—	—

Cash Generated From Operations, Sales & Refinancing Before Additional Cash Adjustments	682,878	423,934	734,310	5,116,923	(269,729)	457,052	(98,808)	52,576	1,698,280	625,954	488,798
Additional Cash Adjustments
Less: Monthly Mortgage Principal Repayments	78,865	48,098	52,212	29,803		—		—	162,858	72,643	62,020

Cash Generated From Operations, Sales & Refinancing	604,013	375,836	682,098	5,087,120	(269,729)	457,052	(98,808)	52,576	1,535,422	553,311	426,778
Less: Cash Distributions to Investors From:
Operating Cash Flow	306,996	262,260	216,743	293,372	—	170,213	—	52,576	960,000	288,750	218,578
Sales & Refinancing	—	—	—	5,181,976		—		—	—	—	208,200
Other (return of capital)	—	—	—	—		—		9,491	—	—	130,342

Cash Generated (Deficiency) after Cash Distributions	297,017	113,576	465,355	(388,228)	(269,729)	286,839	(98,808)	(9,491)	575,422	264,561	(130,342)
Less: Special Items (not including Sales & Refinancing)	—	—	—	—		—		—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$297,017	$113,576	$465,355	$(388,228)	(269,729)	$286,839	$(98,808)	$(9,491)	$575,422	$264,561	$(130,342)

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$115.61	$66.05	$(82.66)	$(16.50)	$11.00	$108.19	$10.00	$(70.14)	$81.08	$99.77	$(21.91)
— from recapture	—	—	—	—		—		—	—	—	—
Capital Gain (Loss)	—	—	—	399.55		—		—	—	—	13.51
Cash Distributions to Investors Sources (on Tax basis)
— Investment Income	—	—	—	—	11.00	—	10.00	—	—	—	—
— Return of Capital	—	—	—	—		—		7.14	—	—	11.86
Sources (on Cash basis)
— Sales	—	—	—	880.51		—		—	—	—	18.94
— Refinancing	—	—	—	195.48		—		—	—	—	—
— Operations	$83.00	$80.00	$80.83	$60.92		$63.75		$39.53	$80.00	$82.50	$19.88

(1)	Gross Revenue represents interest income from loans made to other affiliated programs of Triple Net Properties.

(2)	Cash distributions to the note unit holders are included in the Interest Expense category above. For the year ending 2002, the note unit holders of NNN 2004 Notes Program, LLC and NNN 2005 Notes Program, LLC, received distributions of $574,850 and $230,000, respectively.

TABLE III — REVISED
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (Unaudited)
PRIVATE PROGRAMS
Year Ending December 31, 2002

	NNN	NNN		NNN One	NNN LV	NNN		NNN County	NNN City
	Camelot	Washington	NNN Reno	Gateway	1900 Aerojet	Timberhills	NNN Addison	Center Drive,	Center West
	Plaza, LLC	Square, LLC	Trademark, LLC	Plaza, LLC	Way, LLC	Shop Ctr, LLC	Com Ctr , LLC	LLC	‘B’, LLC

Gross Revenues	$990,851	$819,673	$491,591	$2,265,685	$565,241	$1,144,853	$1,293,375	$664,872	$2,181,063
Profit on Sale of Properties	—	—	—	—	—	—	—	—	—
Less: Operating Expenses	340,306	193,339	73,529	718,425	77,190	214,002	177,611	105,116	246,880
General and Administrative Expenses	32,179	26,201	38,449	5,052	8,347	17,761	20,132	10,223	1,350
Interest Expense	237,811	370,182	117,964	698,774	271,488	477,577	566,963	257,059	1,013,811
Depreciation & Amortization	181,536	160,062	96,286	306,560	120,971	213,956	244,624	122,899	477,814

Net Income — Tax Basis	$199,019	$69,889	$165,363	$536,874	$87,245	$221,557	$284,045	$169,575	$441,208

Taxable Income From:
Operations	$199,019	$69,889	$165,363	$536,874	$87,245	$221,557	$284,045	$169,575	$441,208
Gain on Sale	—	—	—	—	—	—	—	—	—
Cash Generated From:
Operations	380,555	229,951	290,530	843,434	208,216	435,513	528,669	292,474	919,022
Sales	—	—	—	—	—	—	—	—	—
Refinancing	—	—	1,118,252	—	—	—	—	—	—

Cash Generated From Operations, Sales & Refinancing Before Additional Cash Adjustments	380,555	229,951	1,408,782	843,434	208,216	435,513	528,669	292,474	919,022
Additional Cash Adjustments
Less: Monthly Mortgage Principal Repayments	233,941	40,129	—	80,153	30,690	53,322	67,460	67,764	—

Cash Generated From Operations, Sales & Refinancing	146,614	189,822	1,408,782	763,281	177,526	382,191	461,209	224,710	919,022
Less: Cash Distributions to Investors From:
Operating Cash Flow	146,614	217,642	308,001	377,775	160,000	296,000	286,615	202,415	541,756
Sales & Refinancing	—	—	1,092,000	—	—	—	—	—	—
Other (return of capital)	57,370	22,358	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	(57,370)	(50,178)	8,781	385,506	17,526	86,191	174,594	22,295	377,266
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(57,370)	$(50,178)	$8,781	$385,506	$17,526	$86,191	$174,594	$22,295	$377,266

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$82.92	$23.30	$42.95	$127.90	$43.62	$59.96	$77.82	$54.26	$53.81
— from recapture	—	—	—	—	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—	—	—	—	—
Cash Distributions to Investors Sources (on Tax basis)
— Investment Income	—	—	—	—	—	—	—	—	—
— Return of Capital	23.90	7.45	—	—	—	—	—	—	—
Sources (on Cash basis)
— Sales	—	—	—	—	—	—	—	—	—
— Refinancing	—	—	283.64	—	—	—	—	—	—
— Operations	$61.09	$72.55	$80.00	$90.00	$80.00	$80.10	$78.52	$64.77	$66.07

TABLE III — REVISED
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (Unaudited)
PRIVATE PROGRAMS
Year Ending December 31, 2002

			NNN
	NNN	NNN	Titan	NNN	NNN	NNN	NNN	NNN
	Arapahoe II,	City Center	Bldg. &	Pacific Corporate	North Reno	Brookhollow	1397 Galleria	Bryant Ranch
	LLC	West ‘A’, LLC	Plaza, LLC	Park 1, LLC	Plaza, LLC	LLC	Drive, LLC	LLC

Gross Revenues	$842,649	$227,893	$717,816	$1,287,889	$529,827	$1,213,177	$126,082	$429,938
Profit on Sale of Properties	—	—	—	384,010	—	—	—	—
Less: Operating Expenses	110,531	73,587	212,115	571,671	212,005	294,271	20,904	154,038
General and Administrative Expenses	16,667	1,355	7,984	28,514	15,900	17,532	8,314	9,051
Interest Expense	223,398	67,397	99,392	408,713	180,471	294,527	30,521	103,781
Depreciation & Amortization	134,685	43,889	110,233	365,690	99,371	175,462	30,550	60,730

Net Income — Tax Basis	$357,368	$41,665	$288,092	$297,311	$22,080	$431,385	$35,793	$102,338

Taxable Income From:
Operations	$357,368	$41,665	$288,092	(86,699)	$22,080	$431,385	$35,793	$102,338
Gain on Sale	—	—	—	384,010	—	—	—	—
Cash Generated From:
Operations	492,053	85,554	398,325	350,853	121,451	606,847	66,343	163,068
Sales	—	—	—	312,300	—	—	—	—
Refinancing	—	—	—	—	—	—	—	—

Cash Generated From Operations, Sales & Refinancing Before Additional Cash Adjustments	492,053	85,554	398,325	663,153	121,451	606,847	66,343	163,068
Additional Cash Adjustments
Less: Monthly Mortgage Principal Repayments	42,152	13,128	23,937	—	17,774	45,943	5,218	23,069

Cash Generated From Operations, Sales & Refinancing	449,901	72,426	374,388	663,153	103,677	560,904	61,125	139,999
Less: Cash Distributions to Investors From:
Operating Cash Flow	193,741	70,628	98,943	298,604	98,900	216,308	33,141	69,863
Sales & Refinancing	—	—	—	—	—	—	—	—
Other (return of capital)	—	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	256,160	1,798	275,445	364,549	4,777	344,596	27,984	70,136
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$256,160	$1,798	$275,445	$364,549	$4,777	$344,596	$27,984	$70,136

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$89.34	$33.66	$129.78	$(14.95)	$8.03	$65.86	$18.36	$20.47
— from recapture	—	—	—	66.21	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—	—	—	—
Cash Distributions to Investors Sources (on Tax basis)
— Investment Income	—	—	—	—	—	—	—	—
— Return of Capital	—	—	—	—	—	—	—	—
Sources (on Cash basis)
— Sales	—	—	—	—	—	—	—	—
— Refinancing	—	—	—	—	—	—	—	—
— Operations	$48.44	$57.06	$44.57	$51.48	$35.96	$33.02	$17.00	$13.97

TABLE III — REVISED
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (Unaudited)
PRIVATE PROGRAMS
Year Ending December 31, 2002

	NNN 4241	NNN Wolf		NNN		NNN
	Bowling	Pen Plaza,	NNN Alamosa	Saddleback,	NNN Kahana	Springtown	NNN Parkwood
	Green, LLC	LLC	Plaza, LLC	LLC	Gateway, LLC	Mall, DST	Complex, LLC

Gross Revenues	$167,621	$478,963	$286,974	$343,607	$56,333	$26,980	$8,992
Profit on Sale of Properties	—	—	—	—	—	—	—
Less: Operating Expenses	46,407	63,512	68,188	103,379	7,485	10,176	763
General and Administrative Expenses	6,781	19,122	2,523	5,794	—	—	—
Interest Expense	36,759	148,222	124,538	71,805	50,925	20,570	—
Depreciation & Amortization	39,292	98,500	79,200	68,400	15,995	7,061	18,636

Net Income — Tax Basis	$38,382	$149,607	$12,525	$94,229	$(18,072)	$(10,827)	$(10,407)

Taxable Income From:
Operations	$38,382	$149,607	$12,525	$94,229	$(18,072)	$(10,827)	$(10,407)
Gain on Sale	—	—	—	—	—	—	—
Cash Generated From:
Operations	77,674	248,107	91,725	162,629	(2,077)	(3,766)	8,229
Sales	—	—	—	—	—	—	—
Refinancing	—	—	—	—	—	—	—

Cash Generated From Operations, Sales & Refinancing Before Additional Cash Adjustments	77,674	248,107	91,725	162,629	(2,077)	(3,766)	8,229
Additional Cash Adjustments
Less: Monthly Mortgage Principal Repayments	13,059	20,478	13,058	31,725	—	—	—

Cash Generated From Operations, Sales & Refinancing	64,615	227,629	78,667	130,904	(2,077)	(3,766)	8,229
Less: Cash Distributions to Investors From:
Operating Cash Flow	26,245	81,429	78,410	50,004	—	—	—
Sales & Refinancing	—	—	—	—	—	—	—
Other (return of capital)	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	38,370	146,200	257	80,900	(2,077)	(3,766)	8,229
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$38,370	$146,200	$257	$80,900	$(2,077)	$(3,766)	$8,229

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$13.47	$27.20	$1.88	$24.38	$(2.77)	$(6.18)	$(1.66)
— from recapture	—	—	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—	—	—
Cash Distributions to Investors Sources (on Tax basis)
— Investment Income	—	—	—	—	—	—	—
— Return of Capital	—	—	—	—	—	—	—
Sources (on Cash basis)
— Sales	—	—	—	—	—	—	—
— Refinancing	—	—	—	—	—	—	—
— Operations	$9.21	$14.81	$11.79	$12.93	$—	$—	$—

TABLE III — REVISED
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (Unaudited)
PRIVATE PROGRAMS
Year Ending December 31, 2002

			Total
		Total	Without
		Affiliated	Affiliated
	Total All	Program	Program
	Programs	Ownership	Ownership

Gross Revenues	$170,345	$594,889	$57,575,456
Profit on Sale of Properties	7,091,034	145,659	6,945,375
Less: Operating Expenses	20,057,014	233,660	19,823,354
General and Administrative Expenses	2,393,374	12,452	2,380,922
Interest Expense	21,337,082	196,158	21,140,924
Depreciation & Amortization	10,284,461	158,374	10,126,087

Net Income — Tax Basis	11,189,448	139,904	11,049,544

Taxable Income From:
Operations	$4,098,414	$(5,754)	$4,104,168
Gain on Sale	7,091,034	145,659	6,945,375
Cash Generated From:
Operations	16,525,615	179,878	16,345,737
Sales	13,112,868	118,459	12,994,409
Refinancing	3,048,220	—	3,048,220

Cash Generated From Operations, Sales & Refinancing
Before Additional Cash Adjustments	32,686,703	298,337	32,388,366
Additional Cash Adjustments
Less: Monthly Mortgage Principal Repayments	2,331,383	10,842	2,320,541

Cash Generated From Operations, Sales & Refinancing	30,355,320	287,495	30,067,825
Less: Cash Distributions to Investors From:
Operating Cash Flow	9,292,001	133,559	9,158,442
Sales & Refinancing	12,341,716	—	12,341,716
Other (return of capital)	512,648	—	512,648

Cash Generated (Deficiency) after Cash Distributions	8,208,955	153,936	8,055,019
Less: Special Items (not including Sales & Refinancing)	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$8,208,955	$153,936	$8,055,019

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations
— from recapture
Capital Gain (Loss)
Cash Distributions to Investors Sources (on Tax basis)
— Investment Income
— Return of Capital
Sources (on Cash basis)
— Sales
— Refinancing
— Operations

TABLE IV
RESULTS OF COMPLETED PROGRAMS (Unaudited)
Period Ending December 31, 2002
None.

TABLE V — REVISED
SALES OR DISPOSITIONS OF PROPERTIES (Unaudited)
EXPLANATION OF DIFFERENCES — PUBLIC PROGRAMS
December 31, 2002
      This table should be read together with the prior performance summary in Appendix A — Part I.
      Although changes occur in individual categories for each property reflected in the Sales and Disposals of Properties in Table V, there is the following significant difference:
      The historical table presented 100% of the property-level amounts for each category for the Seguin Corners and plaza Del Rey properties held by T REIT, Inc. had a 26% ownership interest in Seguin Corners and 16.5% ownership interest in Plaza Del Rey, the revised table reflects only the portion of the amounts attributable to T REIT, Inc.’s actual percentage ownership.

TABLE V — REVISED
SALES OR DISPOSITIONS OF PROPERTIES (Unaudited)
PUBLIC PROGRAMS
December 31, 2002

								Cost of Properties Including Closing &
								Soft Costs

									(3)				Excess
			Selling Price, Net of Closing Costs & GAAP Adjustments						Total				(Deficiency)
									Acquisition				Of Property
			(2)		Purchase	Adjustments		(3)	Costs, Capital		Gain		Operating
		(1)	Cash Received	Mortgage	Mortgage	Resulting from		Original	Improvements		(loss) on		Cash Receipts
	Date	Date Of	Net of Closing	Balance at	Taken Back	Application Of		Mortgage	Closing &		sale of		Over Cash
Property	Acquired	Sale	Costs	Time Of Sale	By Program	GAAP	Total	Financing	Soft Costs	Total	Investment		Expenditures

Christie Street	Sep-00	Nov-01	$3,001	$734,726	$595,000	N/A	$1,332,726	$750,000	$759,726	$1,509,726	$(178,000	)(4)	N/A
Seguin Corners(5)	Nov-00	Aug-02	$192,000	$440,000	N/A	N/A	$632,000	$142,000	$386,000	$528,000	$104,000		N/A
Plaza Del Rey(6)	Nov-00	Sep-02	$197,000	$814,000	N/A	N/A	$1,011,000	$659,000	$282,000	$941,000	$70,000		N/A
Titan Land	Apr-02	Oct-02	$111,000	$—	N/A	N/A	$111,000		$76,000	$76,000	$35,000		N/A

(1)	No sales were to affiliated parties.

(2)	Net cash received plus assumption of certain liabilities by buyer.

(3)	Does not include pro-rata share of original offering costs.

(4)	After a $50,000 real estate commission refund from the Advisor.

(5)	Represents results only for T REIT’s 26% tenant in common interest.

(6)	Represents results only for T REIT’s 16.5% tenant in common interest.

TABLE V — REVISED
SALES OR DISPOSALS OF PROPERTIES (Unaudited)
EXPLANATION OF DIFFERENCES — PRIVATE PROGRAMS
December 31, 2002
      This table should be read together with the prior performance summary in Appendix A — Part I.
      Although changes occur in individual categories for each property reflected in the Sales and Disposals of Properties in Table V, there are the following three significant differences:
      First, the historical table presented 100% of the property-level amounts for each category for the Barstow Road Center property held by Telluride Barstow, LLC. Because this program actually owned less than 100% of this property, the revised table reflects only the portion of the amounts attributable to the program’s percentage ownership.
      Second, when loaning funds for the acquisition of real estate secured by debt, a lender will often agree to a certain loan amount but hold back a portion of the proceeds to be used by the borrower for future leasing and capital costs. Three programs in the historical table listed as the Original Mortgage Financing the full loan amount when less than the full amount of the loan was advanced at the time of acquisition. Because the programs may not ultimately use the funds held back by the lender, the revised table has been adjusted to reflect only the net amount of loan proceeds received at the time of initial funding, not including any lender holdbacks. These adjustments are largely offset in the revised table by corresponding changes to Total Acquisition Costs, Capital improvements and Closing and Soft Costs. While the net impact of reallocating amounts between these two categories is negligible, the individual categories present more significant differences.
      Finally, the historical table did not reflect the sale of the Bowling Green Business Park in Sacramento, California which was owned in part by NNN Value Fund, LLC with an 81% ownership interest.

TABLE V — REVISED
SALES OR DISPOSALS OF PROPERTIES (Unaudited)
PRIVATE PROGRAMS
December 31, 2002

								Cost of Properties Including Closing & Soft
								Costs

									(3)			Excess
			Selling Price, Net of Closing Costs & GAAP Adjustments						Total			(Deficiency)
									Acquisition			Of Property
			(2)		Purchase	Adjustments		(3)	Costs, Capital		(4)	Operating
		(1)	Cash Received	Mortgage	Mortgage	Resulting from		Original	Improvements		Gain on	Cash Receipts
	Date	Date	Net of Closing	Balance at	Taken Back	Application Of		Mortgage	Closing &		Sale of	Over Cash
Property	Acquired	Of Sale	Costs	Time Of Sale	By Program	GAAP	Total	Financing	Soft Costs	Total	Investment	Expenditures

Huron Mall, Huron, SD	Mar-99	Apr-00	$2,069,914	$1,162,623	N/A	N/A	$3,232,537	$1,170,000	$727,530	$1,897,530	$1,335,007	N/A
Crossroads Shopping Center, Kona, HI	Jul-99	Aug-00	$3,797,353	$11,270,744	N/A	N/A	$15,068,097	$11,396,698	$2,940,548	$14,337,246	$730,851	N/A
Village Fashion Center, Wichita, KS	Jun-99	Mar-02	$3,947,510	$6,935,625	N/A	N/A	$10,883,135	$7,200,000	$2,339,266	$9,539,266	$1,343,869	$242,611
Bryant Ranch Shopping Center, Yorba Linda, CA(5)	Dec-98	Sep-02	$3,447,009	$7,041,207	N/A	N/A	$10,488,216	$7,000,000	$2,368,268	$9,368,268	$1,119,948	N/A
Bowling Green Business Park, Sacramento, CA(6)	Dec-00	Oct-02	$5,181,976	$9,672,100	N/A	N/A	$14,854,076	$9,792,900	$3,941,409	$13,734,309	$1,119,767	$(103,922)
Phelan Village Shopping Center, Phelan, CA	Oct-98	Dec-02	$1,592,615	$3,464,414	N/A	N/A	$5,057,029	$3,625,000	$1,276,583	$4,901,583	$155,446	N/A

(1)	No sales were to affiliated parties except as noted below.

(2)	Net cash received plus assumption of certain liabilities by buyer.

(3)	Does not include pro-rata share of original offering costs.

(4)	Includes add back of monthly principal reductions during the operating cycle (see Table III) as total cost includes balance of Original Mortgage Financing

(5)	This property was sold to an affiliated party.

(6)	A portion of this property was sold to an affiliated party.

*	Partial sales of the Pacific Corporate Park, White Lakes Mall and the Moreno property have occurred; however, a portion of the original acquisitions still remain in the program.
No reporting of these sales will occur until the entire original acquisition has been disposed of in order to obtain a true picture of overall performance.

TABLE VI-REVISED
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED)
EXPLANATION OF DIFFERENCES — PUBLIC AND PRIVATE PROGRAMS
DECEMBER 31, 2002
      These tables should be read together with the prior performance summary in Appendix A — Part 1.
      The revised table VI presents acquisitions of properties by programs during the three years prior to December 31, 2002. The information provided in the revised tables is presented at 100% of the property’s acquisition, without regard to percentage ownership of a property by an affiliated program either directly or through the affiliated program’s LLC. Additional information can also be found in Tables I through V. The presentation of financial data in the revised tables was derived from the escrow closing statements from the acquisition of each property. All amounts have been rounded to the nearest thousandth.

TABLE VI — REVISED
ACQUISITION OF PROPERTIES BY PROGRAM (Unaudited)
PUBLIC PROGRAMS
December 31, 2002
Table VI presents acquisitions of properties by programs completed during the three years prior to December 31, 2002. The information provided is at 100% of the property’s acquisition, without regard to percentage ownership of a property by an affiliated program either directly or through the affiliated program’s llc. Additional information can be found in the Prior Performance Summary and Tables I through V.

Program:	T REIT, Inc.	T REIT, Inc.
Name, location, type of property	Christie Street Office Building	Northstar Crossing Shopping Center
	Lufkin, TX	Garland, TX
	Retail	Retail
Gross leasable square footage	17,000	68,000
Date of purchase:	9/26/2000	10/26/2000
Mortgage financing at date of purchase	$750,000	$2,695,000
Cash down payment	$500,000	$1,235,000
Contract purchase price plus acquisition fee	$1,250,000	$3,930,000
Other cash expenditures expensed/(credited)	$(17,000)	$5,000
Other cash expenditures capitalized	$2,000	$1,000
Total acquisition cost	$1,235,000	$3,936,000
Program:	T REIT, Inc.	T REIT, Inc.
Name, location, type of property	Plaza Del Rey Shopping Center(1)	Seguin Corners(2)
	Seguin, TX	Seguin, TX
	Retail	Retail
Gross leasable square footage	126,000	21,000
Date of purchase:	11/17/2000	11/22/2000
Mortgage financing at date of purchase	$3,995,000	$1,735,000
Cash down payment	$1,055,000	$715,000
Contract purchase price plus acquisition fee	$5,050,000	$2,450,000
Other cash expenditures expensed/(credited)	$(13,000)	$(3,000)
Other cash expenditures capitalized	$9,000	$17,000
Total acquisition cost	$5,046,000	$2,464,000
Program:	T REIT, Inc.	T REIT, Inc.
Name, location, type of property	Thousand Oaks Shopping Center	Pahrump Valley Junction Shopping Center
	San Antonio, TX	Pahrump, NV
	Retail	Retail
Gross leasable square footage	163,000	106,000
Date of purchase:	12/6/2000	5/11/2001
Mortgage financing at date of purchase	$10,838,000	$12,435,000
Cash down payment	$2,162,000	$4,715,000
Contract purchase price plus acquisition fee	$13,000,000	$17,150,000
Other cash expenditures expensed/(credited)	$(56,000)	$(75,000)
Other cash expenditures capitalized	$139,000	$134,000
Total acquisition cost	$13,083,000	$17,209,000

(1)	Owned an 16.5% tenant in common interest in the property

(2)	Owned a 26% tenant in common interest in the property

TABLE VI — REVISED
ACQUISITION OF PROPERTIES BY PROGRAM (Unaudited)
PUBLIC PROGRAMS
December 31, 2002

Program:	T REIT, Inc.	T REIT, Inc.
Name, location, type of property	Reno Trademark(1)	County Center Drive(2)
	Reno, NV	Temecula, CA
	Office/Industrial	Office/Industrial
Gross leasable square footage	75,000	78,000
Date of purchase:	9/4/2001	9/28/2001
Mortgage financing at date of purchase	$2,700,000	$3,210,000
Cash down payment	$4,596,000	$2,185,000
Contract purchase price plus acquisition fee	$7,296,000	$5,395,000
Other cash expenditures expensed/(credited)	$12,000	$(22,000)
Other cash expenditures capitalized	$81,000	$71,000
Total acquisition cost	$7,389,000	$5,444,000

Program:	T REIT, Inc.	T REIT, Inc.
Name, location, type of property	City Center West ‘A’(3)	Pacific Corp. Park(4)
	Las Vegas, NV	Lake Forest, CA
	Office	Office
Gross leasable square footage	106,000	167,000
Date of purchase:	3/15/2002	3/25/2002
Mortgage financing at date of purchase	$13,000,000	$15,500,000
Cash down payment	$8,670,000	$8,229,000
Contract purchase price plus acquisition fee	$21,670,000	$23,729,000
Other cash expenditures expensed/(credited)	$13,000	$63,000
Other cash expenditures capitalized	$272,000	$367,000
Total acquisition cost	$21,955,000	$24,159,000
Program:	T REIT, Inc.	T REIT, Inc.
Name, location, type of property	Titan Bldg. & Plaza(5) San Antonio, TX Office	University Heights San Antonio, TX Office/Industrial
Gross leasable square footage	131,000	68,000
Date of purchase:	4/17/2002	8/22/2002
Mortgage financing at date of purchase	$6,000,000	$—
Cash down payment	$3,167,000	$6,750,000
Contract purchase price plus acquisition fee	$9,167,000	$6,750,000
Other cash expenditures expensed/(credited)	$(73,000)	$(22,000)
Other cash expenditures capitalized	$280,000	$13,000
Total acquisition cost	$9,374,000	$6,741,000

(1)	Owns an 40% tenant in common interest in the property
(2)	Owns a 16% tenant in common interest in the property
(3)	Owns an 89.1% tenant in common interest in the property
(4)	Owns 22.8% of the property through a membership interest in NNN Pacific Corporate Park 1, LLC which owns 60.0% of the property as a tenant in common
(5)	Owns a 48.5% tenant in common interest in the property

TABLE VI — REVISED
ACQUISITION OF PROPERTIES BY PROGRAM (Unaudited)
PUBLIC PROGRAMS
December 31, 2002

Program:	T. REIT, Inc.	G. REIT, Inc.
Name, location, type of property	Saddleback Financial Center(1)	5508 Hwy. 290 West
	Laguna Hills, CA	Austin, TX
	Office	Office
Gross leasable square footage	72,000	74,000
Date of purchase:	9/25/2002	9/13/2002
Mortgage financing at date of purchase	$7,650,000	$6,700,000
Cash down payment	$3,423,000	$3,525,000
Contract purchase price plus acquisition fee	$11,073,000	$10,225,000
Other cash expenditures expensed/(credited)	$(44,000)	$(61,000)
Other cash expenditures capitalized	$286,000	$459,000
Total acquisition cost	$11,315,000	$10,623,000
Program:	G REIT, Inc.	NNN 2002 Value Fund, LLC
Name, location, type of property	Two Corporate Plaza	Bank of America Plaza West
	Clear Lake, TX	Las Vegas, NV
	Office	Office
Gross leasable square footage	161,000	82,000
Date of purchase:	11/27/2002	9/20/2002
Mortgage financing at date of purchase	$10,160,000	$14,200,000
Cash down payment	$3,420,000	$2,700,000
Contract purchase price plus acquisition fee	$13,580,000	$16,900,000
Other cash expenditures expensed/(credited)	$34,000	$25,000
Other cash expenditures capitalized	$482,000	$299,000
Total acquisition cost	$14,096,000	$17,224,000

(1)	Owns a 25.0% tenant in common interest in the property

TABLE VI — REVISED
ACQUISITION OF PROPERTIES BY PROGRAM (Unaudited)
PRIVATE PROGRAMS
December 31, 2002
Table VI presents acquisitions of properties by programs during the three years prior to December 31, 2002. The information provided is at 100% of the property’s acquisition, without regard to percentage ownership of a property by another affiliated program or another affiliated program’s investment through the program presented. Footnotes disclose the percentage owned by the program as well as the percentage owned by affiliated entities investing in the program. More complete disclosure can be found in the Prior Performance Summary and Tables I through V.
Private Programs

Program:	NNN Redevelopment Fund, LLC	W REIT, Inc.
Name, location, type of property	White Lakes Shopping Center	Brookings Mall(1)
	Topeka, KS	Brookings, SD
Retail	Retail
Gross leasable square footage	437,000	143,000
Date of purchase:	3/15/2000	5/1/2000
Mortgage financing at date of purchase	$12,200,000	$962,000
Cash down payment	$2,488,000	$3,188,000
Contract purchase price plus acquisition fee	$14,688,000	$4,150,000
Other cash expenditures expensed/(credited)	$(306,000)	$(84,000)
Other cash expenditures capitalized	$(164,000)	$4,000
Total acquisition cost	$14,218,000	$4,070,000
Program:	NNN Tech Fund III, LLC	Kiwi Associates, LLC
Name, location, type of property	Moreno Corporate Center	Orange Street Plaza
	Moreno Valley, CA	Redlands, CA
	Retail, Office and Industrial	Retail
Gross leasable square footage	226,000	74,000
Date of purchase:	6/16/2000	7/14/2000
Mortgage financing at date of purchase	$8,425,000	$6,500,000
Cash down payment	$3,175,000	$1,775,000
Contract purchase price plus acquisition fee	$11,600,000	$8,200,000
Other cash expenditures expensed/(credited)	$(3,000)	$33,000
Other cash expenditures capitalized	$172,000	$133,000
Total acquisition cost	$11,769,000	$8,366,000
Program:	NNN Westway Shopping Center, LLC	NNN Market Centre, LLC
Name, location, type of property	Westway Shopping Center	Market Centre
	Wichita, KS	Wichita, KS
	Retail	Office
Gross leasable square footage	220,000	122,000
Date of purchase:	8/9/2000	11/1/2000
Mortgage financing at date of purchase	$7,125,000	$2,070,000
Cash down payment	$2,425,000	$1,330,000
Contract purchase price plus acquisition fee	$9,550,000	$3,400,000
Other cash expenditures expensed/(credited)	$(114,000)	$11,000
Other cash expenditures capitalized	$(274,000)	$48,000
Total acquisition cost	$9,162,000	$3,459,000

(1)	The program owns a 68.5% tenant in common interest in the property.

TABLE VI — REVISED
ACQUISITION OF PROPERTIES BY PROGRAM (Unaudited)
PRIVATE PROGRAMS
December 31, 2002

Program:	NNN Rocky Mountain Exchange LLC	NNN 2000 Value Fund, LLC
Name, location, type of property	Galena Street Building	Bowling Green Financial Park
	Denver, CO	Sacramento, CA
	Office	Office
Gross leasable square footage	71,000	235,000
Date of purchase:	11/30/2000	12/27/2000
Mortgage financing at date of purchase	$5,275,000	$12,290,000
Cash down payment	$1,950,000	$3,710,000
Contract purchase price plus acquisition fee	$7,225,000	$16,000,000
Other cash expenditures expensed/(credited)	$(60,000)	$34,000
Other cash expenditures capitalized	$(82,000)	$106,000
Total acquisition cost	$7,083,000	$16,140,000
Program:	NNN Dry Creek Centre, LLC	NNN Sacramento Corporate Center, LLC
Name, location, type of property	Dry Creek Centre	Sacramento Corporate Center
	Englewood, CO	Sacramento, CA
	Office	Office
Gross leasable square footage	86,000	193,000
Date of purchase:	1/31/2001	3/12/2001
Mortgage financing at date of purchase	$8,350,000	$22,250,000
Cash down payment	$2,750,000	$8,750,000
Contract purchase price plus acquisition fee	$11,100,000	$31,000,000
Other cash expenditures expensed/(credited)	$(9,000)	$213,000
Other cash expenditures capitalized	$(4,000)	$74,000
Total acquisition cost	$11,087,000	$31,287,000
Program:	NNN One Gateway Plaza, LLC	NNN 2001 Value Fund, LLC
Name, location, type of property	One Gateway Plaza	Western Plaza
	Colorado Springs, CO	Amarillo, TX
	Office	Retail
Gross leasable square footage	113,000	412,000
Date of purchase:	7/30/2001	7/31/2001
Mortgage financing at date of purchase	$9,375,000	$4,250,000
Cash down payment	$3,175,000	$750,000
Contract purchase price plus acquisition fee	$12,550,000	$5,000,000
Other cash expenditures expensed/(credited)	$(81,000)	$(111,000)
Other cash expenditures capitalized	$27,000	$—
Total acquisition cost	$12,496,000	$4,889,000

(1)	The program owns a 81% tenant in common interest in the property

TABLE VI — REVISED
ACQUISITION OF PROPERTIES BY PROGRAM (Unaudited)
PRIVATE PROGRAMS
December 31, 2002

Program:	NNN Camelot Plaza, LLC	NNN LV 1900 Aerojet Way, LLC
Name, location, type of property	Camelot Plaza Shopping Center	1900 Aerojet Way
	San Antonio, TX	Las Vegas, NV
	Retail	Office/Industrial
Gross leasable square footage	91,000	107,000
Date of purchase:	8/1/2001	8/31/2001
Mortgage financing at date of purchase	$4,128,000	$3,625,000
Cash down payment	$2,222,000	$1,442,000
Contract purchase price plus acquisition fee	$6,350,000	$5,067,000
Other cash expenditures expensed/(credited)	$(46,000)	$(1,000)
Other cash expenditures capitalized	$(13,000)	$89,000
Total acquisition cost	$6,291,000	$5,155,000
Program:	NNN Reno Trademark, LLC	NNN 2001 Value Fund, LLC
Name, location, type of property	Reno Trademark Building(1)	1840 Aerojet Way
	Reno, NV	North Las Vegas, NV
	Office/Industrial	Office/Industrial
Gross leasable square footage	75,000	103,000
Date of purchase:	9/4/2001	9/27/2001
Mortgage financing at date of purchase	$2,700,000	$2,938,000
Cash down payment	$4,596,000	$2,162,000
Contract purchase price plus acquisition fee	$7,296,000	$5,100,000
Other cash expenditures expensed/(credited)	$12,000	$(6,000)
Other cash expenditures capitalized	$81,000	$84,000
Total acquisition cost	$7,389,000	$5,178,000
Program:	NNN County Center Drive, LLC(2)	NNN Washington Square Center, LLC
Name, location, type of property	County Center Drive	Washington Square Center
	Temecula, CA	Stephenville, TX
	Office/Distribution warehouse	Retail
Gross leasable square footage	78,000	72,000
Date of purchase:	9/28/2001	10/16/2001
Mortgage financing at date of purchase	$3,210,000	$4,890,000
Cash down payment	$2,185,000	$2,373,000
Contract purchase price plus acquisition fee	$5,395,000	$7,263,000
Other cash expenditures expensed/(credited)	$(22,000)	$(57,000)
Other cash expenditures capitalized	$71,000	$63,000
Total acquisition cost	$5,444,000	$7,269,000

(1)	The program owns 60% of the property through NNN Reno Trademark, LLC and other tenant in common interests.

(2)	T REIT Inc., an affiliated public entity, owns a 16.0% tenant in common interest in the property.

TABLE VI — REVISED
ACQUISITION OF PROPERTIES BY PROGRAM (Unaudited)
PRIVATE PROGRAMS
December 31, 2002

Program:	NNN Addison Com Center, LLC	NNN Timberhills Shopping Center, LLC
Name, location, type of property	Addison Com Center	Timberhills Shopping Center
	Addison, TX	Sonora, CA
	Office	Retail
Gross leasable square footage	96,000	102,000
Date of purchase:	10/31/2001	11/27/2001
Mortgage financing at date of purchase	$7,750,000	$6,390,000
Cash down payment	$2,750,000	$2,790,000
Contract purchase price plus acquisition fee	$10,500,000	$9,180,000
Other cash expenditures expensed/(credited)	$21,000	$16,000
Other cash expenditures capitalized	$5,000	$147,000
Total acquisition cost	$10,526,000	$9,343,000
Program:	NNN City Center West ‘B’, LLC	NNN City Center West ‘A’, LLC(1)
Name, location, type of property	City Center West ‘B’	City Center West ‘A’
	Las Vegas, NV	Las Vegas, NV
	Office	Office
Gross leasable square footage	104,000	106,000
Date of purchase:	1/23/2002	3/15/2002
Mortgage financing at date of purchase	$14,650,000	$13,000,000
Cash down payment	$6,150,000	$8,670,000
Contract purchase price plus acquisition fee	$20,800,000	$21,670,000
Other cash expenditures expensed/(credited)	$56,000	$13,000
Other cash expenditures capitalized	$188,000	$272,000
Total acquisition cost	$21,044,000	$21,955,000
Program:	NNN 2001 Value Fund, LLC(2)	NNN Pacific Corporate Park 1, LLC(3)
Name, location, type of property	Pacific Corporate Park	Pacific Corporate Park
	Lake Forest, CA	Lake Forest, CA
	Office	Office
Gross leasable square footage	167,000	167,000
Date of purchase:	3/25/2002	3/25/2002
Mortgage financing at date of purchase	$15,500,000	$15,500,000
Cash down payment	$8,229,000	$8,229,000
Contract purchase price plus acquisition fee	$23,729,000	$23,729,000
Other cash expenditures expensed/(credited)	$63,000	$63,000
Other cash expenditures capitalized	$367,000	$367,000
Total acquisition cost	$24,159,000	$24,159,000

(1)	The program owns 10.9% of the property through tenant in common interests.

(2)	The program owns a 40% tenant in common interest in the property.

(3)	T REIT, Inc., an affiliated public entity, owns a membership interest of 37.93% in NNN Pacific Corporate Park I, LLC which owns 60% of the property as a tenant in common.

TABLE VI — REVISED
ACQUISITION OF PROPERTIES BY PROGRAM (Unaudited)
PRIVATE PROGRAMS
December 31, 2002

Program:	NNN Arapahoe Service Center II, LLC	NNN Titan Building & Plaza, LLC(1)
Name, location, type of property	Arapahoe Service Center II	The Titan Building & Plaza
	Englewood, CO	San Antonio, TX
	Office	Office
Gross leasable square footage	79,000	131,000
Date of purchase:	4/19/2002	4/17/2002
Mortgage financing at date of purchase	$5,000,000	$6,000,000
Cash down payment	$3,038,000	$3,167,000
Contract purchase price plus acquisition fee	$8,038,000	$9,167,000
Other cash expenditures expensed/(credited)	$(23,000)	$(73,000)
Other cash expenditures capitalized	$146,000	$280,000
Total acquisition cost	$8,161,000	$9,374,000
Program:	NNN Brookhollow Park, LLC	NNN North Reno Plaza, LLC
Name, location, type of property	Brookhollow Park	North Reno Plaza Shopping Center
	San Antonio, TX	Reno, NV
	Office	Shopping Center
Gross leasable square footage	102,000	130,000
Date of purchase:	7/3/2002	6/19/2002
Mortgage financing at date of purchase	$10,250,000	$5,400,000
Cash down payment	$5,110,000	$1,800,000
Contract purchase price plus acquisition fee	$15,360,000	$7,200,000
Other cash expenditures expensed/(credited)	$(181,000)	$(5,000)
Other cash expenditures capitalized	$125,000	$148,000
Total acquisition cost	$15,304,000	$7,343,000
Program:	NNN 1397 Galleria Drive, LLC	NNN Bryant Ranch, LLC
Name, location, type of property	Galleria Office Building	Bryant Ranch Shopping Center
	Henderson, NV	Yorba Linda, CA
	Office	Shopping Center
Gross leasable square footage	14,000	94,000
Date of purchase:	9/11/2002	9/5/2002
Mortgage financing at date of purchase	$1,962,000	$6,222,000
Cash down payment	$1,458,000	$3,858,000
Contract purchase price plus acquisition fee	$3,420,000	$10,080,000
Other cash expenditures expensed/(credited)	$(21,000)	$(36,000)
Other cash expenditures capitalized	$39,000	$249,000
Total acquisition cost	$3,438,000	$10,293,000

(1)	The program owns 51.5% of the property through NNN Titan Building & Plaza, LLC and other tenant in common interests.

TABLE VI — REVISED
ACQUISITION OF PROPERTIES BY PROGRAM (Unaudited)
PRIVATE PROGRAMS
December 31, 2002

Program:	NNN 4241 Bowling Green, LLC	NNN Wolf Pen Plaza, LLC
Name, location, type of property	4241 Bowling Drive	Wolf Pen Plaza
	Sacramento, CA	College Station, TX
	Office	Shopping Center
Gross leasable square footage	68,000	170,000
Date of purchase:	9/25/2002	9/24/2002
Mortgage financing at date of purchase	$3,092,000	$12,265,000
Cash down payment	$2,108,000	$3,955,000
Contract purchase price plus acquisition fee	$5,200,000	$16,220,000
Other cash expenditures expensed/(credited)	$(24,000)	$(93,000)
Other cash expenditures capitalized	$5,000	$607,000
Total acquisition cost	$5,181,000	$16,734,000
Program:	NNN Alamosa Plaza, LLC	NNN Saddleback Financial, LLC(1)
Name, location, type of property	Alamosa Plaza Shopping Center	Saddleback Financial Center
	Las Vegas, NV	Laguna Hills, CA
	Shopping Center	Office
Gross leasable square footage	78,000	72,000
Date of purchase:	10/8/2002	9/25/2002
Mortgage financing at date of purchase	$13,500,000	$7,650,000
Cash down payment	$5,000,000	$3,423,000
Contract purchase price plus acquisition fee	$18,500,000	$11,073,000
Other cash expenditures expensed/(credited)	$158,000	$(44,000)
Other cash expenditures capitalized	$167,000	$286,000
Total acquisition cost	$18,825,000	$11,315,000
Program:	NNN Kahana Gateway Center, LLC	NNN Springtown Mall, DST
Name, location, type of property	Kahana Gateway Shopping Center & Professional Building	Springtown Mall Shopping Center
	Maui, HI	San Marcos, TX
	Retail/Office	Shopping Center
Gross leasable square footage	80,000	96,000
Date of purchase:	12/20/2002	12/9/2002
Mortgage financing at date of purchase	$13,041,000	$4,700,000
Cash down payment	$6,359,000	$1,790,000
Contract purchase price plus acquisition fee	$19,400,000	$6,490,000
Other cash expenditures expensed/(credited)	$(3,000)	$4,000
Other cash expenditures capitalized	$268,000	$413,000
Total acquisition cost	$19,665,000	$6,907,000

(1)	The program owns 75% of the property through NNN Saddleback Financial, LLC and other tenant in common interests.

TABLE VI — REVISED
ACQUISITION OF PROPERTIES BY PROGRAM (Unaudited)
PRIVATE PROGRAMS
December 31, 2002

Program:	NNN Parkwood Complex, LLC
Name, location, type of property	Parkwood I & II
Woodlands, TX
Office
Gross leasable square footage	196,000
Date of purchase:	12/31/2002
Mortgage financing at date of purchase	$13,922,000
Cash down payment	$6,514,000
Contract purchase price plus acquisition fee	$20,436,000
Other cash expenditures expensed/(credited)	$(484,000)
Other cash expenditures capitalized	$17,000
Total acquisition cost	$19,969,000

SIGNATURES
      Pursuant to the requirements of the Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NNN 2003 VALUE FUND, LLC

By:	/s/ Richard T. Hutton, Jr.

Name: Richard T. Hutton, Jr.

Title:	Chief Executive Officer
Date: August 8, 2006

II-1

Exhibit
Number		Description

3	.1(1)	Articles of Organization of NNN 2203 Value Fund, LLC, dated June 19, 2003.
10	.1(1)	Operating Agreement of NNN 2003 Value Fund, LLC, by and between Triple net Properties, LLC, as the Manager, and Anthony W. Thompson, as the Initial Member.
10	.2(1)	Management Agreement between NNN 2003 Value Fund, LLC and Triple Net Properties Realty, Inc.
21	.1(1)	Subsidiaries of the registrant.

(1)	Incorporated by reference from the Registrant’s Form 10, as filed with the Securities and Exchange Commission on May 2, 2005.

II-2